                                                                 Exhibit 10.21
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                             NOTE PURCHASE AGREEMENT

                          Dated as of November 3, 1999

                                      Among

                              AIRTRAN AIRWAYS, INC.

                             AIRTRAN HOLDINGS, INC.

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
                    as Pass Through Trustee under each of the
                          Pass Through Trust Agreements

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
                             as Subordination Agent

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                 as Escrow Agent

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
                                 as Paying Agent



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

                        INDEX TO NOTE PURCHASE AGREEMENT


                                                                                                               Page
                                                                                                               ----
SECTION 1.  Financing of New Aircraft.............................................................................3

SECTION 2.  Conditions Precedent..................................................................................7

SECTION 3.  Representations and Warranties........................................................................8

SECTION 4.  Covenants............................................................................................11

SECTION 5.  Notices..............................................................................................12

SECTION 6.  Expenses.............................................................................................12

SECTION 7.  Further Assurances...................................................................................13

SECTION 8.  Miscellaneous........................................................................................13

SECTION 9.  Holdings Guarantee...................................................................................15

SECTION 10.  Governing Law.......................................................................................15



Schedules

Schedule I                 New Aircraft and Scheduled Delivery Months

Schedule II                Pass Through Trust Agreements

Schedule III               Deposit Agreements

Schedule IV                Escrow and Paying Agent Agreements

Schedule V                 Mandatory Document Terms

Schedule VI                Mandatory Economic Terms

Schedule VII               Aggregate Amortization Schedule

Schedule VIII              Holdings Guarantee

                                      Annex

Annex A                    Definitions


                                    Exhibits
                                    --------
Exhibit A-1                Form of Leased Aircraft Participation Agreement

Exhibit A-2                Form of Lease

Exhibit A-3                Form of Leased Aircraft Indenture

Exhibit A-4                Form of Aircraft Purchase Agreement Assignment

Exhibit A-5                Form of Leased Aircraft Trust Agreement

Exhibit A-6                Form of Leased Aircraft Guarantee

Exhibit B                  Form of Delivery Notice

Exhibit C-1                Form of Owned Aircraft Participation Agreement

Exhibit C-2                Form of Owned Aircraft Indenture

Exhibit C-3                Form of Owned Aircraft Guarantee

                             NOTE PURCHASE AGREEMENT

                  This NOTE PURCHASE AGREEMENT, dated as of November 3, 1999, among (i) AIRTRAN AIRWAYS, INC., a Delaware corporation (the "Company"), (ii) AIRTRAN HOLDINGS, INC., a Nevada corporation ("Holdings"), (iii) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as trustee (in such capacity together with its successors in such capacity, the "Pass Through Trustee") under each of the three separate Pass Through Trust Agreements (as defined below), (iv) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking corporation, as subordination agent and trustee (in such capacity together with its successors in such capacity, the "Subordination Agent") under the Intercreditor Agreement (as defined below), (v) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, as Escrow Agent (in such capacity together with its successors in such capacity, the "Escrow Agent") under each of the Escrow and Paying Agent Agreements (as defined below) and (vi) STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, a national banking corporation, as Paying Agent (in such capacity together with its successors in such capacity, the "Paying Agent") under each of the Escrow and Paying Agent Agreements.


                              W I T N E S S E T H:
                              --------------------


                  WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed to such terms in Annex A hereto;


                  WHEREAS, the Company has obtained commitments from the Manufacturer pursuant to the Aircraft Purchase Agreement for the delivery of the ten Boeing 717-200 aircraft listed in Schedule I hereto (together with any aircraft substituted therefor in accordance with the Aircraft Purchase Agreement prior to the delivery thereof, the "New Aircraft"), and the Company wishes to finance the New Aircraft pursuant to this Agreement;


                  WHEREAS, pursuant to each of the Pass Through Trust Agreements set forth in Schedule II hereto, and concurrently with the execution and delivery of this Agreement, separate grantor trusts (collectively, the "Pass Through Trusts" and, individually, a "Pass Through Trust") have been created to facilitate certain of the transactions contemplated hereby, including, without limitation, the issuance and sale of pass through certificates pursuant thereto (collectively, the "Certificates") to provide for a portion of the financing of the New Aircraft;


                  WHEREAS, the Company has entered into twelve Purchase Agreements dated as of November 3, 1999 (the "Class A Purchase Agreements") with the purchasers (the "Class A Purchasers") named therein, which provide that the Company will cause the Pass Through Trustee of the Class A Trust to issue and sell Class A Certificates to the Class A Purchasers;

                  WHEREAS, the Company has entered into a Class B Trust Certificate Purchase Agreement dated as of November 3, 1999 (the "Class B Purchase Agreement") with Kreditanstalt fur Wiederaufbau ("KfW") which provides that the Company will cause the Pass Through Trustee of the Class B Trust to issue and sell Class B Certificates to KfW;


                  WHEREAS, the Company has entered into a Class C Trust Certificate Purchase Agreement, dated as of November 3, 1999 (the "Class C Purchase Agreement") with The Boeing Company ("Boeing") which provides that the Company will cause the Pass Through Trustee of the Class C Trust to issue and sell Class C Certificates to Boeing;


                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Escrow Agents and the Depositary entered into the Deposit Agreements set forth in Schedule III hereto (the "Deposit Agreements") whereby the applicable Escrow Agent agreed to direct the Class A Purchasers, KfW and Boeing to make certain deposits referred to therein on the Issuance Date (the "Initial Deposits") and to permit the applicable Pass Through Trustee to make additional deposits from time to time thereafter (the Initial Deposits together with such additional deposits are collectively referred to as the "Deposits") and (ii) the Pass Through Trustees, the Class A Purchasers or KfW or Boeing (as applicable), the Paying Agents and the Escrow Agents entered into the applicable Escrow and Paying Agent Agreements set forth in Schedule IV hereto (the "Escrow and Paying Agent Agreements") whereby, among other things, (a) the Class A Purchasers, KfW and Boeing agreed to deliver an amount, in the aggregate, equal to the amount of the Initial Deposits to the Depositary on behalf of the applicable Escrow Agent and (b) the applicable Escrow Agent, upon the Depositary receiving such amount, has agreed to deliver escrow receipts to be affixed to each Certificate;


                  WHEREAS, prior to (or, in the case of the utilization of bridge financing, after) the delivery of each New Aircraft from the Manufacturer, the Company will determine whether to enter into a leveraged lease transaction as lessee with respect to such New Aircraft (a "Leased Aircraft") or to purchase as owner such New Aircraft (an "Owned Aircraft") and which series of Equipment Notes will be issued with respect to such New Aircraft, and the Company will give to the Pass Through Trustee a Delivery Notice (as defined below) specifying its election;


                  WHEREAS, upon receipt of a Delivery Notice with respect to a New Aircraft, subject to the terms and conditions of this Agreement, the applicable Pass Through Trustees will enter into the applicable Financing Agreements relating to such New Aircraft;


                  WHEREAS, upon the delivery of each New Aircraft or the financing hereunder of a previously delivered New Aircraft, each applicable Pass Through Trustee will fund its purchase of Equipment Notes with the proceeds of one or more Deposits withdrawn by the applicable Escrow Agent under the related Deposit Agreement bearing the same interest rate as the Certificates issued by such Pass Through Trust (or in the case of New Aircraft financed on the date of issuance of the Certificates, with a portion of the proceeds of such issuance); and

                  WHEREAS, concurrently with the execution and delivery of this Agreement, (i) ABN AMRO Bank N.V., acting through its Chicago Branch (the "Liquidity Provider"), has entered into three separate revolving credit agreements (each such revolving credit agreement with a Liquidity Provider, a "Liquidity Facility"), one each for the benefit of the Certificateholders of each Pass Through Trust, with the Subordination Agent, as agent for the Pass Through Trustee on behalf of each such Pass Through Trust and (ii) the Pass Through Trustee, the Liquidity Provider and the Subordination Agent have entered into the Intercreditor Agreement, dated as of the date hereof (the "Intercreditor Agreement");


                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                  SECTION 1. Financing of New Aircraft.(a) The Company confirms that it has entered into the Aircraft Purchase Agreement with the Manufacturer pursuant to which the Company has agreed to purchase (or has purchased), and the Manufacturer has agreed to deliver (or has delivered), the New Aircraft in the months specified in Schedule I hereto, all on and subject to terms and conditions specified in the Aircraft Purchase Agreement. The Company agrees to finance (or refinance) the New Aircraft in the manner provided herein, all on and subject to the terms and conditions hereof and of the relevant Financing Agreements.

                  (b) In furtherance of the foregoing, the Company agrees to give the parties hereto, the Depositary and the Rating Agency not less than two Business Days' prior written notice in the form of the notice set out in Exhibit B hereto (a "Delivery Notice") of the scheduled delivery date (the "Scheduled Delivery Date") (or, in the case of a substitute Delivery Notice under Section 1(e) or (f) hereof, one Business Day's prior notice) in respect of each New Aircraft under the Aircraft Purchase Agreement, or in the case of the utilization of bridge financing as contemplated by Section 1(f) hereof in respect of any Aircraft, one Business Day's prior notice of the date of the financing of such New Aircraft pursuant to the relevant Financing Agreements, which notice shall:

         (i) specify whether the Company has elected to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft;


         (ii) specify the Scheduled Delivery Date of such New Aircraft (which shall be a Business Day before the Cut-off Date and, except as provided in
Section 1(f) hereof, the date (the "Funding Date") on which the financing therefor in the manner provided herein shall be consummated) or, in the case of bridge-financed aircraft under Section 1(f) hereof, the Delivery Date and the Funding Date of such New Aircraft;


         (iii) instruct each Pass Through Trustee being requested to purchase Equipment Notes pursuant to such Delivery Notice (the "Applicable Pass Through Trustees") to execute and deliver to the relevant Escrow Agent a withdrawal certificate in the form of Annex A to Exhibit B hereof so as to provide a Notice of Purchase Withdrawal to the Depositary with respect to the Equipment Notes to be issued in connection with the financing of such New Aircraft (except in the case of any such financing on the date of issuance of the Certificates);


         (iv) instruct each Applicable Pass Through Trustee to enter into the Participation Agreement included in the Financing Agreements with respect to such Aircraft in such form and at such a time on or before the Funding Date specified in such Delivery Notice and to perform its obligations thereunder;


         (v) specify the aggregate principal amount of each series of Equipment Notes, if any, to be issued, and purchased by the Applicable Pass Through Trustees, in connection with the financing of such New Aircraft scheduled to be delivered on such Funding Date (which shall in all respects comply with the Mandatory Economic Terms); and


         (vi) if such New Aircraft is to be a Leased Aircraft, certify that the related Owner Participant (A) is not an Affiliate of the Company or Holdings and
(B) based on the representations of such Owner Participant, is either (1) a Qualified Owner Participant or (2) any other Person the obligations of which under the Owner Participant Agreements (as defined in the applicable Participation Agreement) are guaranteed by a Qualified Owner Participant.


Notwithstanding the foregoing, in the event the date of issuance of the Certificates coincides with the Funding Date of any Aircraft to be financed pursuant to the terms hereof, the Delivery Notice therefor may be delivered to the parties hereto on such Funding Date.


                  (c) Upon receipt of a Delivery Notice, the Applicable Pass Through Trustees shall, and shall cause the Subordination Agent to, enter into and perform their obligations under the Participation Agreement and other instructions specified in such Delivery Notice, provided that such Participation Agreement and the other Lease Financing Agreements or Owner Financing Agreements to be entered into pursuant to such Participation Agreement shall be in the forms thereof annexed hereto in all material respects with such changes therein as shall have been requested by the related Owner Participant (in the case of Lease Financing Agreements), agreed to by the Company and, if modified in any material respect (including, without limitation, modifications related to "deferred equity" or other similar rent provisions), as to which Rating Agency Confirmation shall have been obtained from the Rating Agency by the Company (to be delivered by the Company to the Applicable Pass Through Trustees on or before the relevant Funding Date, it being understood that if Rating Agency Confirmation shall have been received with respect to any Lease Financing Agreements and such Lease Financing Agreements are utilized for subsequent New Aircraft (or Substitute Aircraft) without material modifications, no additional Rating Agency Confirmation shall be required (it being further understood that the Owner Financing Agreements shall be in the forms thereof annexed hereto without any changes other than to complete any blanks)); provided, however, that the relevant Financing Agreements as executed and delivered shall not vary the Mandatory Economic Terms and shall contain the Mandatory Document Terms.

                  (d) With respect to each New Aircraft, the Company shall cause State Street (or such other Person that meets the eligibility requirements to act as mortgagee under the Leased Aircraft Indenture or Owned Aircraft Indenture) to execute as Loan Trustee the Financing Agreements relating to such New Aircraft to which such Loan Trustee is intended to be a party, and the Company shall concurrently therewith execute such Financing Agreements to which the Company is intended to be a party and perform its respective obligations thereunder. Upon the request of the Rating Agency or any Certificateholder, the Company shall deliver or cause to be delivered to such Rating Agency or Certificateholder a true and complete copy of each Financing Agreement relating to the financing of each New Aircraft together with a true and complete set of the closing documentation (including legal opinions) delivered to the related Loan Trustee, Subordination Agent and Pass Through Trustee under the related Participation Agreement.


                  (e) If after giving any Delivery Notice, there shall be a delay in the delivery of the New Aircraft referred to therein, or if on the Scheduled Delivery Date of such New Aircraft the financing thereof in the manner contemplated hereby shall not be consummated for whatever reason, the Company shall give the parties hereto prompt notice thereof. Concurrently with the giving of such notice of postponement or subsequently, the Company shall give the parties hereto a substitute Delivery Notice specifying the date to which the delivery and/or related financing of such New Aircraft or of another New Aircraft of the same type in lieu thereof shall have been re-scheduled (which shall be a Business Day before the Cut-off Date on which the Escrow Agents shall be entitled to withdraw one or more Deposits under each of the applicable Deposit Agreements to enable each Applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). Upon receipt of any such notice of postponement, each applicable Pass Through Trustee shall comply with its obligations under Section 2.01 of each of the Pass Through Trust Agreements and thereafter the financing of the relevant New Aircraft shall take place on the re-scheduled Delivery Date therefor (all on and subject to the terms and conditions of the relevant Financing Agreements) unless further postponed as provided herein.


                  (f) Anything in this Section 1 to the contrary notwithstanding, the Company shall have the right at any time on or before the Scheduled Delivery Date of any New Aircraft, and subsequent to its giving a Delivery Notice therefor, to postpone the Scheduled Delivery Date of such New Aircraft so as to enable the Company to change its election to treat such New Aircraft as a Leased Aircraft or an Owned Aircraft by written notice of such postponement to the other parties hereto. The Company shall subsequently give the parties hereto a substitute Delivery Notice complying with the provisions of
Section 1(b) hereof and specifying the new Funding Date for such postponed New Aircraft (which shall be a Business Day occurring before the Cut-off Date and on which the Escrow Agents shall be entitled to withdraw Deposits under each of the applicable Deposit Agreements sufficient to enable each Applicable Pass Through Trustee to fund its purchase of the related Equipment Notes). In addition, the Company shall have the further right, anything in this Section 1 to the contrary notwithstanding, to accept delivery of a New Aircraft under the applicable Aircraft Purchase Agreement on the Delivery Date thereof by utilization of bridge financing of such New Aircraft and thereafter give the parties hereto a Delivery Notice specifying a Funding Date not later than April 1, 2000 and otherwise complying with the provisions of Section 1(b) hereof. All other terms and conditions of this Note Purchase Agreement shall apply to the financing of any such New Aircraft on the re-scheduled Funding Date therefor except (i) the re-scheduled Funding Date shall be deemed the Scheduled Delivery Date of such New Aircraft for all purposes of this Section 1, (ii) the related Financing Agreements shall be amended to reflect the original delivery of such New Aircraft to the Company, (iii) the related Financing Agreements shall be amended to reflect the seller of such Aircraft, and the recipient of payment of the purchase price therefor, as the Company and (iv) in the case of a Leased Aircraft, the Aircraft Purchase Agreement Assignment shall be modified to cover only an assignment of the relevant warranties.


                  (g) If the Scheduled Delivery Date for any New Aircraft is delayed for any reason (including the casualty loss thereof) more than 30 days beyond the last day of the month set forth opposite such New Aircraft under the heading "Scheduled Delivery Month" in Schedule I hereto ("Scheduled Delivery Month"), the Company may identify for delivery a substitute aircraft therefor meeting the following conditions (a "Substitute Aircraft"): (i) a Substitute Aircraft must be a Boeing 717-200 aircraft (together with BMW Rolls-Royce BR715 engines) manufactured after the date of this Agreement, (ii) one or more Substitute Aircraft (together with engines) of the same types may be substituted for one or more New Aircraft (together with engines) of the same types so long as after giving effect thereto such substitution does not vary the Mandatory Economic Terms and (iii) the Company shall be obligated to obtain Rating Agency Confirmation in respect of the replacement of any New Aircraft by Substitute Aircraft. Upon the satisfaction of the conditions set forth above with respect to a Substitute Aircraft, the New Aircraft to be replaced shall cease to be subject to this Agreement and all rights and obligations of the parties hereto concerning such New Aircraft shall cease, and such Substitute Aircraft shall become and thereafter be subject to the terms and conditions of this Agreement to the same extent as such New Aircraft.


                  (h) The Company shall have no liability for the failure of the Pass Through Trustees to purchase Equipment Notes with respect to any New Aircraft or Substitute Aircraft, other than the Company's obligation, if any, to pay the Deposit Make-Whole Premium pursuant to Section 4(a)(i) of this Agreement.


                  (i) The parties agree that if, in connection with the delivery of a New Aircraft or Substitute Aircraft, any Owner Participant who is to be a party to any Lease Financing Agreement shall not be a "Citizen of the United States" within the meaning of Section 40102(a)(15) of the Act, then the applicable Lease Financing Agreements shall be modified, consistent with the Mandatory Document Terms, to require such Owner Participant to enter into a voting trust, voting powers or similar arrangement satisfactory to the Company that (A) enables such New Aircraft or Substitute Aircraft to be registered in the United States and (B) complies with the FAA regulations issued under the Act applicable thereto.


                  (j) Anything herein to the contrary notwithstanding, (i) the Company shall not have the right, and shall not be entitled, at any time to request the issuance of Equipment Notes of any series to any Pass Through Trustee in an aggregate principal amount in excess of the amount of the Deposits then available for withdrawal by the Escrow Agent under and in accordance with the provisions of the related Deposit Agreement and (ii) if any New Aircraft is not delivered and financed by the Company under the Financing Agreements in the applicable Scheduled Delivery Month, then the Company shall ensure that the aggregate amortization schedule of the Equipment Notes will correspond as closely as reasonably practicable to the aggregate amortization schedule set forth in Schedule VII hereto.

                  (k) Notwithstanding the foregoing provisions of this Section 1, the Company shall have the right, with respect to any Owned Aircraft, to enter into the transaction described in Section 8.3 of the relevant Owned Aircraft Participation Agreement, subject to the restrictions set forth therein, and the Company further agrees to comply with the provisions of Sections 1(c) and 2 hereof in connection with such transaction.


                  SECTION 2. Conditions Precedent. The obligation of the Pass Through Trustees to enter into, and to cause the Subordination Agent to enter into, any Participation Agreement as directed pursuant to a Delivery Notice and to perform its obligations under such Participation Agreement is subject to satisfaction of the following conditions:


                  (a) no Triggering Event shall have occurred;


                  (b) the Company shall have delivered a certificate to each such Pass Through Trustee and each Liquidity Provider stating that (i) such Participation Agreement and the other Financing Agreements to be entered into pursuant to such Participation Agreement do not vary the Mandatory Economic Terms and contain the Mandatory Document Terms and (ii) any substantive modification of such Financing Agreements from the forms of Financing Agreements attached to this Agreement do not materially and adversely affect the Certificateholders, and such certification shall be true and correct; and


                  (c) after such Participation Agreement has been entered into, no less than four New Aircraft (or, if the Company has taken delivery on less than four New Aircraft, all of the New Aircraft) will be Owned Aircraft.


                  Anything herein to the contrary notwithstanding, the obligation of each Pass Through Trustee to purchase Equipment Notes shall terminate on the Cut-off Date.

                  SECTION 3. Representations and Warranties.(a) The Company represents and warrants that:

         (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is a "citizen of the United States" and an "air carrier" as each such term is defined in Section 40102 of the Act, and has the full corporate power, authority and legal right under the laws of the State of Delaware to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of the Company under this Agreement and each Financing Agreement to which it will be a party;


         (ii) the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of the Company and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and


         (iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.


         (b)      Holdings represents and warrants that:


         (i) Holdings is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has the full corporate power, authority and legal right under the laws of the State of Nevada to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of Holdings under this Agreement and each Financing Agreement to which it will be a party;


         (ii) the execution and delivery by Holdings of this Agreement and the performance by Holdings of its obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Holdings and will not violate its Certificate of Incorporation or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and


         (iii) this Agreement constitutes the legal, valid and binding obligation of Holdings, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.


         (c)      State Street represents and warrants that:

         (i) State Street is a national banking association duly organized, validly existing and in good standing under the laws of the United States and is a "citizen of the United States" as defined in Section 40102 of the Act, and has the full power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it will be a party and to carry out the obligations of State Street, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, under this Agreement and each Financing Agreement to which it will be a party;


         (ii) the execution and delivery by State Street, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of this Agreement and the performance by State Street, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, of its obligations under this Agreement have been duly authorized by all necessary action on the part of State Street, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and


         (iii) this Agreement constitutes the legal, valid and binding obligations of State Street, in its capacity as Subordination Agent, Pass Through Trustee or Paying Agent, as the case may be, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.


                  (d) The Pass Through Trustee hereby confirms to each of the other parties hereto that its representations and warranties set forth in
Section 7.15 of each Pass Through Trust Agreement are true and correct as of the date hereof.


                  (e) The Subordination Agent represents and warrants that:


         (i) the Subordination Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the full power, authority and legal right under the laws of the State of Connecticut and the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and each Financing Agreement to which it is or will be a party and to perform its obligations under this Agreement and each Financing Agreement to which it is or will be a party;


         (ii) this Agreement has been duly authorized, executed and delivered by the Subordination Agent; this Agreement constitutes the legal, valid and binding obligations of the Subordination Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity;


         (iii) none of the execution, delivery and performance by the Subordination Agent of this Agreement contravenes any law, rule or regulation of the State of Connecticut or any United States governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers or any judgment or order applicable to or binding on the Subordination Agent and do not contravene the Subordination Agent's articles of association or by-laws or result in any breach of, or constitute a default under, any agreement or instrument to which the Subordination Agent is a party or by which it or any of its properties may be bound;


         (iv) neither the execution and delivery by the Subordination Agent of this Agreement nor the consummation by the Subordination Agent of any of the transactions contemplated hereby requires the consent or approval of, the giving of notice to, the registration with, or the taking of any other action with respect to, any Connecticut governmental authority or agency or any federal governmental authority or agency regulating the Subordination Agent's banking, trust or fiduciary powers;


         (v) there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by the Subordination Agent of this Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities), and there are no Taxes payable by the Subordination Agent imposed by the State of Connecticut or any political subdivision thereof in connection with the acquisition, possession or ownership by the Subordination Agent of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by the Subordination Agent for services rendered in connection with the transactions contemplated by the Intercreditor Agreement or any of the Liquidity Facilities); and


         (vi) there are no pending or threatened actions or proceedings against the Subordination Agent before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of the Subordination Agent to perform its obligations under this Agreement.


                  (f)      The Escrow Agent represents and warrants that:


         (i) the Escrow Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement, each Deposit Agreement and each Escrow and Paying Agent Agreement (collectively, the "Escrow Agent Agreements") and to carry out the obligations of the Escrow Agent under each of the Escrow Agent Agreements;

         (ii) the execution and delivery by the Escrow Agent of each of the Escrow Agent Agreements and the performance by the Escrow Agent of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Escrow Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and


         (iii) each of the Escrow Agent Agreements constitutes the legal, valid and binding obligations of the Escrow Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.


                  (g)      The Paying Agent represents and warrants that:


         (i) the Paying Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States and has the full power, authority and legal right under the laws of the United States pertaining to its banking, trust and fiduciary powers to execute and deliver this Agreement and the Escrow and Paying Agent Agreement (collectively, the "Paying Agent Agreements") and to carry out the obligations of the Paying Agent under each of the Paying Agent Agreements;


         (ii) the execution and delivery by the Paying Agent of each of the Paying Agent Agreements and the performance by the Paying Agent of its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Paying Agent and will not violate its articles of association or by-laws or the provisions of any indenture, mortgage, contract or other agreement to which it is a party or by which it is bound; and


         (iii) each of the Paying Agent Agreements constitutes the legal, valid and binding obligations of the Paying Agent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, whether considered in a proceeding at law or in equity.


                  SECTION 4. Covenants.(a) The Company covenants with each of the other parties hereto that:

         (i) on the date that the Depositary is obligated to pay the amount of the Final Withdrawal to the Paying Agent pursuant to a Deposit Agreement relating to any Trust, the Company shall pay to the Pass Through Trustee of such Trust no later than 12:30 p.m. (New York time) an amount equal to the Deposit Make-Whole Premium, if any, required to be paid in respect of such Final Withdrawal amount;


         (ii) subject to Section 4(a)(iv) of this Agreement, the Company shall at all times maintain its corporate existence and shall not wind up, liquidate or dissolve or take any action, or fail to take any action, that would have the effect of any of the foregoing;


         (iii) the Company shall at all times remain a U.S. Air Carrier (as defined in the Financing Agreements) and shall at all times be otherwise certificated and registered to the extent necessary to entitle (i) in the case of Leased Aircraft, the Owner Trustee (and the Loan Trustee as assignee of the Owner Trustee's rights under each Lease) to the rights afforded to lessors of aircraft equipment under Section 1110 and (ii) in the case of Owned Aircraft, the Loan Trustee to the rights afforded to secured parties of aircraft equipment under Section 1110;


         (iv) Section 13.2.1 of the form of Lease attached hereto as Exhibit A-2 is hereby incorporated by reference herein; and


         (v) on the Delivery Period Termination Date, the Company shall deliver a certificate to each Pass Through Trustee specifying the Delivery Period Termination Date and stating that, on such date, the Participation Agreements and the other Financing Agreements theretofore entered into do not vary the Mandatory Economic Terms.


                  (b) State Street, in its individual capacity, covenants with each of the other parties to this Agreement that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a "citizen of the United States" as defined in Section 40102 of the Act and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith. Upon State Street giving any such notice, State Street shall, subject to Section 8.02 of any Indenture then entered into, resign as Loan Trustee in respect of such Indenture.


                  SECTION 5. Notices. Unless otherwise specifically provided herein, all notices required or permitted by the terms of this Agreement shall be in English and in writing, and any such notice shall become effective upon being delivered personally or, if promptly confirmed by mail, when dispatched by facsimile or other written telecommunication, addressed to such party hereto at its address or facsimile number set forth below the signature of such party at the foot of this Agreement.


                  SECTION 6. Expenses. (a) The Company agrees to pay to the Subordination Agent when due an amount or amounts equal to the fees payable to the Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate amount of the Deposits under the Deposit Agreements and the denominator of which shall be the sum of (x) the then outstanding aggregate principal amount of the Series A Equipment Notes, Series B Equipment Notes and Series C Equipment Notes issued under all of the Indentures and (y) the then outstanding aggregate amount of the Deposits under the Deposit Agreements.

                  (b) So long as no Equipment Notes have been issued in respect of any New Aircraft, the Company agrees to pay (i) to the Subordination Agent when due (A) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of each Liquidity Facility, (B) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of each Liquidity Facility and (C) any other amounts owed to the Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (A) or (B)), (ii) all compensation and reimbursement of expenses, disbursements and advances payable by the Company under the Pass Through Trust Agreements, (iii) all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement and (iv) in the event the Company requests any amendment to any Operative Agreement, all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agent and/or the Paying Agent in connection therewith. For purposes of this Section 6(b), the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Downgrade Advance", "Investment Earnings" and "Non-Extension Advance" shall have the meanings specified in each Liquidity Facility.


                  SECTION 7. Further Assurances. Each party hereto shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with its administration of, or to carry out more effectually the purposes of, or to better assure and confirm unto it the rights and benefits to be provided under, this Agreement.


                  SECTION 8. Miscellaneous.(a) Provided that the transactions contemplated hereby have been consummated, and except as otherwise provided for herein, the representations, warranties and agreements herein of the Company, Holdings, the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee, and the Company's, Holdings's, the Subordination Agent's, the Escrow Agent's, the Paying Agent's and the Pass Through Trustee's obligations under any and all thereof, shall survive the expiration or other termination of this Agreement and the other agreements referred to herein.


                  (b) This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement, including a signature page executed by each of the parties hereto, shall be an original counterpart of this Agreement, but all of such counterparts together shall constitute one instrument. Neither this Agreement nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination, amendment, supplement, waiver or modification is sought. The index preceding this Agreement and the headings of the various Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and permitted assigns, the Holdings and its successors, the Pass Through Trustee and its successors as Pass Through Trustee (and any additional trustee appointed) under any of the Pass Through Trust Agreements, the Escrow Agent and its successors as Escrow Agent under the Escrow and Paying Agent Agreements, the Paying Agent and its successors as Paying Agent under the Escrow and Paying Agent Agreement and the Subordination Agent and its successors as Subordination Agent under the Intercreditor Agreement.

                  (c) This Agreement is not intended to, and shall not, provide any Person not a party hereto (other than the Certificateholders and each of the beneficiaries of Section 6 hereof) with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto (other than the Certificateholders and each of the beneficiaries of Section 6 hereof) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

                  SECTION 9. Holdings Guarantee. Holdings absolutely, irrevocably and unconditionally guarantees the Company's obligations hereunder on the terms set forth in Schedule VIII (the "Guarantee"), the provisions of which are incorporated herein by reference as if fully set forth herein.


                  SECTION 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.




                                      AIRTRAN AIRWAYS, INC.

                                      By  /s/
                                         -----------------------------------
                                      Name:
                                      Title:
                                      Address:
                                              9955 AirTran Boulevard
                                              Orlando, Florida  32827
                                              Attention:  Treasurer
                                              Facsimile:  (407) 251-5567


                                       AIRTRAN HOLDINGS, INC.

                                      By  /s/
                                         -----------------------------------
                                      Name:
                                      Title:
                                      Address:
                                               9955 AirTran Boulevard
                                               Orlando, Florida  32827
                                               Attention:  Treasurer
                                               Facsimile:  (407) 251-5567

                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT, NATIONAL
                                       ASSOCIATION
                                       not in its individual capacity,
                                       except as otherwise provided
                                       herein, but solely as Pass
                                       Through Trustee


                                       By  /s/
                                          -----------------------------------
                                       Name:
                                       Title:
                                       Address:
                                               225 Asylum Street
                                               Goodwin Square
                                               Hartford, Connecticut  06103



                                      Attention:  Corporate Trust Administration
                                      Facsimile:  (860) 244-1889
                                With a copy to:
                                      State Street Bank and Trust Company
                                      2 Avenue de Lafayette, 6th Floor
                                      Boston, MA 02111
                                      Attention: Corporate Trust Department
                                      Facsimile: (617) 664-1461


                                       STATE STREET BANK AND TRUST
                                       COMPANY OF CONNECTICUT, NATIONAL
                                       ASSOCIATION
                                       not in its individual capacity, except as otherwise
                                       provided herein, but solely as Subordination Agent


                                       By  /s/
                                         ---------------------------------------
                                       Name:
                                       Title:
                                       Address:
                                               225 Asylum Street
                                               Goodwin Square
                                               Hartford, Connecticut  06103
                                               Attention:  Corporate Trust Administration
                                               Facsimile:  (860) 244-1889

                                        With a copy to:
                                               State Street Bank and Trust Company
                                               2 Avenue de Lafayette, 6th Floor
                                               Boston, MA 02111
                                               Attention: Corporate Trust Department
                                               Facsimile: (617) 664-1461

                                        FIRST SECURITY BANK,
                                         NATIONAL ASSOCIATION
                                        as Escrow Agent


                                        By  /s/
                                          ---------------------------------------
                                        Name:
                                        Title:
                                        Address:
                                                79 South Main Street
                                                Salt Lake City, Utah 84111


                                      Attention: Corporate Trust Department,
                                                        3rd Floor
                                      Facsimile:  (801) 246-5053

                                STATE STREET BANK AND TRUST
                                COMPANY OF CONNECTICUT, NATIONAL
                                ASSOCIATION as Paying Agent

                                By  /s/
                                  -----------------------------------------
                                Name:
                                Title:
                                Address:
                                      225 Asylum Street
                                      Goodwin Square
                                      Hartford, Connecticut  06103
                                      Attention:  Corporate Trust Administration
                                      Facsimile:  (860) 244-1889

                                 With a copy to:
                                      State Street Bank and Trust Company
                                      2 Avenue de Lafayette, 6th Floor
                                      Boston, MA 02111
                                      Attention: Corporate Trust Department
                                      Facsimile: (617) 664-1461

                                  SCHEDULE I to
                             Note Purchase Agreement


                   NEW AIRCRAFT AND SCHEDULED DELIVERY MONTHS


                                   Expected Registration        Manufacturer's Serial      Scheduled Delivery Month
      New Aircraft Type                   Number                       Number
     -------------------           ---------------------        ---------------------      -------------------------
        Boeing 717-200                    N942AT                        55005                   September 1999
        Boeing 717-200                    N943AT                        55006                   September 1999
        Boeing 717-200                    N944AT                        55007                    October 1999
        Boeing 717-200                    N945AT                        55008                    October 1999
        Boeing 717-200                    N940AT                        55004                    November 1999
        Boeing 717-200                    N946AT                        55009                    November 1999
        Boeing 717-200                    N947AT                        55010                    December 1999
        Boeing 717-200                    N948AT                        55011                    December 1999
        Boeing 717-200                    N949AT                        55003                    January 1999
        Boeing 717-200                    N950AT                        55012                     March 2000
        Boeing 717-200                    N951AT                        55013                      May 2000

                                 SCHEDULE II to
                             Note Purchase Agreement


                          PASS THROUGH TRUST AGREEMENTS

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of AirTran Pass Through Trust, Series 1999-1A.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of AirTran Pass Through Trust, Series 1999-1B.

Pass Through Trust Agreement dated as of the Issuance Date between the Company and the Pass Through Trustee in respect of AirTran Pass Through Trust, Series 1999-1C.

                                 SCHEDULE III to
                             Note Purchase Agreement


                               DEPOSIT AGREEMENTS

Deposit Agreement (Class A) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class B) dated as of the Issuance Date between the Depositary and the Escrow Agent.

Deposit Agreement (Class C) dated as of the Issuance Date between the Depositary and the Escrow Agent.

                                 SCHEDULE IV to
                             Note Purchase Agreement


                       ESCROW AND PAYING AGENT AGREEMENTS

Escrow and Paying Agent Agreement (Class A) dated as of the Issuance Date among the Escrow Agent, the Class A Purchasers, the Pass Through Trustee for the Class A Trust and the Paying Agent.

Escrow and Paying Agent Agreement (Class B) dated as of the Issuance Date among the Escrow Agent, Kreditanstalt fur Wiederaufbau, the Pass Through Trustee for the Class B Trust and the Paying Agent.

Escrow and Paying Agent Agreement (Class C) dated as of the Issuance Date among the Escrow Agent, The Boeing Company, the Pass Through Trustee for the Class C Trust and the Paying Agent.

                                  SCHEDULE V to
                             Note Purchase Agreement
                             -----------------------


                            MANDATORY DOCUMENT TERMS

The terms "Indenture Form," "Lease Form" and "Participation Agreement Form" shall have the respective meanings specified in Schedule VI to the Note Purchase Agreement.

                  1. May not modify in any material adverse respect the Granting Clause of the Trust Indenture Form so as to deprive the Note Holders of a first priority security interest in and mortgage lien on the Aircraft, the Lease, all of the Owner Trustee's rights in the Aircraft Purchase Agreement and the Aircraft Purchase Agreement Assignment or to eliminate any of the obligations secured thereby or otherwise modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Article II, III or IV, or Section 5.02, 5.06, 9.01(b), 10.04, 10.11 or 10.12 of the Trust Indenture Form.

                  2. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Section 3.2.1(e), 3.3(c), 4.7, the final sentence of 7.1.1, 10.3.1(d)(2), 13.3, 16, 18.3 or 18.7 of the Lease Form
or otherwise modify the terms of the Lease Form so as to deprive the Mortgagee of rights expressly granted to the "Mortgagee" therein.

                  3. May not modify in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee the provisions of Section 5.1.9, 5.1.10, 5.1.11, 5.1.12, 7.5, 12, 15.8(a) or 15.9 of the Participation Agreement Form or of the provisions of Section 5.1.2(t) or 10.1.1(a)(4) of the Participation Agreement Form so as to eliminate the requirement to deliver to the Loan Participant or the Mortgagee, as the case may be, the legal opinions to be provided to such Persons thereunder (recognizing that the lawyers rendering such opinions may be changed) or of the provisions of Section 7.6.11(a)(13) of the Participation Agreement Form as regards the rights of the Mortgagee thereunder or otherwise modify the terms of the Participation Agreement Form to deprive the Trustees, the Subordination Agent, the Liquidity Provider or the Mortgagee of any indemnity or right of reimbursement in its favor for Expenses or Taxes.

                  4. May not modify, in any material adverse respect as regards the interests of the Note Holders, the Subordination Agent, the Liquidity Provider or the Mortgagee, the definition of "Make Whole Amount" in Annex A to the Participation Agreement Form.

                  Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action shall not materially adversely affect the interests of the Note Holders, the Subordination Agent, the Liquidity Provider, the Mortgagee or the Certificateholders.

                                 SCHEDULE VI to
                             Note Purchase Agreement
                             -----------------------

                            MANDATORY ECONOMIC TERMS

Equipment Notes
---------------

Obligor:    AirTran Airways Inc., or an Owner Trust
--------

Holdings:   AirTran Holdings, Inc.
---------

Maximum Principal Amount:

The maximum principal amount of all the Equipment Notes issued with respect to a New Aircraft shall not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft set forth in the table below under the column "Maximum Principal Amount of Equipment Notes":


                                                   MAXIMUM PRINCIPAL AMOUNT OF
        MANUFACTURER'S SERIAL NUMBER                     EQUIPMENT NOTES                 APPRAISED VALUE
                   55004                                  $ 17,856,430                     $ 26,396,667
                   55005                                    17,856,430                       26,396,667
                   55006                                    17,856,430                       26,460,000
                   55007                                    17,856,430                       26,460,000
                   55008                                    17,856,430                       26,493,333
                   55009                                    17,856,430                       26,493,333
                   55010                                    17,927,856                       26,526,667
                   55011                                    17,927,856                       26,526,667
                   55003                                    17,927,856                       26,723,333
                   55012                                    17,927,856                       26,790,000


The original aggregate principal amount of all Equipment Notes for all New Aircraft shall not exceed the aggregate face amount of all Certificates issued on the Issuance Date. The original aggregate principal amount of all Equipment Notes of any series shall not exceed the original aggregate face amount of all Certificates of the related Class issued on the Issuance Date.

Initial Loan to Aircraft Value with respect to a New Aircraft with (i) the principal amount of the series of Equipment Notes that rank senior aggregated for purposes of the calculation and (ii) the value of any Aircraft for these purposes equal to the Assumed Appraised Value for such Aircraft, shall not exceed the percentages set forth in the following table:

                                    SERIES A          SERIES B          SERIES C
                                   EQUIPMENT         EQUIPMENT         EQUIPMENT
     AIRCRAFT TYPE                   NOTES             NOTES             NOTES
     -------------                 ----------        ---------        ----------
     Boeing 717-200                  40.2%             52.0%             68.0%


In this Schedule VI:

"Assumed Appraisal Value" means the value set forth above under the column "Appraised Value"; and

"Depreciation Assumption" means an assumption that the value of each New Aircraft depreciates by approximately 3% of the initial appraised value per year for the first fifteen years after the year of delivery of such New Aircraft, by approximately 4% of the initial appraised value per year for the next five years and by approximately 5% per year thereafter.

The Loan to Aircraft Value for each series of Equipment Notes issued in respect of each New Aircraft (computed (i) after aggregating the principal amount of the series of Equipment Notes that rank senior and (ii) as of the date of the issuance thereof on the basis of the Assumed Appraised Value of such Aircraft and the Depreciation Assumption will not exceed as of any Regular Distribution Date thereafter (assuming no default in the payment of the Equipment Notes) the Initial Loan to Aircraft Value for such series of Equipment Notes set forth in the preceding table.

As of the Delivery Period Termination Date and each Regular Distribution Date thereafter the Loan to Aircraft Value for each Class of Certificates (computed
(i) after aggregating the principal amount of the class of Certificates that rank equally or senior and (ii) as of any such date on the basis of the Assumed Appraisal Value of all Aircraft that have been delivered and the Depreciation Assumption) will not exceed (assuming no default in payment of the Equipment Notes and after giving effect to scheduled payments) the percentages set forth in the following table:

                                   CLASS A           CLASS B          CLASS C
      AIRCRAFT TYPE             CERTIFICATES      CERTIFICATES     CERTIFICATES
      -------------             ------------      -------------    -------------
      Boeing 717-200                39.6%            50.0%            67.4%

Initial Average Life (in years) as of the Funding Date for any Aircraft (from
-----------------------------------------------------------------------------
the Issuance Date):
-------------------
                  Series A:         not more than 11.5 years

                  Series B:         not more than 10.0 years

                  Series C:         not more than 7.0 years

Average Life (in years)
-----------------------
         As of the Delivery Period Termination Date, the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates shall not be more than, respectively, 11.5 years, 9.4 years, and 7.0 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits).

Final Maturity Date
-------------------
         There shall be a payment of principal scheduled on at least one Series A Equipment Note on April 1, 2017, and no Series A Equipment Note shall mature after such date.

         There shall be a payment of principal scheduled on at least one Series B Equipment Note on October 1, 2014, and no Series B Equipment Note shall mature after such date.

         There shall be a payment of principal scheduled on at least one Series C Equipment Note on April 1, 2017, and no Series C Equipment Note shall mature after such date.

Debt Rate (computed on the basis of a 360-day year consisting of twelve 30-day
------------------------------------------------------------------------------
months, payable semi-annually in arrears):
------------------------------------------
         Series A:         10.41 %

         Series B:         10.81%

         Series C:         11.42%

Payment Due Rate:                           Debt Rate plus 2% per annum

Payment Dates:                              April 1 and October 1

Make-Whole Premiums:                        As provided in Article II
--------------------                        of the form of Trust Indenture
                                            marked as Exhibit A-3 of the Note
                                            Purchase Agreement or the Owned
                                            Aircraft Indenture marked as Exhibit
                                            C-2 of the Note Purchase Agreement
                                            (the "Indenture Form")

Redemption and Purchase:                    As provided in Article II of the
------------------------                    Indenture Form

Lease
-----

Term: The Base Lease Term shall expire by its terms on or after final maturity date of the latest maturity date of the related Equipment Notes

Lease Payment Dates:                        April 1 and October 1
                                            and (to the extent elected by the
                                            Company) upon the commencement of
                                            the Lease and on any other date
                                            occurring after the latest maturity
                                            date of the Equipment Notes issued
                                            in connection with the related New
                                            Aircraft.

Minimum Rent:                               Basic Rent due and payable on
                                            each Payment Date (together with
                                            any advances or payments by Lessee
                                            on such Payment Date in respect of,
                                            or any payments by an Owner
                                            Participant, of deferred equity
                                            amounts) shall be at least
                                            sufficient to pay in full, on the
                                            date on which such installment of
                                            Basic Rent, advance, other payment
                                            or deferred equity is due (assuming
                                            timely payment of the related
                                            Equipment Notes prior to such
                                            date), the aggregate principal
                                            amount of scheduled installments
                                            due on the related Equipment Notes
                                            outstanding on such Payment Date,
                                            together with accrued and unpaid
                                            interest thereon.

                                            If an Owner Participant is required
                                            to make a deferred equity payment to
                                            be used by an Owner Trustee to pay
                                            principal of, and interest on, the
                                            Equipment Notes and the Owner
                                            Participant fails to make the
                                            payment, Lessee will be required to
                                            provide the Owner Trustee with funds
                                            sufficient to make the payment.

Supplemental Rent:                          Sufficient to cover the sums
                                            described in clauses (1) through
                                            (6) of such term as defined in
                                            Annex A to the form of Lease (the
                                            "Lease Form") marked as Exhibit A of
                                            the Note Purchase Agreement

Stipulated Loss Value:                      At all times equal to or greater
                                            than the then outstanding principal
                                            amount of the related Equipment
                                            Notes together with accrued interest
                                            thereon and any Section 467 or other
                                            adjustment reducing the payment from
                                            Stipulated Loss Value.

Termination Value:                          At all times equal to or greater
                                            than the then outstanding principal
                                            amount of the related Equipment
                                            Notes together with accrued interest
                                            thereon and any Section 467 or other
                                            adjustment reducing the payment from
                                            Termination Value.

EBO Price (if there is an
early purchase option):                     At all times equal to or greater
                                            than the then outstanding principal
                                            amount of the related Equipment
                                            Notes together with accrued interest
                                            thereon and any Section 467 or other
                                            adjustment reducing the payment from
                                            EBO Price.

All-risk hull insurance:                    Not less than Stipulated Loss Value,
                                            subject to Lessee's right to
                                            self-insure on terms no more
                                            favorable to Lessee in any material
                                            respect than those set forth in
                                            Section G of Annex D to the Lease
                                            Form.

Minimum Liability                           As set forth in Schedule 1 to the
Insurance Amount:                           Lease Form.

Past-Due Rate:                              As set forth in Schedule 1 to the
                                            Lease Form.

SLV Rate:                                   As set forth in Schedule 1 Lease
                                            Form.

Participation Agreement
-----------------------
Mortgagee, Subordination Agent, Liquidity Provider, Pass Through Trustees, Escrow Agents and Note Holders indemnified against Expenses and Taxes to the extent set forth in Section 9 of the form of the Participation Agreement (the "Participation Form") marked as Exhibit A-1 to the Note Purchase Agreement

                                 SCHEDULE VII to
                             Note Purchase Agreement
                             -----------------------

                         AGGREGATE AMORTIZATION SCHEDULE



--------------------------------------------------------------------------------
PAYMENT DATE         CLASS A                  CLASS B                 CLASS C
                   CERTIFICATES             CERTIFICATES           CERTIFICATES
--------------------------------------------------------------------------------
1-Apr-00          4,668,776.28              1,311,916.91           1,785,317.37
--------------------------------------------------------------------------------
1-Oct-00          3,545,805.90              996,364.44             1,364,118.93
--------------------------------------------------------------------------------
1-Apr-01          461,057.52                129,556.25             0
--------------------------------------------------------------------------------
1-Oct-01          451,411.80                126,845.82             184,963.57
--------------------------------------------------------------------------------
1-Apr-02          3,147,918.48              884,558.87             985,852.39
--------------------------------------------------------------------------------
1-Oct-02          391,821.64                794,357.28             1,075,633.49
--------------------------------------------------------------------------------
1-Apr-03          2,751,743.54              88,978.31              0
--------------------------------------------------------------------------------
1-Oct-03          325,728.90                91,529.18              1,384,658.44
--------------------------------------------------------------------------------
1-Apr-04          2,393,391.84              672,538.39             543,991.21
--------------------------------------------------------------------------------
1-Oct-04          283,277.82                674,880.01             1,573,610.05
--------------------------------------------------------------------------------
1-Apr-05          2,382,366.84              74,160.89              689,824.13
--------------------------------------------------------------------------------
1-Oct-05          264,650.82                603,734.75             7,163,038.46
--------------------------------------------------------------------------------
1-Apr-06          2,126,937.96              68,296.99              833,833.83
--------------------------------------------------------------------------------
1-Oct-06          634,262.20                620,847.38             7,605,695.75
--------------------------------------------------------------------------------
1-Apr-07          1,817,110.64              67,983.53              966,496.60
--------------------------------------------------------------------------------
1-Oct-07          240,899.82                674,591.42             10,017,872.46
--------------------------------------------------------------------------------
1-Apr-08          2,424,619.68              74,414.27              1,083,749.87
--------------------------------------------------------------------------------
1-Oct-08          2,513,807.78              720,888.10             842,205.71
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1-Apr-09          336,481.90                80,037.65              1,105,678.63
--------------------------------------------------------------------------------
1-Oct-09          2,723,815.50              1,537,193.90           99,123.30
--------------------------------------------------------------------------------
1-Apr-10          301,843.50                431,173.29             800,000.00
--------------------------------------------------------------------------------
1-Oct-10          2,880,787.14              4,966,669.49           0
--------------------------------------------------------------------------------
1-Apr-11          319,270.98                932,806.28             800,000.00
--------------------------------------------------------------------------------
1-Oct-11          3,697,508.88              8,578,909.04           0
--------------------------------------------------------------------------------
1-Apr-12          442,099.44                720,930.89             800,000.00
--------------------------------------------------------------------------------
1-Oct-12          4,443,189.69              3,431,181.17           0
--------------------------------------------------------------------------------
1-Apr-13          1,514,799.61              0                      800,000.00
--------------------------------------------------------------------------------
1-Oct-13          15,578,491.80             0                      0
--------------------------------------------------------------------------------
1-Apr-14          1,353,617.54              0                      800,000.00
--------------------------------------------------------------------------------
1-Oct-14          11,755,821.43             196,655.5              0
--------------------------------------------------------------------------------
1-Apr-15          1,435,438.63              0                      0
--------------------------------------------------------------------------------
1-Oct-15          22,132,001.41             0                      124,335.81
--------------------------------------------------------------------------------
1-Apr-16          1,305,757.46              0                      0
--------------------------------------------------------------------------------
1-Oct-16          3,321,485.63              0                      0
--------------------------------------------------------------------------------
1-Apr-17          800,000.00                0                      700,000.00
--------------------------------------------------------------------------------
1-Oct-17          0                         0                      0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL             105,168,000.00            29,552,000.00          44,130,000.00
------------------=======================---====================---=============

                                SCHEDULE VIII to
                             Note Purchase Agreement
                             -----------------------



                               HOLDINGS GUARANTEE



         1.  GUARANTEE OF OBLIGATIONS.

         (a) GUARANTEE. Holdings acknowledges that it is a party to the Guaranteed Document, and hereby irrevocably and unconditionally guarantees to the Guaranteed Parties, as primary obligor and not merely as surety, without offset, abatement, deferment, or deduction, (1) Company's payment of all its payment obligations under the Guaranteed Document when due (the "Financial Obligations"), and (2) Company's performance and observance of all its other obligations under the Guaranteed Document as and when due (the "Nonfinancial Obligations") (the Financial Obligations and Nonfinancial Obligations being the "Obligations").

         If Company fails to pay any Financial Obligation when it becomes due and payable, Holdings will promptly and fully pay all Financial Obligations then due and payable.

         If Company fails to perform or observe any Nonfinancial Obligation for any reason when it is required to be performed or observed, Holdings will promptly and fully perform such Nonfinancial Obligation or cause such Nonfinancial Obligation to be performed or observed.

         (b) ABSOLUTE GUARANTEE. Holdings's obligations under this Guarantee shall be absolute and unconditional, shall remain in full force and effect until irrevocable payment, performance, or observance in full of all of the Obligations, and shall not be affected by any action taken or not taken by any Guaranteed Party, by any lack of prior enforcement or retention of any rights against Company or Holdings, by any illegality, unenforceability, or invalidity of the Obligations or the Guaranteed Document, by any other guarantee or other obligations, or by any other circumstance or condition (whether or not Holdings or Company shall have any knowledge or notice thereof), including: (1) any termination, amendment, modification, or other change in, or supplement to, the Guaranteed Document or any other agreement, or any furnishing or acceptance of additional security, or release of any security, for the obligations of Company under the Guaranteed Document, or the failure of any security or any failure to perfect any interest in any collateral given by Company under the Guaranteed Document; (2) any failure, omission, or delay on the part of any Person to conform or comply with any term of the Guaranteed Document or any other agreement, (3) any waiver of the payment, performance, or observance of any of the obligations, conditions, covenants, or agreements contained in the Guaranteed Document or any other agreement or any other waiver, consent, extension, indulgence, compromise, settlement, release, or other action or inaction under or in respect of the Guaranteed Document, or any exercise or nonexercise of any right or remedy under the Guaranteed Document or any obligation or liability of Company or any Guaranteed Party, or any exercise or nonexercise of any right, remedy, power, or privilege under or in respect of the Guaranteed Document or any such obligation or liability; (4) any extension of time for payment or performance of any Obligation; (5) the exchange, modification, substitution, or surrender of any collateral; (6) any failure, omission, or delay on the part of any Guaranteed Party to enforce, assert, or exercise any right, power, or remedy conferred on it in connection with the Guaranteed Document, or any other action on the part of any Guaranteed Party; (7) any voluntary or involuntary bankruptcy, insolvency, assignment for the benefit of creditors, receivership, conservatorship, custodianship, liquidation, marshalling of assets and liabilities, or similar proceeding with respect to Company, Holdings, or any other Person or any of their respective properties or creditors, or the disaffirmance in whole or in part of any of the Guaranteed Document in any such proceeding, or any action taken by any trustee or receiver or by any court in any such proceeding; (8) any limitation on Company's liability or obligations (or the liabilities and obligations of any other Person) or any discharge, termination, cancellation, frustration, irregularity, invalidity, or unenforceability, in whole or in part, of any of the Guaranteed Document or any other agreement; (9) any defect in the title, compliance with specifications, condition, design, operation, or fitness for use of the New Aircraft, or any damage to or loss or destruction of the Aircraft, or any interruption or cessation of the use of the Aircraft for any reason (including any force majeure and any act of a governmental or military authority); (10) any merger or consolidation of Company or Holdings into or with any other corporation, or any sale, lease, or other transfer of any of the assets of Company or Holdings to any other Person or any change in the ownership of Holdings or in the control of any such owner; (11) to the extent permitted by law, any release or discharge, by operation of law, of Holdings from the performance or observance of any obligation, covenant, or agreement contained in this Guarantee; and (12) any other condition or circumstance which might otherwise constitute a legal or equitable discharge, release, or defense of a surety or Holdings, or which might otherwise limit recourse against Holdings, including any discharge, release, defense, or limitation arising out of any laws of the United States of America or any state thereof or any other Government Entity having authority thereover which would exempt, modify, or delay the due or punctual payment and performance of the obligations of Holdings hereunder (the obligations of Holdings hereunder not being dischargeable except by payment or performance). No failure or delay in exercising any right under this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right of any Guaranteed Party under this Guarantee or the Guaranteed Document.

         (c) GUARANTEE OF PAYMENT AND PERFORMANCE. This Guarantee is a guarantee of payment and performance and not merely of collection, and Holdings waives any right to require that any action against Company or any other Person or any collateral or security be taken or exhausted before action is taken against Holdings. No Guaranteed Party shall be required (1) to file suit or to proceed to obtain or assert a claim against Company for the Obligations, (2) to make any effort at collection of the Obligations from Company, (3) to foreclose against or seek to realize upon any present or future security for the Obligations, (4) to file suit or to proceed to obtain or assert a claim for personal judgment against any other Person liable for the Obligations, or to make any effort at collecting the Obligations from any such other Person, or to exercise or assert any other right or remedy to which any Guaranteed Party is or becomes entitled in connection with the Obligations or any security or other guarantee therefor, or (5) to assert or to file any claim against the assets of Company or any other Holdings or any other Person liable for the Obligations, or any part thereof, either before or as a condition to enforcing Holdings's liability under this Guarantee or to require Holdings to pay or perform the Obligations at any time thereafter.

         (d) WAIVER. Except as otherwise expressly provided in this Guarantee, Holdings hereby waives diligence, presentment, demand, protest, and notice of any kind whatsoever with respect to this Guarantee or the Obligations, including
(1) notice of acceptance of this Guarantee, notice of nonpayment or nonperformance of any of the Obligations, and notice of a Default; (2) any requirement to exhaust any remedies exercisable upon a default under the Guaranteed Document or other agreement; (3) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release, or defense of a Holdings or surety or which might otherwise limit recourse against Holdings.

         (e) TERMINATION. Holdings's obligations under this (S) 1 shall terminate (subject to reinstatement under (S) 3) when the Obligations have been irrevocably paid and performed in full.

         2. RIGHTS LIMITED TO GUARANTEED PARTIES. This Guarantee shall not create any right in any Person except the Guaranteed Parties (and their permitted successors and assigns), and shall not be construed in any respect to be a contract in whole or in part for the benefit of any other Person.

         3. BANKRUPTCY, ETC. If at any time all or any part of any payment or performance theretofore applied to any of the Obligations is or must be rescinded or returned for any reason whatsoever (including the bankruptcy, insolvency, or reorganization of Company), such Obligations shall, for purposes of this Guarantee, to the extent rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Guaranteed Party, and this Guarantee shall continue to be effective or be reinstated, as the case may be, as to such Obligations all as though such application by any Guaranteed Party had not been made. If an event permitting the declaration of default under the Guaranteed Document exists at any time, and such declaration of default is prevented by the pendency against Company or any other Person of a case or proceeding under a bankruptcy or insolvency law, then for purposes of this Guarantee and Holdings's obligations hereunder, such Guaranteed Document shall be deemed to have been declared in default with the same effect as if such Guaranteed Document had been enforceable in accordance with the terms thereof, and Holdings shall forthwith pay the amounts due hereunder as specified by any Guaranteed Party, any interest thereon, and any other amounts guaranteed hereunder, without further notice or demand.

         4. SUBROGATION. Holdings hereby irrevocably and unconditionally waives any and all rights it may have or obtain, by reason of the performance of the terms and provisions of this Guarantee, to be subrogated to the rights and privileges of any Guaranteed Party against any collateral security or guarantee or right of offset held by any Guaranteed Party for the payment of the Obligations pursuant to Guaranteed Document or otherwise. If Holdings makes a payment to a Guaranteed Party under this Guarantee, Holdings shall be subrogated to that Guaranteed Party's claims against Company or any other Person relating to that payment. Any such subrogation right and any contractual, common law, statutory, or other rights of reimbursement, contribution, exoneration, or indemnification (or any similar rights) from or against Company which may arise in connection with this Guarantee shall be subject and subordinate to the Guaranteed Parties' rights under the Guaranteed Document until all of the Obligations that are due and payable have been paid in full, and until such time, Holdings agrees not to claim or enforce any such right in whole or in part against Company. No payment or performance hereunder by Holdings shall give rise to any claim of Holdings against any of the Guaranteed Parties; provided, that this sentence shall not prevent Holdings from being subrogated to any claim available to Company.

         5. ASSIGNMENT. Any Guaranteed Party may at any time sell, assign, transfer, or otherwise dispose of its interest in all or any part of this Guarantee, the Guaranteed Document, or any other agreement and in the property and interests subject thereto and hereto, subject to any limitations and conditions thereon in any such Guaranteed Document or other agreement. To the extent of the interest acquired by it, any purchaser, assignee, transferee, or other party so acquiring any Guaranteed Party's interest shall have the same rights as such assigning Guaranteed Party hereby and shall be deemed and declared a "Guaranteed Party" hereunder. Holdings shall not assign any of its rights or obligations hereunder, including any claim arising by subrogation.

         6. PAYMENTS. All payments by Holdings hereunder shall be made in the United States in U.S. dollars and in immediately available funds, and otherwise as provided in the Guaranteed Document. All payments hereunder shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes to the extent that any such Taxes would reduce the amount that the Guaranteed Party receiving the payment otherwise would have received had Company made such payment. If any Taxes must be deducted or withheld from any payment hereunder, Holdings shall increase the amount paid so that the Guaranteed Party receiving the payment receives the full amount of the payment provided for in this Guarantee on an after-tax basis.

         7. REPRESENTATIONS, WARRANTIES, AND COVENANTS. In addition to the representations and warranties in Section 3(b) of the Note Purchase Agreement, Holdings hereby represents, warrants, and covenants to the Guaranteed Parties as follows:

         (a) VALIDITY OF GUARANTEE. Holdings's obligations under this Guarantee rank, and until discharged in full will continue to rank, in right of payment and security, equally and ratably in all respects with all Holdings's present and future unsecured and unsubordinated indebtedness for borrowed money.

         (b) LITIGATION. There are no pending or, to Holdings's knowledge, threatened actions or proceedings before any court or administrative agency of the United States or any state thereof, which may be expected to have a materially adverse effect on Holdings's financial condition or ability to perform its obligations under this Guarantee.

         (c) FINANCIAL STATEMENTS. All financial statements of Holdings that Holdings or its agents delivered to any Guaranteed Party before the date of this Guarantee have been prepared in accordance with generally accepted accounting principles and are true and correct as of the date thereof. No materially adverse change has occurred in Holdings's financial condition since the latest date of such financial statements.

         (d) TAX ASSESSMENTS. Holdings does not know of any proposed tax assessment against it and all Holdings's tax liabilities are adequately provided for.

         (e) CORPORATE EXISTENCE; MERGER, SALE, ETC. Holdings will do or cause to be done all things necessary to preserve and keep in full force and effect
(1) its corporate existence, provided, that nothing in this paragraph (e) shall prevent Holdings from merging into, consolidating with, or selling all or substantially all of its assets to Company if the conditions of the Participation Agreements are met, and (2) its qualifications to do business in such jurisdictions as may be necessary for it to carry out the transactions contemplated by this Guarantee.

         (f) MERGER, SALE, ETC. Holdings shall not consolidate with or merge into any other Person, or sell, convey, lease, or otherwise transfer all or substantially all of its assets as an entirety (whether in one transaction or a series of transactions) to any Person, unless:

                  (1) the Person formed by such consolidation or surviving such merger, or the Person who acquires by sale, conveyance, transfer, or lease all or substantially all of the Company's assets as an entirety (the "Successor") is a U.S. Citizen;

                  (2) the Successor executes and delivers to the Guaranteed Parties an agreement, in form and substance reasonably satisfactory to the Guaranteed Parties, containing an assumption by the Successor of the due and punctual performance and observance of Holdings's obligations under this Guarantee;

                  (3) such transaction shall not materially impair the Successor's ability to perform its obligations under this Guarantee, and this Guarantee shall remain in full force and effect (unless Holdings has merged with Company); and

                  (4) the Successor delivers to the Guaranteed Parties a Certificate, signed on its behalf by a Responsible Officer, stating that the conditions precedent set forth in clauses (1), (2), and (3) have been complied with and an opinion of counsel for Holdings or for the Successor, from counsel (who may be in-house counsel) and in form and substance reasonably satisfactory to the Guaranteed Parties, (x) stating that the agreements entered into to effect such consolidation, merger, sale, conveyance, transfer, or lease and such assumption agreements have been duly authorized, executed, and delivered by the Successor and that they (and this Guarantee so assumed) constitute legal, valid, and binding obligations of the Successor, enforceable in accordance with their terms (to the same extent as this Guarantee was enforceable against Holdings immediately prior to such transaction),
         (y) stating that all conditions precedent that are legal in nature provided for in this Guarantee and relating to such transaction have been fulfilled, and (z) containing such other matters as the Guaranteed Parties reasonably request.

         Upon any such consolidation, sale, conveyance, merger, transfer, or lease, the Successor shall succeed to, shall be substituted for, and may exercise every right and power of Holdings under this Guarantee, with the same effect as if the Successor had been named as Holdings herein. No such merger, consolidation, conveyance, sale, transfer, or lease shall have the effect of releasing Holdings (or any Successor) from its liability under this Guarantee.

         8. CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL WAIVER. Holdings irrevocably agrees that any legal action or proceeding brought against Holdings with respect to this Guarantee may be brought and determined in the Supreme Court of the State of New York, New York County, or in the United States District Court for the Southern District of New York, and Holdings hereby irrevocably accepts with regard to any such action or proceeding, for itself and in respect of its properties, generally and unconditionally, the nonexclusive jurisdiction of those courts. Holdings hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense or counterclaim, or otherwise, in any such action or proceeding, any claim that it is not personally subject to the jurisdiction of the foregoing courts, that it or its property is exempt or immune from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, or otherwise), and, to the extent permitted by law, that the suit, action, or proceeding is brought in an inconvenient forum, that the venue of the suit, action, or proceeding is improper, or that this Guarantee or the subject matter hereof may not be enforced in or by such courts, and further irrevocably waives, to the extent permitted by law, the benefit of any defense that would hinder or delay the levy, execution, or collection of any amount to which any Guaranteed Party is entitled pursuant to a final judgment of any court having jurisdiction (provided, that this sentence shall not waive any requirement of service of process). Nothing herein shall affect any Guaranteed Party's right to commence legal proceedings or otherwise proceed against Holdings in any other jurisdiction in which Holdings shall be subject to suit. HOLDINGS WAIVES ANY RIGHT THAT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE.

         9. INTEGRATION; SUCCESSORS AND ASSIGNS. This Guarantee constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among Holdings and the Guaranteed Parties, with respect to the subject matter hereof. This Guarantee shall bind Holdings's successors and assigns, and shall benefit, and be enforceable by, the Guaranteed Parties and their successors and assigns.

         10. PERFORMANCE. Holdings's performance of any or all of the Obligations shall, for all purposes of the Guaranteed Document, constitute performance by Company of such Obligations.

                                   ANNEX A to
                             Note Purchase Agreement
                             -----------------------

                                   DEFINITIONS

                   "Act" means 49 U.S.C. (S)(S) 40101-46507.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

                  "Aircraft Purchase Agreement" means the Purchase Agreement DAC 95-40-D dated December 6, 1995, as amended, between ValueJet Airlines, Inc. (predecessor to the Company) and the Manufacturer (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of any such Purchase Agreement);

                  "Aircraft Purchase Agreement Assignment" means a Purchase Agreement and Engine Warranties Assignment substantially in the form of Exhibit A-4 to the Note Purchase Agreement.

                  "Assumed Amortization Schedule" means Schedule VII to the Note Purchase Agreement.

                  "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101 et seq.

                  "Boeing" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

                  "Business Day" means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Orlando, Florida, or, so long as any Certificate is outstanding, the city and state in which any Trustee, the Subordination Agent or any Loan Trustee maintains its Corporate Trust Office or receives and disburses funds.

                  "Certificate" has the meaning set forth in the third recital to the Note Purchase Agreement.

                  "Certificateholder" means the Person in whose name a Certificate is registered in the Register.

                  "Class" means the class of Certificates issued by each Pass Through Trust.

                  "Class A Certificates" means the certificates issued by Class A Trust.

                  "Class A Purchase Agreement" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

                  "Class A Purchasers" has the meaning set forth in the fourth recital to the Note Purchase Agreement.

                  "Class A Trust" means the AirTran Pass Through Trust 1999-1A created and administered pursuant to the applicable Pass Through Trust Agreement.

                  "Class B Certificates" means the certificates issued by Class B Trust.

                  "Class B Purchase Agreement" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

                  "Class B Trust" means the AirTran Pass Through Trust 1999-1B created and administered pursuant to the applicable Pass Through Trust Agreement.

                  "Class C Certificates" means the certificates issued by Class C Trust.

                  "Class C Purchase Agreement" has the meaning set forth in the sixth recital to the Note Purchase Agreement.

                  "Class C Trust" means the AirTran Pass Through Trust 1999-1C created and administered pursuant to the applicable Pass Through Trust Agreement.

                  "Company" means AirTran Airways, Inc., a Delaware corporation.

                  "Corporate Trust Office" with respect to any Pass Through Trustee or any Loan Trustee, means the office of such trustee in the city at which at any particular time its corporate trust business shall be principally administered.

                  "Cut-off Date" means the earlier of (a) the day after the Delivery Period Termination Date and (b) the date on which a Triggering Event occurs.

                  "Delivery Period Termination Date" means the earlier of (a) May 31, 2000, or, if the Equipment Notes relating to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have not been purchased by the Pass Through Trustees on or prior to such date due to any reason beyond the control of the Company and not occasioned by the Company's fault or negligence, June 30, 2000 and (b) the date on which Equipment Notes issued with respect to all of the New Aircraft (or Substitute Aircraft in lieu thereof) have been purchased by the Pass Through Trustees in accordance with the Note Purchase Agreement.

                  "Delivery Date" means the Business Day on which a New Aircraft is delivered to and accepted by the Company.

                  "Deposit" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

                  "Deposit Agreement" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

                  "Depositary" means ABN AMRO Bank, N.V., Chicago Branch, a banking institution organized under the laws of The Netherlands.

                  "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates (other than the Class C Certificates), as of any date of determination, an amount equal to the excess, if any, of (a) the present value of the excess of (i) the scheduled payment of principal and interest to maturity of the related Series of Equipment Notes, assuming the maximum principal amount thereof were issued on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule, over (ii) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Pass Through Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 4.50% for the Class A Certificates and 4.88% for the Class B Certificates (provided that so long as KfW is the holder of all the Class B Certificates, in the case of the Class B Certificates, a discount rate equal to the Treasury Yield plus 3.91% per annum plus the Swap Spread), in each case, over (b) the amount of such unused Deposits to be distributed to the holders of such Certificates, plus accrued and unpaid interest to but excluding such date of determination from and including the preceding Regular Distribution Date (or if such date of determination precedes the first Regular Distribution Date, the Issuance Date). For purposes of this definition, "Swap Spread" means, as of the date of determination, the nine-year swap spread rate, offer side, as displayed on the Reuters Monitor Money Rate Services page RTRSWP1 (or such other page of such service as may replace such page) as determined by KfW.

                  "Equipment Notes" means and includes any equipment notes issued under any Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of such Indenture) and any Equipment Note issued under any Indenture in exchange for or replacement of any other Equipment Note.

                  "Escrow Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                  "Escrow and Paying Agent Agreement" has the meaning set forth in the seventh recital to the Note Purchase Agreement.

                  "FAA" means the Federal Aviation Administration of the United States.

                  "Final Withdrawal" with respect to each Escrow and Paying Agent Agreement, has the meaning set forth in Section 1.02 thereof.

                  "Financing Agreements" means, collectively, the Lease Financing Agreements and the Owner Financing Agreements.

                  "Funding Date" has the meaning set forth in Section 1(b)(ii) of the Note Purchase Agreement.

                  "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

                  "Guarantee" has the meaning assigned to such term in Section
9.

                  "Guaranteed Parties" means each of the Escrow Agent, the Pass Through Trustees, the Subordination Agent, the Certificateholders and the Paying Agent.

                  "Guaranteed Document" means the Note Purchase Agreement.

                  "Holdings" means AirTran Holdings, Inc., a Nevada corporation.

                  "Indentures" means, collectively, the Leased Aircraft Indentures and the Owned Aircraft Indentures.

                  "Intercreditor Agreement" has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

                  "Issuance Date" means the date of the original issuance of the Certificates.

                  "KfW" has the meaning set forth in the fifth recital to the Note Purchase Agreement.

                  "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

                  "Lease" means a Lease Agreement substantially in the form of Exhibit A-2 to the Note Purchase Agreement.

                  "Leased Aircraft" means a New Aircraft subject to a Lease.

                  "Leased Aircraft Guarantee" means a Guarantee substantially in the form of Exhibit A-6 to the Note Purchase Agreement.

                  "Leased Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit A-3 to the Note Purchase Agreement.

                  "Leased Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit A-1 to the Note Purchase Agreement.

                  "Lease Financing Agreements" means, collectively, the Aircraft Purchase Agreement Assignment, the Leased Aircraft Participation Agreement, the Lease, the Leased Aircraft Indenture, the Leased Aircraft Guarantee, the Equipment Notes issued thereunder and the Trust Agreement relating to the financing of a Leased Aircraft.

                  "Liquidity Facility" has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

                  "Liquidity Provider" has the meaning set forth in the eleventh recital to the Note Purchase Agreement.

                  "Loan Trustee" means the "Mortgagee" as defined in the Financing Agreements.

                  "Mandatory Document Terms" means the terms set forth on
Schedule V to the Note Purchase Agreement.

                  "Mandatory Economic Terms" means the terms set forth on
Schedule VI to the Note Purchase Agreement.

                  "Manufacturer" means McDonnell Douglas Corporation, a Maryland corporation, solely in its capacity as manufacturer or seller of New Aircraft.

                  "New Aircraft" has the meaning set forth in the second recital to the Note Purchase Agreement.

                  "Note Purchase Agreement" means the Note Purchase Agreement to which this Annex A is attached.

                  "Notice of Purchase Withdrawal" with respect to each Deposit Agreement, has the meaning set forth in Section 2.3 thereof.

                  "Operative Agreements" means, collectively, the Pass Through Trust Agreements, the Escrow and Paying Agent Agreements, the Deposit Agreements, the Liquidity Facilities, the Intercreditor Agreement, the Trust Agreements, the Certificates and the Financing Agreements.

                  "Owned Aircraft" means a New Aircraft subject to an Owned Aircraft Indenture.

                  "Owned Aircraft Guarantee" means a Guarantee substantially in the form of Exhibit C-3 to the Note Purchase Agreement.

                  "Owned Aircraft Indenture" means a Trust Indenture and Mortgage substantially in the form of Exhibit C-2 to the Note Purchase Agreement.

                  "Owned Aircraft Participation Agreement" means a Participation Agreement substantially in the form of Exhibit C-1 to the Note Purchase Agreement.

                  "Owner Financing Agreements" means, collectively, the Owned Aircraft Participation Agreement, the Owned Aircraft Indenture, the Owned Aircraft Guarantee and the Equipment Notes issued thereunder.

                  "Owner Participant" means, with respect to any Leased Aircraft, the Person named as the Owner Participant in the Participation Agreement with respect to such Leased Aircraft.

                  "Owner Trust" means with respect to any Leased Aircraft, the trust created by the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

                  "Owner Trustee" means with respect to any Leased Aircraft, the "Owner Trustee" party to the "Trust Agreement" referred to in the Leased Aircraft Indenture related thereto.

                  "Participation Agreements" means, collectively, the Leased Aircraft Participation Agreements and the Owned Aircraft Participation Agreements.

                  "Pass Through Trust" has the meaning set forth in the third recital to the Note Purchase Agreement.

                  "Pass Through Trust Agreement" means any of the agreements described in Schedule II to the Note Purchase Agreement.

                  "Pass Through Trustee" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                  "Paying Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                  "Person" means any individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

                  "Qualified Owner Participant" means any bank, trust company, insurance company, financial institution or corporation (other than, without the Company's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

                  "Rating Agency" means, at any time, the nationally recognized rating agency which shall have been requested to rate the Certificates and which shall then be rating the Certificates. The initial Rating Agency will be Moody's Investors Service, Inc.

                  "Rating Agency Confirmation" means, with respect to any Financing Agreement that has been modified in any material respect from the forms thereof attached to the Note Purchase Agreement or with respect to Substitute Aircraft, a written confirmation from each of the Rating Agencies that the use of such Financing Agreement with such modifications, the substituting of such Substitute Aircraft for an New Aircraft, whichever of the foregoing shall in a particular case require Rating Agency Confirmation, would not result in (i) a reduction of the rating for any Class of Certificates below the then current rating for such Class of Certificates or (ii) a withdrawal or suspension of the rating of any Class of Certificates.

                  "Register" means the register maintained pursuant to Sections
3.04 and 7.12 of the Pass Through Trust Agreement with respect to each Pass Through Trust.

                  "Regular Distribution Dates" shall mean April 1 and October 1 of each year, commencing April 1, 2000.

                  "Section 1110" means 11 U.S.C. (S) 1110 of the Bankruptcy Code or any successor or analogous Section of the federal bankruptcy Law in effect from time to time.

                  "Series A Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series A" thereunder.

                  "Series B Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series B" thereunder.

                  "Series C Equipment Notes" means Equipment Notes issued under an Indenture and designated as "Series C" thereunder.

                  "State Street" means the State Street Bank and Trust Company of Connecticut, National Association.

                  "Subordination Agent" has the meaning set forth in the first paragraph of the Note Purchase Agreement.

                  "Substitute Aircraft" has the meaning set forth in Section 1(g) of the Note Purchase Agreement.

                  "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

                  "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

                  "Treasury Yield" means, as of any date of determination and with respect to any

Equipment Note, the weighted average yield to maturity of United States Treasury Notes then most recently auctioned with maturities equal to the average life of such Equipment Note, or if United States Treasury Notes with such a maturity are not then auctioned and publicly traded, with maturities next above and below the then remaining average life of such Equipment Note, such yields in each case to be determined by averaging (and rounding to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant United States Treasury Notes (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) (i) which appear on the Reuters Monitor Money Rates Service RTRTSY1 Page (or such other page of such service as may replace such page), or (ii) if no such yields are available on any such page of such service, then which appear on Telerate Page 7677 (or such other page of such service as may replace such page) or (iii) if no such yields are available on any such page of such service, then as quoted by Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in each case, at approximately 11:00 A.M. New York time on the date two Business Days next preceding the date of such purchase or acceleration, as the case may be; such weighted average yield of United States Treasury Notes to be calculated by the Subordination Agent in accordance with the following formula:

                          WAY = Y1 + (Y2 - Y1) (X - X1)
                                     -------------------
                                          (X2 - X1)

         Where:

                  WAY = weighted average yield.

                   X = then remaining average life in years of such Equipment Note.

                  X1 = whole integer closest to and less than X that equals the maturity in years of a United States Treasury Note then publicly traded.

                  X2 = whole integer closest to and greater than X that equals the maturity in years of a United States Treasury Note then publicly traded.

                  Y1 = yield of United States Treasury Notes then most recently auctioned with maturities equal to X1.

                  Y2 = yield of United States Treasury Notes then most recently auctioned with maturities equal to X2.

                  "Triggering Event" has the meaning assigned to such term in the Intercreditor Agreement.

                  "Trust Agreement" means a Trust Agreement substantially in the form of Exhibit A-5 to the Note Purchase Agreement.

                                 EXHIBIT A-1 to
                             Note Purchase Agreement
                             -----------------------

                 FORM OF LEASED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT A-2 to
                             Note Purchase Agreement
                             -----------------------

                                  FORM OF LEASE

                                 EXHIBIT A-3 to
                             Note Purchase Agreement
                             -----------------------

                        FORM OF LEASED AIRCRAFT INDENTURE

                                 EXHIBIT A-4 to
                             Note Purchase Agreement
                             -----------------------

                 FORM OF AIRCRAFT PURCHASE AGREEMENT ASSIGNMENT

                                 EXHIBIT A-5 to
                             Note Purchase Agreement
                             -----------------------

                     FORM OF LEASED AIRCRAFT TRUST AGREEMENT

                                 EXHIBIT A-6 to
                             Note Purchase Agreement
                             -----------------------


                        FORM OF LEASED AIRCRAFT GUARANTEE

                                  EXHIBIT B to
                             Note Purchase Agreement
                             -----------------------


                             FORM OF DELIVERY NOTICE

                         Dated as of __________ __, ____

To each of the addressees listed

         in Schedule A hereto

                  RE: Delivery Notice in accordance with Note Purchase Agreement referred to below

Ladies and Gentlemen:

         Reference is made to the Note Purchase Agreement dated as of November 3, 1999 among AirTran Airways, Inc. (the "Company"), AirTran Holdings, Inc., State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee under each of the Pass Through Trust Agreements (as defined therein) (the "Pass Through Trustee"), State Street Bank and Trust Company of Connecticut, National Association, as Subordination Agent (the "Subordination Agent"), First Security Bank, National Association, as Escrow Agent (the "Escrow Agent") and State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent (the "Paying Agent") (as in effect from time to time, the "Note Purchase Agreement"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Note Purchase Agreement or, to the extent not defined therein, the Intercreditor Agreement.

         Pursuant to Section 1(b) of the Note Purchase Agreement, the undersigned hereby notifies you, in respect of the Boeing 717-200 aircraft with manufacturer's serial number _______ (the "Aircraft"), of the following:

(1) The Company has elected to treat the Aircraft as a [Leased](1)/ [Owned](2) Aircraft;

(2) The Scheduled Delivery Date of the Aircraft is __________ __, ____ [The Delivery Date of the Aircraft is _________ __, __ and the Funding Date of the Aircraft is ________ __, __]*; and


--------
(1)      To be inserted in the case of a Leased Aircraft.

(2)      To be inserted in the case of an Owned Aircraft.

(*)      To be inserted in the case of bridge-financed Aircraft pursuant to
Section 1(f) of the Note Purchase Agreement.

(3) The aggregate amount of each series of Equipment Notes to be issued, and purchased by the respective Pass Through Trustees, on the [Scheduled Delivery Date / Funding Date]*, in connection with the financing of such Aircraft is as follows:

         (a) the Class A Trustee shall purchase Series A Equipment Notes in the amount of $__________;

         (b) the Class B Trustee shall purchase Series B Equipment Notes in the amount of $__________; and

         (c) the Class C Trustee shall purchase Series C Equipment Notes in the amount of $__________.

         The Company hereby instructs the Class A Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, ____ [a date which is no later than one Business Day prior to the [Scheduled Delivery Date / Funding Date]o] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit A hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs the Class B Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, ____ [a date which is no later than one Business Day prior to the [Scheduled Delivery Date / Funding Date]*] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit B hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs the Class C Trustee to (i) execute a Withdrawal Certificate in the form of Annex A hereto dated _____ __, ____ [a date which is no later than one Business Day prior to the [Scheduled Delivery Date / Funding Date]*] and attach thereto a Notice of Purchase Withdrawal dated such date completed as set forth on Exhibit C hereto and (ii) deliver such Withdrawal Certificate and Notice of Purchase Withdrawal to the applicable Escrow Agent.

         The Company hereby instructs each Pass Through Trustee to (i) purchase Equipment Notes of a series and in an amount set forth opposite such Pass Through Trustee in clause (3) above with a portion of the proceeds of the withdrawals of Deposits referred to in the applicable Notice of Purchase Withdrawal referred to above and (ii) re-deposit with the Depositary the excess, if any, of the amount so withdrawn over the purchase price of such Equipment Notes.
--------
* Insert "Funding Date" only in the case of bridge-financed Aircraft pursuant to
Section 1(f) of the Note Purchase Agreement.

         The Company hereby instructs each Pass Through Trustee to (a) enter into the Participation Agreement dated as of _____ __, ____ among the Company, as [Lessee](3)/[Owner](4), the Subordination Agent, the Pass Through Trustee, ___________________, as Mortgagee [and Loan Participant, _____________________,
as Owner Trustee and _________, as Owner Participant](5), (b) perform its obligations thereunder and (c) deliver such certificates, documents and legal opinions relating to such Pass Through Trustee as required thereby.

         [The Company hereby certifies that the Owner Participant with respect to the Aircraft is (a) not an Affiliate of the Company or the Guarantor and (b) based on representation(s) of the Owner Participant, a [Qualified Owner Participant/person whose obligations under the Owner Participant Agreements (as defined in the Participation Agreement) are guaranteed by a Qualified Owner Participant].](6)

Yours faithfully,

AirTran Airways, Inc.

By:____________________________________
   Name:
   Title:


-----------
(3)        To be inserted in the case of a Leased Aircraft.

(4)        To be inserted in the case of an Owned Aircraft.

(5)        To be inserted in the case of a Leased Aircraft.

(6)        To be inserted in the case of a Leased Aircraft.

                                   SCHEDULE A



State Street Bank and Trust Company
  of Connecticut, National Association, as
   Pass Through Trustee, Subordination
   Agent, Escrow Agent and Paying Agent
225 Asylum Street
Goodwin Square
Hartford, Connecticut  06103
Attention:  Corporate Trust Administration
Facsimile:  (860) 244-1889

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007
Attention:  Robert Jankowitz
Facsimile:  (212) 553-4600

                                                                        ANNEX A

                             WITHDRAWAL CERTIFICATE

                                   (Class __)



                   First Security Bank, National Association,

                                 as Escrow Agent



Dear Sirs:



                  Reference is made to the Escrow and Paying Agent Agreement, dated as of November 3, 1999 (the "Agreement"). We hereby certify to you that the conditions to the obligations of the undersigned to execute a Participation Agreement pursuant to the Note Purchase Agreement have been satisfied. Pursuant to Section 1.02(c) of the Agreement, please execute the attached Notice of Purchase Withdrawal and immediately transmit by facsimile to the Depositary, at
(312) 992-5111, Attention: Credit Administration, with a copy to (312) 606-8428,
Attention: Claudia Heldring.


                                 Very truly yours,



                                 STATE STREET BANK AND TRUST
                                 COMPANY OF CONNECTICUT, NATIONAL
                                 ASSOCIATION, not in its individual capacity but

                                 solely as Pass Through Trustee

                                 By   __________________________
                                      Name:
                                      Title:


Dated:  ____________, ____

                                                                       EXHIBIT A

                          NOTICE OF PURCHASE WITHDRAWAL



ABN AMRO Bank N.V.
208 South Lasalle Street
Suite 1500
Chicago, IL  60604-1003
Attention:  Credit Administration
Telecopier:  (312) 992-5111

Copy:

ABN AMRO Bank N.V.
135 South Lasalle Street
Chicago, Illinois 60603
Attention:  Claudia Heldring
Telecopier:  (312) 606-8428

Ladies and Gentlemen:

                  Reference is made to the Deposit Agreement (Class __) dated as of November 3, 1999 (the "Deposit Agreement") between First Security Bank, National Association, as Escrow Agent, and ABN AMRO Bank N.V., Chicago Branch, as Depositary (the "Depositary").

                  In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $_______, Account No. ____________.

                  The undersigned hereby directs the Depositary to pay the proceeds of the Deposit to [________________, Account No. _____, Reference:
_________] on _________ __, 199_, upon the telephonic request of a representative of the Pass Through Trustee.



                                                  FIRST SECURITY BANK, NATIONAL
                                                  ASSOCIATION,

                                                  as Escrow Agent

                                                  By__________________________
                                                     Name:
                                                     Title:
Dated: _______ __, ____

                                 EXHIBIT C-1 to
                             Note Purchase Agreement
                             -----------------------

                 FORM OF OWNED AIRCRAFT PARTICIPATION AGREEMENT

                                 EXHIBIT C-2 to
                             Note Purchase Agreement
                             -----------------------

                        FORM OF OWNED AIRCRAFT INDENTURE

                                 EXHIBIT C-3 to
                             Note Purchase Agreement
                             -----------------------

                        FORM OF OWNED AIRCRAFT GUARANTEE

                                     ANNEX A


                                   DEFINITIONS

GENERAL PROVISIONS

         (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

                  (1) each of "Lessee", "Lessor", "Loan Participant", "Owner Trustee", "Owner Participant", "Mortgagee", "Note Holder", and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

                  (2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement or other document entered into in substitution or replacement therefor;

                  (3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Delivery Date, and thereafter from time to time;

                  (4) "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof", "hereunder", and words of similar import, when used in any Operative Agreement, refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

                  (5) "including", "include", and terms or phrases of similar import means "including [etc.], without limitation";

                  (6) "or" is conjunctive and not disjunctive; and

                  (7) a reference to a "section" or "(S)", an "Exhibit", an "Annex", or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, such Operative Agreement or such annex, respectively.

         (b) Each exhibit, annex, and schedule to each Operative Agreement is incorporated in, and is a part of, such Operative Agreement.

         (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

         (d) Headings used in any Operative Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

         (e) For purposes of each Operative Agreement, the existence of a Lease Event of Default, Lease Default, or Special Default referred to in (S) 14.5 of the Lease shall not prohibit Lessee from taking any action or exercising any right that is conditioned on the non-existence of any Lease Event of Default, Lease Default, or Special Default if such Lease Event of Default, Lease Default, or Special Default consists of the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code, and the trustee or debtor-in-possession in such proceedings (1) has agreed to perform its obligations under the Lease with the approval of the applicable court and thereafter continues to perform such obligations in accordance with Section 1110, or (2) has assumed the Lease with the approval of the relevant court and thereafter continues to perform its obligations under the Lease.

DEFINED TERMS

         Actual Knowledge: (a) as it applies to Owner Trustee or Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee (respectively), or any other officer of Owner Participant or Lessee (respectively) having responsibility for the Transactions; provided, that each of Lessee, Owner Participant, Owner Trustee, and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee, or Mortgagee, given pursuant to (S) 15.7 of the Participation Agreement.

         Additional Insured: defined in (S) D of Annex D to the Lease.

         Adverse Change in Tax Law: (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the Transactions as anticipated by Lessee, or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

                   (1) for federal income tax purposes, the Lease will be a "true" lease for purposes of the Code, Owner Participant will be treated as the owner of the Aircraft, and Lessee will be treated as the lessee of the Aircraft;

                   (2) for federal income tax purposes, Owner Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor' s Cost of the Aircraft; and

                   (3) for federal income tax purposes, Owner Participant will be entitled to deductions for interest payments on the Equipment Notes.

         Affiliate of any Person: any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and "controlling", "controlled by", and "under common control with" have correlative meanings.

         After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of all the two payments, after deducting all Taxes (taking into account any related current credits or deductions payable by such Person or any of its Affiliates under any law or governmental authority, is equal to the payment due to such Person.

         Aircraft: the Airframe and the two Engines.

         Aircraft Bill of Sale: the full warranty bill of sale covering the Aircraft delivered by Seller to Owner Trustee on the Delivery Date.

         Aircraft Description Exhibit: Exhibit A to the Lease or Exhibit A to the Mortgage.

         Aircraft Documents: all technical data, manuals, and log books, and all inspection, modification, and overhaul records and other service, repair, maintenance, and technical records that the relevant Aviation Authority requires be maintained with respect to the Aircraft, including all required additions, renewals, revisions, and replacements of any such materials, in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper, or computer disk) such materials are maintained or retained by or on behalf of Lessee.

         Airframe: (1) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number, and Airframe Manufacturer's serial number set forth in the Aircraft Description Exhibit, or (2) any Replacement Airframe, including in either case any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts does not vest in Lessor in accordance with (S) 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Operative Agreements, and the replaced Airframe shall cease to be subject to the Lease and shall cease to be the "Airframe".

         Airframe Manufacturer: McDonnell Douglas Corporation, a Maryland corporation.

         Amortization Amount for any Equipment Note, as of any Payment Date: the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

         Amortization Schedule for an Equipment Note: the amortization schedule for that Equipment Note delivered pursuant to (S) 2.02 of the Mortgage.

         Appraiser: a firm of internationally-recognized, independent aircraft appraisers.

         Average Life Date for any Equipment Note: the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. The "REMAINING WEIGHTED AVERAGE LIFE" for any Equipment Note on a given date is the number of days equal to (1) the sum of (a) each then-remaining scheduled payment of principal of such Equipment Note, TIMES (b) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, DIVIDED BY
(2) the then-outstanding principal amount of such Equipment Note.

         Aviation Authority: the FAA or, if the Aircraft is registered with any other Government Entity under and in accordance with (S) 7.1.2 of the Lease, such other Government Entity.

         Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. (S) 101 ET SEQ.

         Base term: the period beginning on and including the Commencement Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

         Basic Rent: the rent (including, to the extent applicable, Interim Rent and Renewal Rent) payable for the Aircraft pursuant to (S) 3.2.1(a) of the Lease.

         Bills of Sale: the FAA Bill of Sale and the Aircraft Bill of Sale.

         Boeing Agreement:  defined in (S) 14.8(b) of the Lease.

         Business Day: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Orlando, FL, Salt Lake City, UT, and so long as any Equipment Note is outstanding, the city and state in which Mortgagee maintains its corporate trust office or receives and disburses funds.

         Cash Equivalents: the following securities (which shall mature within 90 days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee, or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rate of "A" or better from the Thomson BankWatch Service; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to or higher than A1 or P1, respectively.

         Certificate Holder: a registered holder of one or more Pass-Through Certificates or, if any Pass-Through Certificate is held by Depository Trust Company, a beneficiary in a fractional Interest of such Pass-Through Certificate.

         Change in Tax Law: any amendment, modification, addition, or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures, or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant's being subject to alternative minimum tax or unable to use all tax benefits because of its particular tax situation).

         Citizen of the United States: defined in (S) 40102(a)(15) of the Transportation Code and in the FARs.

         Closing: the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

         Code: the Internal Revenue Code of 1986; provided, that when used in relation to a Plan, "Code" shall be interpreted in accordance with the regulations and rulings issued thereunder.

         Collateral: defined in the "Granting Clause" of the Mortgage.

         Commencement Date: defined in Schedule 1 to the Lease.

         Commitment for any Participant: the amount of its participation in the payment of Lessor's Cost.

         Commitment Termination Date: defined in Schedule 3 to the Participation Agreement.

         Consent and Agreement: Consent and Agreement N9__AT, dated the Delivery Date, of Airframe Manufacturer.

         Continuous Stay Period: defined in (S) 4.04(a) of the Mortgage.

         Corporate Trust Department or Trust Office: Owner Trustee's principal corporate trust office, located from time to time at Owner Trustee's address for notices under the Participation Agreement, or such other office at which Owner Trustee's corporate trust business shall be administered and which Owner Trustee specifies by notice in writing to Lessee, Mortgagee, and each Note Holder.

         Corporate Trust Office: Mortgagee's principal office, located at Mortgagee's address for notices under the Participation Agreement, or such other office at which Mortgagee's corporate trust business shall be administered and which Mortgagee specifies by notice in writing to Lessee, Owner Trustee, and each Note Holder.

         CRAF: the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. (S) 9511 - 13, or any similar substitute program.

         Debt: any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction, or any other liabilities evidenced or to be evidenced by bonds, debentures, notes, or other similar instruments.

         Debt Rate: (1) for any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Mortgage, and (2) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past-Due Rate.

         Deficiency Agreement: Deficiency Agreement N9__AT, dated the Delivery Date, among Airframe Manufacturer, Owner Trustee, and Owner Participant.

         Delayed Delivery Date: a delayed Delivery Date notified to each Participant, Owner Trustee, and Mortgagee by Lessee pursuant to (S) 4.3 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

         Delivery Date: _______________, _____ (which is the date when the Aircraft is delivered to and accepted by Lessee under the Lease and when the Closing occurs).

         Deposit Agreement: each of the three Deposit Agreements between Depository and Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts, provided, that, for purposes of any obligation of Lessee, no amendment, modification, or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless Lessee consents to it.

         Depository: ABN AMRO Bank N.V. (acting through its Chicago branch), as Depository under each Deposit Agreement.

         Dollars, United States Dollars, or $: the lawful currency of the United States.

         DoT: the Department of Transportation of the United States, or any Government Entity succeeding to the functions of such Department of Transportation.

         EBO Date:  defined in Schedule 1 to the Lease.

         EBO Price:  defined in Schedule 1 to the Lease.

         Eligible Account: an account established by and with an Eligible Institution at Mortgagee's request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a "securities account" (as defined in UCC (S) 8-501), (2) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in UCC (S) 8-102(9)), (3) Mortgagee shall be the "entitlement holder" (as defined in UCC (S) 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Mortgagee to the exclusion of Lessee and Owner Trustee, and (5) the "securities intermediary jurisdiction" (under UCC (S) 8-110(e)) shall be the state of New York.

         Eligible Institution: the corporate trust department of (1) State Street Bank and Trust Company of Connecticut, National Association, acting solely in its capacity as a "securities intermediary" (as defined in UCC (S) 8-102(14)), or (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

         Enforcement Date: defined in (S) 4.03 of the Mortgage.

         Engine: (1) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number in the Aircraft Description Exhibit and originally installed on the Airframe on delivery thereof pursuant to the Lease, or (2) any Replacement Engine, in any case whether or not from time to time installed on the Airframe or installed on any other airframe or aircraft, including (for both clauses (1) and (2)) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts does not vest in Lessor in accordance with (S) 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Operative Agreements, and the replaced Engine shall cease to be subject to the Lease and shall cease to be an "Engine".

         Engine Consent and Agreement: Engine Consent and Agreement N9__AT, dated the Delivery Date, of Engine Manufacturer.

         Engine Manufacturer: BMW Rolls-Royce GmbH.

         Equipment Note: any equipment note issued under the Mortgage in the form specified in (S) 2.01 and Exhibit B thereof (as such form may be varied pursuant to the terms of the Mortgage), or any Equipment Note issued under the Mortgage in exchange for or replacement of any Equipment Note.

         Equipment Note Register: defined in (S) 2.07 of the Mortgage.

         ERISA: the Employee Retirement Income Security Act of 1974.

         Escrow Agent: First Security Bank, National Association, as Escrow Agent under each of the Escrow Agreements.

         Escrow Agreement: each of the three Escrow and Paying Agent Agreements, among Escrow Agent, Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein, and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts, provided, that, for purposes of any obligation of Lessee, no amendment, modification, or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless Lessee consents to it.

         Event of Loss with respect to the Aircraft, the Airframe, or any
Engine: any of the following circumstances, conditions, or events with respect to such property, for any reason whatsoever:

         (1) the destruction of such property, damage to such property beyond economic repair, or rendition of such property permanently unfit for normal use by Lessee;

         (2) the actual or constructive total loss of such property, or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

         (3) any theft, hijacking, or disappearance of such property for 90 consecutive days or more;

         (4) any seizure, condemnation, confiscation, taking, or requisition of use of such property by any Government Entity or purported Government Entity (other than a requisition of use by a U.S. Government Entity) for 180 consecutive days or, if earlier, at the end of the Term; or any taking of title to such property by any Government Entity or purported Government Entity (whether by seizure, condemnation, confiscation, requisition, or otherwise);

         (5) any seizure, condemnation, confiscation, taking, or requisition of use of such property by any U.S. Government Entity that continues until the 30th day after the last day of the Term; and

         (6) as a result of any law, rule, regulation, order, or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for 180 consecutive days, unless, before the expiration of such 180-day period, Lessee undertakes and is diligently carrying forward such steps as are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use is prohibited for a continuous period of one year.

         Excluded Payments: (1) indemnity payments paid or payable by Lessee to or in respect of Owner Participant or FSB, their Affiliates, successors, and permitted assigns, and their directors, officers, employees, and agents pursuant to (S) 9 of the Participation Agreement, or any corresponding payments under the Lease, (2) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Participant or FSB, that are payable directly to Owner Participant or FSB for its own account, (3) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its own account or benefit (whether directly or through Owner Trustee) and permitted under (S) 11.2 of the Lease, (4) all payments required to be made under the Tax Indemnity Agreement by Lessee, or under the Deficiency Agreement or RVG by Airframe Manufacturer, (5) any Transaction Expenses paid or payable by Lessee to Owner Trustee (to the extent for its sole benefit) or Owner Participant pursuant to the Lease or the Participation Agreement, (6) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (1) through (5) above, and (7) any right to enforce the payment of any amount described in clauses (1) through (6) above (provided, that the rights referred to in this clause (7) shall not include the exercise of any remedies provided for in the Lease, other than the right to sue for specific performance of any covenant to make such payment or to sue for damages for the breach of any such covenant).

         Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

         FAA: thet Federal Aviation Administration of the United States, or any Government Entity succeeding to the functions of such Federal Aviation Administration.

         FAA Bill of Sale: a bill of sale for the Aircraft on AC Form 8050-2 (or any other FAA-approved form), delivered to Owner Trustee on the Delivery Date by Seller.

         FAA Counsel: Crowe & Dunlevy.

         FAA-Filed Documents: the Lease, the Mortgage, the Trust Agreement, the FAA Bill of Sale, [INCLUDE ANY RELEASE OR TERMINATION,] an application for registration of the Aircraft with the FAA in Owner Trustee's name, and the related affidavits of U.S. citizenship.

         FARS: the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

         Fair Market Rental Value: the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, for the applicable Renewal Term, assuming that (1) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (2) rent would be paid semiannually, and (3) the Aircraft would be leased during any such Renewal Term on the same terms and conditions (except for Basic Rent amount) as during the Base Term.

         Fair Market Sales Value: the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, in a transaction that would close on or about the relevant time of determination, assuming that (1) the Aircraft has been maintained in accordance with the Lease, and is in the condition required by the Lease, and (2) the Aircraft will be delivered to such informed and willing buyer in the return condition required by the Lease.

         Financing Statements: UCC-1 (and, where appropriate, UCC-3) financing statements (1) covering the Collateral, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction where (in Mortgagee's opinion) filing is necessary to perfect its Lien on the Collateral, and (2) covering the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Florida and each other jurisdiction where (in Owner Trustee's or Mortgagee's opinion) filing is reasonably desirable.

         Fixed Renewal Term: the first or second term for which the Lease is extended by Lessee (if applicable) pursuant to (S) 17 of the Lease.

         FSB: First Security Bank, National Association, a national banking association, not in its capacity as trustee under the Trust Agreement, but in its individual capacity.

         GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC, and applied on a basis consistent with prior periods except as disclosed in the pertinent Person's financial statements.

         Government Entity: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

         GTA: the General Terms Agreement, as defined in the Purchase Agreement Assignment.

         Guarantee: Guarantee N9__AT, dated the Delivery Date, issued by Holdings in favor of Owner Trustee, FSB, Mortgagee, SSB, the Certificate Holders, and each Participant.

         Guarantor Confirmation: an agreement, in form and substance reasonably satisfactory to the Participants, under which Holdings confirms its obligations under the Guarantee after giving effect to the transactions necessitating the delivery of that agreement.

         Holdings: AirTran Holdings, Inc., a Nevada corporation

         Indemnitee: (1) FSB and Owner Trustee; (2) SSB and Mortgagee; (3) each separate or additional trustee appointed pursuant to the Trust Agreement or the Mortgage; (4) each Participant; (5) each Certificate Holder; (6) the Trust Estate and the Collateral; (7) each Affiliate of the Persons described in clauses (1), (2), (3), (4) and (5); (8) the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (4) and in clauses (5) and (7); (9) the successors and permitted assigns of the Persons described in clauses (1) through (5), and in clauses (7) through (8); and (9) the Pass-Through Indemnitees; provided, that the Pass-Through Indemnitees are Indemnitees only for purposes of (S) 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant or Certificate Holder.

         Intercreditor Agreement: the Intercreditor Agreement among Pass-Through Trustees, Liquidity Provider, and Subordination Agent, dated as of the Issuance Date.

         Interim Term: the period commencing on and including the Delivery Date, and ending on and including the day before the Commencement Date (or such earlier date on which the Term terminates in accordance with the provisions of the Lease).

         Interim Rent: defined in Schedule 1 to the Lease.

         IRS: the Internal Revenue Service of the United States, or any Government Entity succeeding to the functions of such Internal Revenue Service.

         Issuance Date: November ___, 1999.

         KFW Agreement:  defined in (S) 14.8(a) of the Lease.

         Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Government Entity, and (2) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

         Lease or Lease Agreement: Lease Agreement N9__AT, dated the Delivery Date, between Owner Trustee and Lessee.

         Lease Default: (1) any condition, circumstance, act, or event that, with the giving of notice or the lapse of time, would constitute a Lease Event of Default, or (2) any Lease Event of Default.

         Lease Event of Default: any one or more of the conditions, circumstances, acts, or events set forth in (S) 14 of the Lease.

         Lessee: AirTran Airways, Inc., a Delaware corporation.

         Lessee Operative Agreements: the Participation Agreement, the Lease, the Tax Indemnity Agreement, the Purchase Agreement Assignment, and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

         Lessee Person: Lessee, any sublessee, assignee, successor, or other user or Person in possession of the Aircraft, the Airframe, or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any Person using or claiming any rights with respect to the Aircraft, the Airframe, or an Engine directly by or through any of the Persons in this parenthetical, but not excluding any Person claiming directly or indirectly through or under the Lease).

         Lessee's Advisor: defined in Schedule 3 to the Participation Agreement.

         Lessor: Owner Trustee in its capacity as lessor under the Lease.

         Lessor Lien, with respect to any Person, on any property (including the Trust Estate, the Collateral, the Aircraft, Airframe, Engines, Parts, or Aircraft Documents) or any payments: any Lien on such property or payments that results from (1) claims against such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the Transactions, (2) acts or omissions of such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of its obligations under any of the terms of the Operative Agreements, or not related to the Transactions, (3) Taxes against such Person (if such Person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates that Lessee is not required to indemnify under the Participation Agreement, or (4) from claims against such Person arising out of its transfer of all or part of its interest in the Aircraft, the Trust Estate, or the Operative Agreements, other than a Transfer required by the terms of the Operative Agreements or occurring pursuant to the exercise of remedies set forth in (S) 15 of the Lease.

         Lessor's Cost: the aggregate of the amounts paid by Owner Trustee to Airframe Manufacturer and Lessee to purchase the Aircraft pursuant to the Purchase Agreement Assignment and the Participation Agreement, as designated by Dollar amount in Schedule 3 to the Participation Agreement.

         Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

         Liquidity Facilities: the three Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with Liquidity Provider with respect to each Pass-Through Trust) between Subordination Agent, as borrower, and Liquidity Provider, each dated as of the Issuance Date, provided, that, for purposes of any obligation of Lessee, no amendment, modification, or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless Lessee consents to it.

         Liquidity Provider: ABN AMRO Bank N.V. (acting through its Chicago branch), as "Class A Liquidity Provider", "Class B Liquidity Provider", and "Class C Liquidity Provider" (as such terms are defined in the Intercreditor Agreement).

         Loan Participants: (1) until the Closing is consummated, Pass-Through Trustees, and (2) after the Closing is consummated, each Note Holder.

         Loss Payment Date: the date on which payment is due pursuant to (S) 10.1.2(a)(1) of the Lease.

         Maintenance Program: defined in Annex C to the Lease.

         Majority in Interest of Note Holders as of a particular date of determination: the holders of a majority in unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to (S) 4.03 of the Mortgage (unless all Equipment Notes then outstanding are held by Owner Trustee, Lessee, Owner Participant, or any Affiliate of any thereof)); provided, that for the purposes of directing any action, casting any vote, or giving any consent, waiver, or instruction hereunder, any Note Holder may (in its sole discretion) allocate any fractional portion of the principal amount of its Equipment Note(s) in favor of or in opposition to any such action, vote, consent, waiver, or instruction. A "majority in interest" of holders of any Series of Equipment Notes shall be the holders described in the preceding sentence if each reference therein to "Equipment Notes" were replaced with "such Series of Equipment Notes".

         Make-Whole Amount with respect to any Equipment Note: an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note, computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months), using a discount rate equal to the Treasury Yield plus the Margin, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the determination date. For purposes of this definition, "Treasury Yield" means, at the determination date for any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets as determined by interpolation between the most-recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (aa) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note, and (bb) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, such yields in each case to be determined by averaging (and rounding to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant United States Treasury securities (rounded, if necessary, to the nearest 1/100 of 1% with any figure of

1/200 of 1% or above rounded upward) (aa) which appear on the Reuter Monitor Money Rates Service BNDS Page (or such other page of such service as may replace such page), (bb) if no such yields are available on any such page of such service, then which appear on Telerate Page 7677 (or such other page of such service as may replace such page), or (cc) if no such yields are available on any such page of such service, then as quoted by Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in each case, at approximately 11:00 a.m. New York City time on the date two Business Days before the determination date). "Margin" means (1) for the purpose of computing the Make-Whole Amount payable under (S) 4.04 of the Mortgage, 1.5% per annum and (2) in all other cases, 0% per annum. The determination date for a Make-Whole Amount shall be the third Business Day before the applicable payment or redemption date. Notwithstanding the foregoing, the Make-Whole Amount shall be zero on any Series C Equipment Note prepaid on or before the second anniversary of the Issuance Date other than pursuant to (S) 4.04 of the Mortgage.

         Materially Adverse Change with respect to any Person: any event, condition, or circumstance that materially adversely affects such Person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

         Minimum Liability Insurance Amount: defined in Schedule 1 to the Lease.

         Moody's: Moody's Investors Service, Inc.

         Mortgage: Trust Indenture and Mortgage N9__AT, dated the Delivery Date, between Owner Trustee and Mortgagee.

         Mortgage Agreements: the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale, any Permitted Sublease assignment or assigned Permitted Sublease contemplated by subclause (3) of the Granting Clause in the Mortgage, and any other contract, agreement, or instrument from time to time assigned or pledged under the Mortgage.

         Mortgage Default: (1) any condition, circumstance, act, or event that, with the giving of notice or the lapse of time, would constitute a Mortgage Event of Default, or (2) any Mortgage Event of Default.

         Mortgage Event of Default: any one or more of the conditions, circumstances, acts, or events in (S) 4.02 of the Mortgage.

         Mortgage Indemnitee: (1) SSB and Mortgagee, (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) Subordination Agent,
(4) Liquidity Provider, (5) each Pass-Through Trustee, (6) Paying Agent, (7) Escrow Agent, and (8) each of the directors, officers, employees, and agents of the Persons described in clauses (1) through (7).

         Mortgaged Property: defined in (S) 3.03 of the Mortgage.

         Mortgagee: State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as loan trustee under the Mortgage.

         Mortgagee Agreements: the Participation Agreement, the Mortgage, and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

         Mortgagee Event: (1) in the event of a reorganization proceeding involving Lessee under Chapter 11 of the Bankruptcy Code, (a) the trustee in such proceeding or Lessee does not assume or agree to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code), or (b) at any time after agreeing to perform or assuming such obligations, such trustee or Lessee ceases to perform such obligations with the result that the Continuous Stay Period comes to an end, or (2) either the Equipment Notes become due and payable pursuant to (S) 4.04(b) of the Mortgage, or Mortgagee takes action or notifies Owner Trustee that it intends to take action to foreclose the Lien of the Mortgage or otherwise commence the exercise of any significant remedy in accordance with (S) 4.04(a) of the Mortgage.

         Net Economic Return: Owner Participant's net after-tax yield, using the "multiple investment sinking fund" method of analysis, and aggregate net after-tax cash flow, computed on the basis of the same methodology and assumptions as the initial Owner Participant used in determining Basic Rent, Stipulated Loss Value percentages, and Termination Value percentages, as of the Delivery Date, as such assumptions are adjusted for events that have been the basis for adjustments to Basic Rent pursuant to (S) 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to (S) 5 of the Tax Indemnity Agreement; provided, that, even if the initial Owner Participant transfers its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; provided further, that, notwithstanding the preceding proviso, solely for purposes of (S) 11 of the Participation Agreement and calculating any adjustments to Basic Rent, Stipulated Loss Values, and

Termination Values in connection with a refunding pursuant to such (S) 11 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash flow) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions used by the transferee Owner Participant as of the date when it acquires its interest.

         Net Present Value of Rents: the present value, as of the date of determination, discounted at 10% per annum, compounded semiannually to the date of determination, of all unpaid Basic Rent payments during the then-remaining portion of the Base Term, expressed as a percentage of Lessor's Cost.

         Net Worth for any Person: the excess of its total assets over its total liabilities.

         New Debt: debt securities in an aggregate principal amount specified in the Re-Funding Information.

         Non-U.S. Person: any Person, other than a United States person as defined in Code (S) 7701(a)(30).

         Note Holder: a registered holder of one or more Equipment Notes.

         Note Purchase Agreement: the Note Purchase Agreement, dated as of the Issuance Date, among AirTran Airways, Inc., Subordination Agent, Escrow Agent, Paying Agent, and Pass-Through Trustee under each Pass-Through Trust Agreement, providing for the issuance and sale of equipment notes.

         Officer's Certificate of any party to the Participation Agreement: a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

         Operative Agreements: the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, the Mortgage, the Bills of Sale, the Tax Indemnity Agreement, the Deficiency Agreement, the RVG, the Guarantee, the Boeing Agreement, the KfW Agreement, and the Equipment Notes.

         Operative Indenture: an indenture under which notes have been issued and purchased by Pass-Through Trustees pursuant to the Note Purchase Agreement.

         OP Jurisdiction: defined in Schedule 3 to the Participation Agreement.

         Original Amount of an Equipment Note: the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, the aggregate stated original principal amounts of all Equipment Notes.

         Owner Participant: the Person executing the Participation Agreement as "Owner Participant"; except that, after an Owner Participant Transfers its interest to a successor Owner Participant, such transferor shall not be an "Owner Participant".

         Owner Participant Agreements: the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered [on the Delivery Date].

         Owner Participant's Percentage: the percentage of Lessor's Cost allocated to Owner Participant in Schedule 2 to the Participation Agreement.

         Owner Trustee: First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

         Owner Trustee Agreements: the Participation Agreement, the Lease, the Trust Agreement, the Mortgage, the Equipment Notes, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

         Participant: Owner Participant or a Loan Participant.

         Participation Agreement: Participation Agreement N9__AT, dated the Delivery Date, among Lessee, Owner Participant, Owner Trustee, Pass-Through Trustees, Subordination Agent, and Mortgagee.

         Parts: all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than (1) Engines or engines, and (2) any items leased by Lessee from a third party other than Lessor) from time to time installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

         Pass-Through Agreements: the Pass-Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities, and the Fee Letters referred to in (S) 2.03 of each of the Liquidity Facilities, provided,, that no amendment, modification, or supplement to, or substitution or replacement of, any such Fee

Letter shall be effective for purposes of any obligation of Lessee, unless Lessee consents to it.

         Pass-Through Certificates: the pass-through certificates issued by the Pass-Through Trusts (including any pass-through certificates for which such pass-through certificates may be exchanged).

         Pass-Through Indemnitees: (1) Subordination Agent, Paying Agent, Escrow Agent, Liquidity Provider, and Pass-Through Trustees, (2) each Affiliate of a Person described in the preceding clause (1), (3) the directors, officers, employees, and agents of the Persons described in clauses (1) and (2), and (4) the successors and permitted assigns of the Persons described in clauses (1),
(2), and (3).

         Pass-Through Trust: each of the three separate pass-through trusts created under the Pass-Through Trust Agreements.

         Pass-Through Trust Agreement: each of the three separate Pass-Through Trust Agreements, each dated as of the Issuance Date, by and between Lessee and Pass-Through Trustee.

         Pass-Through Trustee: State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under each Pass-Through Trust Agreement.

         Pass-Through Trustee Agreements: the Participation Agreement, the Pass-Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, and the Intercreditor Agreement.

         Past-Due Rate: defined in Schedule 1 to the Lease.

         Paying Agent: State Street Bank and Trust Company of Connecticut, National Association, as Paying Agent under each of the Escrow Agreements.

         Payment Date: (1) each April 1 and October 1 during the Term, commencing with the first such date to occur after the Commencement Date, (2) the Scheduled Expiration Date, and (3) each Scheduled Renewal Term Expiration Date, if any.

         Payment Period: each of the consecutive semiannual periods (or such applicable shorter period ended on the Scheduled Expiration Date and the first and last Payment Dates of any Renewal Term) during the Term ending on a Payment Date, the first such period commencing on and including the Commencement Date.

         Permitted Air Carrier: any Permitted Foreign Air Carrier or U.S. Air Carrier.

         Permitted Country: any country listed on Schedule 5 to the Lease, except any such country that, when the pertinent sublease or other transfer begins, does not maintain normal diplomatic relations with the United States (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Issuance Date), is involved in internal or external war or military conflict, or is a country with which it would constitute a breach of Law for Lessor, Mortgagee, or any Participant to engage directly or indirectly in busine(S)

         Permitted Foreign Air Carrier: any air carrier that (1) has its principal executive offices in a Permitted Country, and (2) is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

         Permitted Government Entity: (1) the U.S. Government, or (2) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

         Permitted Institution: any bank, trust company, insurance company, financial institution, or corporation (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder, an airframe or aircraft engine manufacturer, or an Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $50,000,000.

         Permitted Lien: any Lien described in clauses (a) through (g) of (S) 6 of the Lease.

         Permitted Manufacturer: any manufacturer of commercial airframes or jet aircraft engines, or subsidiary of any such manufacturer, that has its principal executive offices in the United States or a Permitted Country.

         Permitted Sublease: a sublease or sub-sublease permitted under (S)
7.2.7 of the Lease.

         Permitted Sublessee: the sublessee under a Permitted Sublease.

         Person or Person: an individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

         Plan: any employee benefit plan within the meaning of ERISA (S) 3(3), or any plan within the meaning of Code (S) 4975(e)(1).

         Preliminary Notice: defined in (S) 17.1 of the Lease.

         PTT Percentage with respect to each Pass-Through Trustee: the percentage of Lessor's Cost allocated to such Pass-Through Trustee in Schedule 2 to the Participation Agreement.

         Purchase Agreement: Purchase Agreement DAC 95-40-D, dated December 6, 1995, between Airframe Manufacturer and ValuJet Airlines, Inc. (predecessor to Lessee), including all exhibits thereto, and all letter agreements that by their terms constitute part of such Purchase Agreement, all to the extent assigned pursuant to the Purchase Agreement Assignment.

         Purchase Agreement Assignment: Purchase Agreement and Engine Warranties Assignment N9__AT, dated the Delivery Date, between Lessee and Owner Trustee.

         Purchase Date: the last Business Day of the Base Term or any Renewal Term, as specified in any Purchase Notice.

         Purchase Notice: defined in (S) 17.3.1 of the Lease.

         Purchase Price: the amount required to be paid to Seller to purchase the Aircraft.

         QIB: defined in (S) 2.08 of the Mortgage.

         Re-Funding Certificate: a certificate of an authorized representative of Owner Participant delivered pursuant to (S) 11.1.1 of the Participation Agreement, setting forth (1) the Re-Funding Date and (2) the following information, subject to the limitations in (S) 11 of the Participation
Agreement: (a) the principal amount of debt to be issued by Owner Trustee on the Re-Funding Date, (b) the proposed adjusted debt-to-equity ratio, and (c) the proposed revised schedules of Basic Rent, Stipulated Loss Value percentages, and Termination Value percentages, and the proposed Amortization Schedules, calculated in accordance with (S) 3.2.1 of the Lease.

         Re-Funding Date: the proposed date on which the outstanding Equipment Notes will be redeemed and refinanced pursuant to (S) 11 of the Participation Agreement.

         Re-Funding Information: the information set forth in the Re-Funding Certificate (other than the Re-Funding Date), as revised by any verification procedures demanded by Lessee pursuant to (S) 3.2.1(d) of the Lease.

         Removable Parts: defined in (S) D of Annex C to the Lease.

         Renewal Notice: defined in (S) 17.2.1 of the Lease.

         Renewal Rent: the basic rent payable for a Renewal Term, determined pursuant to (S) 17.2.2 of the Lease.

         Renewal Rent Limit: defined in Schedule 1 to the Lease.

         Renewal Term: a Fixed Renewal Term or a Subsequent Renewal Term.

         Rent: Basic Rent and Supplemental Rent.

         Replacement Airframe: an airframe substituted for the Airframe pursuant to (S) 10 of the Lease.

         Replacement Engine: an engine substituted for an Engine pursuant to the Lease.

         Responsible Officer of a Person: (1) the President or Chief Financial Officer of such Person, (2) any other officer of such Person customarily bearing responsibility for matters relating to the transactions contemplated by the Operative Agreements, or (3) any officer of such Person specifically authorized to take responsibility for any matter relating to the transactions contemplated by the Operative Agreements.

         RVG: Residual Agreement N9__AT, dated the Delivery Date, between Airframe Manufacturer and Owner Participant.

         Return Acceptance Supplement: a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to (S) 5 of the Lease, entered into by Lessor and Lessee, substantially in the form of Exhibit B to the Lease.

         Scheduled Delivery Date: the expected Delivery Date that Lessee notifies to each Participant, Owner Trustee, and Mortgagee pursuant to (S) 4.1 of the Participation Agreement, which must be a Business Day not later than the Commitment Termination Date.

         Scheduled Expiration Date: defined in Schedule 1 to the Lease.

         Scheduled Renewal Term Expiration Date: (1) for the first Fixed Renewal Term, the second anniversary of the Scheduled Expiration Date, (2) for the second Fixed Renewal Term, the fourth anniversary of the Scheduled Expiration Date, and (3) for any Subsequent Renewal Term, the first anniversary of its commencement date.

         SEC: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of the Securities and Exchange Commission.

         Section 1110: 11 U.S.C. (S) 1110 of the Bankruptcy Code, or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

         Secured Obligations: defined in (S) 2.06 of the Mortgage.

         Securities Act: the Securities Act of 1933.

         Security: a "security" as defined in (S) 2(1) of the Securities Act.

         Seller: [Airframe Manufacturer] [Lessee] [other].

         Senior Holder: defined in (S) 2.14(c) of the Mortgage.

         Series: Series A, Series B, or Series C.

         Series A or Series A Equipment Notes: Equipment Notes issued under the Mortgage and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series A".

         Series B or Series B Equipment Notes: Equipment Notes issued under the Mortgage and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series B".

         Series C or Series C Equipment Notes: Equipment Notes issued under the Mortgage and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series C".

         Similar aircraft: defined in Schedule 1 to the Lease.

         SLV Date for any month: the day in that month specified in Schedule 3 to the Lease or, if that day is not a Business Day, the following Business Day.

         SLV Rate: defined in Schedule 1 to the Lease.

         Special Default: (1) Lessee's failure to pay any amount of Basic Rent, Stipulated Loss Value, Termination Value, or EBO Price when due, (2) any Default referred to in (S) 14.5 of the Lease, or (3) any Lease Event of Default.

         SSB: State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its capacity as Mortgagee under the Mortgage, but in its individual capacity.

         Standard & Poor's: Standard & Poor's Ratings Services.

         Stipulated Loss Value for the Aircraft: (1) during the Interim Term or the Base Term, Lessor's Cost multiplied by the percentage in Schedule 3 to the Lease (as adjusted from time to time in accordance with (S) 3.2.1 of the Lease) for the pertinent SLV Date, and (2) during any Renewal Term, the amount determined pursuant to (S) 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes before such date), the unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all Equipment Notes as of such date (without regard to any interest accrued on the Equipment Notes at a rate exceeding the Debt Rate).

         Subordination Agent: State Street Bank and Trust Company of Connecticut, National Association, as subordination agent under the Intercreditor Agreement.

         Subordination Agent Agreements: the Participation Agreement, the Liquidity Facilities, and the Intercreditor Agreement.

         Subsequent Renewal Term: each term (if any) for which the Lease is extended by Lessee after the second Fixed Renewal Term.

         Supplemental Rent: without duplication, (1) all amounts, liabilities, indemnities, and obligations (other than Basic Rent, but including any Make-Whole Amount) that Lessee assumes or becomes obligated to pay or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other Person, including Stipulated Loss Value, Termination Value, and indemnity payments under (S) 9 of the Participation Agreement, but excluding any amount as to which Lessee is obligated to pay a pro rata share pursuant to clause (5) of this definition, (2) (a) to the extent not payable (whether or not in fact paid) under (S) 6(a) of the Note Purchase Agreement (as originally in effect or amended with Owner Participant's consent), the fees payable to Liquidity Provider under (S) 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement), multiplied by a fraction the numerator of which is the then-outstanding aggregate principal amount of the Equipment Notes, and the denominator of which is the then-outstanding aggregate principal amount of all "Series A Equipment Notes", "Series B Equipment Notes", and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement); (b)
(x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under (S) 3.07 of each Liquidity Facility, multiplied by (y) the fraction specified in the foregoing clause (a); (c) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under (S) 3.07 of each Liquidity Facility, multiplied by (y) the fraction specified in the forgoing clause (a);
(d) if any payment default exists with respect to interest on any Equipment Notes, (x) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance payable under (S) 3.07 of each Liquidity Facility, plus any interest in the Past-Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance was made, multiplied by (y) a fraction the numerator of which is the sum of all then-overdue interest on the Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any Equipment Notes), and the denominator of which shall be the sum of all then-overdue interest on all "Series A Equipment Notes", "Series B Equipment Notes", and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (e) Lessee's pro rata share of any other amounts owed to Liquidity Provider by Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (a), (b), (c), or (d) above, (3) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements, and advances payable by Lessee under the Pass-Through Trust Agreements, (4) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to Subordination Agent under the Intercreditor Agreement, except with respect to any income or franchise taxes incurred by Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement, (5) Lessee's pro rata share of any amount payable under (S) 9.1 (and, if attributable thereto, (S) 9.5) of the Participation Agreement to any Pass-Through Indemnitee to the extent such amount relates to, results from, or arises out of or in connection with (a) the Pass-Through Agreements or the enforcement of any of the terms of any of the Pass-Through Agreements, (b) the offer, sale, or delivery of the Pass-Through Certificates or any interest therein or represented thereby, or (c) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass-Through Agreement, or the falsity of any representation or warranty of Lessee in any Pass-Through Agreement, and (6) if Lessee requests any amendment to any Operative Agreement or Pass-Through Agreement, Lessee's pro rata share of all reasonable fees and expenses (including fees and disbursements of counsel) of Escrow Agents and Paying Agents in connection therewith payable by Pass-Through Trustees under the Escrow Agreements. As used herein, "LESSEE'S PRO RATA SHARE" means as of any time a fraction, the numerator of which is the then-outstanding principal balance of Equipment Notes, and the denominator of which is the aggregate then-outstanding principal balance of all "Equipment Notes" (as each such term is defined in each of the Operative Indentures). For purposes of this definition, "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance", and "Unpaid Advance" have the same meanings as in each Liquidity Facility.

         Tax Attribute Period: the period from the Delivery Date through December 31, 200[6][7].

         Tax Indemnitee: (1) FSB and Owner Trustee, (2) SSB and Mortgagee, (3) each separate or additional trustee appointed pursuant to the Trust Agreement or the Mortgage, (4) each Participant, (5) the Trust Estate and the Collateral, and
(6) the successors, assigns, and agents of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Code (S) 1504) of which Owner Participant is a member at the pertinent time, if consolidated, joint, or combined returns are filed for such affiliated group for federal, state, or local income tax purposes. If any Tax Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be a Tax Indemnitee only in its capacity as Owner Participant.

         Tax Indemnity Agreement: Tax Indemnity Agreement N9__AT, dated the Delivery Date, between Lessee and Owner Participant.

         Taxes: all taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

         Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or taxing authority thereof.

         Term: the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to (S) 3 of the Lease, consisting of the Interim Term, the Base

Term, and any Renewal Term(s); provided, that, if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within the previous six months being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent for any such extension period at a semiannual rate equal to the average of the Basic Rent paid during the Base Term or the applicable Renewal Term (whichever ended immediately before such extension).

         Termination Date: any Payment Date occurring after the fifth anniversary of the Delivery Date on which the Lease terminates in accordance with (S) 9 of the Lease.

         Termination Value for the Aircraft: Lessor's Cost multiplied by the percentage in Schedule 4 to the Lease (as adjusted from time to time in accordance with (S) 3.2.1 of the Lease) for the pertinent Termination Value Date. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes before such date), the unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date (without regard to any interest accrued on the Equipment Notes at a rate exceeding the Debt Rate).

         Termination Value Date for any month: the day in such month specified in Schedule 4 to the Lease or, if such day is not a Business Day, the following Business Day.

         Threshold Amount: defined in Schedule 1 to the Lease.

         Transaction Expenses: (1) the reasonable and actual fees and disbursements incurred in connection with the negotiation, execution, and delivery of the Operative Agreements of (a) Bingham Dana LLP (special counsel for Mortgagee and the Loan Participants), such information to be furnished by Mortgagee and Subordination Agent, (b) Ray, Quinney & Nebeker (special counsel for Owner Trustee under the Trust Agreement), such information to be furnished by Owner Trustee, (c) FAA Counsel, such information to be furnished by Lessee,
(d) special counsel to Owner Participant (as defined in Schedule 3 to the Participation Agreement), such information to be furnished by Owner Participant,
(e) Milbank, Tweed, Hadley & McCloy LLP (special counsel to the placement agents for the Class A and Class B Pass-Through Certificates), such information to be furnished by Lessee, (f) Chapman and Cutler and Milbank, Tweed, Hadley & McCloy LLP (special counsel to (respectively) the initial Class

A and Class B Pass-Through Certificate holders), such information to be furnished by Lessee, and (g) Troutman Sanders LLP (special counsel to Lessee), such information to be furnished by Lessee, (2) all fees, taxes, and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (3) the initial fee and reasonable and actual disbursements of Owner Trustee under the Trust Agreement, such information to be furnished by Owner Trustee, (4) the initial fee and reasonable and actual disbursements of Mortgagee under the Mortgage, such information to be furnished by Mortgagee, (5) the fee of the Appraiser with respect to the appraisal of the Aircraft referred to in (S) 5.1.2(l) of the Participation Agreement, such information to be furnished by Owner Participant, (6) the equity placement fee and reasonable disbursements of Lessee's Advisor, such information to be furnished by Lessee, and (7) an allocable portion of the placement fee and other expenses (including legal fees) relating to the offering of the Pass-Through Certificates, such information to be furnished by Lessee.

         Transactions: the transactions contemplated by the Operative
Agreements.

         Transfer: the transfer, sale, assignment, or other conveyance of all or any interest in any property, right, or interest.

         Transferee: a Person to whom Owner Participant, Owner Trustee, Loan Participant, or Note Holder purports or intends to Transfer any or all of its right, title, or interest in the Trust Estate or in its Equipment Note and the Collateral, as described in (S) 10.1.1(a), (S) 10.1.2, or (S) 10.1.3 (but excluding participants in any participation referred to in (S) 10.1.3) of the Participation Agreement.

         Transportation Code: subtitle VII of title 49, United States Code.

         Trust: the trust created by the Trust Agreement.

         Trust Agreement: Trust Agreement N9__AT, dated the Delivery Date, between Owner Participant and Owner Trustee.

         Trust Estate: all Owner Trustee's estate, right, title, and interest in and to the Aircraft, the Lease, the Purchase Agreement, and the other Mortgage Agreements, including all Basic Rent and Supplemental Rent (including insurance proceeds and requisition, indemnity, or other payments of any kind for of with respect to the Aircraft), but excluding any Excluded Payment.

         UCC: the Uniform Commercial Code as in effect in any applicable jurisdiction.

         United States or U.S.: the United States of America; provided, that for geographic purposes, "United States" means the 50 states and the District of Columbia of the United States of America.

         U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

         U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

         U.S. Person: any Person described in Code (S) 7701(a)(30).

         Wet Lease: any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, the Airframe, or any Engine to a third party pursuant to which the Aircraft, Airframe, or Engine is at all times in the operational control of Lessee or a Permitted Sublessee, provided, that Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such arrangement.

             ------------------------------------------------------
             CONFIDENTIAL: Subject to restrictions on dissemination
                      set forth in (S) 8 of this Agreement
             ------------------------------------------------------


================================================================================


                         PARTICIPATION AGREEMENT N9__AT

                        dated as of _______________, ____

                                      among

                             AIRTRAN AIRWAYS, INC.,
                                     Lessee,

                           [_______________________ ],

                               Owner Participant,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               not in its individual capacity except as expressly
                  provided herein, but solely as Owner Trustee,
                                 Owner Trustee,

                                       and

                      STATE STREET BANK AND TRUST COMPANY
                     OF CONNECTICUT, NATIONAL ASSOCIATION,
          not in its individual capacity except as expressly provided herein, but solely as Mortgagee, Subordination Agent under the Intercreditor Agreement, and Pass-Through Trustee under each of the Pass-Through Trust Agreements,
                        Mortgagee and Loan Participant

                          ----------------------------

                        One Boeing model 717-200 aircraft
                     bearing manufacturer's serial no. 550__
                        and U.S. registration no. N9__AT



================================================================================

                                    CONTENTS


1. DEFINITIONS AND CONSTRUCTION...........................................................................2

2. PARTICIPATION IN LESSOR'S COST; ISSUANCE OF
          EQUIPMENT NOTES; TERMINATION OF
          OBLIGATION TO PARTICIPATE.......................................................................2
         2.1 Participation in Lessor's Cost...............................................................2
         2.2 Nature of Obligations of Participants........................................................3
         2.3 Termination of Obligation to Participate.....................................................3

3. COMMITMENT TO LEASE AIRCRAFT...........................................................................3

4. PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S
          COST; POSTPONEMENT OF SCHEDULED
          DELIVERY DATE...................................................................................3
         4.1 Notices of Scheduled Delivery Date...........................................................3
         4.2 Payment of Lessor's Cost.....................................................................4
         4.3 Postponement of Scheduled Delivery Date......................................................5
         4.4 Closing......................................................................................5

5. CLOSING CONDITIONS.....................................................................................5
         5.1 Conditions to Participants' Obligations......................................................5
         5.2 Conditions to Owner Trustee's Obligations....................................................12
         5.3 Conditions to Mortgagee's Obligations........................................................12
         5.4 Conditions to Lessee's Obligations...........................................................13
         5.5 Post-Registration Opinion....................................................................14

6. REPRESENTATIONS AND WARRANTIES.........................................................................14
         6.1 Lessee's Representations and Warranties......................................................14
         6.2 Owner Participant's Representations and Warranties...........................................19
         6.3 FSB's Representations and Warranties.........................................................21
         6.4 SSB's Representations and Warranties.........................................................23

7. COVENANTS..............................................................................................26
         7.1 Lessee's Covenants...........................................................................27
         7.2 Owner Participant's Covenants................................................................28
         7.3 FSB's and Owner Trustee's Covenants..........................................................31
         7.4 SSB's Covenants..............................................................................33
         7.5 Note Holders' Covenants......................................................................34
         7.6 Other Agreements.............................................................................35

8. CONFIDENTIALITY........................................................................................43

9. INDEMNIFICATION AND EXPENSES...........................................................................44
         9.1 General Indemnity............................................................................44
         9.2 Expenses.....................................................................................51
         9.3 General Tax Indemnity........................................................................52



         9.4 Payments.....................................................................................63
         9.5 Interest.....................................................................................63
         9.6 Benefit of Indemnities.......................................................................63

10. ASSIGNMENT OR TRANSFER OF INTERESTS...................................................................63
         10.1 Participants, Owner Trustee, and Note Holders...............................................63
         10.2 Effect of Transfer..........................................................................65

11. RE-FUNDING AND CERTAIN OTHER MATTERS..................................................................66
         11.1 Re-Funding Generally........................................................................66
         11.2 Limitations on Obligation to Refund.........................................................68
         11.3 Execution of Facilitating Documents.........................................................68
         11.4 ERISA.......................................................................................68
         11.5 Consent to Optional Redemptions.............................................................69
         11.6 Lessee's Assumption of Equipment Notes......................................................69

12. SECTION 1110..........................................................................................72

13. CHANGE OF CITIZENSHIP.................................................................................72
         13.1 Generally...................................................................................72
         13.2 Owner Participant...........................................................................73
         13.3 Owner Trustee...............................................................................73
         13.4 Mortgagee...................................................................................73

14. CONCERNING OWNER TRUSTEE..............................................................................73

15. MISCELLANEOUS.........................................................................................74
         15.1 Amendments..................................................................................74
         15.2 Severability................................................................................74
         15.3 Survival....................................................................................74
         15.4 Reproduction of Documents...................................................................75
         15.5 Counterparts................................................................................75
         15.6 No Waiver...................................................................................75
         15.7 Notices.....................................................................................75
         15.8 Governing Law; Submission to Jurisdiction; Venue............................................76
         15.9 Third-Party Beneficiary.....................................................................77
         15.10 Entire Agreement...........................................................................77
         15.11 Further Assurances.........................................................................77

ANNEX, SCHEDULES, AND EXHIBITS

ANNEX A  Definitions

SCHEDULE 1        Accounts; Addresses
SCHEDULE 2        Commitments
SCHEDULE 3        Certain Terms

EXHIBIT A          Opinion of special counsel to Lessee and Holdings
EXHIBIT B          Opinion of corporate counsel to Lessee and Holdings
EXHIBIT C          Opinion of corporate counsel to Airframe Manufacturer
EXHIBIT D          Opinion of special counsel to Owner Trustee
EXHIBIT E          Opinion of special counsel to Mortgagee and Loan Participants
EXHIBIT F          Opinion of special counsel to Owner Participant
EXHIBIT G          Opinion of FAA Counsel

                         PARTICIPATION AGREEMENT N9__AT


         This Participation Agreement N9__AT (this "Agreement"), dated as of _______________, ____, is entered into by and among (1) AirTran Airways, Inc. ("Lessee"), a Delaware corporation, (2) ______________________________ ("Owner participant"), a corporation organized under the laws of the OP Jurisdiction,
(3) First Security Bank, National Association, a national banking association, not in its individual capacity (except as expressly provided herein), but solely as Owner Trustee (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor", and in its individual capacity, "FSB"), (4) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity (except as expressly provided herein), but solely as mortgagee (in its capacity as Mortgagee, "Mortgagee", and in its individual capacity, "SSB"), (5) State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity (except as expressly provided herein), but solely as trustee under each of the Pass-Through Trust Agreements (each, a "Pass-Through Trustee"), and (6) State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity (except as expressly provided herein), but solely as subordination agent under the Intercreditor Agreement ("Subordination Agent").

                                    RECITALS

         A. Owner Participant and FSB are entering into the Trust Agreement, pursuant to which Owner Trustee agrees to hold the Trust Estate for the use and benefit of Owner Participant.

         B. Lessee and Airframe Manufacturer entered into the Purchase Agreement, pursuant to which Airframe Manufacturer agreed to manufacture certain aircraft (including the Aircraft) and sell them to Lessee, and Lessee agreed to buy certain aircraft (including the Aircraft) from Airframe Manufacturer.

         C. Lessee and Owner Trustee are entering into the Purchase Agreement Assignment, pursuant to which Lessee assigns to Owner Trustee [certain of Lessee's rights relating to the Aircraft against] [Lessee's right to purchase the Aircraft from] Airframe Manufacturer.

         D. Pursuant to each of the Pass-Through Trust Agreements, on the Issuance Date, the Pass-Through Trusts were created and the Pass-Through Certificates were issued and sold.

         E. Pursuant to the Note Purchase Agreement, each Pass-Through Trustee agreed to use a portion of the proceeds from the issuance and sale of the Pass-Through Certificates issued by each Pass-Through Trust to purchase from Owner Trustee, on behalf of the related Pass-Through Trust, the Equipment Note bearing the same interest rate as the Pass-Through Certificates issued by such Pass-Through Trust.

         F. Owner Trustee and Mortgagee are entering into the Mortgage for the benefit of the Note Holders, pursuant to which Owner Trustee agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Mortgage, the proceeds of which will be used to pay a portion of Lessor's Cost, and (2) to mortgage, pledge, and assign to Mortgagee all of Owner Trustee's right, title, and interest in the Collateral to secure the Secured Obligations, including Owner Trustee's obligations under the Equipment Notes.

         G. Lessor and Lessee are entering into the Lease, pursuant to which Lessor is leasing the Aircraft to Lessee and Lessee is leasing the Aircraft from Lessor.

         H. The parties to this Agreement want to set forth in this Agreement the terms and conditions upon and subject to which the foregoing transactions shall be effected.

         The parties hereto agree as follows:

                         1. DEFINITIONS AND CONSTRUCTION

         The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Agreement. Annex A also contains rules of usage that control construction in this Agreement.

2. PARTICIPATION IN LESSOR'S COST; ISSUANCE OF EQUIPMENT NOTES; TERMINATION OF OBLIGATION TO PARTICIPATE

         2.1             PARTICIPATION IN LESSOR'S COST

         Subject to the terms and conditions of this Agreement, on the Delivery Date, Owner Participant and each Pass-Through Trustee shall participate in the payment of Lessor's Cost as follows:

         (a) Owner Participant shall participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft in the amount in Dollars equal to Owner Participant's Percentage multiplied by Lessor's Cost; and

         (b) each Pass-Through Trustee shall make a non-recourse secured loan to Owner Trustee to finance, in part, Owner Trustee's payment of Lessor's Cost in the amount in Dollars equal to such Pass-Through Trustee's PTT Percentage multiplied by Lessor's Cost, such loan to be evidenced by one or more Equipment Notes, dated the Delivery Date, issued to Subordination Agent as the registered holder on behalf of each such Pass-Through Trustee for the related Pass-Through Trust by Owner Trustee in accordance with this Agreement and the Mortgage, in an aggregate principal amount equal to the Commitment of each such Pass-Through Trustee.

         2.2             NATURE OF OBLIGATIONS OF PARTICIPANTS

         The obligations hereunder of each Participant are several, and not joint, and a Participant shall have no obligation to make available to Owner Trustee any portion of any amount not paid hereunder by any other Participant. The failure by either Participant to perform its obligations hereunder shall not affect the obligations of Lessee toward the other Participant, except to the extent provided in (S) 5.4.

         2.3             TERMINATION OF OBLIGATION TO PARTICIPATE

         Notwithstanding any other provision of this Agreement, if the Closing does not occur on or before the Commitment Termination Date, the Commitment of each Participant and its obligation to participate in the payment of Lessor's Cost shall expire and be of no further force and effect; provided, that the liability of any Participant that has defaulted in the payment of its Commitment shall not be released.

                         3. COMMITMENT TO LEASE AIRCRAFT

         Subject to the terms and conditions of this Agreement, concurrently with the issuance of the Equipment Notes on the Delivery Date, Owner Trustee shall purchase and accept delivery of the Aircraft under and pursuant to the Purchase Agreement and the Purchase Agreement Assignment, and thereupon Owner Trustee shall lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, under the Lease.

4. PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S COST; POSTPONEMENT OF SCHEDULED DELIVERY DATE

         4.1             NOTICES OF SCHEDULED DELIVERY DATE

         Without limiting its obligations to the Loan Participant under (S) 1(b) of the Note Purchase Agreement, Lessee agrees to give Participants, Owner Trustee, and Mortgagee at least one Business Day's written notice of the Scheduled Delivery Date, which notice shall set forth Lessor's Cost and the amount of each Participant's Commitment. Each Participant agrees that making its Commitment available shall constitute a waiver of such notice. Owner Trustee and Mortgagee shall be deemed to have waived such notice if Mortgagee receives from each Participant funds in the full amount of its respective Commitment.

         4.2             PAYMENT OF LESSOR'S COST

         (a) Each Participant agrees, subject to the terms and conditions of this Agreement, to make the Dollar amount of its Commitment available, by wire transfer of immediately available funds to SSB's account at __________ Bank, ABA no. __________, account no. __________, reference AirTran Lease N9__AT, at or before 12:00 noon, New York City time, on the Scheduled Delivery Date. All such funds made available by each Participant to SSB shall, until payment thereof to Seller and Lessee as provided in (S) 4.2(b)(2) or return thereof to the respective Participant as provided in (S) 4.3.2, be held by SSB in trust for the benefit of the respective Participant, as the sole and exclusive property of the respective Participant and not as part of the Trust Estate or the Collateral.

         (b) Subject to the satisfaction, or waiver by the applicable party, of the conditions precedent set forth in (S) 5, and simultaneously with the receipt by the parties hereto of all amounts to be paid to them on the Delivery Date pursuant to this (S) 4.2, Owner Trustee shall:

                   (1) purchase, take title to, and accept delivery of the Aircraft;

                   (2) in consideration of the transfer of title to the Aircraft to Owner Trustee, direct SSB to pay, from the funds made available to SSB hereunder by the Participants, all or a specified portion of its Commitment to (aa) Seller, which payments in the aggregate shall be equal to Lessor's Cost, by wire transfer of immediately available funds to Seller's account set forth in Schedule 1, or (bb) to Seller and Lessee, which payments in the aggregate shall be equal to Lessor's Cost, by wire transfer of immediately available funds to Seller's and Lessee's accounts set forth in Schedule 1 or as otherwise directed by Lessee;

                   (3) execute an application for registration of the Aircraft with the FAA;

                   (4) execute the Mortgage and issue the Equipment Notes to Subordination Agent in accordance with (S) 2.1(b);

                   (5) lease the Aircraft to Lessee pursuant to the Lease; and

                   (6) take such other action as may be required to be taken by Owner Trustee on the Delivery Date by the terms of any Operative Agreement.

         4.3          POSTPONEMENT OF SCHEDULED DELIVERY DATE

                     4.3.1     POSTPONEMENT

         If for any reason whatsoever the Closing is not consummated on the Scheduled Delivery Date, Lessee may, subject to the provisions of 1(e) of the Note Purchase Agreement, by telephonic notice, given by 5:00 p.m. New York City time (such telephonic notice to be promptly confirmed in writing by personal delivery or facsimile) on the Scheduled Delivery Date, to each Participant, Owner Trustee, and Mortgagee, designate a Delayed Delivery Date, in which case Owner Participant will keep its funds available, and each Loan Participant shall comply with its obligations under (S) 5.01 of each applicable Pass-Through Trust Agreement.

                     4.3.2     RETURN OF FUNDS

         SSB shall promptly return to each Participant that makes funds available to it in accordance with (S) 4.2(a) such funds, together with interest or income earned thereon, if the Closing fails to occur on the Scheduled Delivery Date, provided, that any funds made available by the Loan Participant shall be returned on such Scheduled Delivery Date.

         4.4      CLOSING

         The Closing shall occur at the offices of Troutman Sanders LLP, 5200 Bank of America Plaza, Atlanta, GA (with a set of Operative Agreements also being delivered in New York City), or such other place as the parties shall agree.

                              5. CLOSING CONDITIONS

         5.1      CONDITIONS TO PARTICIPANTS' OBLIGATIONS

         Each Participant's obligation to make the Dollar amount of its Commitment available for payment as directed by Owner Trustee on the Delivery Date is subject to the satisfaction or such Participant's waiver, on or before the Delivery Date, of the conditions in this (S) 5.1; provided, that it shall not be a condition to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control; provided, further, that
(S) 5.1.2(b), (l) and (t)(8) shall not be conditions to the Loan Participants' obligations and (S) 5.1.15 and (S) 5.1.16 shall not be conditions to Owner Participant's obligations.

                     5.1.1     NOTICE

         Such Participant received the notice described in (S) 4.1 or, in the case of a Delayed Delivery Date, (S) 4.3, when and as required thereby.

                     5.1.2     DELIVERY OF DOCUMENTS

         Except as otherwise provided in this (S) 5.1.2, such Participant receives executed counterparts of the following documents, and such counterparts
(x) have been duly authorized, executed, and delivered by the party or parties thereto, (y) are reasonably satisfactory in form and substance to such Participant, and (z) are in full force and effect:

                   (a) the Lease (Mortgagee to receive the sole executed chattel paper original thereof);

                   (b) the Tax Indemnity Agreement, the Deficiency Agreement, and the RVG; provided, that only Owner Participant, Lessee, and (as to the Deficiency Agreement only) Owner Trustee shall receive copies of those agreements;

                   (c)     the Trust Agreement;

                   (d)     the Mortgage;

                   (e) the Purchase Agreement Assignment, the Consent and Agreement, and the Engine Consent and Agreement;

                   (f)     the Guarantee;

                   (g) the Equipment Notes dated the Delivery Date; provided, that only Subordination Agent shall receive the authenticated Equipment Notes;

                   (h) an excerpted copy of the Purchase Agreement to the extent relating to Airframe Manufacturer's or Engine Manufacturer's warranties or related obligations or any right in the Purchase Agreement assigned to Owner Trustee pursuant to the Purchase Agreement Assignment; provided, that only Owner Trustee and Mortgagee shall receive copies of such agreements (copies of which may be inspected by Participants and their respective special counsel on the Delivery Date, but after the Delivery Date such copies shall be retained by Owner Trustee and Mortgagee and may be inspected and reviewed by Owner Participant or Loan Participant or their counsel if and only if a Lease Default exists);

                   (i)     the Bills of Sale;

                   (j) an invoice from Seller to Owner Trustee in respect of the Aircraft specifying the amount of the Purchase Price and an invoice from Lessee specifying the amount due to Lessee in respect of the Aircraft, which shall equal Lessor's Cost of the Aircraft;

                   (k) the broker's report and insurance certificates required by (S) 11 of the Lease;

                   (l) an appraisal or appraisals from an Appraiser, which appraisal or appraisals shall be reasonably satisfactory in form and substance to Owner Participant; provided, that only Owner Participant and Lessee shall receive copies of such appraisal(s);

                   (m) (1) a copy of Lessee's articles of incorporation, by-laws, and resolutions, in each case certified as of the Delivery Date by the Secretary or an Assistant Secretary of Lessee, duly authorizing Lessee's execution, delivery, and performance of the Lessee Operative Agreements required to be executed and delivered by Lessee on or before the Delivery Date in accordance with the provisions hereof and thereof; (2) a copy of Holdings's articles of incorporation, by-laws, and resolutions, in each case certified as of the Delivery Date by the Secretary or an Assistant Secretary of Holdings, duly authorizing Holdings's execution, delivery, and performance of the Guarantee; (3) incumbency certificates of Lessee, Holdings, Owner Participant, FSB, and SSB as to the person(s) authorized to execute and deliver the relevant Operative Agreements on behalf of such party; (4) copies of the certificate or articles of incorporation, by-laws, and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of Owner Participant, FSB, and SSB, certified as of the Delivery Date by the Secretary or an Assistant or Attesting Secretary of Owner Participant, FSB, and SSB, respectively, which authorize the execution, delivery and performance by Owner Participant, FSB, and SSB, respectively, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as Lessee or any Participant reasonably requests in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith; and (5) good-standing certificates for Lessee for Delaware and Florida, for Holdings for Nevada and Florida, and for Owner Participant for _________;

                   (n) Officer's Certificates of Lessee and Holdings, dated the Delivery Date, stating that its representations and warranties in this Agreement or the Guarantee (respectively) are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                   (o) an Officer's Certificate of FSB, dated the Delivery Date, stating that its representations and warranties, in its individual capacity and as Owner Trustee, in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                   (p) an Officer's Certificate of Owner Participant, dated the Delivery Date, stating that its representations and warranties in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                   (q) an Officer's Certificate of SSB, dated the Delivery Date, stating that its representations and warranties, in its individual capacity or as Mortgagee, a Pass-Through Trustee, or Subordination Agent (as applicable) in this Agreement are true and correct as of the Delivery Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                   (r) an application for registration of the Aircraft with the FAA in the name of Owner Trustee (FAA Counsel to receive the sole executed copy thereof, for filing with the FAA);

                   (s) the Financing Statements;

                   (t) the following opinions of counsel, in each case dated the Delivery Date:

                           (1) an opinion of Troutman Sanders LLP, special
                  counsel to Lessee and Holdings, substantially in the form of Exhibit A;

                           (2) an opinion of Lessee's and Holdings's Legal
                  Department, substantially in the form of Exhibit B;

                           (3) an opinion of [______,] corporate counsel to
                  Airframe Manufacturer, substantially in the form of Exhibit C;

                           (4) an opinion of Ray, Quinney & Nebeker, special
                  counsel to Owner Trustee, substantially in the form of Exhibit D;

                           (5) an opinion of Bingham Dana LLP, special counsel
                  to Mortgagee and the Loan Participants, substantially in the form of Exhibit E;

                           (6) an opinion of [______,] special counsel to Owner
                  Participant, substantially in the form of Exhibit F;

                           (7) an opinion of FAA Counsel, substantially in the
                  form of Exhibit G; and

                           (8) an opinion of [___________,] special tax counsel
                  to Owner Participant, with respect to certain tax consequences of the transactions contemplated hereby; provided, that only Owner Participant shall receive such opinion; and

                   (u) each Participant receives copies of such other documents as it reasonably requests, except that the Loan Participants will not receive copies of the Purchase Agreement (although special counsel for the Loan Participants may inspect the Purchase Agreement in connection with the transactions contemplated hereby or as a basis for such counsel's closing opinion) or of the Tax Indemnity Agreement.

                     5.1.3     OTHER COMMITMENTS

         Each other Participant makes available the Dollar amount of its Commitment as directed by Owner Trustee in accordance with (S) 4.

                     5.1.4     VIOLATION OF LAW

         No change occurs after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Lessee, any Participant, Subordination Agent, Owner Trustee, or Mortgagee to execute, deliver, and perform the Operative Agreements to which it is a party, or (b) any Participant to make the Dollar amount of its Commitment available or, in the case of any Loan Participant, to acquire an Equipment Note or to realize the benefits of the security afforded by the Mortgage.

                     5.1.5     TAX LAW CHANGE

         In respect of Owner Participant, no Adverse Change in Tax Law has been enacted, promulgated, or issued on or before the Delivery Date. Owner Participant shall consider promptly, and shall consult with Lessee concerning, any such Adverse Change in Tax Law, and shall advise Lessee and Loan Participant promptly if Owner Participant determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Owner Participant to elect not to close. At any time on or before the Delivery Date, Owner Participant may notify Lessee and Loan Participant that Owner Participant elects not to close as a result of the enactment, promulgation, or issuance of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law; and failure to give such notice on or before the Delivery Date shall preclude Owner Participant from not closing as a result of any Adverse Change in Tax Law.

                     5.1.6     REPRESENTATIONS, WARRANTIES, AND COVENANTS

         The representations and warranties of each other party to this Agreement made, in each case, in any Operative Agreement to which it is a party, are true and accurate in all material respects as of the Delivery Date (unless any such representation and warranty was made with reference to a specified date, in which case such representation and warranty was true and accurate as of such specified date), and each other party to this Agreement has performed and observed, in all material respects, all of its covenants, obligations, and agreements in each Operative Agreement to which it is a party to be observed or performed by it as of the Delivery Date.

                     5.1.7     NO DEFAULT

         On the Delivery Date, no Lease Default or Mortgage Default exists or would result from the sale, mortgage, or lease of the Aircraft, and no "Event of Default" or "Mortgage Event of Default" exists with respect to any other aircraft financed through the issuance of Pass-Through Certificates.

                     5.1.8     NO EVENT OF LOSS

         No Event of Loss with respect to the Airframe or any Engine has occurred, and no circumstance, condition, act, or event has occurred that, with the giving of notice or lapse of time, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine.

                     5.1.9     TITLE

         Owner Trustee has good and marketable title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except (a) the rights of Lessee under the Lease, (b) the Lien created by the Mortgage, (c) the beneficial interest of Owner Participant created by the Trust Agreement, (d) Liens permitted by clause (d) (solely for taxes not yet due) of (S) 6 of the Lease, and (e) Liens permitted by clause (e) of (S) 6 of the Lease.

                     5.1.10    CERTIFICATION

         The Aircraft has been duly certificated by the FAA as to type, and (upon registration in Owner Trustee's name) will be eligible for an FAA airworthiness certificate.

                     5.1.11    SECTION 1110

         Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee of Owner Trustee under the Mortgage), is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

                     5.1.12    FILING

         The FAA-Filed Documents are in the process of being duly filed for recordation with the FAA in accordance with the Transportation Code, and each Financing Statement has been duly filed or is in the process of being duly filed in the appropriate jurisdiction.

                     5.1.13    NO PROCEEDINGS

         No action or proceeding has been instituted, nor is any action threatened in writing, before any Government Entity, nor has any order, judgment, or decree been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin, or prevent the completion and consummation of any Operative Agreement or the Transactions.

                     5.1.14    GOVERNMENTAL ACTION

         All appropriate action required to have been taken before the Delivery Date by the FAA, or any other Government Entity of the United States, in connection with the Transactions has been taken, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Delivery Date in connection with the Transactions have been issued.

                     5.1.15    NOTE PURCHASE AGREEMENT

         The conditions precedent to the obligations of the Loan Participants and the other requirements relating to the Aircraft and the Equipment Notes in the Note Purchase Agreement have been satisfied.

                     5.1.16    PERFECTED SECURITY INTEREST

         After giving effect to the filing of the FAA-Filed Documents and the Financing Statements, Mortgagee shall have a duly-perfected first-priority security interest in all of Owner Trustee's right, title, and interest in the Aircraft, the Lease, and all other then-existing Collateral subject only to Permitted Liens not of record.

                     5.1.17    NO MATERIALLY ADVERSE CHANGE

         Since the date of Holdings's balance sheet referred to in (S) 6.1.7, there has been no materially adverse change in Holdings's financial condition or operations, except for matters disclosed in the financial statements referred to in (S) 6.1.7.

         5.2      CONDITIONS TO OWNER TRUSTEE'S OBLIGATIONS

         Owner Trustee's obligation to direct the Participants to apply the Commitments to pay Lessor's Cost on the Delivery Date is subject to the satisfaction or Owner Trustee's waiver, on or before the Delivery Date, of the conditions in this (S) 5.2.

                     5.2.1     NOTICE

         Owner Trustee received the notice described in (S) 4.1 or, in the case of a Delayed Delivery Date, (S) 4.3, when and as required thereby.

                     5.2.2     DOCUMENTS

         Owner Trustee receives executed originals of the documents described in
(S) 5.1.2, except as otherwise provided therein, unless the failure to receive any such document is the result of any action or inaction by Owner Trustee.

                     5.2.3     OTHER CONDITIONS PRECEDENT

         Each of the conditions in (S)(S) 5.1.4, 5.1.6, 5.1.7, and 5.1.11 are satisfied, unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee.

         5.3      CONDITIONS TO MORTGAGEE'S OBLIGATIONS

         Mortgagee's obligation to authenticate the Equipment Notes on the Delivery Date is subject to the satisfaction or Mortgagee's waiver, on or before the Delivery Date, of the conditions in this (S) 5.3.

                     5.3.1     NOTICE

         Mortgagee received the notice described in (S) 4.1 or, in the case of a Delayed Delivery Date, (S) 4.3, when and as required thereby.

                     5.3.2     DOCUMENTS

         Mortgagee receives executed originals of the documents described in (S) 5.1.2, except as otherwise provided therein, unless the failure to receive any such document is the result of any action or inaction by Mortgagee.

                     5.3.3     OTHER CONDITIONS PRECEDENT

         Each of the conditions in (S)(S) 5.1.4, 5.1.6, 5.1.7, and 5.1.11 have been satisfied, unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

         5.4      CONDITIONS TO LESSEE'S OBLIGATIONS

         Lessee's obligation to lease the Aircraft on the Delivery Date is subject to the satisfaction or Lessee's waiver, on or before the Delivery Date, of the conditions in this (S) 5.4.

                     5.4.1     DOCUMENTS

         Lessee receives executed originals of the documents described in (S) 5.1.2, except as otherwise provided therein, and they are satisfactory to Lessee, unless the failure to receive any such document is the result of any action or inaction by Lessee.

                     5.4.2     SALES TAX

         Lessee is satisfied that no sales, use, value-added, goods-and-services, or like tax, and no stamp tax duty, is payable with respect to the delivery of the Aircraft on the Delivery Date (to the extent that Lessee could be liable therefor under (S) 9.3).

                     5.4.3     OTHER CONDITIONS

         Each of the conditions in (S)(S) 5.1.3 (as to all Participants), 5.1.4, 5.1.5, 5.1.6, 5.1.7 (as to Mortgage Defaults' not constituting Lease Defaults), 5.1.8, 5.1.9, 5.1.10, 5.1.11, 5.1.12, 5.1.13, and 5.1.14 have been satisfied or waived
by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee.

                     5.4.4     TAX LAW CHANGE

         No Adverse Change in Tax Law has been enacted, promulgated, or proposed on or before the Delivery Date. Lessee agrees to consider promptly, and to consult with Owner Participant concerning, any such Adverse Change in Tax Law, and to notify Owner Participant and Loan Participant promptly if Lessee determines that an Adverse Change in Tax Law which has been enacted or promulgated or, if proposed, has a substantial likelihood of becoming effective, would cause Lessee to elect not to close the transactions contemplated by the Lease and this Agreement. At any time on or before the Delivery Date, Lessee may notify Owner Participant and Loan Participant that Lessee elects not to close the transactions contemplated by the Lease and this Agreement as a result of the enactment, promulgation, or proposal of any Adverse Change in Tax Law on or before the Delivery Date, specifying such Adverse Change in Tax Law.

         5.5       POST-REGISTRATION OPINION

         Promptly after the registration of the Aircraft and the recordation of the FAA-Filed Documents pursuant to the Transportation Code, Lessee will cause FAA Counsel to deliver to Lessee, each Participant, Owner Trustee, and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

                        6. REPRESENTATIONS AND WARRANTIES

         6.1        LESSEE'S REPRESENTATIONS AND WARRANTIES

         Lessee represents and warrants to each Participant, Subordination Agent, Owner Trustee, and Mortgagee that:

                     6.1.1     ORGANIZATION; QUALIFICATION

         Lessee is a corporation duly incorporated, validly existing, and in good standing under the Laws of Delaware, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Materially Adverse Change to Lessee.

                     6.1.2     CORPORATE AUTHORIZATION

         Lessee has taken, or caused to be taken, all necessary corporate action (including obtaining any consent or approval of stockholders required by its articles of incorporation or by-laws) to authorize its execution, delivery, and performance of its obligations under each of the Lessee Operative Agreements.

                     6.1.3     NO VIOLATION

         Lessee's execution, delivery, and performance of its obligations under the Lessee Operative Agreements do not and will not (a) violate any provision of Lessee's articles of incorporation or by-laws, (b) violate any Law applicable to or binding on Lessee, or (c) violate or constitute any default under (other than any violation or default that would not result in a Materially Adverse Change to Lessee), or result in the creation of any Lien (other than as permitted under the Lease) upon the Aircraft under, any lease, loan, or other material agreement to which Lessee is a party or by which Lessee or any of its properties is bound.

                     6.1.4     APPROVALS

         Lessee's execution, delivery, and performance of its obligations under the Lessee Operative Agreements do not and will not require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of
(a) any trustee or other holder of any Debt of Lessee, or (b) any Government Entity, other than (x) the FAA-Filed Documents and the Financing Statements (and continuation statements periodically), and (y) filings, recordings, notices, or other ministerial actions pursuant to any routine recording, contractual, or regulatory requirements.

                     6.1.5     VALID AND BINDING AGREEMENTS

         The Lessee Operative Agreements have been duly authorized, executed, and delivered by Lessee, and (assuming their due authorization, execution, and delivery by the other parties thereto) constitute legal, valid, and binding obligations of Lessee and are enforceable against Lessee in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally and general principles of equity.

                     6.1.6     LITIGATION

         Except as set forth in Holdings's most recent Annual Report on Form 10-K, filed by Lessee with the SEC before the Issuance Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by

Holdings with the SEC subsequent to such Form 10-K but before the Issuance Date, no action, claim, or proceeding is now pending or, to Lessee's Actual Knowledge, threatened, against Lessee, Holdings, or any of their Affiliates, before any Government Entity, that is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Materially Adverse Change.

                     6.1.7     FINANCIAL CONDITION

         Holdings's audited consolidated balance sheet for its most-recent fiscal year ended before the Issuance Date, included in Holdings's most-recent Annual Report on Form 10-K filed by Holdings with the SEC, and the related consolidated statements of operations and cash flows for the period then ended, have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Holdings and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet, there has been no materially adverse change in such financial condition or operations, except for matters disclosed in (a) the financial statements referred to above, or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Holdings with the SEC before the Issuance Date.

                     6.1.8     REGISTRATION AND RECORDATION

         Except for (a) registering the Aircraft with the FAA pursuant to the Transportation Code in the name of Owner Trustee, (b) filing for recordation (and recording) the FAA-Filed Documents, (c) filing the Financing Statements (and continuation statements relating thereto at periodic intervals), (d) Mortgagee's taking possession and retaining the chattel paper original counterpart of the Lease, and (e) affixing the placards referred to in (S) 7.1.3 of the Lease, no further action, including filing or recording any document (including any financing statement under UCC Article 9) is necessary in order to establish and perfect Owner Trustee's right, title, and interest, and Mortgagee's security interest, in the Aircraft and the Lease, as against Lessee and any other Person, in any applicable jurisdiction in the United States. On the Delivery Date, subject to making the filings described above and to Mortgagee's taking possession of the chattel paper original counterpart of the Lease, Mortgagee, shall have a duly-perfected first-priority Lien on all of the then-existing items of the Collateral, free and clear of Liens (other than Permitted Liens not of record).

                     6.1.9     UCC LOCATION

         Lessee's chief executive office and chief place of business (as defined in UCC Article 9) are located at 9955 AirTran Blvd., Orlando, FL 32807.

                     6.1.10    NO DEFAULT

         No Lease Default exists.

                     6.1.11    NO EVENT OF LOSS

         No Event of Loss has occurred with respect to the Airframe or any Engine, and, to Lessee's Actual Knowledge, no circumstance, condition, act, or event has occurred that, with the giving of notice or lapse of time, gives rise to or constitutes an Event of Loss to the Airframe or any Engine.

                     6.1.12    COMPLIANCE WITH LAWS

         (a) Lessee is a Citizen of the United States and a U.S. Air Carrier.

         (b) Lessee holds all licenses, permits, and franchises from the appropriate Government Entities necessary to authorize Lessee to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except to the extent that the failure to hold any such license, permit, or franchise would not give rise to a Materially Adverse Change to Lessee.

         (c) Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

                     6.1.13    SECURITIES LAWS

         Neither Lessee nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement, or any of the Equipment Notes or any other interest in or security under the Mortgage, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the Securities Act.

                     6.1.14    BROKER'S FEES

         No Person acting on behalf of Lessee is or will be entitled to any broker's fee, commission, or finder's fee in connection with the Transactions, except for fees payable to Lessee's Advisor(s), if any.

                     6.1.15    SECTION 1110

         Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee under the Mortgage), will be entitled to the benefits of Section 1110 (as currently in effect), with respect to the right to take possession of the Airframe and Engines as provided in the Lease, in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

                     6.1.16    TITLE

         On the Delivery Date, Owner Trustee will receive good and marketable title to the Aircraft free and clear of all Liens except Permitted Liens not of record.

                     6.1.17    CONDITION OF AIRCRAFT

         The Aircraft is fully equipped to operate in commercial service, does not require any modifications, additions, or improvements for its intended use by Lessee, and complies with all governmental requirements governing the service in which the Aircraft is being used and is anticipated to be used by Lessee and is in the condition required by the Lease. The Aircraft has been duly certificated by the FAA as to type. A current and valid airworthiness certificate issued by the FAA is in effect with respect to the Aircraft (or, if not yet in effect because the Aircraft has not yet been FAA-registered, the Aircraft is in such condition as to be immediately eligible for an FAA airworthiness certificate upon FAA registration).

                     6.1.18    TAXES

         On the Delivery Date, all sales, use, or transfer taxes then due and payable upon the purchase of the Aircraft by Owner Trustee and on the leasing thereof to Lessee will have been paid or, as between the parties to this Agreement, Lessee shall be liable for the payment thereof. Except as set forth in (S) 9, no fees or other charges in connection with the execution and delivery of the Operative Agreements or the issuance of the Equipment Notes to be delivered on the Delivery Date are payable for which, as between the parties to this Agreement, Lessee is not liable.

                     6.1.19    INSURANCE

         On the Delivery Date, the insurance required by the Lease is in full force and effect, and all premiums which have become due or are due with respect to the insurance required to be provided by Lessee in respect of the Aircraft or required under (S) 11 of the Lease have been paid.

                     6.1.20    MARGIN REQUIREMENTS

         Lessee will not directly or indirectly use any of the proceeds from the issuance of the Equipment Notes, or from Owner Participant's acquisition of its beneficial interest in the Trust Estate, so as to result in a violation of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                     6.1.21    ERISA

         No Plan maintained by Lessee or any entity required to be aggregated with Lessee under Code (S) 414(b) or (c) (an "ERISA Affiliate") has incurred an "accumulated funding deficiency" (within the meaning of ERISA), and neither Lessee nor any ERISA Affiliate of Lessee has incurred any material liability to the Pension Benefit Guaranty Corporation.

         6.2      OWNER PARTICIPANT'S REPRESENTATIONS AND WARRANTIES

         Owner Participant represents and warrants to Lessee, Loan Participants, Subordination Agent, Owner Trustee, and Mortgagee that:

                     6.2.1     ORGANIZATION, ETC.

         Owner Participant (a) is a corporation duly incorporated, validly existing and in good standing under the Laws of the OP Jurisdiction, (b) has the corporate power and authority to conduct the business in which it is currently engaged, to own or hold under lease its properties, and to enter into and perform its obligations under the Owner Participant Agreements, and (c) has [or its guarantor has] a tangible net worth (exclusive of goodwill) greater than $50 million.

                     6.2.2     CORPORATE AUTHORIZATION

         Owner Participant has taken (or caused to be taken) all necessary corporate action (including obtaining any consent or approval of stockholders required by its [certificate] of incorporation or by-laws) to authorize its execution, delivery, and performance of its obligations under each of the Owner Participant Agreements.

                     6.2.3     NO VIOLATION

         Owner Participant's execution, delivery, and performance of its obligations under each of the Owner Participant Agreements do not and will not
(a) violate any provision of Owner Participant's [certificate] of incorporation or by-laws, (b) violate any Law applicable to or binding on Owner Participant, or (c) violate or constitute any default under, or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any lease, loan, or other material agreement to which Owner Participant is a party or by which Owner Participant or any of its properties is bound.


                     6.2.4     APPROVALS

         Owner Participant's execution, delivery, and performance of its obligations under each of the Owner Participant Agreements do not and will not require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of (a) any trustee or other holder of any Debt of Owner Participant, and (b) any Government Entity, other than filing the FAA-Filed Documents and the Financing Statements.

                     6.2.5     VALID AND BINDING AGREEMENTS

         The Owner Participant Agreements have been duly authorized, executed, and delivered by Owner Participant, and (assuming the due authorization, execution, and delivery by the other parties thereto) constitute legal, valid, and binding obligations of Owner Participant and are enforceable against Owner Participant in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally and general principles of equity.

                     6.2.6     CITIZENSHIP

         [IF APPLICABLE]  Owner Participant is a Citizen of the United States.

                     6.2.7     NO LIENS

         There are no Lessor Liens attributable to Owner Participant on all or any part of the Trust Estate.

                     6.2.8     INVESTMENT BY OWNER PARTICIPANT

         Owner Participant is acquiring its beneficial interest in the Trust Estate for its own account, for investment and not with a view to any resale or distribution thereof; provided, that, subject to the transfer restrictions in
(S) 10, its disposition of its beneficial interest in the Trust Estate shall at all times be within its control.

                     6.2.9     ERISA

         No part of the funds to be used by Owner Participant to acquire or hold its interests in the Trust Estate directly or indirectly constitutes assets of a Plan.

                     6.2.10    LITIGATION

         There are no pending or, to Owner Participant's Actual Knowledge, threatened actions or proceedings against Owner Participant before any Government Entity that, if determined adversely to Owner Participant, would materially adversely affect Owner Participant's ability to perform its obligations under the Owner Participant Agreements.

                     6.2.11    SECURITIES LAWS

         Neither Owner Participant nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Mortgage, for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

                     6.2.12    BROKER'S FEES

         No Person acting on behalf of Owner Participant is or will be entitled to any broker's fee, commission, or finder's fee in connection with the Transactions.

         6.3      FSB'S REPRESENTATIONS AND WARRANTIES

         FSB represents and warrants to Lessee, Owner Participant, Loan Participants, Subordination Agent, and Mortgagee that:

                     6.3.1     ORGANIZATION, ETC.

         FSB is a national banking association duly organized, validly existing and in good standing under the Laws of the United States, holding a valid certificate to do business as a national banking association with banking authority to execute, deliver, and perform its obligations under the Owner Trustee Agreements.

                     6.3.2     CORPORATE AUTHORIZATION

         FSB has taken (or caused to be taken) all necessary corporate action (including obtaining any consent or approval of stockholders required by Law or by its articles of association or by-laws) to authorize the execution and delivery by FSB or Owner Trustee, of each of the Owner Trustee Agreements, and the performance of its obligations thereunder.

                     6.3.3     NO VIOLATION

         FSB's and Owner Trustee's execution, delivery, and performance of their respective obligations under the Owner Trustee Agreements do not and will not
(a) violate any provision of FSB's articles of association or by-laws, (b) violate any Utah Law or federal banking Law applicable to or binding on Owner Trustee or FSB, or (c) violate or constitute any default under, or result in the creation of any Lien (other than the Lien of the Mortgage) upon any property of FSB, Owner Trustee, or any of FSB's subsidiaries under, any lease, loan, or other material agreement to which FSB or Owner Trustee is a party or by which FSB, Owner Trustee, or any of their properties is or may be bound or affected.

                     6.3.4     APPROVALS

         FSB's and Owner Trustee's execution, delivery, and performance of their respective obligations under the Owner Trustee Agreements do not and will not require the consent, approval, or authorization of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of FSB, or (b) any Government Entity governing banking and trust powers, other than filing the FAA-Filed Documents and the Financing Statements.

                     6.3.5     VALID AND BINDING AGREEMENTS

         The Owner Trustee Agreements have been duly authorized, executed, and delivered by FSB and Owner Trustee, and (assuming the due authorization, execution, and delivery thereof by the other parties thereto) constitute legal, valid, and binding obligations of FSB and Owner Trustee and are enforceable against FSB and Owner Trustee in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally and general principles of equity.

                     6.3.6     CITIZENSHIP

         FSB is a Citizen of the United States.

                     6.3.7     CHIEF EXECUTIVE OFFICE

         The chief executive office (as defined in UCC Article 9) of Owner Trustee is located at 79 South Main Street, Salt Lake City, Utah 84111.

                     6.3.8     TITLE

         On the Delivery Date, Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Seller.

                     6.3.9     NO LIENS; FINANCING STATEMENTS

         There are no Lessor Liens attributable to FSB or Owner Trustee in respect of all or any part of the Aircraft, Trust Estate, or the Collateral. Except for the Financing Statements, neither FSB nor Owner Trustee has executed any UCC financing statement relating to the Aircraft or the Lease.

                     6.3.10    LITIGATION

         There are no pending or, to FSB's Actual Knowledge, threatened actions or proceedings against FSB or Owner Trustee before any Government Entity that, if determined adversely to FSB, would materially adversely affect the ability of FSB or Owner Trustee to perform its obligations under the Owner Trustee Agreements.

                     6.3.11    SECURITIES LAWS

         Neither FSB, nor any Person authorized to act on its behalf, has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants, except for the offering and sale of the Pass-Through Certificates.

                     6.3.12    EXPENSES AND TAXES

         There are no Expenses or Taxes that may be imposed on or asserted against the Trust, the Trust Estate, or any part thereof or any interest therein, the Collateral, Lessee, Owner Participant, any Pass-Through Trustee, Subordination Agent, Owner Trustee, or Mortgagee (except as to Owner Trustee, Taxes imposed on the fees payable to Owner Trustee) under the laws of Utah in connection with Owner Trustee's execution, delivery, or performance of any Operative Agreement or in connection with the issuance of the Equipment Notes, which Expenses or Taxes would not have been imposed if Owner Trustee had not (x) had its principal place of business in Utah, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in Utah, or (z) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in Utah.

         6.4     SSB'S REPRESENTATIONS AND WARRANTIES

         SSB represents and warrants (with respect to (S) 6.4.10, solely in its capacity as Subordination Agent) to Lessee, Owner Participant, and Owner Trustee that:

                     6.4.1     ORGANIZATION, ETC.

         SSB is a national banking association corporation duly organized, validly existing and in good standing under the Laws of the United States, with banking and trust authority to execute, deliver, and perform its obligations under the Mortgagee Agreements, the Pass-Through Trustee Agreements, and the Subordination Agent Agreements.

                     6.4.2     CORPORATE AUTHORIZATION

         SSB has taken (or caused to be taken) all necessary corporate action (including obtaining any consent or approval of stockholders required by Law or by its certificate of incorporation or by-laws) to authorize the execution and delivery by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of the Mortgagee Agreements, the Pass-Through Trustee Agreements, and the Subordination Agent Agreements and the performance by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of its obligations thereunder.

                     6.4.3     NO VIOLATION

         The execution and delivery by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of the Mortgagee Agreements, the Pass-Through Trustee Agreements, and the Subordination Agent Agreements, and the performance by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of its obligations thereunder, do not and will not (a) violate any provision of SSB's articles of association or by-laws, (b) violate any Law applicable to or binding on SSB governing SSB's banking or trust powers or (except in the case of any Law relating to any Plan) Mortgagee, any Pass-Through Trustee, or Subordination Agent, or (c) violate or constitute any default under, or result in the creation of any Lien (other than the Lien of the Mortgage) upon any property of SSB, Mortgagee, any Pass-Through Trustee, Subordination Agent, or any of SSB's subsidiaries under any lease, loan, or other agreement to which SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent is a party or by which SSB, Mortgagee, any Pass-Through Trustee, Subordination Agent, or any of their properties is bound.

                     6.4.4     APPROVALS

         The execution and delivery by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of the Mortgagee Agreements, the Pass-Through Trustee Agreements, and the Subordination Agent Agreements, and the performance by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of its obligations thereunder, do not and will not require the consent, approval, or authorization of, the giving of notice to, the registration with, the recording or filing of any document with, or the taking of any other action in respect of (a) any trustee or other holder of any Debt of SSB, or (b) any Government Entity governing SSB's banking or trust powers.

                     6.4.5     VALID AND BINDING AGREEMENTS

         The Mortgagee Agreements, the Pass-Through Trustee Agreements, and the Subordination Agent Agreements have been duly authorized, executed, and delivered by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable), and (assuming the due authorization, execution, and delivery by the other parties thereto) constitute legal, valid, and binding obligations of SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) and are enforceable against SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar Laws affecting the rights of creditors generally and general principles of equity.

                     6.4.6     CITIZENSHIP

         SSB is a Citizen of the United States.

                     6.4.7     NO LIENS

         There are no Lessor Liens attributable to SSB in respect of all or any part of the Trust Estate or the Collateral.

                     6.4.8     LITIGATION

         There are no pending or, to SSB's Actual Knowledge, threatened actions or proceedings against SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent, before any Government Entity that, if determined adversely to SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent, would materially adversely affect the ability of SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent to perform its obligations under any of the Mortgagee Agreements, the Pass-Through Trustee Agreements, or the Subordination Agent Agreements.

                     6.4.9     SECURITIES LAWS

         Neither SSB nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants, except for the offering and sale of the Pass-Through Certificates.

                     6.4.10    INVESTMENT

         Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and Subordination Agent is not in default under any Liquidity Facility.

                     6.4.11    TAXES

         There are no Taxes payable by any Pass-Through Trustee or SSB imposed by Connecticut or any political subdivision or taxing authority thereof in connection with such Pass-Through Trustee's or SSB's execution, delivery, and performance of this Agreement or any Pass-Through Trustee Agreement (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass-Through Trustee or SSB for services rendered in connection with the transactions contemplated by any of the Pass-Through Trust Agreements), and there are no Taxes payable by any Pass-Through Trustee or SSB imposed by Connecticut or any political subdivision of such state in connection with the acquisition, possession, or ownership by any such Pass-Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass-Through Trustee or SSB for services rendered in connection with the transactions contemplated by any of the Pass-Through Trust Agreements), and, assuming that the trusts created by the Pass-Through Trust Agreements will not be taxable as corporations, but, rather, that each will be characterized as a grantor trust under Part I, subpart E of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by Connecticut or any political subdivision of such state.

                     6.4.12    CONTROL

         SSB is not an Affiliate of Owner Participant or Owner Trustee.

                     6.4.13    BROKER'S FEES

         No Person acting on behalf of SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent is or will be entitled to any broker's fee, commission, or finder's fee in connection with the Transactions.

                                  7. COVENANTS


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

         7.1    LESSEE'S COVENANTS

         Lessee agrees for the benefit of Owner Participant, Loan Participants, Owner Trustee, and Mortgagee as follows:

                     7.1.1     CORPORATE EXISTENCE; U.S. AIR CARRIER

         Lessee shall at all times maintain its corporate existence, except as permitted by (S) 13.2 of the Lease, and shall at all times remain a U.S. Air Carrier.

                     7.1.2     NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

         Lessee will give to Owner Participant, Owner Trustee, and Mortgagee timely written notice (but in any event at least 30 days before the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as defined in UCC
Article 9), and will promptly take any action required by (S) 7.1.3(c) as a result of such relocation.

                     7.1.3     CERTAIN ASSURANCES

         (a) Lessee shall duly execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) all such further documents, and shall do and cause to be done such further things, as Owner Participant, Owner Trustee, or Mortgagee reasonably requests to accomplish the purposes of the Operative Agreements, provided that no document so executed by Lessee will expand any obligations or limit any rights of Lessee in respect of the Transactions.

         (b) Lessee shall promptly take such action with respect to the recording, filing, re-recording, and refiling of the Lease, the Trust Agreement, and the Mortgage, and any supplements thereto, as shall be necessary to establish, perfect, and protect Owner Trustee's interests and rights in and to the Aircraft and under the Lease and the perfection and priority of the Lien created by the Mortgage. Lessee shall furnish to Owner Participant or Owner Trustee such information (other than with respect to the citizenship of Owner Participant and Owner Trustee) in Lessee's possession or otherwise reasonably available to Lessee and required to enable Owner Participant or Owner Trustee to apply to register the Aircraft under the Transportation Code (subject to Lessee's rights under (S) 7.1.2 of the Lease), and shall pay or cause to be paid all out-of-pocket costs and expenses thereof (including reasonable attorneys' fees and disbursements).

         (c) Lessee will cause the FAA-Filed Documents, the Financing Statements, and all continuation statements (and any amendments necessitated by any combination, consolidation, or merger pursuant to (S) 13.2 of the Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Owner Trustee or Mortgagee (as applicable), duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Transportation Code (with respect to the FAA-Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

         (d) If the Aircraft is registered in a country other than the United States pursuant to (S) 7.1.2 of the Lease and (S) 7.6.11 hereof, Lessee will furnish to Owner Trustee, Mortgagee, and each Participant annually while the Aircraft is not U.S.-registered (starting with the calendar year after such registration is effected) an opinion of special counsel reasonably satisfactory to Owner Trustee and Mortgagee stating that, in the opinion of such counsel, either (1) such action has been taken with respect to the recording, filing, re-recording, and re-filing of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect, and protect Owner Trustee's and Mortgagee's right, title and interest in and to the Aircraft and the Operative Agreements, reciting the details of such actions, or (2) no such action is necessary to maintain the perfection of such right, title, and interest.

                     7.1.4     SECURITIES LAWS

         Neither Lessee nor any Person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws.

                     7.1.5     ASSET DISPOSITIONS

         Lessee will not transfer or assign assets, or pay dividends to any Affiliate, subsidiary, or related company, if such a transfer, assignment, or payment would materially impair Lessee's ability to meet its obligations under the Operative Agreements.

         7.2      OWNER PARTICIPANT'S COVENANTS

         Owner Participant agrees for the benefit of Lessee, and (except with respect to (S) 7.2.4) Loan Participants, Owner Trustee, and Mortgagee, as follows:


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

                     7.2.1     LIENS

         Owner Participant (a) (x) will not directly or indirectly create, incur, assume, or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Collateral, or the Aircraft, and (y) will, at its own cost and expense, promptly take such action as is necessary to discharge any Lessor Lien attributable to Owner Participant on all or any part of the Trust Estate, the Collateral or the Aircraft; provided, that Owner Participant may in good faith by appropriate proceedings contest claims or charges resulting in any such Lien as long as such contest does not involve any material danger of the sale, forfeiture, loss, or loss of use of the Aircraft or the interest of Lessor, Mortgagee, or any Participant therein; and (b) will hold harmless and indemnify Lessee, Owner Trustee, each Note Holder, Mortgagee, each of their respective Affiliates, successors, and permitted assigns, the Trust Estate, and the Collateral from and against (1) any and all Expenses, (2) any reduction in the amount payable out of the Trust Estate or the Collateral, and
(3) any interference with the possession, operation, or other use of all or any part of the Aircraft imposed on, incurred by, or asserted against any of the foregoing as a consequence of any such Lessor Lien.

                     7.2.2     REVOCATION OF TRUST AGREEMENT

         (a) Owner Participant will comply with the provisions of the Trust Agreement applicable to it, will not terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of Lessee and Mortgagee, and will not amend, modify, or supplement the Trust Agreement, or waive any of the provisions thereof, if such amendment, modification, supplement, or waiver would have a materially adverse effect on Lessee, without the consent of Lessee, or any adverse effect on Mortgagee or any Note Holder, without the consent of Mortgagee.

         (b) Notwithstanding (S) 7.2.2(a), Owner Participant may at any time remove Owner Trustee pursuant to (S) 9.1 of the Trust Agreement or terminate the Trust Agreement pursuant to (S) 11.2 of the Trust Agreement (subject to the proviso thereto).

                     7.2.3     CHANGE OF SITUS OF OWNER TRUST

         If, at any time, any Tax Indemnitee or the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to (S) 9.3 of this Agreement and if, as a consequence thereof, Lessee requests that the situs of the Trust be moved to another state in the United States from the state in which it is then located, the situs of the Trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action is reasonably necessary to accomplish such removal; provided, that, in any event, (a) Lessee shall provide such additional tax indemnification as Owner Participant and the Note Holders or the Pass-Through Trustees reasonably request to cover any additional unindemnified Taxes or loss of Tax benefits described in the assumptions in the Tax Indemnity Agreement resulting from such change in situs, (b) the rights and obligations under the Operative Agreements of Owner Participant, the Note Holders, Pass-Through Trustees, and Mortgagee shall not be adversely affected as a result of the taking of such action, (c) the Lien of the Mortgage on the Collateral shall not be adversely affected by such action, and Lessee and Owner Trustee shall execute and deliver such documents as Mortgagee reasonably requests to protect and maintain the perfection and priority of such Lien, (d) Owner Participant, Pass-Through Trustees, and Mortgagee shall receive an opinion or opinions of counsel (which counsel is reasonably satisfactory to Owner Participant, Pass-Through Trustees, and Mortgagee), in scope, form, and substance reasonably satisfactory to Owner Participant, Pass-Through Trustees, and Mortgagee, to the effect that (1) the Trust, as thus removed, remains a validly-established trust, (2) any amendments to the Trust Agreement necessitated by such removal have been duly authorized, executed, and delivered and constitute valid and binding obligations of such parties, enforceable in accordance with their terms, (3) covering such other matters as Owner Participant, Pass-Through Trustees, or Mortgagee reasonably request, (e) if such removal involves the replacement of Owner Trustee, then Owner Participant, Pass-Through Trustees, and Mortgagee shall receive an opinion of counsel to such successor Owner Trustee, in form and substance reasonably satisfactory to Owner Participant, Pass-Through Trustees, and Mortgagee, covering the matters described in the opinion delivered pursuant to (S) 5.1.2(t)(4), and (f) Lessee shall indemnify and hold harmless Owner Participant, Note Holders, Pass-Through Trustees, FSB, and Owner Trustee, on a net after-tax basis, against any and all reasonable out-of-pocket costs and expenses (including attorneys' fees and disbursements), fees and expenses of any new owner trustee, registration, recording, or filing fees, and taxes incurred by Owner Participant, Note Holders, Pass-Through Trustees, or Owner Trustee in connection with such change of situs. Owner Participant agrees, for Lessee's benefit, that Owner Participant will not consent to or direct a change in the situs of the Trust Estate without Lessee's prior written consent.

                     7.2.4     COMPLIANCE WITH LEASE PROVISIONS

         Owner Participant agrees, solely for Lessee's benefit, to comply with the express provisions applicable to Owner Participant in the Lease.

                     7.2.5     SECURITIES ACT

         Owner Participant will not directly or indirectly offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided, that this (S) 7.2.5 shall not impose on Owner Participant any responsibility with respect to any such offer, sale, or solicitation by any other party hereto.

                     7.2.6     REGARDING OWNER TRUSTEE

         Owner Participant will cause Owner Trustee to perform its obligations under each Owner Trustee Agreement.

         7.3      FSB'S AND OWNER TRUSTEE'S COVENANTS

         FSB and Owner Trustee agree for the benefit of Lessee, Owner Participant, each Note Holder, and Mortgagee as follows:

                     7.3.1     LIENS

         FSB (a) will not directly or indirectly create, incur, assume, or suffer to exist any Lessor Lien attributable to it or Owner Trustee on all or any part of the Trust Estate, the Collateral, or the Aircraft, (b) will, at its own cost and expense, promptly take such action as is necessary to discharge any Lessor Lien attributable to FSB or Owner Trustee on all or any part of the Trust Estate, the Collateral, or the Aircraft, and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Note Holder, Mortgagee, each of their Affiliates, successors, and permitted assigns, the Trust Estate, and the Collateral from and against (1) any and all Expenses, (2) any reduction in the amount payable out of the Trust Estate or the Collateral, and (3) any interference with the possession, operation, or other use of all or any part of the Aircraft imposed on, incurred by, or asserted against any of the foregoing as a consequence of any such Lessor Lien.

                     7.3.2     OTHER BUSINESS

         Owner Trustee will not enter into any business or other activity except as contemplated by the Operative Agreements.

                     7.3.3     NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

         FSB and Owner Trustee will give to Lessee, each Participant, and Mortgagee 30 days' prior written notice of any relocation of its chief executive office (as defined in UCC Article 9), and will promptly take any action required by (S) 7.3.8 as a result of such relocation.

                     7.3.4     SECURITIES ACT

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

         Neither FSB nor Owner Trustee will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided, that the foregoing shall not impose on FSB or Owner Trustee any responsibility with respect to any such offer, sale, or solicitation by any other party hereto.

                     7.3.5     PERFORMANCE OF AGREEMENTS

         Owner Trustee shall perform its obligations under the Owner Trustee Agreements in accordance with the terms thereof.

                     7.3.6     RELEASE OF LIEN OF MORTGAGE

         In each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Mortgagee or Owner Participant), Owner Trustee shall, at Lessee's request and expense, use reasonable efforts to procure from Mortgagee the prompt release of the Lien of the Mortgage with respect to such property.

                     7.3.7     NOTICES; DOCUMENTS

         If any claim with respect to any liabilities is filed against Owner Trustee and Owner Trustee has Actual Knowledge thereof, then Owner Trustee shall promptly notify Lessee and Mortgagee in writing thereof. Owner Trustee further agrees to provide to Lessee promptly any documents (including the certificate of aircraft registration) that it receives from the FAA with respect to the Aircraft.

                     7.3.8     FILINGS

         After the Delivery Date, Owner Trustee shall duly execute and deliver to Lessee all filings and recordings (including all filings and UCC financing statements under the Transportation Code and the UCC and any amendments to UCC financing statements necessitated by any relocation of its chief executive office), prepared and delivered to it by Lessee, required to perfect Owner Trustee's title to the Aircraft and the Lien of the Mortgage (or to maintain such perfection) and to make such title and Lien valid and enforceable.

                     7.3.9     TRUST AGREEMENT

         FSB and Owner Trustee hereby (a) agree for the benefit of Lessee, Loan Participants, and Mortgagee not to amend, supplement, terminate, or otherwise modify any provision of the Trust Agreement in a manner that adversely affects the rights of any such party without the prior written consent of such party, and (b) agree for the benefit of Lessee, Loan Participant, and Mortgagee not to revoke the trust created by the Trust Agreement so long as the Mortgage remains undischarged or if such revocation would have an adverse effect on Lessee. Nothing in this Agreement shall impair any right under the Trust Agreement of FSB to resign as Owner Trustee in accordance with the provisions of the Trust Agreement.

         7.4     SSB'S COVENANTS

         SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent agree for the benefit of Lessee, Owner Participant, and Owner Trustee as follows:

                     7.4.1     LIENS

         SSB (a) will not directly or indirectly create, incur, assume, or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Collateral, or the Aircraft, (b) will, at its own cost and expense, promptly take such action as is necessary to discharge any Lessor Lien attributable to SSB on all or any part of the Trust Estate, the Collateral, or the Aircraft, and (c) will personally hold harmless and indemnify Lessee, Owner Participant, each Note Holder, Owner Trustee, each of their respective Affiliates, successors, and permitted assigns, the Trust Estate, and the Collateral from and against (1) any and all Expenses, (2) any reduction in the amount payable out of the Trust Estate or the Collateral, and (3) any interference with the possession, operation, or other use of all or any part of the Aircraft, imposed on, incurred by, or asserted against any of the foregoing as a consequence of any such Lessor Lien.

                     7.4.2     SECURITIES ACT

         SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (respectively) will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided, that the foregoing shall not impose on SSB any responsibility with respect to any such offer, sale, or solicitation by any other party hereto or the initial sale of the Equipment Notes to Subordination Agent.

                     7.4.3     PERFORMANCE OF AGREEMENTS

         SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (respectively) shall perform its obligations under the Mortgagee Agreements, the Pass-Through Trustee Agreements, and the Subordination Agent Agreements in accordance with their terms.

                     7.4.4     WITHHOLDING TAXES

         SSB shall indemnify (on an after-tax basis) and hold harmless Lessee, Lessor, and Owner Participant against any United States withholding taxes (and related interest, penalties, and additions to tax) as a result of SSB's failure to withhold on payments to any Note Holder who does not provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

         7.5     NOTE HOLDERS' COVENANTS

         Each Note Holder (including Subordination Agent), as to itself only, agrees for the benefit of Lessee, Owner Participant, Owner Trustee, and Mortgagee as follows:

                     7.5.1     WITHHOLDING TAXES

         Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Lessee, Lessor, Owner Participant, and Mortgagee against any United States withholding taxes (and related interest, penalties, and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable under this (S) 7.5.1 shall be paid within 30 days after the pertinent Note Holder receives a written demand therefor.

                     7.5.2     TRANSFER; COMPLIANCE

         (a) Such Note Holder will (1) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this (S) 7.5.2(a) shall not impose on such Note Holder any responsibility for any such offer, sale, or solicitation by any other party hereto, and (2) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under the Mortgage and the Equipment Notes.

         (b) Except as otherwise required by the terms of (S) 2.13 of the Mortgage or (S) 11 hereof, such Note Holder will not sell, assign, convey, exchange, or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (this provision not being applicable to the Pass-Through Certificates) unless the proposed transferee thereof first provides Lessee and Owner Participant with both of the following:

                   (1) a written representation and covenant that either (aa) no portion of the funds it uses to purchase, acquire, and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations, or court decisions thereunder to constitute, the assets of any Plan, or (bb) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of ERISA (S) 406 or Code (S) 4975(c)(1) involving Lessee, Owner Participant, a Pass-Through Trustee, Subordination Agent, or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

                   (2) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (1) of this (S) 7.5.2(b) and agrees to comply with this clause (2).

         7.6    OTHER AGREEMENTS

                     7.6.1     OWNER TRUSTEE IS OWNER FOR ALL PURPOSES

         Lessee, Owner Participant, and Owner Trustee agree that for all purposes, after the Closing, Owner Trustee will be the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee will be the lessee thereof. No transfer, by operation of Law or otherwise, of Owner Participant's beneficial interest in and to the Trust Estate shall operate to transfer legal title to any part of the Trust Estate to any transferee thereof.

                     7.6.2     COMMENCEMENT OF BANKRUPTCY PROCEEDINGS

         Lessee, each Participant, each Note Holder, FSB, Owner Trustee, SSB, and Mortgagee agree for the benefit of each of the others that it will not commence or join in any proceeding under the Bankruptcy Code to commence a case under (S) 303 of the Bankruptcy Code against the Trust Estate. Nothing contained herein shall be deemed to preclude any Participant, any Note Holder, FSB, Owner Trustee, SSB, or Mortgagee from filing any claim against the Trust Estate in any case commenced against the Trust Estate.

                     7.6.3     CERTAIN BANKRUPTCY MATTERS

         If (a) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (b) pursuant to such reorganization provisions (including Bankruptcy Code (S) 1111(b)), FSB or Owner Participant is required, by reason of FSB's or Owner Participant's being held to have recourse liability to any Note Holder or Mortgagee directly or indirectly (other than the recourse liability of FSB or Owner Participant under this Agreement or the Mortgage or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount (if any), interest, or other amounts on the Equipment Notes, and (c) any Note Holder or Mortgagee actually receives any Excess Amount (as defined below) which reflects any payment by FSB or Owner Participant on account of clause (b) of this paragraph, then such Note Holder or Mortgagee shall promptly refund to FSB or Owner Participant (whichever shall have made such payment) such Excess Amount.

         For purposes of this (S) 7.6.3, "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or Mortgagee if FSB or Owner Participant had not become subject to the recourse liability referred to in clause (b) of the preceding paragraph. Nothing in this (S) 7.6.3 shall prevent a Note Holder or Mortgagee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of FSB or Owner Participant under this Agreement (other than as referred to in clause (b) of the preceding paragraph) or the Mortgage (including any exhibits or annexes thereto) or from retaining any amount paid by Owner Participant under (S) 2.13 or (S) 4.03 of the Mortgage.

                     7.6.4     QUIET ENJOYMENT; SALE BY OWNER TRUSTEE BINDING

         (a) Each of Owner Participant, each Pass-Through Trustee, Subordination Agent, each Note Holder, Owner Trustee, and Mortgagee agrees (as to itself) for the benefit of Lessee that, unless a Lease Event of Default exists, such Person shall not interfere (and shall not permit any Affiliate or other Person claiming by, through, or under it to interfere) with Lessee's rights in accordance with the Lease to the quiet enjoyment, possession, and use of the Aircraft during the Term.

         (b) Any assignment, sale, transfer, or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Agreement or the Lease shall bind Owner Participant, and shall be effective to transfer or convey all right, title, and interest of Owner Trustee and Owner Participant in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such assignment, sale, transfer, or conveyance, or as to the application of any sale or other proceeds with respect thereto by Owner Trustee, as regards Owner Participant.

                     7.6.5     RELEASE OF LIEN OF MORTGAGE

         Each of Lessee, Lessor, and Mortgagee agrees that in each instance referred to in the Lease in which a transfer of any property is required to be made by Lessor to Lessee or any other Person (other than Mortgagee), Mortgagee shall, upon request of Lessor and compliance with the applicable provisions of the Lease and the Mortgage (including payment of all amounts then due and payable to each Liquidity Provider as Supplemental Rent), promptly execute (at Lessee's cost and expense) such instruments as Lessor or Lessee reasonably requests to evidence the release of the Lien of the Mortgage on such property.

                     7.6.6     NON-RECOURSE

         Loan Participant and Mortgagee agree that (a) obligations of Owner Trustee under the Mortgage or any other Operative Agreement and with respect to the Equipment Notes shall be non-recourse to Owner Participant and to FSB, and
(b) they will look solely to the income and proceeds from the Trust Estate and the Collateral to the extent available for distribution to Note Holder or Mortgagee as provided in the Mortgage, and neither Owner Participant nor FSB will be personally liable to Loan Participant or Mortgagee for any amounts payable by Owner Trustee under the Mortgage or any other Operative Agreement; provided, that the foregoing is not intended nor shall it be construed to limit any recourse liability of Owner Participant or FSB to the extent that such liability is expressly set forth in this Agreement or in any of the Operative Agreements or arises by reason of the breach of any representation or warranty or covenant given by such Person (in the case of FSB, in its individual capacity).

                     7.6.7     OTHER DOCUMENTS; AMENDMENT

         (a) Each of Owner Participant and Owner Trustee hereby agrees for the benefit of Lessee, the Loan Participants, and Mortgagee not to amend, supplement, or otherwise modify any provision of the Trust Agreement in a manner that could adversely affect such party, without the prior written consent of such party. Notwithstanding the foregoing, so long as the Lease has not been terminated or expired, each Participant, Mortgagee, and Owner Trustee hereby agree for the benefit of Lessee that, without Lessee's consent, they will not amend, supplement, or otherwise modify (1) Article III, Article IX, or (S) 2.05 of the Mortgage, (2) any provision of any Operative Agreement that will affect the stated principal amount of or premium or interest on the

Equipment Notes, or (3) any other provision of the Mortgage or Equipment Notes in a manner that could adversely affect Lessee. Mortgagee and Owner Trustee agree to furnish promptly to Lessee copies of any supplement, amendment, waiver, or modification of any of the Operative Agreements to which Lessee is not a party. Each Loan Participant agrees that it will not take any action in respect of the Collateral except through Mortgagee pursuant to the Mortgage or as otherwise permitted by the Mortgage.

         (b) Owner Trustee agrees to join with Lessee to the extent that action on its part is necessary or appropriate (1) to cause the following to be duly accomplished in accordance with applicable United States federal Law by the time the Aircraft is delivered under this Agreement and the Lease: (aa) to apply to register the Aircraft in Owner Trustee's name, and (bb) all related action necessary in order for Lessee to have temporary or permanent authority to operate the Aircraft as contemplated by the Lease, and (2) forthwith upon delivery of the Aircraft under this Agreement and the Lease, to cause all necessary documents to be duly filed for recording in accordance with applicable United States federal Law.

                     7.6.8     CONSENTS

         Each of each Participant, each Pass-Through Trustee, Subordination Agent, Owner Trustee, and Mortgagee covenants and agrees, for Lessee's benefit, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Owner Trustee or Mortgagee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

                     7.6.9     INSURANCE

         Each of Owner Participant, the Pass-Through Trustees, Subordination Agent, and Owner Trustee agrees not to obtain or maintain insurance for its own account as permitted by (S) 11.2 of the Lease if such insurance would limit, increase the cost of, or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to (S) 11 and Annex D of the Lease.

                     7.6.10    EXTENT OF NOTE HOLDER'S INTEREST

         A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Estate or the Collateral when and if the principal and Make-Whole Amount (if any) of and interest on the Equipment Note held by such Note Holder, and all other sums, then due and payable to such Note Holder under any Operative Agreement, have been paid in full.

                     7.6.11    FOREIGN REGISTRATION

         (a) Each Participant, Owner Trustee, and Mortgagee hereby agree for Lessee's benefit that, subject to (S) 7.1.2 of the Lease, Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States, if Lessor and each Participant receive at least 30 days' prior written notice of such proposed re-registration, and if:

                  (1) such registration is made only after the Tax Attribute Period, unless Lessee prepays on a lump-sum basis any liability due under the Tax Indemnity Agreement as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (3) below;

                  (2) no Special Default exists at the time of such registration;

                  (3) such proposed change of registration is made in connection with a Permitted Sublease;

                  (4) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Issuance Date; and

                  (5) any import or export permits necessary to take the Aircraft into such country and any exchange permits necessary to allow all Rent and other payments provided for under the Lease and the other Operative Agreements shall be in full force and effect;

                  (6) all insurance provided for in the Lease shall be in full force and effect before, at the time of, and after such change in registration, and Owner Participant, Owner Trustee, and Mortgagee receive a certificate of Lessee's or a Permitted Sublessee's insurance broker to such effect;

                  (7) the courts of such jurisdiction would provide substantially equivalent protection to Owner Trustee and Mortgagee as provided under U.S. law in respect of the exercise of remedies, including that there are no possessory rights in favor of Lessee, any Permitted Sublessee, or any third party, including any Government Entity, which would, upon bankruptcy or other default by Lessee or any Permitted Sublessee, prevent the return of the Aircraft to Owner Trustee in accordance with and when permitted by the terms of the Lease upon Owner Trustee's (or Mortgagee's) exercise of its remedies thereunder, or, if such possessory rights exist, they are not materially greater than those available to lessees and sublessees under United States law and there are no procedural impediments to the return of the Aircraft to Owner Trustee greater than under United States law, and upon termination of any Permitted Sublease, registration shall be terminable without material burden or delay and there is no material impediment under the laws of such country of registration to the enforceability (other than immaterial differences in procedures of enforcement) of the rights and remedies of Owner Trustee and Mortgagee provided for under the Operative Agreements (it being understood that, in the absence of restrictions similar to those imposed under (S)(S) 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 are not required);

                  (8) Owner Trustee and Mortgagee receive evidence reasonably satisfactory to them that such country imposes, or Lessee agrees to cause the Aircraft to be maintained in accordance with, a Maintenance Program as required by clause (1) in (S) A of Annex C to the Lease;

                  (9) no Liens (except Permitted Liens) on the Trust Estate shall arise by reason of such re-registration, and the Mortgage shall continue as a first-priority Lien on the Aircraft;

                  (10) any export licenses, certificates of deregistration, and powers of attorney required in connection with any repossession or return of the Aircraft will be able to be obtained in the normal course without material delay, and without material burden on Owner Trustee or Mortgagee (however, Lessee shall be responsible for the cost thereof);

                  (11) the Aircraft has been duly certificated as to type and airworthiness by the appropriate aviation authority of such country;

                  (12) all action is taken as Owner Trustee and Mortgagee deem reasonably necessary (including any increase in or changes in types of insurance coverage or change in indemnities to take into account differences in applicable Laws) to ensure that all insurance and indemnities provided for in the Operative Agreements shall be in full force and effect prior to, at the time of, and following such re-registration; and

                  (13) Owner Trustee and Mortgagee receive an opinion of counsel (subject to customary exceptions) reasonably satisfactory to Owner Participant and Mortgagee, addressed to each such party and to each Participant and Certificate Holder, to the effect that:

                           (aa) such country recognizes Owner Trustee's
                  ownership interest in the Aircraft;

                           (bb) Lessee's obligations, and Owner Trustee's rights
                  and remedies, under the Lease are valid, binding, and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);

                           (cc) after giving effect to such change in
                  registration, the Lien of the Mortgage on Owner Trustee's right, title, and interest in and to the Aircraft and the Lease continue as a valid and duly-perfected first-priority security interest, and all filing, recording, or other action necessary to protect the same have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording, or other action is necessary, and (2) Owner Trustee and Mortgagee receive a certificate from Lessee that all possible preparations to accomplish such filing, recording, and other action are done, and such filing, recording, and other action are accomplished, and a supplemental opinion to that effect shall be delivered to Owner Trustee and Mortgagee promptly after the effective date of such change in registration;

                           (dd) it is not necessary, solely as a consequence of
                  such change in registration and without giving effect to any other activity of Owner Trustee, Owner Participant, or Mortgagee (or any Affiliate thereof), for Owner Trustee, Owner Participant, or Mortgagee (respectively) to qualify to do business in such jurisdiction as a result of such reregistration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the Lease;

                           (ee) there is no tort liability of the owner or
                  lessor of an aircraft not in possession thereof under the laws of such jurisdiction, except tort liability not of materially greater scope or magnitude than might be imposed on a passive lender or lessor under U.S. law (it being agreed that, if such opinion cannot be given in a form satisfactory to Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to Owner Participant is provided to cover such risk);

                           (ff) unless Lessee agrees to provide insurance
                  covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Lessee before such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use;

                           (gg) neither Owner Trustee nor Mortgagee nor any
                  Participant nor any Certificate Holder will be subjected to any adverse tax consequences as a result of such re-registration for which Lessee is not required to indemnify such Person, unless Lessee agrees to indemnify such Person therefor by means of an indemnity agreement reasonably satisfactory to such Person (and Holdings guarantees such indemnity pursuant to the Guarantee); and

                           (hh) to the effect set forth in clauses (5), (7), (9)
                  (including an annual filing opinion), (10), and (11), subject to then-customary assumptions, exceptions, and limitations, and stating that such country maintains normal diplomatic relations with the United States.

         (b) In addition, as a condition precedent to any change in registration, Lessee shall give to Lessor and Mortgagee assurances reasonably satisfactory to each of them:

                  (1) that the provisions of (S) 11 of the Lease have been complied with after giving effect to such change of registration;

                  (2) of Lessee's payment of all reasonable out-of-pocket expenses of Lessor, each Participant, and Mortgagee in connection with such change of registry, including (aa) the reasonable fees and disbursements of counsel to Lessee, Lessor, and Mortgagee, (bb) any filing or recording fees, Taxes, or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (cc) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Lease in favor of Mortgagee for the benefit of Note Holders; and

                  (3) to the effect that the tax and other indemnities in favor of each Person named as an indemnitee under any other Operative Agreement afford to each such Person substantially the same protection as provided before such change of registration (or Lessee agrees upon additional indemnities that, together with such original indemnities, in the reasonable judgment of Lessor and Mortgagee, afford such protection).

                     7.6.12    OTHER COMMERCIAL RELATIONS UNAFFECTED

         Notwithstanding anything to the contrary set forth in any Operative
Agreement:

         (a) except as set forth in the Purchase Agreement Assignment, nothing in the Operative Agreements shall constitute or be deemed to be a waiver by Lessee of any rights, remedies, or claims it may have against Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities, or indemnities in favor of Airframe Manufacturer, Engine Manufacturer, or any subcontractor or supplier of either with respect to any such rights, remedies, or claims of Lessee; and

         (b) neither Airframe Manufacturer, by its execution and delivery of the Consent and Agreement, nor Engine Manufacturer, by its execution and delivery of the Engine Consent and Agreement, shall be deemed to have waived any rights, remedies, or claims which Airframe Manufacturer or Engine Manufacturer (or any subcontractor or supplier of either) has against Lessee; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities, or indemnities in favor of Lessee with respect to any such rights, remedies, or claims of Airframe Manufacturer or Engine Manufacturer (or any subcontractor or supplier of either).

                     7.6.13    INTEREST IN CERTAIN ENGINES

         Each Participant, Owner Trustee, and Mortgagee agree, for the benefit of each lessor, conditional seller, or secured party of any airframe or engine leased to, purchased by, or owned by Lessee or any Permitted Sublessee subject to a lease, conditional sale, or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.

                               8. CONFIDENTIALITY

         Lessee, Owner Participant, Note Holders, Owner Trustee, and Mortgagee shall keep Annexes B, C, and D and Schedules 1, 2, 3, and 4 to the Lease, the Participation Agreement, the Purchase Agreement Assignment, and the Tax

Indemnity Agreement confidential, and shall not disclose, or cause to be disclosed, the same to any Person, except (a) to Certificate Holders, (b) to prospective and permitted transferees of Lessee's, Owner Participant's, a Note Holder's, a Certificate Holder's, Liquidity Provider's, Owner Trustee's, Mortgagee's, or other Mortgage Indemnitee's interest or their counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (c) to Lessee's, Owner Participant's, a Note Holder's, Liquidity Provider's, a Pass-Through Trustee's, Owner Trustee's, Mortgagee's, or other Mortgage Indemnitee's counsel, independent insurance brokers, auditors, or other agents, Affiliates, or investors who agree to hold such information confidential, (d) as may be required by any statute, court, or administrative order or decree, legal process, or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors, or any stock exchange, (e) with respect to Lessee and Owner Participant, by mutual agreement of such parties, (f) with respect to a Note Holder or any Pass-Through Trustee, to a nationally-recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass-Through Trust Certificates or to support an NAIC rating for the Equipment Notes, or (g) to such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (d), (e), (f) and (g) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

                         9. INDEMNIFICATION AND EXPENSES

         9.1     GENERAL INDEMNITY

                     9.1.1     INDEMNITY

         Whether or not any of the Transactions are consummated, Lessee shall indemnify, protect, defend, and hold harmless each Indemnitee from, against, and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever imposed on, incurred by, or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with any one or more of the following:

         (a) the Operative Agreements, the Pass-Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass-Through Agreements;

         (b) the Aircraft, the Airframe, any Engine, or any Part, including, with respect thereto, (1) the manufacture, design, purchase, acceptance, nonacceptance, rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use, non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery, or other disposition of the Aircraft, any Engine, or any Part, (2) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee), (3) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive, or imputed), (4) death or property damage of passengers, shippers, or others, (5) environmental control, noise, or pollution, and (6) any Liens in respect of the Aircraft, any Engine, or any Part;

         (c) the offer, sale, assumption, or delivery of any Equipment Notes, Pass-Through Certificates, or any interest therein or represented thereby; and

         (d) any breach of or failure to perform or observe, or any other noncompliance with, any covenant, agreement, or other obligation to be performed by Lessee under any Lessee Operative Agreement or any Pass-Through Agreement, or the falsity of any representation or warranty of Lessee in any Lessee Operative Agreement or any Pass-Through Agreement, other than in the Tax Indemnity Agreement.

                     9.1.2     EXCEPTIONS

         Notwithstanding anything in (S) 9.1.1, Lessee shall not be required to indemnify, protect, defend, and hold harmless any Indemnitee pursuant to (S)
9.1.1 against any Expense of such Indemnitee:

         (a) for any Taxes or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to (S) 9.3 or the Tax Indemnity Agreement;

         (b) except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to Lessee's performance of its obligations pursuant to the terms of the Lessee Operative Agreements) that occur after the earlier of: (1) with respect to the Airframe, any Engine, or any Part, the return of possession (which, if the Aircraft is placed in storage as provided in

                  (S) 5 of the Lease, is the date that the Aircraft is placed in storage) of such Airframe, Engine, or Part pursuant to the Lease (other than pursuant to (S) 15 thereof, in which case Lessee's liability under this (S) 9.1 shall survive for so long as Lessor is entitled to exercise remedies under such (S)
                  15), and (2) the termination of the Term in accordance with the Lease (excluding, as to the Note Holders, Certificate Holders, and Mortgagee, a termination in connection with Lessee's assumption of Equipment Notes as contemplated by (S)
                  11.6 of this Agreement);

         (c) to the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except (1) for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement resulting from a Lease Event of Default, and (2) as otherwise required by the terms of (S) 2.13 of the Mortgage or (S) 11 hereof;

         (d) to the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of Owner Participant of any interest in the Aircraft or the Trust Estate, except for out-of-pocket costs and expenses incurred as a result of such Transfer, if attributable to a Lease Event of Default existing at the time of such Transfer;

         (e) to the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined at the end of this (S) 9.1.2) (other than gross negligence or willful misconduct imputed to such Person by reason of its interest in the Aircraft or any Operative Agreement);

         (f) in the case of FSB, to the extent attributable to matters enumerated in the proviso to (S) 14;

         (g) to the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass-Through Agreement;

         (h) to the extent attributable to the failure, by such Indemnitee or any related Indemnitee, to perform or observe any agreement, covenant, or condition on its part to be performed or observed in any Operative Agreement or any Pass-Through Agreement;

         (i) to the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the

                  Equipment Notes, the Pass-Through Trust Certificates, the Trust Estate, or the Trust Agreement, or any similar interest, in violation of the Securities Act or other applicable federal, state, or foreign securities Laws (other than any thereof caused by the acts or omissions of Lessee);

         (j) (1) with respect to any Indemnitee other than Mortgagee, to the extent attributable to Mortgagee's failure to distribute funds received and distributable by it in accordance with the Mortgage, (2) with respect to any Indemnitee other than Owner Trustee, to the extent attributable to Owner Trustee's failure to distribute funds received and distributable by it in accordance with the Trust Agreement, (3) with respect to any Indemnitee other than Subordination Agent, to the extent attributable to Subordination Agent's failure to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (4) with respect to any Indemnitee other than the Pass-Through Trustees, to the extent attributable to a Pass-Through Trustee's failure to distribute funds received and distributable by it in accordance with the Pass-Through Trust Agreements, (5) with respect to any Indemnitee other than Escrow Agent, to the extent attributable to Escrow Agent's failure to pay funds received and payable by it in accordance with any Escrow Agreement, (6) with respect to any Indemnitee other than Paying Agent, to the extent attributable to Paying Agent's failure to distribute funds received and distributable by it in accordance with any Escrow Agreement, (7) to the extent attributable to Depository's failure to pay funds payable by it in accordance with any Deposit Agreement, (8) with respect to Mortgagee, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Mortgage, (9) with respect to Owner Trustee, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Trust Agreement,
                  (10) with respect to Subordination Agent, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (11) with respect to the Pass-Through Trustees, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Pass-Through Trust Agreements, (12) with respect to Escrow Agent, to the extent attributable to its negligence or willful misconduct in the payment of funds received and payable by it in accordance with any Escrow Agreement, and (13) with respect to

                  Paying Agent, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with any Escrow Agreement.

         (k) other than during the existence of a Lease Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers, or consents with respect to any Operative Agreement or Pass-Through Agreement, other than any requested by Lessee or required by or made pursuant to the terms of the Operative Agreements or Pass-Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass-Through Agreements);

         (l) to the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

         (m) to the extent that it is an ordinary and usual operating or overhead expense;

         (n) with respect to Owner Participant or Owner Trustee, or any related Indemnitee, to the extent attributable to the deregistration of the Aircraft under the Transportation Code as a result of the failure of Owner Participant or Owner Trustee (or any related Indemnitee of either) to be a Citizen of the United States as a result of any act (other than reregistration of the Aircraft pursuant to (S) 7.1.2 of the Lease) of Owner Participant or Owner Trustee or any related Indemnitee of either of the foregoing (not taken at the request of Lessee);

         (o) for any Lessor Lien attributable to such Indemnitee or any related Indemnitee;

         (p) if another provision of an Operative Agreement or a Pass-Through Agreement specifies the extent of Lessee's responsibility or obligation with respect to such Expense, to the extent arising from a cause other than Lessee's failure to comply with such specified responsibility or obligation;

         (q) to the extent constituting principal, Make-Whole Amount, or interest on the Equipment Notes attributable solely to a Mortgage Event of Default not constituting a Lease Event of Default;

         (r) to the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of ERISA (S) 406 or Code (S) 4975(c)(1); or

         (s) to the extent not included in the definition of Supplemental Rent as a result of the exception in clause (4) of such definition.

         For purposes of this (S) 9.1, a Person shall be considered a "related Indemnitee" of an Indemnitee if that Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, or agent of such Indemnitee or any such Affiliate, or a successor or permitted assignee of any of the foregoing.

                     9.1.3     SEPARATE AGREEMENT

         This Agreement constitutes a separate agreement with respect to each Indemnitee, and is enforceable directly by each such Indemnitee.

                     9.1.4     NOTICE

         If an Indemnitee makes a claim for any Expense indemnifiable under this
(S) 9.1, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, any Indemnitee's failure to notify Lessee as provided in this (S) 9.1.4, or in (S) 9.1.5, shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Lessee (in which event Lessee shall not be responsible for such additional expense) or materially impairs Lessee's ability to contest such claim.

                     9.1.5     NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS;
                               LIMITATIONS

         (a) If any action, suit, or proceeding for which Lessee is responsible under this (S) 9.1 is brought against any Indemnitee, such Indemnitee shall notify Lessee of the commencement thereof, and Lessee may, at its expense, participate in and, to the extent that it so desires (subject to the provisions of the following paragraph), assume and control its defense and, subject to (S) 9.1.5(c), settle or compromise it.

         (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) agree not to dispute liability to the Indemnitee giving notice of such action, suit, or proceeding under this (S) 9.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit, or proceeding, relating to any Expense for which indemnification is sought pursuant to this (S) 9.1, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; provided, that Lessee shall not be entitled to control the defense of any such action, suit, or proceeding, or to compromise any such Expense, while any Lease Event of Default under (S) 14.1 of the Lease exists. In connection with any such Lessee-controlled action, suit, or proceeding, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Lessee, provided that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by Lessee or its insurers to conduct such proceedings, interfere with the defense of such case.

         (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without Lessee's prior written consent (which shall not be unreasonably withheld or delayed), unless such Indemnitee waives its right to be indemnified with respect to such Expense under this (S) 9.1.

         (d) To the extent that any Expense indemnified by Lessee hereunder may be covered by insurance maintained by Lessee, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend, or compromise that Expense as may be required to retain the benefits of the insurance for that Expense.

         (e) If an Indemnitee is not a party to this Agreement, Lessee may require that Indemnitee to agree in writing to the terms of this (S) 9 and (S)
15.8 before making any payment to such Indemnitee under this (S) 9.

         (f) Nothing herein shall be deemed to be an assumption by Lessee of obligations of Owner Trustee with respect to, or a guarantee by Lessee of, any amounts payable by Owner Trustee upon Equipment Notes or a guarantee of any residual value of the Aircraft.

         (g) Nothing in this (S) 9.1.5 shall require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

                     9.1.6     INFORMATION

         Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee (but in Lessee's control or reasonably available to Lessee) which such Indemnitee reasonably requests, and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under (S) 9.1.5. The Indemnitee shall supply Lessee with such information not within the control of Lessee (but in such Indemnitee's control or reasonably available to such Indemnitee) which Lessee reasonably

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requests to control or participate in any proceeding to the extent permitted by
(S) 9.1.5.

                     9.1.7 EFFECT OF OTHER INDEMNITIES; SUBROGATION; FURTHER ASSURANCES

         Upon payment in full by or on behalf of Lessee of any indemnity provided for under this Agreement, without any further action and to the full extent permitted by Law, Lessee will be subrogated to all rights and remedies of the Person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim of such Indemnitee under (S) 5.03 or Article VII of the Mortgage or (S) 5.3 or (S) 7 of the Trust Agreement) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue any such claims, to the extent reasonably requested by Lessee and at Lessee's expense.

                     9.1.8     REFUNDS

         If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by or on behalf of Lessee hereunder, that Indemnitee will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless a Lease Event of Default exists, in which case such amount shall be paid over to Owner Trustee (or, if the Mortgage has not been discharged, to Mortgagee) to hold as security for Lessee's obligations under the Lessee Operative Agreements or, if requested by Lessee, applied to satisfy those obligations.

         9.2     EXPENSES

                     9.2.1     INVOICES AND PAYMENT

         Each of Owner Trustee, Mortgagee, Owner Participant, Lessee, the Pass-Through Trustees, and Subordination Agent shall promptly submit to Lessee for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (and not later than the 90th day after the Delivery Date). If so submitted and approved, Owner Participant agrees promptly (and not later than the 105th day after the Delivery
Date) to pay such Transaction Expenses (but not more than ___% of Lessor's
Cost). Notwithstanding the foregoing, Lessee at its sole option shall have the right to pay directly any and all Transaction Expenses. Lessee shall pay directly any and all Transaction Expenses in excess of ___% of Lessor's Cost. If Owner Participant fails to pay any Transaction Expense that it is obligated to

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

pay hereunder, Lessee shall pay such Transaction Expense. Any such payment by Lessee shall not affect Owner Participant's obligations or Lessee's rights against Owner Participant for its failure to make any such payment.

                     9.2.2     PAYMENT OF OTHER EXPENSES

         Lessee shall pay (a) the ongoing fees and expenses of Owner Trustee and Mortgagee, and (b) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by any Participant attributable to (1) any transfer of title to the Aircraft or any Engine contemplated by (S) 4.5 of the Lease, or (2) any waiver, amendment, or modification of any Operative Agreement to the extent requested by Lessee.

                     9.2.3     PAYMENTS IF TRANSACTIONS DO NOT CLOSE

         If the Closing fails to occur as a result of Owner Participant's failure to comply with its obligations under this Agreement or any breach of a representation or warranty of Owner Participant made in or pursuant to any Operative Agreement, in addition to any other rights and remedies that the parties hereto have against Owner Participant, Owner Participant will be responsible for all of its fees and expenses, including the fees, expenses, and disbursements of its special counsel and the fees of the Appraiser referred to in (S) 5.1.2(l).

         9.3      GENERAL TAX INDEMNITY

                     9.3.1     GENERAL

         Except as provided in (S) 9.3.2, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature, and if Lessee is required by applicable law to make any such withholding or deduction for any such payment, (a) Lessee shall make all such withholdings or deductions,
(b) the amount payable by Lessee shall be increased so that, after making all required withholdings or deductions, such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (c) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Lessee further agrees that, if it is required to withhold from any payment of Basic Rent, Stipulated Loss Value (and amounts determined by reference thereto), and amounts payable upon exercise of Lessee's purchase option pursuant to (S) 17.3 of the Lease, any Tax imposed upon Owner Participant or Owner Trustee (including any withholding Tax based on income or receipts of Owner Participant or Owner Trustee), and such Tax is excluded from

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indemnification pursuant to (S) 9.3.2, Lessee shall pay such additional amount
(if any) required so that the total amount paid by Lessee (after making all required withholdings) is equal to (assuming timely payment of the Equipment Notes before the relevant Payment Date) the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on the relevant Payment Date, together with accrued and unpaid interest, due on the Equipment Notes; and Owner Participant or Owner Trustee (as applicable) shall reimburse Lessee for any such additional amounts within two Business Days after demand therefor. Except as provided in (S) 9.3.2, and whether or not any of the Transactions are consummated, Lessee shall pay, indemnify, protect, defend, and hold harmless each Tax Indemnitee from all Taxes imposed by any Taxing Authority imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine, or any Part, or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including any Equipment Notes), any data, or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, imposition of any Lien (other than a Lessor Lien), financing, refinancing requested by Lessee, abandonment, or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data, or any other thing delivered or to be delivered under an Operative Agreement, or (z) rent, interest, fees, or other income, proceeds, receipts, or earnings, whether actual or deemed, arising upon, in connection with, or in respect of any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Trust Estate) or the transactions contemplated thereby.

                     9.3.2     CERTAIN EXCEPTIONS

         The provisions of (S) 9.3.1 shall not apply to, and Lessee shall have no liability hereunder for, Taxes:

         (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (1) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits

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

                  taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (2) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (1) or (2), sales, use, license, or property Taxes);

         (b) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United States (including any Taxing Authority in or of a territory, possession, or commonwealth of the United States)
                  (1) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (2) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (1) or (2), (aa) sales, use, license, or property Taxes, or (bb) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (i) the location, use, or operation of the Aircraft, the Airframe, any Engine, or any Part thereof by a Lessee Person within the jurisdiction of the Taxing Authority imposing such Tax, or (ii) the activities of any Lessee Person (except for activities of a Lessee Person who is not an Affiliate, successor, or assign of Lessee, which activities are unrelated to the transactions contemplated by the Operative Agreements) in such jurisdiction, including use of any other aircraft by Lessee in such jurisdiction, (iii) the status of any Lessee Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (iv) Lessee's having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction, or (v) in the case of the Pass-Through Trustees, any Participant, or any related Tax Indemnitee, Lessee's being incorporated, organized, maintaining a place of business, or conducting activities in such jurisdiction);

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

         (c) on, with respect to, or measured by any trustee fees, commissions, or compensation received by Owner Trustee, Pass-Through Trustee, Subordination Agent, or Mortgagee;

         (d) on the Trust or the Trust Estate that result from treatment of the Trust or the Trust Estate as an entity, such as a corporation, separate and apart from Owner Participant;

         (e)      that are being contested as provided in (S) 9.3.4;

         (f) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

         (g) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee (or, in the case of Owner Participant, by Owner Trustee, or, in the case of Taxes imposed on a transferee, by the transferor) of any interest in the Aircraft, the Airframe, any Engine, or any Part, the Rent (other than the assignment of Rent to Mortgagee pursuant to the Mortgage), the Trust, the Trust Estate, the Collateral, the Lease, or any interest arising under the Operative Agreements or any Equipment Note or a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than
                  (1) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by a Lessee Person that is treated for Tax purposes as a transfer or disposition, (2) a transfer pursuant to an exercise of remedies upon a then-existing Lease Event of Default, or (3) a transfer to Lessee pursuant to (S) 17.3 of the Lease);

         (h) in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in clause (g) of this (S) 9.3.2;

         (i) imposed on Owner Participant and indemnified by Lessee pursuant to the Tax Indemnity Agreement;

         (j) imposed with respect to any period after the expiration or earlier termination of the Term and, if required pursuant to the terms of the Lease, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with the Lease (provided, that this clause (j) shall not apply to Taxes imposed after such period arising as a result of payments by Lessee under the Operative Agreements after such period);

         (k) consisting of any interest, penalties, or additions to tax imposed on a Tax Indemnitee as a result (in whole or in part) of a failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure is caused by Lessee's failure to fulfill its obligations, if any, under (S) 9.3.6 with respect to such return;

         (l) resulting from, or that would not have been imposed but for, any Lessor Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee;

         (m) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

         (n) in the nature of an intangible or similar Tax (1) upon or with respect to the value or principal amount of the interest of any Loan Participant or any Note Holder in any Equipment Note or the loan evidenced thereby, or (2) upon or with respect to the value of the interest of Owner Participant in the Trust Estate or the Trust, in each case only if such Taxes are in the nature of franchise Taxes or result from the conduct of business by such Tax Indemnitee in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the Transactions in the taxing jurisdiction of such Tax Indemnitee;

         (o) that is included in Lessor's Cost and paid to the appropriate Taxing Authority;

         (p) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States, to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the Transactions; or

         (q)      relating to ERISA or to Code (S) 4975.

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

         For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees who are successors, assigns, agents, or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

                     9.3.3     PAYMENT

         (a) Lessee's indemnity obligation to a Tax Indemnitee under this (S)
9.3 shall be the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this (S) 9.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including any benefits recognized as a result of such Tax Indemnitee's use of an indemnifiable Tax as a credit against Taxes not indemnifiable under this (S) 9.3), equals the amount of the Tax indemnifiable under this (S) 9.3.

         (b) At Lessee's request, the computation of the amount of any indemnity payment owed by Lessee or any amount owed by a Tax Indemnitee to Lessee pursuant to this (S) 9.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Lessee. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification results in an adjustment in Lessee's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case such Tax Indemnitee shall pay those costs.

         (c) Each Tax Indemnitee shall provide Lessee with such certifications, and such information and documentation in such Tax Indemnitee's possession, as Lessee reasonably requests to minimize any indemnity payment pursuant to this
(S) 9.3; provided, that notwithstanding anything to the contrary in this (S) 9.3.3(c), no Tax Indemnitee shall be required to provide Lessee with any Tax returns.

         (d) Each Tax Indemnitee shall promptly forward to Lessee any written notice, bill, or advice that such Tax Indemnitee receives from any Taxing Authority concerning any Tax for which it seeks indemnification under this (S)
9.3. Lessee shall pay any amount for which it is liable pursuant to this (S) 9.3 directly to the appropriate Taxing Authority if legally permissible, or upon demand of a Tax Indemnitee, to such Tax

Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with (S) 9.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day before the related Tax is due. If requested by a Tax Indemnitee in writing, Lessee shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax paid by Lessee, or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon written request such data as any Tax Indemnitee reasonably requires to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction, unless such data are not reasonably available to Lessee or (unless such data are specifically requested by a Taxing Authority) are not customarily furnished by domestic air carriers under similar circumstances. For purposes of this (S) 9.3, a "Final Determination" is (1) a decision, judgment, decree, or other order by any court of competent jurisdiction that occurs pursuant to the provisions of (S) 9.3.4, which decision, judgment, decree, or other order has become final and unappealable, (2) a closing agreement or settlement agreement entered into in accordance with (S) 9.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (3) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

         (e) If any Tax Indemnitee actually realizes a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this (S) 9.3 (whether such tax savings arise by means of a foreign tax credit, depreciation or cost recovery deduction, or otherwise), and such savings are not otherwise taken into account in computing such payment or indemnity, such Tax Indemnitee shall pay to Lessee an amount equal to the lesser of (1) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent realized, and (2) the amount of all payments pursuant to this (S) 9.3 by Lessee to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Lessee pursuant to this (S)
9.3.3 (e)) (and the excess, if any, of the amount described in clause (1) over the amount described in clause (2) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Tax Indemnitee pursuant to this (S) 9.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature exists. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under (S) 9.3.1 without regard to the provisions of (S) 9.3.2 (other than (S) 9.3.2(f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

                     9.3.4     CONTEST

         (a) If a written claim is made against a Tax Indemnitee for Taxes that Lessee could be liable to pay or indemnify for hereunder, or if a Tax Indemnitee determines that a Tax is due and that Lessee could have an indemnity obligation for that Tax hereunder, such Tax Indemnitee shall promptly notify Lessee in writing of such claim (provided, that failure so to notify Lessee shall


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

not relieve Lessee of its indemnity obligations hereunder unless the failure to notify effectively forecloses Lessee's rights to require a contest of such claim), and shall take no action with respect to such claim without Lessee's prior written consent for 30 days following Lessee's receipt of such notice; provided, that, if applicable Law requires such Tax Indemnitee to take action before the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall take no action for as long as it is legally able to avoid taking action (and a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund before the end of such 30-day period if (1)(aa) the failure to pay the Tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the Tax would not materially prejudice the right to contest, or (bb) the failure to pay would result in criminal penalties, and (2) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at Lessee's expense (including all reasonable costs, expenses, and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Lessee to contest) through appropriate administrative and judicial proceedings the validity, applicability, or amount of such Taxes by (x) resisting payment thereof, (y) not paying the Taxes except under protest if protest is necessary and proper, or (z) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative or judicial proceeding. If requested to do so by Lessee, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent that the Tax Indemnitee is able to separate the contested issue(s) from other issues arising in the same administrative or judicial proceeding that are unrelated to the Transactions without (in such Tax Indemnitee's good faith judgment) adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Lessee to control the conduct of any such proceeding and shall provide to Lessee (at Lessee's cost and expense) with such information or data in such Tax Indemnitee's control or possession and reasonably necessary to conduct such contest. If the contest is being controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this (S) 9.3.4 (including any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without Lessee's prior written consent (except as contemplated by (S) 9.3.4(b) or (c)).

         (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (1) Lessee agrees to pay to such Tax Indemnitee on demand all reasonable costs and expenses that such Tax Indemnitee incurs in connection with contesting such Taxes, including all reasonable out-of-pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (2) if such contest involves the payment of the claim, Lessee advances the amount thereof (to the extent indemnified hereunder) plus interest, penalties, and additions to tax with respect thereto that are required to be paid before commencing the contest on an interest-free after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to Lessee any net realized tax benefits resulting from such advance, including any tax benefits resulting from making such payment), (3) such Tax Indemnitee does not reasonably determine that the action to be taken will result in any material risk of forfeiture, sale, or loss of the Aircraft (unless Lessee makes provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee shall notify Lessee in writing promptly after it becomes aware of any such risk), (4) no Lease Event of exists, unless Lessee has provided security for its obligations hereunder by advancing to such Tax Indemnitee, before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (5) before commencing any judicial action controlled by Lessee, Lessee acknowledges its liability for such claim hereunder, provided, that Lessee shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Lessee has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee releases, waives, compromises, or settles any claim that may be indemnifiable by Lessee pursuant to this (S) 9.3 without Lessee's written permission, Lessee's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly-related claims, and claims based on the outcome of such claim) shall terminate, subject to (S) 9.3.4(c), and subject to (S) 9.3.4(c), such Tax Indemnitee shall repay to Lessee any amount previously paid or advanced to such Tax Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax.

         (c) Notwithstanding anything in this (S) 9.3, a Tax Indemnitee will not be required to contest the imposition of any Tax, and shall be permitted to settle or compromise any claim without Lessee's consent, if such Tax Indemnitee
(1) waives its right to indemnity under this (S) 9.3 with respect to such Tax (and any directly-related claim, and any claim the outcome of which is determined based upon the outcome of such claim), (2) pays to Lessee any amount previously paid or advanced by Lessee pursuant to this (S) 9.3 with respect to

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

such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax, and (3) agrees to discuss with Lessee the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

                     9.3.5     REFUND

         If any Tax Indemnitee receives a refund of, or becomes entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed, or advanced by Lessee, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)), and (b) such tax payment, reimbursement, or advance by Lessee to such Tax Indemnitee theretofore made pursuant to this (S) 9.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Lessee to make payments to such Tax Indemnitee pursuant to this (S) 9.3). If, in addition to such refund or credit, such Tax Indemnitee receives (or is credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Lessee within 30 days after receiving or realizing such credit the portion of such interest fairly attributable to Taxes paid, reimbursed, or advanced by Lessee before the receipt of such refund or realization of such credit.

                     9.3.6     TAX FILING

         Lessee shall timely file any report, return, or statement that is required to be filed with respect to any Tax which is subject to indemnification under this (S) 9.3 (except for any such report, return, or statement which a Tax Indemnitee has timely notified Lessee in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Lessee with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report, or statement and that Lessee reasonably requests in writing (but the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Lessee shall either file such report, return, or statement and send a copy to such Tax Indemnitee (and to


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Owner Trustee, if the Tax Indemnitee is not Owner Trustee), or, if Lessee is not
permitted to file such report, return, or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return, or statement to such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee within a reasonable time before the time such report, return, or statement is to be filed.

                     9.3.7     FORMS

         Each Tax Indemnitee agrees to furnish from time to time to Lessee, Mortgagee, or such other Person as Lessee or Mortgagee shall designate, at Lessee's or Mortgagee's request, such duly-executed and properly-completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(a) such reduction or exemption is available to such Tax Indemnitee, and (b) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

                     9.3.8     NON-PARTIES

         If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this (S) 9.3 and (S) 15.8 before making any payment to such Tax Indemnitee under this (S) 9.3.

                     9.3.9     SUBROGATION

         Upon payment of any Tax by Lessee pursuant to this (S) 9.3 to or on behalf of a Tax Indemnitee, without any further action, Lessee shall be subrogated to any claims that such Tax Indemnitee may have relating to that Tax. Such Tax Indemnitee shall cooperate with Lessee (to the extent such cooperation does not result in any unreimbursed cost, expense, or liability to such Tax Indemnitee) to permit Lessee to pursue such claims.

                     9.3.10    FOREIGN TAX ON LOAN PAYMENTS

         If an Owner Participant is incorporated or organized, or maintains a place of business or conducts activities in, a country other than the United States or in a territory, possession, or commonwealth of the United States (within the meaning of the tax law of that foreign jurisdiction), and if as a result thereof any foreign Taxes (including withholding Taxes) are imposed on the Pass-Through Trustees, Pass-Through Trusts, or Note Holders, then Owner Participant shall reimburse Lessee for any payments that Lessee is required to make to or on behalf of any Pass-Through Trustee, Pass-Through Trust, or Note Holder under this (S) 9.3 as a result of the imposition of such Taxes. The

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amount payable by Owner Participant to Lessee shall be an amount which, after taking into account any such Taxes, any Tax imposed upon the receipt or accrual by Lessee of such payment by Owner Participant, and any tax benefits or tax savings realized by Lessee with respect to the payment of such withholding Tax or the payment hereunder, shall equal the amount of Lessee's payment to or on behalf of such Pass-Through Trustee or Note Holder.

         9.4     PAYMENTS

         Any payments made pursuant to (S) 9.1 or (S) 9.3 shall be due on the 60th day after demand, and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Lessee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Lessee (as applicable) in written directives to the payor, or, if no such direction has been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Lessee (as applicable) by certified mail, postage prepaid, at its address as set forth in this Agreement.

         9.5    INTEREST

         If any amount, payable by Lessee, any Indemnitee, or any Tax Indemnitee under (S) 9.1 or (S) 9.3 is not paid when due, the Person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the Person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the amount is paid, at the Past-Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

         9.6    BENEFIT OF INDEMNITIES

         Lessee's obligations for indemnities, obligations, adjustments, and payments in (S) 9.1 or (S) 9.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder, and notwithstanding any provision of the Mortgage.

                     10. ASSIGNMENT OR TRANSFER OF INTERESTS

         10.1    PARTICIPANTS, OWNER TRUSTEE, AND NOTE HOLDERS

                     10.1.1    OWNER PARTICIPANT

         (a) During the Term, Owner Participant shall not Transfer any or all of its right, title, or interest in the Trust Estate or the Trust Agreement or to this Agreement unless:

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                  (1) the Transferee has full power, authority, and legal right to execute, deliver, and perform the obligations of Owner Participant under the Owner Participant Agreements and provides reasonably satisfactory evidence of such power and authority to Lessee, Owner Trustee, and Mortgagee;

                  (2) the Transferee enters into one or more legal, valid, binding, and enforceable agreements effective to confirm that such Transferee agrees to be bound by all the terms of, and to undertake all of the obligations arising after such transfer of, the transferring Owner Participant in the Owner Participant Agreements, and in which it makes representations and warranties substantially the same as those in
         (S) 6.2 of this Agreement;

                  (3) Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under the Lease or other Lessee Operative Agreement if no transfer or assignment had taken place, and the terms and conditions of the Lessee Operative Agreements insofar as they relate to the rights and obligations of Lessee or the Loan Participant are not altered;

                  (4) Owner Participant shall deliver to Lessee, Owner Trustee, and Mortgagee an opinion of counsel reasonably satisfactory to each of them to the effect that such agreement or agreements referred to in (S) 10.1.1(a)(2) and, if applicable, (S) 10.1.1(a)(6) are legal, binding, and enforceable in accordance with its or their terms and that such transfer will not violate the Transportation Code, the registration provisions of the Securities Act, or any other applicable federal law;

                  (5) the Transfer shall relate to Owner Participant's entire interest as Owner Participant;

                  (6) the Transferee is a Citizen of the United States (such status to be determined without considering FAR (S) 47.9 or any other provision that may restrict Lessee's use or operation of the Aircraft), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Trust Estate such that the Aircraft can be registered in the United States (without considering FAR (S) 47.9 or any other provision that may restrict Lessee's use or operation of the Aircraft); and

                  (7) the Transferee is a single Person and is either (aa) a Permitted Institution, or (bb) with Lessee's prior written consent, any other Person the obligations of whom under the Owner Participant Agreements are guaranteed by a Permitted Institution pursuant to a

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         written guaranty, in form and substance reasonably satisfactory to
         Lessee, Owner Trustee, and Mortgagee.

         (b) Owner Participant shall give written notice to Lessee, Mortgagee, and Owner Trustee at least 10 days before any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing satisfaction of the requirements described in
(S) 10.1.1(a)(7)(aa) or (bb).

         (c) Any fees, charges, and expenses, including the reasonable legal fees, charges, and expenses incurred by Lessee, Owner Participant, Mortgagee, any Note Holder, or Owner Trustee in connection with any Transfer by Owner Participant permitted by this (S) 10.1.1, or by the Transferee in any such case, will be paid for by Owner Participant.

                     10.1.2    OWNER TRUSTEE

         Owner Trustee may transfer its interests in the Trust Agreement pursuant to (S) 9 thereof.

                     10.1.3    NOTE HOLDERS

         Subject to (S) 7.5.2 hereof and (S) 2.07 of the Mortgage, any Note Holder may, at any time, Transfer or grant participations in all or any portion of the Equipment Notes or all or any portion of its beneficial interest in its Equipment Notes and the Collateral to any Person (the sale or issuance of Pass-Through Certificates by a Pass-Through Trustee not being considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Collateral, and Lessee shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be bound by all of the covenants of Note Holders in the Operative Agreements.

         10.2    EFFECT OF TRANSFER

         Upon any Transfer in accordance with (S) 10.1.1, (S) 10.1.2, or (S)
10.1.3 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), the Transferee shall be deemed "Owner Participant", "Owner Trustee", or a "Note Holder", respectively, for all purposes of the Operative Agreements and, in the case of a Transferee of Owner Participant or any Note Holder, shall be deemed to have paid its ratable portion of Lessor's Cost previously made by Owner Participant or Loan Participant, respectively, making such conveyance and

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represented by the interest being conveyed, and each reference herein to Owner
Participant, Owner Trustee, or Note Holder, respectively, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Owner Participant, Owner Trustee, Loan Participant, or Note Holder shall be released (except, in the case of Owner Participant, to the extent of any guaranty provided by it under (S) 10.1.1(a)(7)) from all of its liabilities and obligations under the Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Owner Participant, Owner Trustee, or Note Holder (and its Affiliates, successors, assigns, agents, representatives, directors, and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts, or events before such Transfer.

                    11. RE-FUNDING AND CERTAIN OTHER MATTERS

         11.1   RE-FUNDING GENERALLY

         Subject to (S) 11.2 and (S) 11.4, if at any time Lessee notifies Owner Participant, Owner Trustee, and Mortgagee that Lessee requests that Owner Trustee voluntary redeem all (but not less than all) of the outstanding Equipment Notes (in compliance with (S) 2.11 and (S) 2.12 of the Mortgage) as part of a re-funding transaction, Owner Participant will negotiate in good faith and promptly conclude an agreement with Lessee as to the terms of such re-funding transaction (including the terms of any debt to be issued in connection with such re-funding transaction and the documentation to be executed in connection therewith), and after Lessee and Owner Participant shall have concluded such an agreement:

                     11.1.1    RE-FUNDING CERTIFICATE

         Within 10 Business Days after reaching such agreement, Owner Participant will deliver a Re-Funding Certificate to Lessee. Within 10 Business Days after receiving the Re-Funding Certificate, Lessee may demand a verification (pursuant to (S) 3.2.1(d) of the Lease) of the information in the Re-Funding Certificate. Upon Lessee's acceptance of the accuracy of the information in the Re-Funding Certificate or the determination pursuant to such verification procedures of the Re-Funding Information, the appropriate parties will take the actions specified in (S) 11.1.2 through (S) 11.1.7.

                     11.1.2    FINANCING AGREEMENTS

         The appropriate parties will enter into appropriate documentation (which may include an underwriting agreement or similar private placement

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agreement) with the institution or institutions to be named therein providing for (a) Owner Trustee's issuance and sale of the New Debt to such institution(s) on the Re-Funding Date, and (b) the application of the proceeds of the sale of the New Debt to the redemption of all such Equipment Notes on the Re-Funding Date. Lessee, acting on behalf of Owner Trustee, shall give Mortgagee at least 30 days' revocable prior written notice of the proposed date of the optional redemption.

                     11.1.3    LEASE AMENDMENTS

         As a condition to the closing of the re-funding transaction, Lessee and Owner Trustee will amend the Lease, as contemplated by (S) 3.2.1(b) of the Lease, to provide that (a) Basic Rent for the period from and after the Re-Funding Date shall be as provided in the Re-Funding Information, and (b) Stipulated Loss Values, Termination Values, the EBO Date, and the EBO Price, from and after the Re-Funding Date, shall be as provided in the Re-Funding Information.

                     11.1.4    SECURITY AGREEMENTS

         Owner Trustee will enter into an agreement to provide for securing the New Debt similarly to the Equipment Notes, and will enter into such amendments and supplements to the Mortgage (or such new indenture or other security agreement) and the other Operative Agreements as are appropriate to effect such re-funding.

                     11.1.5    EXPENSES

         Whether or not such re-funding transaction is consummated, Lessee shall pay or reimburse all of the reasonable out-of-pocket expenses of all parties to such re-funding transaction, including any underwriting or placement fees and the reasonable fees and expenses of such parties' counsel and any related loan or commitment fees.

                     11.1.6    MAKE WHOLE AMOUNT

         At the closing of such re-funding, Owner Trustee shall pay to Mortgagee (for the account of each Note Holder), upon receipt of the same from Lessee (which Lessee shall pay as Supplemental Rent, as a condition to the closing to the re-funding transaction), any Make-Whole Amount payable to such Note Holder under (S) 2.11 of the Mortgage.

                     11.1.7    RETURN OF EQUIPMENT NOTES

         Subject to Owner Trustee's and Lessee's compliance with all applicable terms and conditions for voluntary prepayment under the Mortgage and this

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Agreement, each Note Holder will transfer to Owner Trustee the Equipment Notes held by such Note Holder for cancellation (and Owner Trustee shall cancel them), against receipt by such Note Holder of the then-outstanding principal amount of such Equipment Notes, accrued and unpaid interest and any Make-Whole Amount thereon, and all other amounts then payable to such Note Holder and Mortgagee hereunder or under the Mortgage.

         11.2    LIMITATIONS ON OBLIGATION TO REFUND

         Notwithstanding the foregoing, Owner Participant shall have no obligation to proceed with any re-funding transaction as contemplated by this
(S) 11:

         (a) if such transaction would have, or creates a material risk of, an adverse tax consequence to Owner Participant, unless Lessee agrees to indemnify Owner Participant against such adverse tax consequence;

         (b) unless Lessee indemnifies Owner Participant for any liability, obligation (other than the obligation to pay principal and interest and related payments in respect of the New Debt), cost, or expense (including reasonable attorneys' fees) related to or arising out of any such re-funding transaction;

         (c) if a Lease Event of Default exists; or

         (d) if three re-funding transactions have previously been consummated at Lessee's request pursuant to this (S) 11.

         11.3    EXECUTION OF FACILITATING DOCUMENTS

         Lessee, Owner Participant, Owner Trustee, and Mortgagee will execute any document necessary or advisable to implement this (S) 11 (including executing, delivering, or providing any appropriate additional or modified amendment, representation, warranty, certificate, opinion, or other document that Lessee or any other Person reasonably requests).

         11.4    ERISA

         Owner Participant shall not be obligated to conclude the proposed re-funding transaction unless the agreements used to effect it contain an agreement by the initial holders of the New Debt substantially the same as (S) 7.5.2(b) of this Agreement (unless the New Debt is sold in a public offering under the Securities Act or a private placement intended for resale pursuant to Rule 144A under the Securities Act, in which case the holders of the New Debt shall be subject to the restrictions relating to ERISA substantially the same as those generally applicable to purchasers of pass-through certificates issued by U.S. airlines and sold to the public in SEC-registered form).

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         11.5    CONSENT TO OPTIONAL REDEMPTIONS

         Each of Owner Participant, Owner Trustee, and Mortgagee agrees for Lessee's benefit not to cause an optional redemption of the Equipment Notes without Lessee's consent except as set forth in (S) 2.13 of the Mortgage.

         11.6    LESSEE'S ASSUMPTION OF EQUIPMENT NOTES

                     11.6.1    LESSEE'S ELECTION; DOCUMENTATION

         If no Special Default exists, upon exercising a purchase option under
(S) 17.5 of the Lease, Lessee may elect to assume and apply as part of the EBO Price the debt evidenced by all of the outstanding Equipment Notes, subject to this (S) 11.6 and (S) 2.15 of the Mortgage. Lessee shall notify Owner Trustee, each Participant, and Mortgagee of such election no later than 30 days before the effective date of such assumption. Subject to this (S) 11.6 and (S) 2.15 of the Mortgage, the parties agree to cooperate and to enter into such amendments or supplemental agreements as may be necessary to effectuate the transaction contemplated by this (S) 11.6.

         If Lessee so elects, then, upon compliance with (S) 17.5 of the Lease, Owner Trustee will transfer to Lessee, without recourse or warranty (except as to the absence of Lessor Liens) but subject to the Lien of the Mortgage, all of Owner Trustee's right, title, and interest in and to the Aircraft, and each of the parties hereto shall execute and deliver appropriate documentation permitting Lessee to assume such obligations on the basis of full recourse to Lessee, maintaining for the benefit of the Note Holders the security interest in the Aircraft created by the Mortgage, and upon compliance with this (S) 11.6 and
(S) 2.15 of the Mortgage, such documentation shall become effective and Owner Participant and Owner Trustee shall be released from all obligations in respect of the Equipment Notes, the Mortgage, and all other Operative Documents, except any obligations arising (or with respect to events occurring) before such assumption, and take all such other actions as are reasonably necessary to permit such assumption by Lessee.

                     11.6.2    CLOSING CONDITIONS

         In connection with such assumption:

                  (1) Lessee shall execute and deliver an instrument, reasonably satisfactory in form and substance to Mortgagee and Owner Trustee, (aa) pursuant to which Lessee irrevocably and unconditionally assumes and undertakes, with full recourse to Lessee, to pay when due (at the stated maturity thereof, by acceleration, or otherwise) the principal of, and any Make-Whole Amount, interest, and other Secured Obligations owing on, all Equipment Notes

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then outstanding in accordance with their terms and punctually to perform and observe all of the covenants and obligations (monetary or otherwise) hereunder and under the Mortgage and the Equipment Notes (as amended in connection with such assumption) to be performed or observed by Owner Trustee, which obligations shall be secured by a first-priority lien under the Mortgage, and (bb) which contains amendments to the Mortgage, in form and substance reasonably satisfactory to Mortgagee and Owner Trustee, that incorporate therein such provisions from the Lease and this Agreement as are appropriate, including events of default substantially identical in scope and effect to those in the Lease but including any such additional defaults as Mortgagee reasonably requests to provide the same level of protection as in the Mortgage and covenants substantially identical to the covenants of Lessee hereunder and under the Lease.

                  (2) The instrument referred to in clause (1), any Uniform Commercial Code financing statements relating thereto, and any other documents that are necessary (or reasonably requested by Mortgagee) to establish Lessee's title to and interest in the Aircraft or to reflect the substitution of Lessee for Owner Trustee under the Operative Documents or to continue the perfection of the security interests in the Aircraft and the other rights and interests of the registered owners of the Equipment Notes (or Lessee's substituted obligations) shall be filed in such form, manner, and places as are necessary or, in Mortgagee's or Owner Trustee's reasonable opinion, advisable for such purpose.

                  (3) Mortgagee and Owner Trustee shall receive an insurance report, dated the effective date of such assumption, of an independent insurance broker, and certificates of insurance, each in form and substance reasonably satisfactory to such Person, as to the due compliance as of the effective date of such assumption with (S) 11 of the Lease (as incorporated into the instrument referred to in (1) of this (S) 11.6.2) as it relates to the Note Holders, each Certificate Holder, and Mortgagee relating to the insurance with respect to the Aircraft.

                  (4) Mortgagee and Owner Trustee shall receive evidence that, as of the effectiveness of such assumption, the Aircraft is free and clear of all Liens other than the Lien of the Mortgage and other Permitted Liens (other than Lessor Liens).

                  (5) Mortgagee and Owner Trustee shall receive a certificate from Lessee that no Special Default exists on the effective date of such assumption.

                  (6) Mortgagee receives (aa) a Guarantor Confirmation under which Holdings expressly acknowledges and agrees that each of the Assumed Obligations constitute Guaranteed Obligations (as defined in the Guarantee) for

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all purposes of the Guarantee, and (bb) restated Equipment Notes showing Lessee as issuer (which Mortgagee shall also authenticate) evidencing such assumption and the full recourse nature of Lessee's obligations thereunder.

                  (7) Mortgagee receives such other documentation or evidence reasonably requested by Mortgagee to establish the authority of Lessee, Owner Trustee, and Owner Participant to consummate the transactions contemplated by the assumption and the taking of all corporate proceedings in connection therewith.

                  (8) Each Participant and Certificate Holder shall receive (aa) an opinion of Troutman Sanders LLP, or other independent tax counsel chosen by Lessee and reasonably acceptable to such Participant and Certificate Holder as to the effect that Lessee's assumption of the Equipment Notes will not have an adverse tax effect on such Participant or Certificate Holder, and (bb) an indemnity on an After-Tax Basis from Lessee for any adverse tax consequences to such Participant or Certificate Holder resulting from such assumption that is reasonably acceptable to such Participant or Certificate Holder; provided, that Lessee may notify any Note Holder or Certificate Holder, at least 20 days before the EBO Date, that Lessee will not deliver such opinion and such indemnity, in which case such Note Holder or Certificate Holder may elect (by delivering notice to Lessee at least 10 days before the EBO Date) to require that all outstanding Equipment Notes be prepaid under (S) 2.11 of the Mortgage, notwithstanding anything to the contrary in this (S) 11.6 or in (S) 2.15 of the Mortgage.

                  (9) Each Note Holder, each Certificate Holder, Mortgagee, and Owner Trustee shall receive: (aa) a legal opinion from counsel for Lessee (which may be in-house counsel), in form and substance reasonably satisfactory to such Person, to the effect that the assumption contemplated by this (S) 11.6 does not contravene Lessee's certificate of incorporation or by-laws, or any agreement or instrument known to such counsel to which Lessee is a party or by which it is bound, and as to (x) the compliance of the assumption contemplated by this (S)
11.6 with the terms and conditions of this (S) 11.6 and (S) 2.15 of the Mortgage, (y) the due authorization, execution, delivery, validity, and enforceability of the instruments referred to in clauses (1) and (6), and (z) the continued perfection of the first-priority Lien on the Aircraft for the benefit of the registered owners of the Equipment Notes, and the due filing of the Uniform Commercial Code financing statements and the other documents referred to in clause (2), (bb) from counsel to Mortgagee, counsel to Lessee and Guarantor, counsel to Owner Trustee, and special aviation counsel, a legal opinion comparable to the respective opinions delivered on the Delivery Date (including, in the case of Lessee's counsel, a favorable opinion regarding the availability of the protections available under Section 1110 of the Bankruptcy
Code), with such changes therein as may be appropriate in light of such assumption, and (cc) in the case of each opinion

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described in subclause (aa) or (bb) of this clause (9), covering such additional matters as Mortgagee, Owner Trustee, or any Note Holder reasonably requests.

                  (10) Each Note Holder, each Certificate Holder, and Mortgagee receive a copy of the Application for Aircraft Registration filed with the FAA (or any other registration application filed with the applicable Aviation Authority) in connection with such assumption.

                     11.6.3    EXPENSES

         Whether or not the assumption referred to in this (S) 11.6 is accomplished, Lessee shall pay all reasonable expenses (including reasonable fees and expenses of counsel) of Mortgagee, Owner Trustee, and the Participants in connection with such assumption.

                                12. SECTION 1110

         Lessee, Owner Participant, Loan Participants, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), Owner Trustee, and Mortgagee intend that Owner Trustee, as lessor under the Lease (and Mortgagee as assignee of Owner Trustee under the Mortgage), shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

                            13. CHANGE OF CITIZENSHIP

         13.1    GENERALLY

         Without prejudice to the representations, warranties, or covenants as to any party's status as a Citizen of the United States:

         (a) Each of Lessee, FSB, SSB, and Mortgagee agrees that, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States, and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, it will notify all parties hereto of all relevant matters in connection therewith; and

         (b) Owner Participant agrees that, if its status is to change or has changed as a Citizen of the United States, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change, it will notify all the other parties to this Participation Agreement of
(1) such change in status promptly after obtaining Actual Knowledge thereof, and
(2) such belief as soon as practicable after such public disclosure (but in any event within 10 Business Days after such public disclosure).

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         13.2    OWNER PARTICIPANT

         Owner Participant agrees, solely for the benefit of Lessee and the Note Holders, that if, when the Aircraft is registered in the United States, (a) Owner Participant is not be a Citizen of the United States, and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Owner Trustee under the Transportation Code and regulations then applicable thereunder (without considering FAR (S) 47.9 or any other provision that may restrict Lessee's or any Permitted Sublessee's use or operation of the Aircraft), then Owner Participant shall as soon as is reasonably practicable (but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such loss of citizenship), (y) effect voting trust or other similar arrangements (in which case any provisions contained in the Operative Agreements restricting Owner Participant's or Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement) or take any other action necessary to prevent any deregistration or maintain the United States registration of the Aircraft, or (z) transfer in accordance with the terms of this Agreement all its right, title, and interest in and to this Agreement, the Trust Estate, and the Trust Agreement in accordance with (S) 10.1.

         13.3   OWNER TRUSTEE

         Upon FSB's giving any notice in accordance with (S) 13.1(a), Owner Trustee shall, subject to (S) 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as promptly as practicable appoint a Citizen of the United States as successor Owner Trustee pursuant to (S) 9.1 of the Trust Agreement.

         13.4   MORTGAGEE

         If SSB gives any notice under (S) 13.1(a), Mortgagee shall (if such citizenship is necessary under the Transportation Code or, if it is not necessary, if Mortgagee's citizenship could have any adverse effect on Lessee, any Participant, or any Note Holder), subject to (S) 8.02 of the Mortgage, resign as Mortgagee promptly upon its ceasing to be such a citizen.

                          14. CONCERNING OWNER TRUSTEE

         Except as otherwise expressly provided herein, in the Trust Agreement, or in the Mortgage, Owner Trustee is entering into this Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity, and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements, or obligations of Owner Trustee hereunder, or for any loss in

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respect thereof, as to all of which the parties agree to look solely to the
Trust Estate; provided, that nothing in this (S) 14 shall limit in scope or substance the personal liability of FSB (a) to Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties, and agreements of FSB expressly made as such herein or in any other Operative Agreement to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.

                                15. MISCELLANEOUS

         15.1   AMENDMENTS

         No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by the party against whom the enforcement of the amendment, supplement, waiver, modification, discharge, termination, or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in writing and signed by the party against whom enforcement of the same is sought.

         15.2   SEVERABILITY

         If any provision of this Agreement is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction, and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal, or unenforceable may be waived, the parties hereto hereby waive that Law to the full extent permitted, to the end that this Agreement shall be a valid and binding agreement in all respects, enforceable in accordance with its terms.

         15.3   SURVIVAL

         The indemnities in this Agreement shall survive the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the Trust Estate, and the Trust Agreement, the Transfer of any interest by any Note Holder of its Equipment Note, and the expiration or other termination of any Operative Agreement, except to the extent otherwise provided therein.

         15.4   REPRODUCTION OF DOCUMENTS

         This Agreement (including all annexes, schedules, and exhibits hereto) and all documents relating hereto, including (a) future consents, waivers, and modifications, and (b) past and future financial statements, certificates, and other information furnished to any party hereto, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process, and any party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original exists and whether or not such party made the reproduction in the regular course of business), and any enlargement, facsimile, or further reproduction of such reproduction also shall be so admissible in evidence.

         15.5   COUNTERPARTS

         This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be deemed to be an original.

         15.6   NO WAIVER

         No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its rights, powers, remedies, or privileges under this Agreement or otherwise available shall impair, prejudice, or waive any such right, power, remedy, or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy, or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances, or waive the rights of any party hereto to any other or further action in any circumstances without notice or demand.

         15.7   NOTICES

         Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to be made, given, furnished, or filed hereunder shall be in writing (and the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by fax or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, or sent by next-business-day courier service, in each case to the address or fax number set forth for such party in Schedule 1, or to such other address or number as such party hereafter specifies by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver, or other communication shall be effective when received or, if made, given, furnished, or filed by fax or telecommunication transmission, when confirmed.

         15.8    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

         (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE.

         (B) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS, AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT, OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THE OPERATIVE AGREEMENTS.

         (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING MAY BE MADE BY DELIVERING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO (S) 15.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS (S) 15.8(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

         (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

         (E) EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS.

         15.9    THIRD-PARTY BENEFICIARY

         This Agreement is not intended to provide (and shall not provide) any Person not a party hereto (other than the Certificate Holders, Liquidity Provider, Escrow Agent, and Paying Agent, each of which is an intended third-party beneficiary with respect to the provisions of (S) 9.1) with any rights of any nature whatsoever againsT any of the parties hereto, and no Person not a party hereto (other than Certificate Holders, Liquidity Provider, Escrow Agent, and Paying Agent, with respect to the provisions of (S) 9.1) shall have any right, power, or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

         15.10   ENTIRE AGREEMENT

         This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

         15.11   FURTHER ASSURANCES

         Each party hereto shall execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) all such further agreements, instruments, certificates, or other documents, and shall do and cause to be done such further things, as any other party hereto reasonably requests in connection with the administration of, or to carry out more effectively the purposes of, or to assure and confirm better to such other party the rights and benefits to be provided under, this Agreement and the other Operative Agreements.

              [This rest of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties have executed this Participation Agreement N9__AT.


                                            AIRTRAN AIRWAYS, INC.,
                                              Lessee



                                            By: _______________________________
                                                  Name:
                                                  Title:




                                            __________________________________,
                                              Owner Participant



                                            By: _______________________________
                                                  Name:
                                                  Title:

                                            FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION,
                                                not in its individual capacity
                                                (except as expressly provided
                                                herein), but solely as Owner
                                                Trustee


                                            By:________________________________
                                                  Name:
                                                  Title:

                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CONNECTICUT, NATIONAL
                                            ASSOCIATION,
                                              not in its individual capacity
                                             (except as expressly provided
                                              herein), but solely as Mortgagee



                                            By: _______________________________
                                                  Name:
                                                  Title:



                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CONNECTICUT, NATIONAL
                                            ASSOCIATION,
                                               not in its individual capacity
                                               (except as expressly provided
                                               herein), but solely as Pass-
                                               Through Trustee under the Pass-
                                               Through Trust Agreement for
                                               the AirTran Airways Pass-Through
                                               Trust, 1999-1A



                                           By: ________________________________
                                                  Name:
                                                  Title:


                                           STATE STREET BANK AND TRUST
                                           COMPANY OF CONNECTICUT, NATIONAL
                                           ASSOCIATION,
                                                not in its individual capacity
                                                (except as expressly provided
                                                herein), but solely as Pass-
                                                Through Trustee under the Pass-
                                                Through Trust Agreement for the

                                                AirTran Airways Pass-Through
                                                Trust, 1999-1B

                                            By:________________________________
                                                  Name:
                                                  Title:



                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CONNECTICUT, NATIONAL
                                            ASSOCIATION,
                                               not in its individual capacity
                                               (except as expressly provided
                                               herein), but solely as Pass-
                                               Through Trustee under the Pass-
                                               Through Trust Agreement for the
                                               AirTran Airways Pass-Through
                                               Trust, 1999-1C


                                            By: _______________________________
                                                 Name:
                                                 Title:


                                            STATE STREET BANK AND TRUST
                                            COMPANY OF CONNECTICUT, NATIONAL
                                            ASSOCIATION,
                                               not in its individual capacity
                                               (except as expressly provided
                                               herein), but solely as
                                               Subordination Agent



                                             By: ______________________________
                                                  Name:
                                                  Title:

                                                            --------------------
                                                                  SCHEDULE 1
                                                                      TO
                                                                PARTICIPATION
                                                                   AGREEMENT
                                                            --------------------


                               ACCOUNTS; ADDRESSES

                             ACCOUNT FOR PAYMENTS                                ADDRESS FOR NOTICES
                             ------------------------------                      ---------------------------
AIRTRAN                       ____________________ Bank                           AirTran Airways, Inc.
AIRWAYS, INC.                 New York, NY 100__                                  9955 AirTran Blvd.
                              account no.: ______________                         Orlando, FL 32807
                              ABA#: _______________                               Attention: ______________
                              Attention: _________________                        fax: (407) ____________
                              voice: (212) _______________
                              fax: (212) ______________
                              Reference: AirTran Lease N9__AT


OWNER                        ____________________ Bank                           ______________________
PARTICIPANT                  New York, NY 100__
                             account no.: ______________
                             ABA#: _______________                               Attention: __________________
                             Attention: _________________                        fax: ______________
                             voice: (212) _______________
                             fax: (212) ______________
                             Reference: AirTran Lease N9__AT


THE BOEING                   The Chase Manhattan Bank                            The Boeing Company
COMPANY                      New York, NY 10081                                  P.O. Box 3707
                             account no.: 910-1-012764                           Seattle, WA 98124-3707
                             ABA#: 021-000021                                    Attention: Treasurer
                             Attention: Paul Trupia                               M/S 68-34
                             voice: 212-552-2829                                 fax: (206) 237-8746
                             fax: 212-552-0107
                             Reference: AirTran Lease N9__AT


FIRST SECURITY               First Security Bank, N.A.                           First Security Bank, N.A.
BANK, NATIONAL                79 South Main Street                                79 South Main Street
ASSOCIATION                  Salt Lake City, UT  84111                           Salt Lake City, UT  84111
                             account no.: 051-0922115                            Attention: Corporate Trust Department
                             Corporate Trust Department                          fax: (801) 246-5053
                             ABA#: 124-0000-12
                             Reference: AirTran Lease N9__AT


STATE STREET                 State Street Bank and Trust Co.                     State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: _______________                        225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011 000 028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-____
MORTGAGEE



STATE STREET                 ____________________ Bank                           State Street Bank and Trust Company of
BANK AND TRUST               New York, NY  100__                                 Connecticut, National Association
COMPANY OF                   account no.: _______________                        225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: _______________                               Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-____
SUBORDINATION
AGENT


STATE STREET                 ____________________ Bank                           State Street Bank and Trust Company of
BANK AND TRUST               New York, NY  100__                                 Connecticut, National Association
COMPANY OF                   account no.: _______________                        225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: _______________                               Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-____
PASS-THROUGH
TRUSTEE FOR THE
1999-1A PASS-
THROUGH TRUST

STATE STREET                 ____________________ Bank                           State Street Bank and Trust Company of
BANK AND TRUST               New York, NY  100__                                 Connecticut, National Association
COMPANY OF                   account no.: _______________                        225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: _______________                               Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-____
PASS-THROUGH
TRUSTEE FOR THE
1999-1B PASS-
THROUGH TRUST




STATE STREET                 State Street Bank and Trust Co.                     State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: _______________                        225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011 000 028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-____
PASS-THROUGH
TRUSTEE FOR THE
1999-1C PASS-
THROUGH TRUST



                                                            --------------------
                                                                  SCHEDULE 2
                                                                      TO
                                                                 PARTICIPATION
                                                                   AGREEMENT
                                                            --------------------

                                   COMMITMENTS

                    PARTICIPANT              PERCENTAGE OF LESSOR'S COST               DOLLAR AMOUNT
                    -----------              ---------------------------               -------------
                 OWNER PARTICIPANT               OWNER PARTICIPANT'S
                                                     PERCENTAGE


                PASS-THROUGH TRUSTEE           LOAN PARTICIPANT'S PTT
                                                     PERCENTAGE
1999-1A Pass-Through Trustee
1999-1B Pass-Through Trustee
1999-1C Pass-Through Trustee

                   TOTAL                                            100%


                                                          ----------------------
                                                                SCHEDULE 3
                                                                   TO
                                                              PARTICIPATION
                                                                 AGREEMENT
                                                         -----------------------




                                  CERTAIN TERMS


DEFINED TERM                                       DEFINITION
Commitment Termination Date                        _______________, ____
Lessor's Cost
Lessee's Advisor(s)                                Babcock & Brown
                                                   Morgan Stanley
                                                   Donaldson Lufkin & Jenrette
OP Jurisdiction
Owner Participant's Special Counsel

                                                                     Exh. A-2 to
                                                               Note Purchase Agr



        -------------------------------------------------------------------
        CONFIDENTIAL: ANNEXES B, C, AND D AND SCHEDULES 1, 2, 3, AND 4 OF THIS LEASE AGREEMENT ARE SUBJECT TO RESTRICTIONS ON DISSEMINATION
                SET FORTH IN(S) 8 OF THE PARTICIPATION AGREEMENT
        -------------------------------------------------------------------
        ___________________________________________________________________


                             LEASE AGREEMENT N9__AT


                        dated as of _______________, ____


                                     between



                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
               not in its individual capacity, except as expressly
                  provided herein, but solely as Owner Trustee,

                                     Lessor

                                       and

                             AIRTRAN AIRWAYS, INC.,

                                     Lessee

            --------------------------------------------------------
    One Boeing model 717-200 aircraft bearing United States registration no. N9__AT and manufacturer's serial no. 550__, including two BMW Rolls-Royce model BR715 engines bearing manufacturer's serial nos. ______ and ______
          _____________________________________________________________

CERTAIN OF LESSOR'S RIGHTS UNDER THIS LEASE AND IN THE AIRCRAFT COVERED HEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS MORTGAGEE UNDER TRUST INDENTURE AND MORTGAGE N9__AT, DATED AS OF THE DATE OF THIS LEASE. THIS LEASE HAS BEEN EXECUTED IN COUNTERPARTS; SEE (S) 18.5 FOR INFORMATION CONCERNING THE RIGHTS OF HOLDERS OF THE VARIOUS COUNTERPARTS.

                                    CONTENTS

1. DEFINITIONS AND CONSTRUCTION..........................................................................1

2. DELIVERY AND ACCEPTANCE...............................................................................1

    2.1 Delivery and Lease of Aircraft...................................................................1
    2.2 Acceptance by Lessee.............................................................................1

3. TERM AND RENT.........................................................................................1

    3.1 Term.............................................................................................1
    3.2 Rent.............................................................................................1
    3.3 Payments.........................................................................................5

4. DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION
        1110 MATTERS.....................................................................................6

    4.1 Disclaimer of Warranties.........................................................................6
    4.2 Certain Agreements of Lessor.....................................................................6
    4.3 Quiet Enjoyment..................................................................................6
    4.4 Investment of Funds Held as Security.............................................................7
    4.5 Title Transfers by Lessor........................................................................7
    4.6 Lessor's Interest in Certain Engines.............................................................8
    4.7 Lease For U.S. Federal Income Tax Law Purposes; Section
         1110 of Bankruptcy Code.........................................................................8

5. RETURN OF AIRCRAFT....................................................................................9

    5.1 Compliance with Annex B..........................................................................9
    5.2 Storage and Related Matters......................................................................9
    5.3 Return of Other Engines..........................................................................9
    5.4 Fuel.............................................................................................9

6. LIENS................................................................................................10


7. REGISTRATION; OPERATION; POSSESSION AND SUBLEASING...................................................11

    7.1 Registration and Operation......................................................................11
    7.2 Possession......................................................................................12
    7.3 Certain Limitations on Subleasing or Other Relinquishment
          of Possession.................................................................................18
    7.4 Security Assignment of Subleases................................................................18

8. MAINTENANCE; REPLACEMENT AND POOLING OF PARTS;
       ALTERATIONS, MODIFICATIONS, AND ADDITIONS;
       OTHER LESSEE COVENANTS...........................................................................19


    8.1 Maintenance; Replacement and Pooling of Parts; Alterations,
         Modifications, and Additions...................................................................19
    8.2 Information, Certificates, Notices, and Reports.................................................19

9. VOLUNTARY TERMINATION UPON OBSOLESCENCE..............................................................21

    9.1 Right of Termination............................................................................21
    9.2 Election by Lessor to Sell......................................................................21
    9.3 Retention of Aircraft by Lessor.................................................................24

10. LOSS, DESTRUCTION, REQUISITION, ETC.................................................................25

    10.1 Event of Loss to the Aircraft..................................................................25
    10.2 Event of Loss to an Engine; Engine Exchanges...................................................28
    10.3 Conditions to any Replacement..................................................................29
    10.4 Conveyance to Lessee...........................................................................32
    10.5 Application of Payments........................................................................32
    10.6 Requisition of Aircraft for Use................................................................33
    10.7 Requisition of an Engine for Use...............................................................33
    10.8 Application of Payments........................................................................34
    10.9 Application of Payments During Default.........................................................34

11. INSURANCE...........................................................................................34

    11.1 Lessee's Obligation to Insure..................................................................34
    11.2 Insurance for Own Account......................................................................34
    11.3 Indemnification by Government in Lieu of Insurance.............................................35
    11.4 Application of Insurance Proceeds..............................................................35
    11.5 Application of Payments During Default.........................................................35

12. INSPECTION..........................................................................................36


13. ASSIGNMENT; MERGER; SUCCESSOR LESSOR................................................................36

    13.1 In General.....................................................................................36
    13.2 Merger of Lessee...............................................................................37
    13.3 Assignment Security for Lessor's Obligations...................................................38
    13.4 Successor Lessor...............................................................................38

14. LEASE EVENTS OF DEFAULT.............................................................................38

    14.1 Payments.......................................................................................39
    14.2 Insurance......................................................................................39
    14.3 Other Covenants................................................................................39
    14.4 Representations and Warranties.................................................................40
    14.5 Bankruptcy and Insolvency......................................................................40
    14.6 Failure of Guarantee...........................................................................41
    14.7 Loss of Priority of Mortgage Lien..............................................................41
    14.8 Breach of Side Agreements......................................................................41


15. REMEDIES AND WAIVERS................................................................................41

    15.1 Remedies.......................................................................................41
    15.2 Limitations Under CRAF.........................................................................45
    15.3 Right to Perform for Lessee....................................................................46
    15.4 Determination of Fair Market Rental Value and Fair Market
           Sales Value..................................................................................46
    15.5 Remedies Cumulative............................................................................46

16. LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC..................................................47


17. RENEWAL AND PURCHASE OPTIONS........................................................................48

    17.1 Notices Generally..............................................................................48
    17.2 Renewal Options................................................................................48
    17.3 Purchase Option................................................................................50
    17.4 Appraisals.....................................................................................50
    17.5 Early Buy-Out Option...........................................................................51

18. MISCELLANEOUS.......................................................................................53

    18.1 Amendments.....................................................................................53
    18.2 Severability...................................................................................53
    18.3 Third-Party Beneficiary........................................................................53
    18.4 Reproduction of Documents......................................................................53
    18.5 Counterparts...................................................................................54
    18.6 Notices........................................................................................54
    18.7 Governing Law..................................................................................54
    18.8 No Waiver......................................................................................54
    18.9 Entire Agreement...............................................................................55


ANNEXES, EXHIBITS, AND SCHEDULES
--------------------------------
ANNEX A         Definitions
ANNEX B         Return Conditions
ANNEX C         Maintenance
ANNEX D         Insurance

EXHIBIT A       Aircraft Description
EXHIBIT B       Form of Return Acceptance Supplement

SCHEDULE 1        Certain Terms
SCHEDULE 2        Basic Rent
SCHEDULE 3        Stipulated Loss Value Schedule

SCHEDULE 4        Termination Value Schedule
SCHEDULE 5        Permitted Countries
SCHEDULE 6        Placards

                            LEASE AGREEMENT N9__AT


         This Lease Agreement N9__AT (this "Lease") is entered into as of _______________, ____, between (1) First Security Bank, National Association, a national banking association, not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee ("Lessor"), and (2) AirTran Airways, Inc. ("Lessee"), a Delaware corporation.

         Lessor and Lessee agree as follows:

                         1. DEFINITIONS AND CONSTRUCTION

         The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Lease. Annex A also contains rules of usage that control construction in this Lease.

                           2. DELIVERY AND ACCEPTANCE

         2.1      DELIVERY AND LEASE OF AIRCRAFT

         Lessor hereby leases the Aircraft to Lessee for the Term, and Lessee hereby leases the Aircraft from Lessor for the Term.

         2.2      ACCEPTANCE BY LESSEE

         Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Lease and the other Operative Agreements.

                                3. TERM AND RENT

         3.1      TERM

         The Aircraft shall be leased hereunder for the Term, unless this Lease or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Lease.

         3.2      RENT

                     3.2.1 BASIC RENT; ADJUSTMENTS TO BASIC RENT AND CERTAIN OTHER AMOUNTS

         (a) Lessee shall pay to Lessor, on the last day of the Interim Term, Basic Rent equal to the Interim Rent, which shall be allocated to the Interim Term. During the Base Term, Lessee shall pay to Lessor, on each Payment

Date, Basic Rent in the amount equal to the percentage of Lessor's Cost specified in Schedule 2 for such Payment Date, which shall be allocated to the Payment Period ending on such Payment Date, if designated as a payment in arrears, or allocated to the Payment Period commencing on such Payment Date, if designated as a payment in advance, in each case as specified in Schedule 2, as such amount may be adjusted pursuant to (S) 3.2.1(b). During any Renewal Term, Lessee shall pay to Lessor, on each Payment Date, Basic Rent equal to the Renewal Rent for that Renewal Term, determined pursuant to (S) 17.2.2.

         (b) Basic Rent, Stipulated Loss Values, Termination Values, EBO Date, and EBO Price shall be subject to adjustment as follows:

                  (1) If Transaction Expenses paid by Lessor pursuant to (S) 9.2 of the ParticipatioN Agreement are determined to be other than ___% of Lessor's Cost, then the Basic Rent percentages in Schedule 2, the Stipulated Loss Value percentages in Schedule 3, the Termination Value percentages in Schedule 4, and the EBO Date and EBO Price shall be recalculated (upwards or downwards) by the Owner Participant, on or before the 120th day after the Delivery Date using the same methods and assumptions used to calculate the original Basic Rent, Stipulated Loss Value, Termination Value percentages, and the EBO Date and EBO Price, in order (aa) to maintain the Owner Participant's Net Economic Return, and (bb) to minimize the Net Present Value of Rents to Lessee to the extent possible consistent with clause (aa) of this (S) 3.2.1(b)(1).

                  (2) In the event of a refinancing as contemplated by (S) 11 of the ParticipatioN Agreement, then the Basic Rent percentages in
         Schedule 2, the Stipulated Loss Value percentages in Schedule 3, and the Termination Value percentages in Schedule 4 shall be recalculated (upwards and downwards) by the Owner Participant as contemplated by such (S) 11 (aa) to maintain the OwneR Participant's Net Economic Return, and (bb) to the extent possible consistent with clause (aa) of this (S) 3.2.1(b)(2), to minimize the Net Present Value of Rents to Lessee.

                  (3) If Lessee is required to indemnify the Owner Participant under the Tax Indemnity Agreement, then the Stipulated Loss Value percentages in Schedule 3 and the Termination Value percentages in
         Schedule 4, shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take into account the Tax Loss or Foreign Tax Credit Loss (as each such term is defined in the Tax Indemnity Agreement) that is the subject of such indemnification, and any prior or contemporaneous Tax Loss or Foreign Tax Credit Loss) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages, and the Termination Value percentages on the Delivery Date, in order (aa) to maintain the Owner Participant's Net Economic Return, and (bb) to the extent possible consistent with clause (aa) of this (S) 3.2.1(b)(3), to minimize the Net Present Value of Rents to Lessee.

         (c) All adjustments pursuant to (S) 3.2.1(b) shall be made as promptly as practicable after eitheR Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. Owner Participant and Lessee shall give prompt notice to the other of any event requiring an adjustment. Any recalculation of the percentages of Basic Rent, Stipulated Loss Value, and Termination Value, and of EBO Date and EBO Price, shall be prepared by Owner Participant, subject to verification at the request of Lessee in accordance with this (S) 3.2.1(c), on the basis of the same methodology and assumptions used by Owner Participant iN determining the percentages of Basic Rent, Stipulated Loss Value, and Termination Value, and the EBO Date and EBO Price, as of the Delivery Date, except as such assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments (1) shall be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Code (S) 467, unless such adjustments are made in a manner that reflectS the effect of such characterization, and (2) shall be in compliance with the requirements of (S)(S) 4.02(5), 4.07(L), and (on a prospective basis) 4.08(1) of Revenue Procedure 75-28, except to the extent that on the Delivery Date the Lease constituted a "disqualified leaseback or long-term agreement" or was not in compliance with the regulations referred to in clause (2). All adjustments required pursuant to (S) 3.2.1(b) shall be set forth in aN amendment to this Lease, and promptly after execution thereof by Lessor and Lessee, Lessee shall give a copy thereof to Mortgagee.

         (d) If Lessee believes that any calculations by Owner Participant pursuant to (S) 3.2.1(c) are iN error, and if, after consultation, Lessee and Owner Participant do not agree on an adjustment, then a nationally-recognized firm of accountants selected by Lessee and reasonably satisfactory to Owner Participant shall verify such calculations. Owner Participant will make available to such firm (but not to Lessee or any representative of Lessee) the methodology and assumptions referred to in (S) 3.2.1(c) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably acceptable to Owner Participant, prohibiting disclosure of such methodology and assumptions to any third party). The determination by such firm of accountants shall be final. Lessee will pay the reasonable costs and expenses of such further verification by such accountants, except that if it results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents by ten or more basis points from the remaining Net Present Value of Rents as recalculated by the Owner Participant, then the Owner Participant will pay such costs and expenses.

         (e) Notwithstanding anything to the contrary in any Operative Agreement, (1) the amount of the payment of Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the Equipment Notes before such Date), the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on such Payment Date, together with the accrued and unpaid interest thereon, due on such Payment Date in respect of the Equipment Notes, and (2) the amount of the payment of Stipulated Loss Value, Termination Value, or EBO Price due and payable on any date (or, if the EBO Price is payable in installments, the date that the first installment is due) shall be at least sufficient to pay in full, as of such date (assuming timely payment of the Equipment Notes before such date), the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on such date, together with the accrued and unpaid interest thereon, due on such date in respect of the Equipment Notes; provided, that no installment of Basic Rent, and no payment of Stipulated Loss Value, Termination Value, or EBO Price, shall be increased to the extent such increase would be based upon (1) any attachment or diversion of Rent on account of Lessor Liens, (2) any modification of the payment terms of the Equipment Notes, other than as required or permitted by any Operative Agreement (including as permitted upon the occurrence of a Lease Event of Default), or (3) the acceleration of any Equipment Note(s) due solely to the existence of a Mortgage Event of Default that does not constitute a Lease Event of Default.

                     3.2.2     SUPPLEMENTAL RENT

         Lessee shall pay to Lessor, or to whomever is entitled to it, any and all Supplemental Rent when and as it becomes due and owing. Lessee will also pay to Lessor, or to whomever is entitled to it, as Supplemental Rent, to the extent permitted by applicable Law, interest at the Past-Due Rate on any part of any amount of Rent (including Supplemental Rent) not paid by 11:00 a.m., New York time, on the date when due (so long as, in the case of any Person not a party to the Participation Agreement, Lessee had received timely notice of the account to which such payment was required to be made), for the period from and including the date on which the same was due to (but excluding) the date of payment in full. Lessee also shall pay, as Supplemental Rent, on the date provided, (a) any Make-Whole Amount coming due under any Operative Agreement (except any Make-Whole Amount payable solely as a result of the existence of a Mortgage Event of Default that does not constitute a Lease Event of Default, and (b) any amount payable under (S) 1 of the KfW Agreement or (S) 1 of the Boeing Agreement.

         3.3      PAYMENTS

         (a) Payments of Rent by Lessee shall be paid by wire transfer of immediately available Dollars, not later than 11:00 a.m., New York City time, on the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement (or to such other account in the United States as Lessor specifies to Lessee in writing at least 10 Business Days before such payment of Rent is due), or, in the case of any payment of Supplemental Rent expressly payable to a Person other than Lessor, to the Person that shall be entitled thereto, to such account in the United States as such Person specifies from time to time to Lessee at least 10 Business Days before such payment of Rent is due.

         (b) Except as otherwise expressly provided herein, whenever any payment of Rent shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

         (c) So long as Lessee has not received written notice from the Mortgagee that the Lien of the Mortgage has been discharged, and notwithstanding
(S) 3.3(a), Lessor hereby directs, and Lessee agrees, that all payments of Rent payable by Lessee, other than Excluded Payments, shall be paid directly to Mortgagee on behalf of Lessor by wire transfer of immediately available Dollars to the account of Mortgagee specified in Schedule 1 to the Participation Agreement (or to such other account in the United States as Mortgagee specifies by written notice to Lessor and Lessee at least 10 Business Days before such payment of Rent is due).

         (d) Excluded Payments shall be paid by wire transfer of immediately available Dollars to the account of the Person specified in the Participation Agreement or, if not so specified, to such account in the United States such Person specifies by written notice to Lessor and Lessee from time to time at least 10 Business Days before such payment is required to be made.

         (e) All computations of interest under this Lease shall be made on the basis of a year of 360 days composed of twelve 30-day months.

        4. DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS

         4.1      DISCLAIMER OF WARRANTIES

         LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT, AS BETWEEN LESSEE AND EACH OF LESSOR, MORTGAGEE, AND ANY PARTICIPANT, (A) LESSEE HAS SELECTED THE AIRCRAFT AND MANUFACTURER THEREOF, AND (B) NEITHER LESSOR NOR MORTGAGEE NOR ANY PARTICIPANT MAKES, HAS MADE, OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO:

         (1) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY, OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE, OR ANY PART THEREOF;

         (2) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRFRAME, ANY ENGINE, OR ANY PART THEREOF;

         (3) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN THE AIRFRAME, ANY ENGINE, OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE;

         (4) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, OR THE LIKE; OR

         (5) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER WITH RESPECT TO THE AIRFRAME, ANY ENGINE, OR ANY PART THEREOF.

         4.2      CERTAIN AGREEMENTS OF LESSOR

         Unless a Lease Event of Default exists, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer, or any of their subcontractors or suppliers, pursuant to and in accordance with the terms of the Purchase Agreement Assignment.

         4.3      QUIET ENJOYMENT

         So long as no Lease Event of Default exists, Lessor shall not interfere with Lessee's rights hereunder to continued possession, use, and operation of, and quiet enjoyment of, the Aircraft during the Term.

         4.4      INVESTMENT OF FUNDS HELD AS SECURITY

                     4.4.1     INVESTMENT

         Any money required to be paid to or retained by Lessor that are required to be paid to Lessee or applied as provided herein shall, until paid to Lessee as provided herein or applied as provided herein, be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee does not so direct, by or as directed by Lessor in its sole discretion) and at Lessee's risk and expense in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor (as applicable) can be acquired by Lessor using its best efforts; provided, that so long as the Lien of the Mortgage has not been discharged, such money shall be invested and held by Mortgagee, as assignee of Lessor, in accordance with this Lease, and upon discharge of such Lien, Mortgagee shall pay any such money held by it to Lessor to be held and invested in accordance with this (S) 4.4.1.

                     4.4.2     PAYMENT OF GAIN OR LOSS

Any net gain (including interest received) realized as the result of investments pursuant to (S) 4.4.1 (net of any fees, commissions, and other reasonable expenses incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be held and applied hereunder. Lessee will promptly pay to Lessor (or, so long as the Lien of the Mortgage has not been discharged, Mortgagee), on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions, and other reasonable expenses incurred in connection with such investment), such amount so paid to be held and applied by Lessor (or, so long as the Lien of the Mortgage has not been discharged, Mortgagee) as contemplated in (S) 4.4.1.

                     4.4.3     LIMITATION OF LIABILITY

All investments under this (S) 4.4 shall be at Lessee's risk and expense, and Lessor and Mortgagee shall not be liable for any loss resulting from any investment made under this (S) 4.4 other than by reason of its willfuL misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor (or, so long as the Lien of the Mortgage has not been discharged, Mortgagee) without instructions whenever such sale is necessary to make a distribution required by this Lease.

         4.5      TITLE TRANSFERS BY LESSOR

         If Lessor shall be required to transfer title to the Aircraft, the Airframe, or any Engine to Lessee or any other Person pursuant to this Lease, then (a)

Lessor shall (1) transfer to Lessee or such other Person (as applicable) all of Lessor's right, title and interest in and to the Aircraft, the Airframe, or such Engine (as applicable), free and clear of all Lessor Liens, (2) so long as the Lien of the Mortgage has not been discharged, comply with the Mortgage relating to the release of the Aircraft, the Airframe, or such Engine, (3) assign to Lessee or such other Person (as applicable), if and to the extent permitted under the Purchase Agreement, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, the Airframe, or such Engine, and (4) assign to Lessee or such other Person (as applicable), if and to the extent permitted, all claims, if any, for damage to the Aircraft, the Airframe, or such Engine, in each case free of Lessor Liens, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor Liens), and (b) Lessor shall promptly deliver to Lessee or such other Person (as applicable), a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessee (or such other Person, as applicable), as Lessee (or such other Person, as applicable) may reasonably request.

         4.6      LESSOR'S INTEREST IN CERTAIN ENGINES

         Lessor hereby agrees for the benefit of each lessor, conditional seller, or secured party of any engine leased, purchased, or owned by Lessee or any Permitted Sublessee subject to a lease, conditional sale, or other security agreement that Lessor will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.

         4.7 LEASE FOR U.S. FEDERAL INCOME TAX LAW PURPOSES; SECTION 1110 OF BANKRUPTCY CODE

         (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines, and Parts.

         (b) Lessee and Lessor intend that Lessor (and Mortgagee as assignee of Lessor under the Mortgage) shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines, and Parts as provided in this Lease.

                              5. RETURN OF AIRCRAFT

         5.1      COMPLIANCE WITH ANNEX B

         Lessee shall comply with each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

         5.2      STORAGE AND RELATED MATTERS

         If Lessor gives written notice to Lessee, not less than 60 days nor more than 120 days before the end of the Term, requesting storage of the Aircraft upon its return hereunder, Lessee will provide Lessor (or cause Lessor to be provided) with outdoor parking facilities for the Aircraft for a period up to 30 days, starting on the date of such return, and upon Lessor's request to Lessee made at least 10 days before the end of such initial 30-day period, for an additional 30-day period commencing upon expiration of such initial period, at such storage facility in the 48 contiguous states of the United States as Lessee selects. At Lessor's written request, Lessee shall maintain insurance (if available) for the Aircraft during such storage period, provided, that Lessor shall reimburse Lessee for Lessee's out-of-pocket cost of providing such insurance. Such storage shall be at Lessor's risk, and Lessor shall pay all applicable storage fees, except that Lessee shall pay the parking fees for the initial 30-day storage period; provided, that Lessee's obligation to provide parking shall be subject to Lessor's entering into an agreement with the storage facility, before the storage period begins, providing that Lessor shall bear all maintenance charges and other costs incurred (other than parking fees for the initial 30-day period).

         5.3      RETURN OF OTHER ENGINES

         If any Engine owned by Lessor is not installed on the Airframe at the time of return hereunder, Lessee shall return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, (S) 10 and Annex B. Thereupon, Lessor will transfer to Lessee the Engine constituting part of the AircrafT but not installed on the Airframe at the time of the return of the Airframe.

         5.4      FUEL

         Upon the return of the Airframe upon any termination of this Lease, Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil. However, if the Aircraft is being returned in connection with the exercise of remedies pursuant to (S) 15, Lessor shall have no obligation to make such payment to Lessee.

                                    6. LIENS

         Lessee shall not, directly or indirectly, create, incur, assume, or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine, or any Part, title to any of the foregoing, or any interest of Lessee therein, or the Lessee's rights in and to this Lease or any Permitted Sublease, except (a) the rights of Lessor, Mortgagee, the Participants, and Lessee under the Operative Agreements, and of any Permitted Sublessee under any Permitted Sublease; (b) Lessor Liens; (c) the rights of others under agreements or arrangements to the extent permitted by (S) 7.2, (S) 7.3, or Annex C; (d) Liens for Taxes either not yet due or being contested in gOod faith by appropriate proceedings if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Lessor, Mortgagee, or any Participant therein, or impair the Lien of the Mortgage; (e) materialmen's, mechanics', workers', repairers', employees', or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Lessor, Mortgagee, or any Participant therein, or impair the Lien of the Mortgage; (f) Liens arising out of any judgment or award against Lessee or any Permitted Sublessee, if, within 60 days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed within 60 days after the expiration of such stay, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Lessor, Mortgagee, or any Participant therein, or impairment of the Lien of the Mortgage; and (g) any other Lien with respect to which Lessee or any Permitted Sublessee provides a bond, cash collateral, or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly take or cause to be taken such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above that arises in respect of the Aircraft, the Airframe, any Engine, or any Part during the Term.

              7. REGISTRATION; OPERATION; POSSESSION AND SUBLEASING

         7.1      REGISTRATION AND OPERATION

                     7.1.1     REGISTRATION AND RECORDATION

         Subject to Lessor's and Owner Participant's compliance with their obligations under (S) 13 of the Participation Agreement, Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Transportation Code or with such other country of registry as shall be permitted under (S) 7.1.2 hereof, in the name of Lessor as owner and lessor (except to the extent that sucH registration under the Transportation Code is prevented or lost because of Lessor's or Owner Participant's failure to comply with the citizenship requirements for registration of the Aircraft under the Transportation Code). Lessor shall execute and deliver all such documents as Lessee or any Permitted Sublessee reasonably requests for the purpose of effecting and continuing such registration. Unless Mortgagee has given Lessee notice that the Mortgage has been discharged, Lessee shall also cause the Mortgage to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe, and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Lessor or Mortgagee to execute and deliver any necessary documents).

                     7.1.2     REREGISTRATION

         If no Special Default exists, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in, (S) 7.6.11 of the Participation Agreement.

                     7.1.3     MARKINGS

         If permitted by applicable Law, on or reasonably promptly after the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case in a clearly visible location, a placard of a reasonable size and shape bearing the legend set forth in Schedule 6. Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this (S) 7.1.3.

                     7.1.4     COMPLIANCE WITH LAWS

         Lessee shall not, and shall not allow any other Person to, operate, use, maintain, service, repair, or overhaul the Aircraft (a) in violation of any Law binding on or applicable to the Aircraft, the Airframe, or any Engine, or
(b) in violation of any airworthiness certificate, license, or registration of any Government Entity relating to the Aircraft, the Airframe, or any Engine, except (1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee (as applicable) upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license, or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine or the interest of Lessor, Mortgagee, or any Participant therein, any risk of criminal liability or of material civil penalty against Lessor, Mortgagee, or any Participant or impair the lien of the Mortgage.

                     7.1.5     OPERATION

         Lessee agrees not to operate, use, or locate the Aircraft, the Airframe, or any Engine, or allow the Aircraft, the Airframe, or any Engine to be operated, used, or located, (a) in any area excluded from coverage by any insurance required by the terms of (S) 11, except in the case of a requisition by the U.S. Government where the U.S. Government provides an indemnity in lieu of such insurance, or insurance from the U.S. Government, covering such area, in accordance with (S) 11.3, or (b) in any recognized area of hostilities unless fully covered iN accordance with Annex D by war-risk insurance as required by the terms of (S) 11 (including (S) 11.3), unless in Any case referred to in this
(S) 7.1.5 the Aircraft is only temporarily operated, used, or located in such area as A result of an emergency, equipment malfunction, navigational error, hijacking, weather condition, or other similar unforeseen circumstances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area.

         7.2      POSSESSION

         Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer, or relinquish possession of the Aircraft, the Airframe, or any Engine, or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that, subject to the provisions of (S) 7.3, Lessee may, without such prior written consent:

                     7.2.1     INTERCHANGE AND POOLING
         subject or permit any Permitted Sublessee to subject (a) the Airframe to normal interchange agreements, or (b) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Lessee or such Permitted Sublessee in the ordinary course of business; provided, that if Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, (S) 10.

                     7.2.2     TESTING AND SERVICE

         deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (a) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance, or overhaul work on the Aircraft, Airframe, any Engine, or any Part, or, to the extent required or permitted by the terms of Annex C, for alterations or modifications in or additions to the Aircraft, the Airframe, or any Engine, or (b) to any Person for the purpose of transport to a Person referred to in the preceding clause (a).

                     7.2.3     TRANSFER TO U.S. GOVERNMENT

         transfer or permit any Permitted Sublessee to transfer possession of the Aircraft, the Airframe, or any Engine to the U.S. Government, in which event Lessee shall promptly notify Lessor and Mortgagee in writing of any such transfer of possession (and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address, and telephone numbers the Contracting Office Representative(s) for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF).

                     7.2.4     INSTALLATION OF ENGINES ON OWNED AIRFRAMES

         install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, free and clear of all Liens except (a) Permitted Liens, (b) Liens those that do not (at any time) apply to the Engines, and (c) the rights of third parties under normal interchange or pooling agreements and arrangements of the type permitted under (S) 7.2.1.

                     7.2.5     INSTALLATION OF ENGINES ON OTHER AIRFRAMES

         install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased or owned by Lessee or such Permitted Sublessee subject to a security agreement, conditional sale, or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens except (1) the rights of the parties to such lease or secured financing arrangement, covering such airframe, and (2) Liens of the type permitted by clauses (a) and (b) of (S) 7.2.4, and (b) Lessee or such Permitted Sublessee has received from the lessor, secured party, or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title, or interest in, or Lien on, such Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

                     7.2.6     INSTALLATION OF ENGINES ON FINANCED AIRFRAMES

         install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased or owned by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither (S) 7.2.4 nor (S) 7.2.5 applies; provided, that any such installation shall be deemed an EvEnt of Loss with respect to such Engine, and Lessee shall comply with (S)
         10.2 in respect thereof.

                     7.2.7     SUBLEASING

         with respect to the Aircraft, the Airframe, or any Engine, if no Special Default exists, enter into a sublease with any Permitted Air Carrier, or Permitted Manufacturer but only if:

                  (a) Lessee provides written notice to Lessor and Mortgagee (such notice in the event of a sublease to a U.S. Air Carrier to be given promptly after entering into any such sublease, and, in the case of a sublease to any other Permitted Air Carrier or to a Permitted Manufacturer, 10 days in advance of entering into such sublease);

                  (b) at the time that Lessee enters into such sublease, such Permitted Air Carrier or Permitted Manufacturer shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person;

                  (c) any such sublease (1) shall not extend beyond the expiration of the Base Term or any Renewal Term then in effect or irrevocably committed to by Lessee unless Lessee irrevocably commits to purchase the Aircraft, (2) shall include provisions for the maintenance, operation, possession, inspection, and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease, and (3) shall be expressly subject and subordinate to all the terms of this Lease and to Lessor's rights, powers, and remedies hereunder, including Lessor's rights under (S) 15 to repossess the Aircraft and to terminate such sublease if a Lease Event of Default exists;

                  (d) in connection with a sublease to a Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer, Lessee furnishes to Lessor and Mortgagee a favorable opinion, in form and substance reasonably satisfactory to Lessor and Mortgagee, of counsel, selected by Lessee and reasonably satisfactory to Lessor and Mortgagee, located in the country of domicile of such Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer, that (aa) the terms of such sublease are legal, valid, and binding obligations of the parties thereto, enforceable under the laws of such jurisdiction, (bb) it is not necessary for any Participant, Lessor, or Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result of the proposed sublease, (cc) Lessor's title to, and the validity, perfection, and priority of Mortgagee's Lien in respect of, the Aircraft, Airframe, and Engines will be recognized and enforceable in such jurisdiction, (dd) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe, or Engines in the event of the requisition by such government of such title (unless Lessee provides insurance in the amounts required with respect to hull insurance under
         (S) 11 covering the requisition of title to the Aircraft, Airframe, or Engines by the government of such jurisdiction so long as the Aircraft, Airframe, or Engines are subject to such sublease), (ee) such Permitted Air Carrier's or Permitted Manufacturer's agreement that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Air Carrier or Permitted Manufacturer under applicable law, (ff) the courts of such jurisdiction would provide substantially equivalent protection to Lessor and Mortgagee as provided under U.S. Law in respect of the exercise of remedies, including that there are no possessory rights in favor of Lessee, any Permitted Sublessee, or any third party (including any Government Entity) which would, upon bankruptcy or other default by Lessee or any Permitted Sublessee, prevent the return of the Aircraft to Lessor in accordance with and when permitted by the terms of this Lease upon Lessor's (or

         Mortgagee's) exercise of its remedies thereunder, or, if such possessory rights exist, they are not materially greater than those available to lessees and sublessees under United States Law and there are no procedural impediments to the return of the Aircraft to Lessor greater than under United States Law, and upon termination of any Sublease, registration shall be terminable without material burden or delay and there is no material impediment under the laws of such country of registration to the enforceability (other than immaterial differences in procedures of enforcement) of the rights and remedies of Lessor and Mortgagee provided for under the Operative Agreements (it being understood that, in the absence of restrictions similar to those imposed under (S)(S) 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code are not required), (gg) there is no strict tort liability imposed on passive lenders or lessors, except such tort liability not of materially greater scope or magnitude than might be imposed on such passive lender or lessor under the prevailing rule among the states of the United States, and except liabilities that Lessee or a Permitted Sublessee has agreed to insure against at its expense to the reasonable satisfaction of the Participants, and (hh) neither Lessor, nor Mortgagee, nor any Participant, nor any Certificate Holder shall be subjected to any adverse tax consequences as a result of such sublease for which Lessee is not required to indemnify such Person, unless Lessee agrees to indemnify such Person therefor by means of an indemnity agreement reasonably satisfactory to such Person (and Holdings guarantees such indemnity pursuant to the Guarantee);

                  (e) Lessee furnishes to Lessor, Mortgagee, and Owner Participant evidence reasonably satisfactory to Lessor that the insurance required by (S) 11 remains in effect;

                  (f) all necessary documents are duly filed, registered, or recorded in such public offices as are required fully to preserve the title of Lessor, and the first-priority security interest (subject to Permitted Liens) of Mortgagee, in the Aircraft, Airframe, and Engines;

                  (g) no Sublessee may sub-sublease the Airframe or any Engine, except that a Permitted Manufacturer may sub-sublease to any Permitted Sublessee to whom a sublease would be permitted under this (S) 7.2; provided, that (i) such sub-sublease shall not permit any sub-sub-subleasing of the Aircraft, the Airframe, or any Engine (and Lessee shall ensure that the same does not occur), (ii) such sub-sublease shall be assigned to Lessee to secure such Permitted Manufacturer's obligations under its sublease, and (iii) Lessee shall comply, and shall cause such sub-sublease to comply, with all requirements of this (S) 7.2 as if such sub-sublease were a direct sublease from Lessee to the sub-sublessee;

                  (h) the Permitted Sublessee shall not be eligible to assert, or shall have effectively waived, any right to sovereign immunity;

                  (i) Lessor and Mortgagee receive evidence that: all necessary approvals from any Government Entity required for the Airframe or any Engine or engine (as applicable) to be imported and, to the extent reasonably obtainable and reasonably requested, exported from the applicable country of domicile upon repossession of such equipment by Lessor or Mortgagee (as Lessor's assignee) shall have been obtained prior to the importation of the imported item(s) under any such Sublease;

                  (j) Lessee shall reimburse Lessor, Mortgagee, and each Participant for all of their reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such sublease; and

                  (k) no such sublease shall be made to a Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer before the end of the Tax Attribute Period, unless Lessee prepays on a lump-sum basis any liability due under the Tax Indemnity Agreement as a result of such sublease based upon the assumption that such sublease were to continue for the remainder of the term of such sublease.

         In addition to the foregoing requirements, before the commencement of any Permitted Sublease, Lessee shall deliver to Lessor and Mortgagee: (i) a notice stating the identity of the sublessee and a copy of the sublease agreement, (ii) an Officer's Certificate stating that no Special Default exists and that such sublease complies with this (S) 7.2, (iii) the consent of the Permitted Sublessee to the assignment of its Permitted Sublease pursuant to (S) 7.4, in a form reasonably satisfactory to Lessor, and (iv) if required by (S) 7.4, The sublease assignment referred to therein and a supplement to the Mortgage and financing statements or similar documents under the applicable Laws of the country of the Permitted Sublessee confirming the perfected first-priority security interest of Mortgagee in such Permitted Sublease, duly executed and delivered and duly filed or recorded in all appropriate places. Lessee shall pay all reasonable out-of-pocket costs and expenses (including reasonable counsel fees and disbursements) of Lessor, Mortgagee, and each Participant in connection with any subleasing pursuant to this (S) 7.2. No relinquishment of possession of any Airframe, Engine, or Part shall in any way discharge or diminish any of Lessee's obligations.

         7.3 CERTAIN LIMITATIONS ON SUBLEASING OR OTHER RELINQUISHMENT OF POSSESSION

         Notwithstanding anything to the contrary in (S) 7.2:

         (a) The rights of any Person who receives possession of the Aircraft in accordance with (S) 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers, and remedies hereunder, including
(1) Lessor's right to repossess the Aircraft pursuant to (S) 15, (2) Lessor's right to terminate and avoid such sublease, delivery, transfer, or relinquishment of possession if a Lease Event of Default exists, and (3) the right to require such Person to deliver the Aircraft, the Airframe, and Engines subject to such transfer forthwith if a Lease Event of Default exists.

         (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine, or any Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any other Operative Agreement.

         (c) Lessee shall ensure that no sublease, delivery, transfer, or relinquishment permitted under (S) 7.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of (S) 7.1.2.

         (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under clause (3), (4), or (5) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of (S) 7.2.

         (e) No Wet Lease shall constitute a delivery, transfer, or relinquishment of possession for purposes of (S) 7.2, nor shall it be prohibited by the terms hereof.

         7.4      SECURITY ASSIGNMENT OF SUBLEASES

         As security for Lessee's due and punctual payment of all Rent and performance of all of its other covenants and obligations in the Operative Agreements, Lessee hereby grants to Lessor a first-priority security interest in all of Lessee's right, title, and interest in and to each Permitted Sublease of any Aircraft, Airframe, or Engine, and all payments, including payments of rent, insurance proceeds (other than public liability insurance proceeds), and other amounts due or to become due thereunder. Lessee shall enter into a "Sublease Assignment", in form and substance reasonably satisfactory to Lessor, with respect to each Sublease of the Airframe having a term of one or more years. Lessee hereby (1) acknowledges and consents to Lessor's assignment of all

Lessor's right, title, and interest in and to Lessee's right, title, and interest in and to each sublease of any such item, and all payments, including rent, insurance proceeds, and other amounts due or to become due thereunder (excluding Excepted Payments), to Mortgagee under and pursuant to the Mortgage, and (2) acknowledges that so long as Mortgagee has not notified Lessee and Lessor that the Lien of the Mortgage has been discharged in accordance with its terms, all Lessor's rights in respect of such Permitted Sublease shall be exercisable exclusively by Mortgagee, as assignee under the Mortgage. In furtherance of the provisions of this (S) 7.4; Lessee agrees that each Permitted Sublease for more than one year of the Airframe (x) shall contain A provision to the effect that the Permitted Sublessee agrees to pay all amounts due under the Permitted Sublease to Mortgagee after the Permitted Sublessee receives written notice from Mortgagee to such effect (until the Permitted Sublessee receives written notice from Mortgagee to contrary effect) and stating that a Special Default exists under the Lease, and (y) shall be accompanied by such Uniform Commercial Code financing statements, FAA filings, and other filings and documentations as shall, in Lessor's reasonable opinion, be required to perfect and protect the security interests of Lessor and Mortgagee in such Permitted Sublease.

8. MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS; OTHER LESSEE COVENANTS

         8.1 MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS

         At all times during the Term, Lessee shall comply with (or cause to be complied with) each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein.

         8.2      INFORMATION, CERTIFICATES, NOTICES, AND REPORTS

                     8.2.1     FINANCIAL INFORMATION

         Lessee will furnish to Lessor and Mortgagee:

                  (a) within 90 days after the end of each of the first three fiscal quarters in each fiscal year of Holdings, a consolidated balance sheet of Holdings (covering, among others, Lessee) as of the end of such quarter, and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided, that while Holdings is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Holdings's report on Form 10-Q for such fiscal quarter (excluding exhibits) will satisfy this clause (a).

                  (b) within 120 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings (covering, among others, Lessee) as of the end of such fiscal year and related statements of income and cash flows of Holdings for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Holdings's independent certified public accountants with respect to their audit of such financial statements; provided, that while Holdings is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Holdings's report on Form 10-K for such fiscal year (excluding exhibits) will satisfy this clause (b).

                     8.2.2     ANNUAL CERTIFICATE

         Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor and Mortgagee an Officer's Certificate of Lessee to the effect that such officer is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Lessee Operative Agreements, and that such officer does not have knowledge of the existence as at the date of such certificate of any Lease Default (or, if any Lease Default exists, specifying the nature and period of existence thereof and the action Lessee has taken or is taking or proposes to take with respect thereto).

                     8.2.3     INFORMATION FOR FILINGS

         Lessee shall promptly furnish to Owner Participant or Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor to file in a timely manner any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to file in a timely manner any reports required to be filed by it as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, this Lease, or any other part of the Trust Estate; provided, that, with respect to any such information which Lessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor (as applicable) shall afford Lessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee in lieu of filing by Owner Participant or Lessor, and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor (as applicable), then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

                     8.2.4     OTHER INFORMATION

         Lessee shall promptly furnish to Lessor or Mortgagee such information with respect to Lessee, Holdings, or the Aircraft as either party reasonably requests.

                   9. VOLUNTARY TERMINATION UPON OBSOLESCENCE

         9.1      RIGHT OF TERMINATION

         (a) If no Lease Event of Default exists, Lessee shall have the right at its option to terminate this Lease during the Base Term, effective only on a Termination Date occurring on or after the fifth anniversary of the Delivery Date, if:

                  (1) Lessee makes a good faith determination that the Aircraft either has become economically obsolete or is surplus to Lessee's requirements, and Lessee's Chief Financial Officer or Treasurer so certifies in writing to Lessor and Mortgagee; and

                  (2) Lessee provides Lessor and Mortgagee with written notice of Lessee's exercise of such termination option not less than 90 days before the proposed Termination Date specified in such notice.

         (b) Lessor shall notify Lessee and Mortgagee of Lessor's intention to sell or retain the Aircraft, as provided in this (S) 9, within 30 days after Lessee gives Lessor written notice pursuant to (S) 9.1(a)(2). Any failure by Lessor to give such notice of its election shall be deemed to be an election to sell the Aircraft, as provided in this (S) 9.

         (c) Any termination pursuant to this (S) 9 shall become effective on the date of the sale, if any, pursuant to (S) 9.2 or upon the date of termination and payment by Lessee and Lessor in accordance with (S) 9.3 if Lessor elects to retain the Aircraft.

         9.2      ELECTION BY LESSOR TO SELL

                     9.2.1     BIDS; CLOSING OF SALE

         Unless Lessor has notified Lessee of Lessor's election to retain the Aircraft, Lessee, as agent for Lessor, shall, until the date ten Business Days before the proposed Termination Date, use commercially reasonable efforts to obtain bids for a cash purchase of the Aircraft, and Lessor may, if it desires to do so, also seek to obtain such bids. If Lessee receives any bid, Lessee shall promptly, and in any event at least ten Business Days before the proposed date of sale, certify to Lessor in writing the amount and terms of such bid, the proposed date of such sale, and the name and address of the Person (who shall not be Lessee or any Affiliate of Lessee or any Person with whom Lessee or any such Affiliate has an arrangement for the future use of the Aircraft by Lessee or any such Affiliate) submitting such bid. If Lessor receives any bid on or before the date ten Business Days before the proposed Termination Date, Lessor shall, at least ten Business Days before the proposed date of sale, certify to Lessee in writing the amount and terms of such bid, the proposed date of such sale, and the name and address of the Person submitting such bid.

                     9.2.2     CLOSING OF SALE

         (a) On the proposed Termination Date (1) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder (if any) who shall have submitted the highest cash bid (net of any brokerage commissions and similar expenses payable to any Person(s) retained by Lessee) on or before the date ten Business Days before such Termination Date, in the same manner as if delivery were made to Lessor pursuant to (S) 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of (S) 5 and Annex B, and (2) Lessor shall simultaneously therewith transfer the Airframe and Engines or engines to such bidder, in the manner described in (S) 4.5, against cash paid to Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged) in the amount of such highest bid (net of any brokerage commissions and similar expenses payable to any Person(s) retained by Lessee, and all reasonable out-of-pocket fees and expenses (excluding brokerage commissions and similar expenses payable to any Person(s) not retained by Lessee) incurred by Lessor, Mortgagee, and Owner Participant in connection with such sale and the related termination of this Lease (collectively, the "Expenses of sale")) and in the manner and in funds of the type specified in (S) 3.3.

         (b) All proceeds of any sale described in (S) 9.2.2(a) (net of the Expenses of Sale) shall be paid to and retained by Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged) and, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged), in the manner and in funds of the type specified in (S) 3.3:

                  (1) all unpaid Basic Rent due at any time before such Termination Date and all Basic Rent due on such Termination Date to the extent payable in arrears with respect to the Payment Period then ended; plus

                  (2) the excess (if any) of the Termination Value for the Aircraft, computed as of such Termination Date, over the proceeds of such sale (net of the Expenses of Sale); plus

                  (3) as provided in (S) 3.2.2, interest on the amounts specified in the foregoing clause (1) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full.

         As a further condition precedent to such sale and delivery, Lessee shall pay all Supplemental Rent due by Lessee to Lessor, Mortgagee, or the Participants under this Lease (including (aa) Supplemental Rent in respect of Make-Whole Amount (if any) payable pursuant to (S) 2.10(b) of the Mortgage in connection with a prepayment of the Equipment Notes upon such sale, (bb) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable, and (cc) to the extent not taken into account in clause (2) of this (S) 9.2.2(b), the Expenses of Sale).

         (c) Upon and subject to any such sale and receipt of proceeds by Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged), and full and final payment of all amounts described in (S) 9.2.2(b), and compliance by Lessee with all the other provisions of this
(S) 9.2,

                  (1) Lessor will transfer to Lessee, in accordance with (S) 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

                  (2) the obligation of Lessee to pay Basic Rent, on or after the Payment Date with reference to which Termination Value is computed, shall cease, and the Term shall end effective as of the date of such sale.

         (d) A sale of the Aircraft pursuant to this (S) 9.2.2 shall take place only on a Termination Date. Subject to (S) 9.3, if no sale shall have occurred on or as of the proposed Termination Date, this Lease shall continue in full force and effect, and all of Lessee's obligations shall continue, including its obligation to pay Rent, in each case, as if the notice under (S) 9.1 shall not have been given and, subject to (S) 9.2.3(b), Lessee may give another notice pursuant to (S) 9.1.

                     9.2.3     WITHDRAWAL OF NOTICE OF TERMINATION

         (a) Lessee may withdraw any notice given pursuant to (S) 9.1 at any time on or before the date ten Business Days before the proposed Termination Date, whereupon this Lease shall continue in full force and effect and all of Lessee's obligations shall continue, including its obligation to pay Rent, in each case as if the notice under (S) 9.1 were not given, and Lessee may give another notice pursuant to (S) 9.1; provided, that Lessee shall not be entitled to give more than five notices pursuant to (S) 9.1.

         (b) Lessee shall pay all reasonable out-of-pocket fees and expenses of Lessor, Mortgagee, and each Participant in connection with any notice of termination withdrawn by Lessee or in connection with any notice of termination pursuant to which a sale of the Aircraft fails to occur.

         9.3               RETENTION OF AIRCRAFT BY LESSOR

         (a) If Lessor elects to retain the Aircraft in accordance with (S) 9.1, on the proposed Termination Date:

                  (1) Lessor shall pay or cause to be paid, in the manner and in funds of the type specified in (S) 3.3, to the Mortgagee, an amount sufficient to prepay all outstanding Equipment Notes pursuant to (S) 2.10(b) of the Mortgage, including accrued interest thereon and any Make-Whole Amount payable pursuant to such (S) 2.10(b);

                  (2) subject to Mortgagee's receipt of the funds described in clause (1) of this (S) 9.3(a), Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to Lessor pursuant to (S) 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of (S) 5 and Annex B;

                  (3) Lessee shall pay to Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged), in the manner and in funds of the type specified in (S) 3.3:

                           (aa) all unpaid Basic Rent due at any time before such Termination Date and all Basic Rent due on such Termination Date to the extent payable in arrears for the Payment Period then ended; plus

                           (bb) as provided in (S) 3.2.2, interest on the amounts specified in the foregoing clause
                                    (aa) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; and

                  (4) Lessee shall also pay all Supplemental Rent due and payable by Lessee to Lessor, Mortgagee, or any Participant under this Lease (other than any Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to (S) 2.10(b) of the Mortgage in connection with a prepayment of the Equipment Notes upon such sale), including all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable, and the reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee, and each Participant in connection with such termination and sale (excluding brokerage commissions and similar expenses payable to any Person(s) not retained by Lessee).

         (b) Upon full and final payment to Lessor, Mortgagee, and the Participants of the amounts described in (S) 9.3(a)(1) and (3), and compliance by Lessee with all the applicable provisions of (S) 9.3(a)(2),

                  (1) Lessor will transfer to Lessee, in accordance with (S) 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

                  (2) Lessee's obligation to pay Basic Rent otherwise due on or after the Termination Date shall cease, and the Term for the Aircraft shall end effective as of such Termination Date.

         (c) If Lessor or Lessee fails to pay all amounts due on the Termination Date, this Lease shall, subject to (S)(S) 14 and 15, continue in full force and effect, and all of Lessee's obligations shall continue, including its obligation to pay Rent, in each case as if the notices of Lessee and Lessor under (S) 9.1 were not given.

                    10. LOSS, DESTRUCTION, REQUISITION, ETC.

         10.1     EVENT OF LOSS TO THE AIRCRAFT

                     10.1.1    NOTICE AND ELECTION

         (a) If an Event of Loss to the Airframe (and any Engine(s) installed thereon) occurs, Lessee shall promptly (and in any event within 10 days after such occurrence, or, if later, within 10 days after the determination that an Event of Loss has occurred) notify Lessor and Mortgagee of such Event of Loss. Within 45 days after such occurrence, Lessee shall give to Lessor and Mortgagee written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in (S) 10.1.2, or to replace the Airframe and any such Engine(s) as provided in (S) 10.1.3.

         (b) Lessee's failure to give the notice of election described in (S) 10.1.1(a) shall be deemed to be an election of the option set forth in (S)
10.1.2. In addition, Lessee shall not be entitled to elect the option set forth in (S) 10.1.3 if, at the time Lessor or Mortgagee receives such notice from Lessee, a Special Default exists.

         (c) For purposes of (S) 10.1.2, an Event of Loss to the Airframe shall be deemed to constitute an Event of Loss to the Aircraft. For purposes of (S) 10.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

                     10.1.2    PAYMENT OF LOSS AND TERMINATION OF LEASE

         (a) If Lessee elects, in accordance with (S) 10.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in (S) 3.3, the following amounts:

                  (1) on or before the Business Day following the earlier of (x) the 180th day following the date of the occurrence of such Event of Loss, and (y) the fourth Business Day following the receipt of the insurance proceeds with respect to such occurrence (but in any event not earlier than the date of Lessee's election under (S) 10.1.1 to make payment under this (S) 10.1.2), Lessee shall pay to Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged):

                  (aa) all unpaid Basic Rent due at any time before the SLV Date that is on the Loss Payment Date or (if the SLV Date does not fall on a Loss Payment Date) immediately preceding the Loss Payment Date; plus

                  (bb) the Stipulated Loss Value of the Aircraft computed as of the SLV Date used in the foregoing clause (aa) for the computation of unpaid Rent; plus

                  (cc) if the SLV Date used in the foregoing clause (aa) is a Payment Date on which Basic Rent payable in arrears is due, the amount of such Basic Rent; plus

                  (dd) as provided in (S) 3.2.2, interest on the amount specified in the foregoing clause (aa) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; plus

                  (ee) interest on the amounts specified in the foregoing clauses (bb) and (cc) at the SLV Rate from and including the SLV Date used in the foregoing clause
                           (aa) for the computation of unpaid Rent to the date such amount is due, and thereafter at the Past-Due Rate to the date of payment of such amounts in full; and

                  (2) on or before the date required for payment of the amounts specified in clause 10.1.2(a)(1), Lessee shall also pay to Lessor, Mortgagee, and the Participants all other amounts due and payable by Lessee to Lessor, Mortgagee, and the Participants under this Lease, the Participation Agreement, or any other Lessee Operative Agreement.

         (b) Upon payment in full of all amounts described in the foregoing (S) 10.1.2(a)(1), Lessee'S obligation to pay Basic Rent hereunder with respect to the Aircraft shall terminate. Upon payment in full of all amounts described in the foregoing (S) 10.2(a), the Term for the Aircraft shall end, and Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer's salvage rights, but otherwise in the manner described in (S) 4.5.

                     10.1.3    REPLACEMENT OF AIRFRAME AND ENGINES

         (a) If Lessee elects, in accordance with (S) 10.1.1, to replace the Airframe and any Engine(s) suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 180 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with
(S) 10.3 and as replacement for the Airframe and any such Engine(s), title to a Replacement Airframe (which shall comply with (S) 10.1.3(b)), and for each such Engine a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens not of record. If Lessee makes such election, but for any reason does not effect such replacement within such time period and in compliance with the requirements set forth in (S) 10.3, then Lessee shall be deemed to have initially made the election set forth in (S) 10.1.2 with the effect that Lessee shall pay, in the manner and in funds of the type specified in (S) 3.3, the amounts required under, and in accordance with, (S) 10.1.2.

         (b) Any such Replacement Airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model, and that has a value, utility, and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe to be replaced thereby (assuming that such Airframe had been maintained in accordance with the Lease). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, (S) 10.2 (other than the notice requirement set forth in (S) 10.2.1).

         (c) If Lessee elects the replacement option in (S) 10.1.1 and has not effected such replacement within 60 days after the Event of Loss occurred, then Lessee shall immediately pay to Lessor the amounts required pursuant to (S) 10.1.2(a)(1), to be held as security for Lessee's obligations under (S) 10.1.1. If Lessee elects The replacement option in (S) 10.1.1, and pays the deposit required by the preceding sentence, and has not effected such replacement within 180 days after the Event of Loss occurred, then such deposit shall be applied to Lessee's obligations under (S) 10.1.2, and Lessee shall pay any remaining amounts due under (S) 10.1.2.

         10.2     EVENT OF LOSS TO AN ENGINE; ENGINE EXCHANGES

                     10.2.1    NOTICE

         If an Event of Loss to an Engine occurs under circumstances in which no Event of Loss to the Airframe occurs, Lessee shall promptly (and in any event within 15 days after such occurrence) notify Lessor and Mortgagee of such Event of Loss.

                     10.2.2    REPLACEMENT OF ENGINE

         Lessee shall, promptly and in any event within 60 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with (S) 10.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine, free and clear of all Liens other than Permitted Liens not of record. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model (but, in either event, the same model as the other Engine then subject to this Lease), and that is suitable for installation and use on the Airframe, and that has a value, utility, and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with the Lease).

                     10.2.3    ENGINE EXCHANGE

         Upon not less than five Business Days' prior written notice to Lessor and Mortgagee, Lessee may replace any Engine leased hereunder with another engine (the "Exchanged Engine") meeting the requirements of (S) 10.2.2. Such Exchanged Engine shall be deemed to be a "Replacement Engine", and Lessor and Lessee shall comply with the provisions of (S) 10.3 with regard to the Exchanged Engine and the Engine so replaced.

         10.3     CONDITIONS TO ANY REPLACEMENT

                     10.3.1    DOCUMENTS

         Before or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall take each of the following actions:

         (a) furnish Lessor with an FAA bill of sale (in the case of a Replacement Airframe) and a full warranty (as to title) bill of sale duly conveying to Lessor such Replacement Airframe or Replacement Engine, in form and substance reasonably satisfactory to Lessor, and cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Transportation Code (or such other applicable law of the jurisdiction other than the United States where the related aircraft is registered in accordance with (S) 7.1.2);

         (b) cause (1) a supplement to this Lease, in form and substance reasonably satisfactory to Lessor and Mortgagee, subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution, and, upon such execution, to be filed for recordation with the FAA pursuant to the Transportation Code (or such other applicable law referred to in clause (a)), (2) a supplement to the Mortgage, in form and substance reasonably satisfactory to Lessor and Mortgagee, subjecting such Replacement Airframe or Replacement Engine to the Mortgage, to be delivered to Lessor for execution, and, upon execution, to be filed for recordation with the FAA pursuant to the Transportation Code (or such other applicable law referred to in clause (a)), and (3) such Financing Statements and other filings, as Lessor or Mortgagee reasonably request, in form and substance reasonably satisfactory to Lessor and Mortgagee, duly executed by Lessee and (to the extent applicable) Lessor and Mortgagee (and Lessor and Mortgagee shall execute and deliver the same), to be filed in such locations as any such party reasonably requests;

         (c) furnish such evidence of compliance with the insurance provisions of (S) 11 with respect to sucH Replacement Airframe or Replacement Engine as Lessor reasonably requests;

         (d) furnish an opinion or opinions of Lessee's counsel (which may be Lessee's legal department) reasonably satisfactory to Lessor and Mortgagee and addressed to Lessor and Mortgagee to the effect that (1) such full warranty bill of sale referred to in (S) 10.3.1(a) constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine, (2) the Guarantee and Guarantor Confirmation are in full force and effect, (3) assuming the matters covered by the opinion in the following clause (e), all necessary action has been taken to perfect the Lien of the Mortgage on the Aircraft and other then-existing Collateral, and (4) in the case of a Replacement Airframe, Lessor and Mortgagee, as assignee of Lessor, will be entitled to the benefits of
Section 1110 with respect to the Replacement Airframe, provided that such opinion referred to in this clause (4) need not be delivered to the extent that, immediately before such replacement, the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor;

         (e) furnish an opinion of Lessee's aviation law counsel reasonably satisfactory to Lessor and Mortgagee and addressed to Lessor and Mortgagee as to the due registration of any such Replacement Airframe, the absence of Liens of record at the FAA as to any such Replacement Airframe and Replacement Engine(s), and the due filing for recordation of each supplement to this Lease and each supplement to the Mortgage with respect to such Replacement Airframe or Replacement Engine under the Transportation Code (or such other applicable law referred to in clause (a)) and the due filing of any Financing Statements or other filings reasonably requested by Lessor or Mortgagee with respect to such Replacement Airframe or Replacement Engine under applicable Law;

         (f) with respect to the replacement of the Airframe and any Engine(s) installed thereon at the time of the Event of Loss, if requested by Lessor or Mortgagee furnish Lessor and Mortgagee with evidence reasonably satisfactory to each of them of the value, utility, remaining useful life, and estimated residual value of, and good title to, such Replacement Airframe and any such Replacement Engine(s) (including an appraisal by a qualified independent appraiser selected by Lessor of such value, utility, remaining useful life and estimated residual value);

         (g) assign to Lessor the benefit of all assignable manufacturers, and vendors, warranties with respect to such Replacement Airframe and such Replacement Engine(s);

         (h) furnish Lessor and Mortgagee with a Guarantor Confirmation, duly executed and delivered by Holdings;

         (i) furnish Lessor and Mortgagee an Officer's Certificate of Lessee certifying compliance with this (S) 10.1 and to the effect that, upon consummation of such replacement, no Special Default will exist;

         (j) furnish Lessor with all documents, certificates, and other opinions necessary to enable Lessor to comply with the requirements of (S) 5.06 of the Mortgage; and

         (k) take such other action as Lessor or Mortgagee reasonably requests in order that such Replacement Airframe and any such Replacement Engine(s) be properly titled in Lessor free and clear of all Liens (except Permitted Liens not of record), leased hereunder, and subjected to the Lien of the Mortgage to the same extent as the Airframe and any Engine(s) replaced thereby (including Lessor's execution and delivery of a Mortgage supplement with respect to such Replacement Airframe and any such Replacement Engine(s)).

         Lessee shall cause an airworthiness certificate, with respect to such Replacement Airframe, to be duly issued under the Transportation Code promptly after such substitution.

         Lessor and Lessee understand and agree that if, at the time of any replacement of the Airframe or any Engine(s) as contemplated in this (S) 10, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this (S) 10.3.1 relating to compliance with the requirements of the Transportation Code or the FAA shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

                     10.3.2    OTHER OBLIGATIONS

         (a) Lessor and Lessee agree that, when and after any Replacement Airframe becomes the Airframe hereunder, and when and after any Replacement Engine becomes an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor and Mortgagee, as assignee of Lessor, shall, in all events, be entitled to the benefits of Section 1110 with respect to any Replacement Airframe or Replacement Engine, and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor and Mortgagee, as assignee of Lessor, shall be entitled to such benefits.

         (b) No Event of Loss to an Engine, or to an Airframe, shall result in, or otherwise allow or permit (other than as provided in (S) 10.1.2(b)), any reduction, deferral, discharge, or other change in the timing or amount of any Rent payable by Lessee hereunder, and (subject to such (S) 10.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred.

         10.4     CONVEYANCE TO LESSEE

         Upon compliance by Lessee with the applicable terms of (S)(S) 10.1.3, 10.2, and 10.3.1, Lessor will transfer to Lessee the Airframe or Engine(s), as applicable, with respect to which such Event of Loss occurred, in accordance with (S) 4.5.

         10.5     APPLICATION OF PAYMENTS

         Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in (S) 11), received at any time by Lessor, Lessee, or any Permitted Sublessee from any Government Entity or any other Person in respect of any Event of Loss will be paid over to and held by Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged) and applied as follows:

                     10.5.1    REPLACEMENT OF AIRFRAME AND ENGINES

         If such amounts are received with respect to the Airframe or any Engine(s) installed thereon at the time of such Event of Loss, upon Lessee's compliance with the applicable terms of (S) 10.1.3 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received by Lessee after such compliance) retained by, Lessee.

                     10.5.2    LOSS OF ENGINE

         If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe when the Airframe suffers an Event of Loss), upon Lessee's compliance with the applicable terms of (S) 10.2.2 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received by Lessee after such compliance) retained by, Lessee.

                     10.5.3    PAYMENT OF LOSS

         If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in (S) 10.1.2, such amounts shall be applied as follows:

         (a) first, if the sum described in (S) 10.1.2 has not then been paid in full by Lessee, such amounts shall be applied by Lessor (or by Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged, except with respect to Excluded Payments) to the extent necessary to pay in full such sum; and

         (b)      second, the remainder, if any, shall be paid to Lessee.

         10.6     REQUISITION OF AIRCRAFT FOR USE

         If any Government Entity requisitions the use of the Airframe and the Engines or engines installed thereon, and if the requisition does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Mortgagee of such requisition, and all of Lessee's obligations under this Lease shall continue to the same extent as if such requisition had not occurred; provided, that, if the Airframe and Engines or engines installed thereon are not returned to Lessor by Lessee at the end of the Term or within 30 days thereafter, then Lessee shall be deemed to have made the election set forth in (S) 10.1.2 with the effect that Lessee shall be obligated to pay the Stipulated Loss Value and all other amounts payable pursuant to (S) 10.1.2 with respect to the Aircraft as if an Event of Loss had occurred as of the end of the Term. If such requisition does not constitute an Event of Loss, Lessee shall be obligated to return the Airframe and Engine(s) or engine(s) to Lessor pursuant to, and in all other respects to comply with the provisions of, (S) 5 promptly upon their return by such Government Entity, and Lessee shall pay to Lessor upon such return an amount equal to the average daily Basic Rent payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return, up to a maximum of 30 days.

         10.7     REQUISITION OF AN ENGINE FOR USE

         If any Government Entity requisitions for use any Engine but not the Airframe, Lessee will replace such Engine by complying with (S) 10.2 and (S)
10.3 to the same extent as if an Event of Loss that that Engine Had occurred, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with (S) 10.5.2.

         10.8     APPLICATION OF PAYMENTS

         All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engine(s) or engine(s) installed thereon during the Term shall be paid over to, or retained by, Lessee, and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engine(s) or engine(s) installed thereon after the Term shall be paid over to, or retained by, Lessor; provided, that, if such requisition constitutes an Event of Loss, then all such payments shall be paid over to Lessor (or to Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been discharged), and held as provided in (S) 10.5.

         10.9     APPLICATION OF PAYMENTS DURING DEFAULT

         Any amount described in this (S) 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if a Special Default exists when such payment, credit, or retention would otherwise occur, but shall instead be held by or paid over to Lessor (or to Mortgagee if Mortgagee has not notified Lessee that the Mortgage has been discharged) as security for Lessee's obligations under this Lease and the other Lessee Operative Agreements, and shall be invested pursuant to (S) 4.4 hereof, unless and until such amount is applied, at the option of Lessor, from time to time during the existence of a Lease Event of Default, to Lessee's obligations under this Lease as and when due (any such application shall be made to such Lessee obligations as Lessor determines in its sole discretion). If and when no Special Default exists, such amount shall be paid to Lessee to the extent not previously applied in accordance with this (S) 10.9.

                                  11. INSURANCE

         11.1     LESSEE'S OBLIGATION TO INSURE

         Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein.

         11.2     INSURANCE FOR OWN ACCOUNT

         Nothing in this (S) 11 shall limit or prohibit (a) Lessee from maintaining the policies of insurancE required under Annex D with higher limits than those specified in Annex D, or (b) Lessor, Mortgagee, or any Participant from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of or increase the cost of any insurance required to be obtained or maintained by Lessee pursuant to this (S) 11 and Annex D.

         11.3     INDEMNIFICATION BY GOVERNMENT IN LIEU OF INSURANCE

         During any period of requisition or transfer of the Aircraft by the U.S. Government or any other Government Entity, Lessor, Mortgagee, each Certificate Holder, and each Participant shall accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex D, indemnification from, or insurance provided by, the U.S. Government, or upon Owner Participant's and Mortgagee's written consent, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this (S) 11, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this (S) 11.

         11.4     APPLICATION OF INSURANCE PROCEEDS

         As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this (S) 11 will be applied in accordance with (S) 10.5. All proceeds of insurance required to be maintained by Lessee, iN accordance with (S) 11 and (S) B of Annex D, in respect of any property damage or loss not constituting an Event of Loss to the Aircraft, the Airframe, or any Engine will be paid over to, and held by, Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged), and applied to pay (or to reimburse Lessee) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Lessee.

         11.5     APPLICATION OF PAYMENTS DURING DEFAULT

         Any amount described in this (S) 11 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if a Special Default exists when such payment, credit, or retention would otherwise occur, but shall instead be held by or paid over to Lessor (or to if Mortgagee has not notified Lessee that the Lien of the Mortgage has been discharged) as security for Lessee's obligations under this Lease, and shall be invested pursuant to (S) 4.4 unless and until such amount is applied, at Lessor's option, from time to time during the existence of a Lease Event of Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due (any such application to be made to such obligations of Lessee as

Lessor determines in its sole discretion). If and when no Special Default exists, such amount shall be paid to Lessee to the extent not previously applied in accordance with this (S) 11.5.

                                 12. INSPECTION

         (a) At all reasonable times Lessor, Mortgagee, any Owner Participant, a single representative for each class of Pass-Through Certificates or any initial Class A Certificate Holder holding at least 5% of the principal amount of the Class A Certificates issued under the related Pass-Through Trust Agreement, or their authorized representatives (the "Inspecting Parties") may (not more than once every 12 months, unless a Lease Event of Default exists, then such inspection right shall not be so limited) inspect the Aircraft and the Aircraft Documents, and any such Inspecting Party may make copies of the Aircraft Documents not reasonably deemed confidential by Lessee or a Permitted Sublessee.

         (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection, and shall not include the opening of any panels, bays, or other components of the Aircraft, and no such inspection shall interfere with Lessee's or any Permitted Sublessee's maintenance or operation of the Aircraft, the Airframe, or any Engine.

         (c) Neither Lessor, nor any Participant, nor any Certificate Holder, nor Mortgagee shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

         (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with (S) 12(a)), unless a Lease Event of Default exists, theN any such inspection (including the cost of such copies) shall be at Lessee's expense.

                    13. ASSIGNMENT; MERGER; SUCCESSOR LESSOR

         13.1     IN GENERAL

         This Lease and the other Lessee Operative Agreements shall bind and benefit Lessor and Lessee and their successors and permitted assigns. Except as otherwise expressly permitted by the terms of the Lease or any other Lessee Operative Agreement, Lessee will not, without the prior written consent of Lessor and Mortgagee, assign any of its rights under this Lease. Except as otherwise provided herein (including under the provisions of (S) 15) or in connection with the appointment of a successor Mortgagee pursuant to the Mortgage, neither Lessor nor Mortgagee shall assign or convey any of its right, title, and interest in and to this Lease or the Aircraft without Lessee's prior written consent, such consent not to be unreasonably withheld.

         13.2     MERGER OF LESSEE

                     13.2.1    IN GENERAL

         Lessee shall not consolidate with or merge into any other Person under circumstances in which Lessee is not the surviving corporation, or convey, transfer, or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

         (a) such Person is organized, existing, and in good standing under the Laws of the United States, any state of the United States, or the District Columbia, and, upon consummation of such transaction, such Person will be a U.S. Air Carrier;

         (b) such Person executes and delivers to Lessor and Mortgagee a duly authorized, legal, valid, binding, and enforceable agreement, reasonably satisfactory in form and substance to Lessor and Mortgagee, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement, and condition in the Lessee Operative Agreements to be performed or observed by Lessee;

         (c) such Person makes such filings and recordings with the FAA pursuant to the Transportation Code as shall be necessary to evidence such consolidation or merger;

         (d) immediately after giving effect to such consolidation or merger, no Lease Event of Default exists;

         (e) Holdings issues a Guarantor Confirmation with respect to such Person; and

         (f) such Person delivers to Lessor and Mortgagee an opinion of counsel as to the authorization and enforceability of the agreement referred to in clause (b) above, the filings described in clause (c) above, and such other matters as may be reasonably requested, reasonably satisfactory to Lessor and Mortgagee.

                     13.2.2    EFFECT OF MERGER

         Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer, or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this (S) 13.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the

Lessee Operative Agreements with the same effect as if such Person had been named as "Lessee" therein. No such consolidation, merger, conveyance, transfer, or lease shall have the effect of releasing Lessee or such Person from any of Lessee's obligations, liabilities, covenants, or undertakings under this Lease.

         13.3     ASSIGNMENT SECURITY FOR LESSOR'S OBLIGATIONS

         In order to secure the indebtedness evidenced by the Equipment Notes, Lessor agrees in the Mortgage to assign this Lease to Mortgagee and to mortgage the Aircraft to Mortgagee, subject to the reservations and conditions therein set forth. Lessee hereby accepts and consents to the assignment of Lessor's right, title, and interest in and to this Lease and the mortgaging of the Aircraft pursuant to the terms of the Mortgage. In accordance with (S) 3.3(c), Lessee agrees to pay directly to Mortgagee (or, after receipt by Lessee of notice from Mortgagee of the discharge of the Lien of the Mortgage, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to Mortgagee, and Lessee agrees that Mortgagee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including the circumstances set forth in (S) 16 hereof. References in some provisions of this Lease to amounts payable to Mortgagee shall not limit the generality of the foregoing assignment in other provisions where the foregoing assignment also applies. Notwithstanding the foregoing assignment of this Lease, Lessee's obligations to Lessor to perform the terms and conditions of this Lease shall remain in full force and effect.

         13.4     SUCCESSOR LESSOR

         If any successor is appointed to serve as Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor shall, upon written notice by such successor to Lessee, succeed to all the rights, powers, and title of Lessor hereunder, and shall be deemed to be "Lessor" and the owner of the Aircraft and the other assets of the Trust Estate for all purposes hereof, without the need for any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. An appointment and designation of a successor as Owner Trustee shall not exhaust the right to appoint and designate further successors or additional trustees as Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.

                           14. LEASE EVENTS OF DEFAULT

         The existence of any one or more of the following circumstances, conditions, acts, or events, for any reason whatsoever and whether any such circumstance, condition, act, or event is voluntary or involuntary or comes about or is effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule, or regulation of any Government Entity, shall constitute a Lease Event of Default so long as it shall not have been remedied:

         14.1     PAYMENTS

         Lessee fails to pay any amount of Basic Rent, Stipulated Loss Value, Termination Value, or EBO Price within 10 days after it becomes due; or Lessee fails to pay any Supplemental Rent (other than Stipulated Loss Value, Termination Value, or EBO Price) when due and such failure continues for a period in excess of 10 Business Days from and after the date of any written notice to Lessee of the failure to make such payment when due; provided, that any such failure to pay any Excluded Payment shall not constitute a Lease Event of Default until Owner Participant gives written notice to Lessee and Mortgagee that such failure constitutes a Lease Event of Default and such failure has continued for a period in excess of ten Business Days after such notice.

         14.2     INSURANCE

         Lessee fails to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft in accordance with the provisions of (S) 11.

         14.3     OTHER COVENANTS

         Lessee or Holdings fails to observe or perform (or cause to be observed and performed) in any material respect any other covenant, agreement, or obligation of Lessee or Holdings in any Operative Agreement (other than the covenants, agreements, and obligations in the Tax Indemnity Agreement), and such failure continues unremedied for a period of 30 days from and after the date of written notice thereof to Lessee or Holdings from Lessor, Mortgagee, or any Certificate Holder (or, if earlier, 30 days after a Responsible Officer of Lessee or Holdings is aware of such default), unless, in the case of a breach of
(S) 8.1, such failure is capable of being correcteD and creates no material risk of loss, forfeiture, or damage to the Aircraft, and Lessee or Holdings is diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure continues unremedied for a period of 180 days after receipt of such notice or such awareness.

         14.4     REPRESENTATIONS AND WARRANTIES

         Any representation or warranty made by Lessee or Holdings in any Operative Agreement (other than Lessee's representations and warranties in the Tax Indemnity Agreement) (a) proves to have been untrue or inaccurate in any material respect as of the date made, (b) is material at the time in question, and (c) if the effect of such incorrectness is curable (incorrectness of a representation as to financial condition being incurable), remains uncured (to the extent of the adverse impact of such incorrectness on the interest of the Participants, Mortgagee or Lessor) for a period in excess of 30 days from and after the date of written notice thereof from Lessor, Mortgagee, or any Certificate Holder to Lessee or Holdings or (if earlier) the date that a Responsible Officer of Lessee or Holdings is aware of the incorrectne(S)

         14.5     BANKRUPTCY AND INSOLVENCY

         (a) Lessee or Holdings consents to the appointment of or the taking of possession by a receiver, trustee, or liquidator of itself or of substantially all of its property, or Lessee or Holdings admits in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or makes a general assignment for the benefit of creditors, or Lessee or Holdings files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time), or Lessee or Holdings seeks relief by voluntary petition, answer, or consent under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time); or

         (b) an order, judgment, or decree is entered by any court of competent jurisdiction appointing, without Lessee's or Holdings's consent, a receiver, trustee, or liquidator of Lessee or Holdings or of substantially all of its property, or substantially all of Lessee's or Holdings's property is sequestered, and any such order, judgment, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of 60 days after the date of entry thereof; or

         (c) a petition against Lessee or Holdings in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Lessee or Holdings, any court of competent jurisdiction assumes jurisdiction, custody, or control of Lessee or Holdings or of substantially all of the property of Lessee or Holdings, and such jurisdiction, custody or control remains in force unrelinquished, unstayed, and unterminated for a period of 60 days.

         14.6     FAILURE OF GUARANTEE

         The Guarantee is repudiated, is determined to be invalid, or becomes unenforceable for any reason.

         14.7     LOSS OF PRIORITY OF MORTGAGE LIEN

         Mortgagee fails to have a perfected first-priority security interest in the Aircraft so long as any Equipment Note is outstanding, subject only to Permitted Liens, unless such failure is the fault solely of Lessor or Owner Participant.

         14.8     BREACH OF SIDE AGREEMENTS

         (a) A Lease Event of Default would exist as a result of a default under the November 3, 1999 Supplemental Agreement (the "KFW AGREEMENT") among Lessee, Holdings and Kreditanstalt fur Wiederaufbau ("KFW"), if the KfW Agreement were an Operative Agreement, but only if (1) KfW is then a Certificate Holder holding one or more Class B Pass-Through Trust Certificate(s), and (2) KfW gives written notice to Lessee and Mortgagee that such default constitutes a Lease Event of Default.

         (b) A Lease Event of Default would exist as a result of a default under the November 3, 1999 Supplemental Agreement (the "BOEING AGREEMENT") among Lessee, Holdings and The Boeing Company ("BOEING"), if the Boeing Agreement were an Operative Agreement, but only if (1) Boeing is then a Certificate Holder holding one or more Class C Pass-Through Trust Certificate(s), and (2) Boeing gives written notice to Lessee and Mortgagee that such default constitutes a Lease Event of Default.

                            15. REMEDIES AND WAIVERS

         15.1     REMEDIES

         If any Lease Event of Default exists, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

                     15.1.1    RETURN AND REPOSSESSION

         Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, the Airframe and Engines as Lessor shall so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of (S) 5, as if the Airframe or Engine were being returned at the end of the Term or Lessor, at its option, may enter upon the premises where the Airframe or any Engine, or any Part thereof, is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

                     15.1.2    SALE AND USE

         Lessor may sell the Airframe or any Engine at public or private sale, at such time(s) and place(s), and to such Person(s) (including Mortgagee or any Participant), as Lessor determines; or Lessor may otherwise dispose of, hold, use, operate, lease to others, or keep idle the Airframe or any Engine, as Lessor, in its sole discretion, shall determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this (S) 15, and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Lease Event of Default. Lessor shall give to Lessee at least 15 days' prior written notice of the date fixed for any public sale of the Airframe or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.

                     15.1.3    CERTAIN LIQUIDATED DAMAGES

         Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under (S) 15.1.1 or (S) 15.1.2 with respect to the Airframe or any Engine, or any Part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be the first SLV Date occurring not less than 10 days after the date of such notice), may demand that Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in (S) 3.3, as liquidated damageS for loss of a bargain and not as a penalty (in lieu of the Basic Rent (as applicable) for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

         (a) all unpaid Basic Rent due at any time before the SLV Date specified in such notice; plus

         (b) whichever of the following amounts Lessor, in its sole discretion specifies in such notice:

                  (1) an amount equal to the excess (if any) of the present value, computed as of the SLV Date specified in such notice, discounted to such date at a rate equal to the Debt Rate, compounded semiannually, of all unpaid Basic Rent during the then-remaining portion of the Base Term (or, if a Renewal Term has commenced, of all unpaid Basic Rent during the remaining portion of such Renewal Term) over the Fair Market
         Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to present value (at a rate per annum equal to the Debt Rate, compounded semiannually) as of the SLV Date specified in such notice, or

                  (2) an amount equal to the excess (if any) of the Stipulated Loss Value for the Aircraft, computed as of the SLV Date specified in such notice, over the Fair Market Sales Value of the Aircraft, as of the SLV Date specified in such notice; plus

         (c) interest on the amounts specified in the foregoing clause (a) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

         (d) interest on the amount specified in the foregoing clause (b)(1) or
(b)(2), according to Lessor's election, at the Past-Due Rate from and including the SLV Date specified in such notice to the date of payment of such amount; plus

         (e) all other amounts due pursuant to (S) 15.1.7.

                     15.1.4    LIQUIDATED DAMAGES UPON SALE

         If, pursuant to (S) 15.1.2 or applicable Law, Lessor has sold the Airframe or any Engine, then, in lieu of exercising its rights under (S) 15.1.3 with respect to the Aircraft, the Airframe, or any Engine (as applicable), Lessor may, if Lessor so elects, upon giving written notice to Lessee, demand that Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in (S) 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

         (a) all unpaid Basic Rent due at any time before the SLV Date on or immediately preceding the date of such sale; plus

         (b) an amount equal to the excess, if any, of (1) the Stipulated Loss Value of the Aircraft, computed as of the SLV Date used in the foregoing clause (a) for the computation of unpaid Rent, over (2) the proceeds of such sale, minus all reasonable costs of Lessor and Mortgagee in connection with the sale; plus

         (c) if the date of such sale is not an SLV Date, an amount equal to interest on the outstanding principal amount of the Equipment

                  Notes at the rate per annum borne thereby from and including the SLV Date used in the foregoing clause (a) for the computation of unpaid Rent to the date of such sale; plus

         (d) interest on the amounts specified in the foregoing clause (a) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

         (e) interest on the sum of the amounts specified in the foregoing clause (b) at the Past-Due Rate from and including the date of such sale to the date of payment of such amounts; plus

         (f)      all other amounts due pursuant to (S) 15.1.7.

                     15.1.5    SALE TO LESSEE

         Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under (S) 15.1.1 or (S) 15.1.2 with respect to the Airframe or any Engine, or any Part thereof, Lessor, by written notice to Lessee specifying a purchase date (the "Default Purchase Date"), which shall be the first SLV Date occurring not less than 10 days after the date of such notice, may cause Lessee to pay to Lessor, and Lessee in such event shall pay to Lessor, on the Default Purchase Date, in the manner and in funds of the type specified in (S) 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent (as applicable) for the Aircraft in respect of all periods commencing on or after the Default Purchase Date), the following amounts:

         (a) all unpaid Basic Rent due at any time before the SLV Date specified in such notice; plus

         (b) the Stipulated Loss Value of the Aircraft as of the Default Purchase Date; plus

         (c) interest on the amounts specified in the foregoing clause (a) at the Past-Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

         (d) interest on the amount specified in the foregoing clause (b) at the Past-Due Rate from and including the SLV Date specified in such notice to the date of payment of such amount; plus

         (e) all other amounts due pursuant to (S) 15.1.7.

Upon Lessee's payment in full of the foregoing amounts and all other Rent then due and payable, Lessor shall execute and deliver to Lessee, or to Lessee's assignee or nominee, a bill of sale, without representations or warranties, express or implied (except as the absence of Lessor Liens), for the Aircraft, together with such other documents as may be required to release the Aircraft from the terms and scope of this Lease and to transfer title thereto to Lessee or such assignee or nominee, and Mortgagee shall execute and deliver a Mortgage release for the Aircraft, all in such form as Lessee reasonably requests and all at Lessee's expense.

                     15.1.6    RESCISSION

         Lessor may (a) at its option, rescind or terminate this Lease as to the Aircraft, the Airframe, or any Engine, or any Part thereof, or (b) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof.

                     15.1.7    OTHER REMEDIES

         In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this (S) 15), Lessee shall be liable for any and all unpaid Rent due hereunder before, during, or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses of Lessor, Mortgagee, Owner Participant, and the Note Holders, including interest on overdue Rent at the rate as herein provided, incurred by reason of the existence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of (S) 5, or in placing the Airframe or any Engine in the condition and airworthiness required by (S) 5.

         15.2     LIMITATIONS UNDER CRAF

         Notwithstanding the provisions of (S) 15.1, during any period that the Aircraft, the Airframe, or any Engine is subject to CRAF in accordance with the provisions of (S) 7.2.3 and in the possession of the U.S. Government, Lessor shall not, as a result of any Lease Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of the Aircraft, the Airframe, or such Engine, unless Lessor or Mortgagee gives at least 30 days' (or such other period as may then apply under CRAF) written notice of default hereunder by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any

Permitted Sublessee's) participation in CRAF with respect to the Aircraft most recently identified by notice from Lessee to Lessor and Mortgagee pursuant (S) 7.2.3, the Airframe, or any Engine.

         15.3     RIGHT TO PERFORM FOR LESSEE

         If Lessee (a) fails to make any payment of Rent required to be made by it hereunder or (b) fails to perform or comply with any of its agreements contained herein , then, after giving reasonable advance notice (if practicable) to Lessee of its intent to do so (with the understanding that, in certain circumstances, the absence of any advance notice may be reasonable), Lessor or Mortgagee may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor or Mortgagee incurred in connection with such payment or the performance of or compliance with such agreement (as applicable), together with interest thereon at the Past-Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand by Lessor or Mortgagee, whichever is entitled thereto. No such payment, performance, or compliance shall be deemed to waive any Lease Default or otherwise relieve Lessee of its obligations with respect thereto.

         15.4 DETERMINATION OF FAIR MARKET RENTAL VALUE AND FAIR MARKET SALES VALUE

         For the purpose of this (S) 15, the Fair Market Rental Value or the Fair Market Sales Value of the Aircraft, the Airframe, or any Engine shall be determined on an "as is, where is" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of such an aircraft, airframe, or engine. Any such determination shall be made by an Appraiser selected by Lessor, and the costs and expenses associated therewith shall be borne by Lessee; provided, that, if Lessor does not obtain possession of the Aircraft pursuant to this (S) 15 within A commercially reasonable period, an Appraiser shall not be appointed, and Fair Market Rental Value and Fair Market Sales Value for purposes of this (S) 15 shall be zero.

         15.5     REMEDIES CUMULATIVE

         Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy, or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy, and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy, and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy, and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies, and privileges shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.

             16. LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

         (a) This Lease is a net lease, and (except as otherwise provided in the Operative Agreements) it is intended that Lessee shall pay all costs and expenses of every character, whether foreseen or unforeseen, ordinary or extraordinary or structural or nonstructural, in connection with the use, operation, maintenance, repair, and reconstruction of the Airframe and each Engine. Lessee's obligation to pay all Rent payable hereunder and to perform all its other obligations hereunder shall be absolute and unconditional, and shall not be affected by any event or circumstance, including: (1) any setoff, counterclaim, recoupment, defense, or other right that Lessee may have against Lessor, Mortgagee, any Participant, any Note Holder, or any other Person for any reason whatsoever; (2) any defect in the title, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Aircraft, the Airframe, or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (3) any insolvency, bankruptcy, reorganization, or similar proceedings by or against Lessee or any other Person; or (4) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit, or surrender this Lease, except in accordance with the express terms hereof.

         (c) Nothing set forth in this (S) 16 shall be construed to prohibit Lessee from separately pursuinG any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Rent, and other than the matters specified in paragraphs (a) and (b) above).

                        17. RENEWAL AND PURCHASE OPTIONS

         17.1     NOTICES GENERALLY

         (a) At least 120 days before the Scheduled Expiration Date or, if a Renewal Term is then in effect, before the Scheduled Renewal Term Expiration Date of such Renewal Term, Lessee may provide notice to Lessor that Lessee may exercise either the option to extend the leasing of the Aircraft for a Renewal Term pursuant to (S) 17.2 or the option to purchase the Aircraft on the Scheduled Expiration Date or Scheduled Renewal Term Expiration Date of such Renewal Term (as applicable) pursuant to (S) 17.3 (a "Preliminary Notice").

         (b) If Lessee gives any such Preliminary Notice, then Lessee may provide a further notice specifying which option it intends to elect, with respect to the relevant period, pursuant to (S) 17.2.1 or (S) 17.3.1 (as applicable).

         17.2     RENEWAL OPTIONS

                     17.2.1    RENEWAL NOTICE

         (a) If Lessee has given a Preliminary Notice, as specified in (S) 17.1, and subject to the terms and conditions of this (S) 17.2, Lessee may exercise its option to extend the leasing of the Aircraft hereunder untiL the next Scheduled Renewal Term Expiration Date, on the same terms (except as contemplated by this (S) 17) as iN the Lessee Operative Agreements with respect to the Base Term, by delivering a notice (a "Renewal Notice") to Lessor not less than 90 days before (1) if the Base Term is then in effect, the Scheduled Expiration Date, or (2) if a Renewal Term is then in effect, the Scheduled Renewal Term Expiration Date for such Renewal Term.

         (b) Notwithstanding anything to the contrary in any Operative
Agreement:

                  (1) No Preliminary Notice or Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for a Renewal Term if any Lease Event of Default exists on and as of the date that such Renewal Term would otherwise commence.

                  (2) Any Renewal Notice shall be revocable by Lessee until 10 Business Days after the Renewal Rent is determined in accordance with
         (S) 17.2.2, and unless revoked by written notice by LesseE to Lessor shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the Renewal Term to which such Renewal Notice relates.

                  (3) Lessee shall not be entitled to give any Renewal Notice if it (aa) has not delivered a Preliminary Notice to Lessor, or (bb) has delivered a Purchase Notice to Lessor.

                     17.2.2    RENEWAL RENT

         (a) During the Renewal Term, Lessee shall pay to Lessor on each Payment Date, in the manner and in the funds of the type specified in (S) 3.3, Renewal Rent in arrears.

         (b) The Renewal Rent payable by Lessee on each Payment Date during any Fixed Renewal Term shall be the lower of (1) the Renewal Rent Limit and (2) the Fair Market Rental Value of the Aircraft for such Renewal Term. The Renewal Rent payable by Lessee on each Payment Date during any Subsequent Renewal Term shall be the Fair Market Rental Value of the Aircraft for such Renewal Term. Any such Fair Market Rental Value shall be determined not more than 120 days and not less than 100 days before the first day of such Renewal Term by mutual agreement of Lessor and Lessee or, if they do not agree, by an appraisal in accordance with
(S) 17.4. Notwithstanding the foregoing, (aa) on the first Payment Date of a Renewal Term, Lessee shall pay to Lessor a pro-rated amount of Renewal Rent equal to (x) the Renewal Rent applicable to such Renewal Term divided by 180 multiplied by (y) the actual number of days elapsed in such Payment Period, and
(bb) on the last Payment Date in such Renewal Term Lessee shall pay to Lessor an amount equal to the Renewal Rent minus the amount referred to in the preceding clause (aa).

                     17.2.3    STIPULATED LOSS AND TERMINATION VALUES

         (a) For any Renewal Term, SLV Dates and Termination Value Dates shall be extended throughout such Renewal Term on the same days and for the same months as during the Base Term.

         (b) Stipulated Loss Value and Termination Value amounts that are payable during any such Renewal Term shall be determined at the same time that the Renewal Rent for such Renewal Term is determined under (S) 17.2.2. Stipulated Loss Values and Termination Values for any such Renewal Term shall, commencing on the firsT day of such Renewal Term, be equal to such values as of the day before such Renewal Term, and shall decline ratably on a monthly basis to the salvage value of the Aircraft as of the last day of its useful life.

         (c) For purposes of calculating Stipulated Loss Value and Termination Value amounts applicable during any Renewal Term, the "salvage value" and "useful life" shall be determined by mutual agreement of Lessor and Lessee, or, if they do not agree, by an appraisal in accordance with (S) 17.4.

         17.3     PURCHASE OPTION

                     17.3.1    PURCHASE NOTICE

         (a) Subject to (S) 17.1 and this (S) 17.3, Lessee may elect to purchase the Aircraft, on any PurchAse Date, at a purchase price equal to the lesser of 50% of Lessor's Cost and the Fair Market Sales Value of the Aircraft computed as of the Purchase Date.

         (b) Lessee may exercise such option to purchase the Aircraft, by delivery of a notice (a "Purchase Notice") to Lessor not less than 90 days before the Purchase Date specified in such Purchase Notice.

         (c) Notwithstanding anything to the contrary in any Operative
Agreement:

                  (1) Any Purchase Notice (whether delivered or deemed to have been delivered) shall be revocable until 10 Business Days after the determination of the Fair Market Sales Value in accordance with (S) 17.3.2, and unless revoked by written notice by Lessee to Lessor shall thereafter becomE irrevocable and shall constitute an unconditional obligation of Lessee to purchase the Aircraft under this (S) 17.3.

                  (2) Lessee shall not be entitled to give any Purchase Notice in respect of any Purchase Date if it has delivered a Renewal Notice for a Renewal Term that would begin after that Purchase Date.

                     17.3.2    DETERMINATION OF FAIR MARKET SALES VALUE

         The Fair Market Sales Value of the Aircraft shall be determined not more than 120 days and not less than 100 days before the applicable Purchase Date by mutual agreement of Lessor and Lessee, or, if they shall be unable to agree, by an appraisal in accordance with (S) 17.4.

                     17.3.3    TITLE

         Upon full and final payment by Lessee of (a) the applicable purchase price of the Aircraft, (b) all unpaid Rent due and payable through and including the Purchase Date, and (c) all other amounts then due and payable by Lessee under this Lease, Lessor will transfer to Lessee title to the Aircraft in accordance with (S) 4.5.

         17.4     APPRAISALS

         Whenever Fair Market Rental Value or Fair Market Sales Value of the Aircraft is required to be determined by an appraisal under this (S) 17, Lessee and Lessor shall appoint a mutually-satisfactory Appraiser to conduct such appraisal. If Lessee and Lessor fail to agree upon a satisfactory Appraiser, then each shall promptly appoint a separate Appraiser, and such Appraisers shall jointly determine such amount. If either Lessee or Lessor does not so appoint an Appraiser, the determination of the single Appraiser appointed shall be final. If two Appraisers are appointed and within seven days after the appointment of the latter of such two Appraisers, they do not agree upon such amount, such two Appraisers shall, within eight days after such latter appointment, appoint a third Appraiser, and such amount shall be determined by such three Appraisers, who shall make their separate appraisals within seven days following the appointment of the third Appraiser, and any determination so made shall be conclusive and binding upon Lessor and Lessee. If no such third Appraiser is appointed within such eight-day period, either Lessor or Lessee may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by such appointment. The foregoing appraisal procedure shall in any event be completed no less than 125 days before the end of the Base Term or the current Renewal Term, as applicable. If three Appraisers are appointed and the difference between the determination which is further from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such further determination shall be excluded, the remaining two determinations shall be averaged, and such average shall be final and binding upon Lessor and Lessee. Otherwise, the average of all three determinations shall be final and binding upon Lessor and Lessee. The fees and expenses of all such Appraisers and such appraisal procedure shall be borne equally by Lessee and Lessor.

         17.5     EARLY BUY-OUT OPTION

                     17.5.1    ELECTION; PURCHASE

         Provided that this Lease has not been previously cancelled or terminated, Lessee shall have the option to purchase the Aircraft on the EBO Date as shown on Schedule 1, for the EBO Price as shown on Schedule 1. If Lessee elects to exercise such purchase option, it shall do so by providing to Lessor and to Mortgagee an irrevocable written notice of Lessee's election at least 30 days and not more than 365 days before the purchase date. Thereafter, on the EBO Date, Lessee shall purchase the Aircraft from Lessor and Lessor shall sell the Aircraft to Lessee or its assignee or nominee, on an "as is, where is" basis, without representation or warranty, express or implied (except as to the absence of Lessor Liens), for immediately available funds (U.S. dollars). Upon payment to Lessor (or Mortgagee if Mortgagee has not notified Lessee that the Lien of the Mortgage has been duly discharged) of (1) such purchase price or, if less, the portion of the purchase price due on such purchase date, (2) all Supplemental Rent then due and owing (including any Make-Whole Amount payable as a result of the prepayment of the Equipment Notes), (3) all Basic Rent due to and including the purchase date (excluding any Basic Rent specified as being "in advance" and due on the purchase date), and (4) if the EBO Price is payable in installments, satisfaction of the final two sentences of (S) 17.5.2, Lessor shall execute and deliver to Lessee, or to Lessee's assignee or nominee, a bill of sale, without representations or warranties, express or implied (except as to the absence of Lessor Liens), for the Aircraft, together with such other documents as may be required to release the Aircraft from the terms and scope of this Lease and to transfer title thereto to Lessee or such assignee or nominee, and Mortgagee shall execute and deliver a Mortgage release for the Aircraft, all in such form as Lessee reasonably requests and all at Lessee's expense (including any Tax in the nature of a transfer tax resulting or arising from any such purchase). If Lessee fails to pay all amounts due on the EBO Date, this Lease shall, subject to (S)(S) 14 and 15, continue in full force and effect, and all of Lessee's obligations shall continue, including its obligation to pay Rent, in each case as if Lessee's notice under (S) 17.5.1 were not given.

                     17.5.2    INSTALLMENT PAYMENTS; ASSUMPTION OF DEBT

         Lessee and Lessor acknowledge that (at Lessee's election) the EBO Price is payable in installments as provided in Schedule 1. If Lessee does not assume the Equipment Notes pursuant to (S) 11.6 of the ParticipatioN Agreement, but elects to pay the EBO Price in installments, then this Lease shall, upon payment of the initial installment of the EBO Price and discharge of the Mortgage in accordance with its terms, cease to constitute a true lease but shall, immediately and without further act, constitute a lease that creates a first-priority (subject to Permitted Liens) perfected security interest under UCC (S) 1-201(37) and evidence a Lien on the Aircraft granted by Lessee to Lessor to secure the remaining unpaid balance of the EBO Price and all other amounts owing to Owner Trustee or Owner Participant, and, in connection therewith, Lessee shall deliver to Owner Participant an opinion of counsel reasonably satisfactory to Owner Participant confirming that this Lease will thereafter constitute a first-priority (subject to Permitted Liens) perfected security interest in the Aircraft. So long as any such balance remains unpaid, all provisions of this Lease shall continue to be in effect, mutatis mutandis, in favor of Lessor, as a secured party, except for (S)(S) 2.1, 3.1, 3.2.1, 5, 9, and 17, and (S) 10 Shall require immediate payment of the EBO Price balance (rather than Stipulated Loss Value) upon the occurrence of an Event of Loss, and
(S) 11 shall require property insurance only in the amount of the unpaid balance of the EBO Price. In addition, the indemnities set forth in (S) 9 of the Participation Agreement shall continue until the EBO Price is paid in full.

                                18. MISCELLANEOUS

         18.1     AMENDMENTS

         No provision of this Lease may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Lease that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Lease shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in an agreement, document, or instrument in writing and signed by Lessor and Lessee.

         18.2     SEVERABILITY

         If any provision hereof shall be held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction, and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal, or unenforceable may be waived, Lessor and Lessee hereby waive such Law to the full extent permitted, to the end that this Lease shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

         18.3     THIRD-PARTY BENEFICIARY

         This Lease is not intended to provide, and shall not provide, any Person not a party hereto (other than Mortgagee, the Participants, the Mortgage Indemnitees, the Certificate Holders, and the Persons referred to in (S) 4.6) with any rights of any nature whatsoever against either of the parties hereto, and no Person not a partY hereto (other than Mortgagee, the Participants, the Mortgage Indemnitees, the Certificate Holders, and the Persons referred to in
(S) 4.6) shall have any right, power, or privilege in respect of this Lease, or have any benefit or interest arising out of this Lease.

         18.4     REPRODUCTION OF DOCUMENTS

         This Lease (including all annexes, schedules, and exhibits hereto) and all agreements, instruments, and documents relating hereto, including (a) consents, waivers, and modifications that may hereafter be executed, and

(b) financial statements, certificates, and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business), and any enlargement, facsimile, or further reproduction of such reproduction likewise is admissible in evidence.

         18.5     COUNTERPARTS

         This Lease and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument. The single fully-executed original of this Lease marked "Original" on the signature page hereof is the original for chattel paper purposes, and all other counterparts are duplicates for chattel paper purposes and are marked "duplicate" on the signature page hereof. No security interest in this Lease may be perfected by the possession of any counterpart other than the "Original".

         18.6     NOTICES

         Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to be made, given, furnished, or filed hereunder shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in (S) 15.7 of the Participation Agreement.

         18.7     GOVERNING LAW

         THIS LEASE SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. THIS LEASE IS BEING DELIVERED IN THE STATE OF NEW YORK.

         18.8     NO WAIVER

         No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies, or privileges under this Lease or provided at Law, in equity or otherwise shall impair, prejudice, or constitute a waiver of any such right, power, remedy, or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy, or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Lease, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

         18.9     ENTIRE AGREEMENT

         This Lease, together with the other Operative Agreements, on and as of the date hereof constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and all prior understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entirety.

              [The rest of this page is intentionally left blank.]

         IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease Agreement N9__AT.


                                  FIRST SECURITY BANK, NATIONAL
                                  ASSOCIATION,
                                       not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement, as Lessor



                                   By:____________________________________
                                       Name:
                                       Title:



                                   AIRTRAN AIRWAYS, INC.,
                                   as Lessee



                                   By:___________________________________
                                      Name:
                                      Title:



   [This is the ORIGINAL counterpart of the Lease for chattel paper purposes.]

                                      [or]

            [This is a DUPLICATE executed counterpart, and is NOT the original counterpart, of the Lease, for chattel paper purposes.]

                                             -----------------------------------
                                             EHXIBIT A - AIRCRAFT DESCRIPTION
                                                  LEASE AGREEMENT [N9__AT]
                                             -----------------------------------



                              AIRCRAFT DESCRIPTION



The Aircraft is a Boeing model 717-200 aircraft, consisting of (1) an airframe bearing FAA registration no. N9__AT and manufacturer's serial no. 550__, (2) two BMW Rolls-Royce model BR715 engines (each of which has 750 or more rated takeoff horsepower or its equivalent), bearing manufacturer's serial nos. __________ and __________, and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.

                                             -----------------------------------
                                                EXHIBIT B - RETURN ACCEPTANCE
                                                           SUPPLEMENT
                                                   LEASE AGREEMENT [N9__AT]
                                             -----------------------------------

                       RETURN ACCEPTANCE SUPPLEMENT N9__AT



         This Supplement, dated __________, ____, is entered into between First Security Bank, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under Trust Agreement N9__AT, dated as of __________________, ____, with the Owner Participant named therein (such Owner Trustee, in its capacity as trustee, being referred to as "Lessor"), and AirTran Airways, Inc. ("Lessee"), a Delaware corporation.

         Lessor and Lessee have entered into Lease Agreement N9__AT (the "Lease"), dated as of [_____________, ____], relating to the Boeing model 717-200 aircraft described below. Terms defined in the Lease have the same meanings when used in this Supplement.

         Lessor and Lessee hereby agree as follows:

         1. Lessor and Lessee are executing this Return Acceptance Supplement to confirm that, on the date hereof, Lessee returned the following Airframe and Engines to Lessor:

            Airframe: U.S. registration no. N9__AT; manufacturer's serial no. 550__; and

            Engines: two BMW Rolls-Royce engines, bearing manufacturer's serial nos. __________ and __________.

         2. This Return Acceptance Supplement is being delivered in
_____________________.

         3. Lessor and Lessee agree that the return of the Aircraft complies with (S) 5 and Annex B of the Lease, except as set forth below:

         4. Lessor and Lessee agree that the Lease is terminated, except for the provisions thereof that expressly survive termination.

                              ------------------------------
                              EXHIBIT B - RETURN ACCEPTANCE
                                      SUPPLEMENT
                              LEASE AGREEMENT [N9_AT]
                              -----------------------------


         IN WITNESS WHEREOF, Lessor and Lessee have executed this Return Acceptance Supplement N9__AT.



                                  FIRST SECURITY BANK, NATIONAL
                                  ASSOCIATION,
                                       not in its individual capacity, except as expressly provided herein, but solely as trustee under the Trust Agreement, as Lessor



                                   By:___________________________________
                                       Name:
                                       Title:



                                   AIRTRAN AIRWAYS, INC.,
                                       as Lessee



                                      By:________________________________
                                         Name:
                                         Title:

                              --------------------------------
                                SCHEDULE 1 - CERTAIN TERMS
                                 LEASE AGREEMENT [N9_AT]
                              --------------------------------



                                  CERTAIN TERMS

DEFINED TERM                         DEFINITION
-----------------                    -----------
Commencement Date                    _______________, ____

EBO Date                             _______________, 201_

EBO Price                            ________% of Lessor's Cost  (________% of Lessor's Cost payable on the
                                     EBO Date,  ________% of Lessor's  Cost payable on  ____________,  201_
                                     (or,  at  Lessee's  election,  on the  EBO  Date),  and  ________%  of
                                     Lessor's  Cost  payable  on   ____________,   201_  (or,  at  Lessee's
                                     election,  on the EBO Date)  [I.E.,  $__________  ($__________  on the
                                     EBO Date,  $__________ on  ____________,  201_ (or the EBO Date),  and
                                     $__________ on ____________, 201_ (or the EBO Date))].

Interim Rent                         The percentage of Lessor's Cost specified in Schedule 2 for [_______]

Minimum Liability Insurance Amount   $550,000,000

Past-Due Rate                        The Debt Rate plus 2% (not to exceed the maximum rate permitted  under applicable Law)

Renewal Rent Limit                   50% of the average of the
                                     semiannual Basic Rent amounts payable
                                     during the Base Term.

Scheduled Expiration Date            The 18th anniversary of the Delivery Date

SLV Rate                             The  Debt  Rate  (not to  exceed  the  maximum  rate  permitted  under applicable Law)

Similar Aircraft                     Boeing model 717-200 aircraft (other than the Aircraft)

Threshold Amount                     $2,000,000

                                                     ---------------------------
                                                      SCHEDULE 2 - BASIC RENT
                                                      LEASE AGREEMENT [N9__AT]
                                                     ---------------------------

                        BASIC RENT



                                       PERCENTAGE OF
      PAYMENT DATE                     LESSOR'S COST
      ------------                     -------------

                                              ----------------------------------
                                              SCHEDULE 3 - STIPULATED LOSS VALUE
                                                    LEASE AGREEMENT [N9__AT]
                                              ----------------------------------

                              STIPULATED LOSS VALUE



                                     PERCENTAGE OF                                            PERCENTAGE OF
            DATE                     LESSOR'S COST                        DATE                LESSOR'S  COST
--------------------------       -----------------------        ----------------         ------------------------





                                             -----------------------------------
                                                SCHEDULE 4 - TERMINATION VALUE
                                                    LEASE AGREEMENT [N9__AT]
                                              ----------------------------------


                                TERMINATION VALUE


                                     PERCENTAGE OF                                            PERCENTAGE OF
            DATE                     LESSOR'S COST                    DATE                    LESSOR'S  COST
--------------------------       -----------------------        ----------------         ------------------------




                                             -----------------------------------
                                                SCHEDULE 5 - PERMITTED COUNTRIES
                                                     LEASE AGREEMENT [N9__AT]
                                              ----------------------------------


                               PERMITTED COUNTRIES





Argentina                        Malta

Australia                        Mexico

Austria                          Morocco

Bahamas                          Netherlands

Belgium                          New Zealand

Brazil                           Norway

Canada                           Paraguay

Chile                            Peoples Republic of China

Denmark                          Philippines

Egypt                            Portugal

Ecuador                          Republic of China (Taiwan)

Finland                          Singapore

France                           South Africa

Germany                          South Korea

Greece                           Spain

Hungary                          Sweden

Iceland                          Switzerland

India                            Thailand

Indonesia                        Tobago

Ireland                          Trinidad

Italy                            United Kingdom

Japan                            Uruguay

Luxembourg                       Venezuela

Malaysia

                                                      --------------------------
                                                         SCHEDULE 6 - PLACARDS
                                                       LEASE AGREEMENT [N9__AT]
                                                      --------------------------


                                    PLACARDS



                                   Leased from
                           First Security Bank, N. A.,
                                   as trustee

                                and mortgaged to
                       State Street Bank and Trust Company
                      of Connecticut, National Association,
                                   as trustee

                                     ANNEX B

                                RETURN CONDITIONS

         This Annex B shall apply to the return of the Aircraft by or on behalf of Lessee under the Lease, whether at the Scheduled Expiration Date, at the end of the Renewal Term, upon the exercise of Lessee's rights under (S) 9 of the Lease, upon the exercise of Lessor's remedies following the occurrence of a Lease Event of Default, or otherwise. However, this Annex B shall not apply (1) if an Event of Loss to the Aircraft occurs (unless the Aircraft is replaced under (S) 10.1.3 of the Lease), or (2) if Lessee buys the Aircraft in accordance with (S) 17 of the Lease.

         The terms defined in Annex A to Lease Agreement N9__AT, when capitalized as in Annex A, have the same meanings when used in this "Return Conditions" Annex. Annex A also contains rules of usage that control construction in this "Return Conditions" Annex.

         A.       General Condition upon Return.

         Upon the expiration or termination of this Lease, Lessee will return the Aircraft to Lessor or its designee at such location in the continental United States chosen by Lessee and reasonably satisfactory to Lessor, and Lessee will give to Lessor and, if the Aircraft is then subject to the Lien of the Mortgage, Mortgagee at least 15 days' prior written notice of the place of such return. At the time of return of the Aircraft to Lessor, Lessor and Lessee shall execute a Return Acceptance Supplement. At the time of such return, (1) the Aircraft shall be registered with the FAA (except for a failure caused by the Lessor being ineligible to be the registered owner of an aircraft registered with the FAA), (2) the Aircraft shall have and be in compliance with a currently-valid standard airworthiness certificate issued by the FAA , (3) the Aircraft shall be free and clear of all Liens (other than Lessor Liens) and rights of Persons not party to any Operative Agreement under pooling, interchange, overhaul, repair, or similar agreements or arrangements, (4) the Aircraft shall be in as good operating condition as when originally delivered to Lessee, ordinary wear and tear excepted, and be fully equipped with two Engines or other engines meeting the requirements of Replacement Engines, (5) the Aircraft shall have Lessee's logo removed or painted over and shall be clean by major United States commercial airline operating standards, (6) the Aircraft will be in compliance with the maintenance provisions of the Lease, (7) the Aircraft shall be returned in a passenger configuration with all Parts installed therein as of the Delivery Date, excepting modifications, alterations, additions, replacements, substitutions, and removals made in accordance with the terms of the Lease, (8) the Aircraft shall comply with the corrosion control program in accordance with the Maintenance Program, and (9) the Aircraft shall comply with all outstanding Airworthiness Directives issued by the FAA applicable to the Aircraft that by their terms require compliance at or before the time of return of the Aircraft.

         B.       Return of Other Engines.

         If any engine not owned by Lessor is installed on the Airframe returned in accordance with (S) A of this Annex B, Lessee shall take the actions required by (S) 10.2 and (S) 10.3 to cause such engine to be a Replacement Engine. Thereupon, Lessor will Transfer to Lessee in accordance with (S) 4.5 of the Lease an Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

         C.       Hours of Operation.

         If Lessee (or, if applicable, the Permitted Sublessee last in possession of the Aircraft) does not then use a continuous maintenance program with respect to the Airframe, then, during the period of operation of the Aircraft immediately before such return, (1) Lessee or such Permitted Sublessee (as applicable) shall use a block overhaul program for the Airframe approved by the FAA or the Aviation Authority under the laws of which the Aircraft was then registered, and (2) the Airframe shall have remaining until the next scheduled full D check at least 25% of the allowable hours between D checks permitted under the maintenance program then used by Lessee or such Permitted Sublessee. If, during the period of operation of the Aircraft immediately before such return, Lessee (or such Permitted Sublessee) does not use an on-condition maintenance program with respect to the Engines or engines installed on the Airframe, then the average number of hours or cycles of operation (whichever applies under the maintenance program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine refurbishment shall be at least 25% of the hours or cycles (whichever applies) between engine refurbishment allowed under the maintenance program then in use for such Engines or engines approved by the FAA or the Aviation Authority of the country under the laws of which the Aircraft was then registered.

         D.       Deficiency Payment.

         If upon return the Airframe or any Engine (including any Replacement Engine) (each, an "Item of Equipment") is below the minimum standard applicable thereto specified in (S) C (the "Minimum"), Lessor shall accept return of the Aircraft, provided that the other return conditions set forth in this Annex B have been satisfied or waived, upon payment to Lessor of the excess (if any) of
(1) the sum of the Deficiency Amounts (as such phrase is defined below) for all such Items of Equipment over (2) the sum of the Credit Amounts (as defined below) for all such Items of Equipment; and if there is no such excess, Lessor shall accept return of the Aircraft without any payment by Lessee. For purposes of this (S) D, with respect to any Item of Equipment,

         "Performance Costs" is the cost of performing the applicable overhaul or refurbishment on which the Minimum for such Item of Equipment is based at a rate equal to 120% of the direct cost to Lessee of performing such work or, if Lessee does not perform such work, at a rate then charged by an outside maintenance provider to Lessee for performing such work;

         "Deficiency Amount" is the Performance Cost for such Item of Equipment multiplied by a fraction, the numerator of which is the number of hours or cycles (whichever applies) below the Minimum applicable to such Item of Equipment at the time of return, and the denominator of which is the total hours or cycles (whichever applies) between such overhaul or refurbishment under the Maintenance Program; and

         "Credit Amount" is the Performance Cost for such Item of Equipment multiplied by a fraction, the numerator of which is the number of hours or cycles (whichever applies) above the Minimum applicable to such Item of Equipment at the time of return, and the denominator of which is the total hours or cycles (whichever applies) between such overhaul or refurbishment under the Maintenance Program.

         E.       Aircraft Documents.

         At the expiration or termination of this Lease, Lessee shall deliver the Aircraft Documents to Lessor.

                                     ANNEX C

                                   MAINTENANCE

         The terms defined in Annex A to Lease Agreement N9__AT, when capitalized as in Annex A, have the same meanings when used in this "Maintenance" Annex. Annex A also contains rules of usage that control construction in this "Maintenance" Annex.

         A.       Maintenance.

         At its own cost and expense, Lessee shall maintain, service, repair, and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired, and overhauled) in accordance with (1) maintenance standards required by, or substantially as stringent as those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, or the United Kingdom for the Aircraft (the "Maintenance Program"), so as (aa) to keep the Aircraft in as good operating condition as originally delivered hereunder, ordinary wear and tear excepted, and (bb) to keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certificate for the Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft (but in any event in accordance with the Maintenance Program), other than during
(x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder, and (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (2) except during periods when a Permitted Sublease is in effect, the same standards as Lessee uses with respect to similar aircraft of similar size in its fleet operated by Lessee in similar circumstances and, during any period in which a Permitted Sublease is in effect, the same standards used by the Permitted Sublessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Sublessee in similar circumstances. Lessee further agrees that the Aircraft will be maintained, used, serviced, repaired, overhauled, or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license, and registration relating to the Aircraft issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Lessee or Permitted Sublessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license, or registration in any reasonable manner which does not create a material risk of sale, loss, or forfeiture of the Aircraft, the Airframe, or any Engine or the interest of Lessor,

Mortgagee, or any Participant therein or a material risk of criminal liability or material civil penalty against Lessor, any Participant, or Mortgagee; provided, that no contest shall excuse the failure to maintain the airworthiness certification for the Aircraft in good standing without Lessor's written consent, nor shall the pendency of any contest prevent a prohibition of use from becoming an Event of Loss. Lessee shall cause the Aircraft Documents to be maintained in English.

         B.       Replacement of Parts.

         Except as otherwise provided herein, Lessee, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts that are from time to time incorporated or installed in or attached to the Aircraft, and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, remove (or permit to be removed) in the ordinary course of maintenance, service, repair, overhaul, or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use; provided, that, except as otherwise provided herein, Lessee will replace or cause the replacement of such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by (S) C below and shall be in good operating condition and (except in the case of replacement property installed on the basis of operational exigencies) have a value, remaining useful life, and utility not less than the value, remaining useful life, and utility of the Parts replaced (assuming such replaced Parts were in the condition required under this Lease). Except as otherwise provided herein, all Parts at any time removed from the Aircraft shall remain the property of Lessor, no matter where located, until they are replaced by Parts that have been incorporated or installed in or attached to the Aircraft and that meet the requirements for replacement Parts specified above. As soon as a replacement Part is incorporated or installed in or attached to the Aircraft as above provided, without further act, (1) title to the replaced Part shall vest in Lessee (or if a Permitted Sublease is then in effect, in the Permitted Sublessee) free and clear of all Lessor Liens and all rights of Lessor, and the replaced Part shall no longer be deemed a Part hereunder, (2) title to such replacement Part shall vest in Lessor, subject only to Permitted Liens and pooling arrangements to the extent permitted by (S) C below and except in the case of replacement property temporarily installed on an emergency basis, and (3) such replacement Part shall become subject to this Lease and the Mortgage and be deemed part of the Aircraft for all purposes hereof and thereof to the same extent as the Parts originally incorporated or installed in or attached to the Aircraft.

         C.       Pooling of Parts.

         Any Part removed from the Aircraft may be subjected by Lessee or a Permitted Sublessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Lessee or such Permitted Sublessee, so long as a Part replacing such removed Part shall be incorporated or installed in or attached to the Aircraft in accordance with (S) B of this Annex C as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Aircraft may be owned by any third party subject to such a normal pooling arrangement, so long as Lessee or Permitted Sublessee, as promptly thereafter as reasonably possible, either (1) causes title to such replacement Part to vest in Lessor in accordance with (S) B of this Annex C, free and clear of all Liens (except Permitted Liens), or (2) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to the Aircraft a further replacement Part owned by Lessee or a Permitted Sublessee free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with (S) B of this Annex C.

         D.       Alterations, Modifications, and Additions.

         Lessee shall make (or cause to be made) such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"); provided, that Lessee or any Permitted Sublessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation, or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft (and, so long as any Equipment Notes are outstanding, Mortgagee's interest in the Aircraft) and does not involve any material risk of sale, forfeiture, or loss of the Aircraft or the interest of Lessor, Mortgagee, or any Participant therein, any material risk of material civil penalty, or any material risk of criminal liability being imposed on Lessor, Mortgagee, or the holder of any Equipment Note. In addition, Lessee may make or permit to be made such alterations and modifications in and additions to the Aircraft (each an "Optional Modification") as Lessee or any Permitted Sublessee deems desirable in the proper conduct of its business, including removal of Parts which Lessee deems are obsolete or no longer suitable or appropriate for use in the Aircraft; provided, that no such Optional Modification shall (1) diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility, or useful life immediately before such Optional Modification (assuming the Aircraft or such Engine was in the condition required by the Lease immediately before such Optional Modification), or (2) cause the Aircraft to cease to have the applicable standard airworthiness certificate. Except as otherwise provided herein, title to all Parts (other than Removable Parts (as defined below)) incorporated or installed in or attached to the Aircraft as the result of such Optional Modification shall, without further act, vest in Lessor and become subject to this Lease and the Mortgage. Notwithstanding anything to the contrary in this (S) D, Lessee or a Permitted Sublessee may, at any time during the Term, remove any Part (such Part being referred to herein as a "Removable Part") if (aa) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Aircraft at the time of delivery thereof to Lessee or any Part in replacement of, or substitution for, any such Part, (bb) such Part is not required to be incorporated or installed in or attached to the Aircraft pursuant to the terms of (S) A of Annex B to the Lease, and (cc) such Part can be removed from the Airframe or Engine without diminishing the fair market value, utility, or remaining useful life that the Airframe or Engine would have had at the time of removal had such removal not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof and such Removable Part had not been incorporated or installed in or attached to the Aircraft. Removable Parts may be leased from or financed by third parties other than Lessor. Title to any Removable Part shall not vest in Lessor or be subject to the Lien of the Mortgage; except that any Part not removed before the return to Lessor hereunder of the Airframe or Engine on which it is incorporated, installed, or attached shall become the property of Lessor.

         E.       Records.

Lessee shall maintain (or cause to be maintained) all Aircraft Documents. All Aircraft Documents that are specific to the Aircraft shall be the property of Lessor, but shall become the property of Lessee upon Lessee's purchase of the Aircraft pursuant to the terms of this Lease or upon the occurrence of an Event of Loss and Lessee's compliance with (S) 10. All Aircraft Records shall be maintained in English (except that, during the term of any Permitted Sublease to a Permitted Sublessee who is not a U.S. Air Carrier, such Permitted Sublessee may maintain Aircraft Records in the primary language of the country in which such Permitted Sublessee is located, and such Aircraft Records shall be translated into English on an ongoing basis and no less frequently than once each year).

                                     ANNEX D

                                    INSURANCE

         The terms defined in Annex A to Lease Agreement N9__AT, when capitalized as in Annex A, have the same meanings when used in this "Insurance" Annex. Annex A also contains rules of usage that control construction in this "Insurance" Annex.

A.       LIABILITY INSURANCE

         1. Except as provided in (S) A2 below, Lessee will carry or cause to be carried at all times, at no expense to Lessor, any Participant, any Certificate Holder, or Mortgagee, comprehensive airline legal liability (including passenger liability, property damage, and contractual liability insurance) with respect to the Aircraft which is (a) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft operated by Lessee of the same type and operating on similar routes as the Aircraft, and (y) the Minimum Liability Insurance Amount per occurrence; (b) of the type and covering the same risks as from time to time applicable to aircraft operated by Lessee of the same type as the Aircraft; and
(c) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as "Approved Insurers").

         2. During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by (S) A1 above, insurance otherwise conforming with the provisions of
(S) A1 except that (a) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft operated by Lessee of the same type as the Aircraft which are on the ground and not in operation, and (b) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft operated by Lessee of the same type which are on the ground and not in operation.

B.       HULL INSURANCE

         1. Except as provided in (S) B2 below, Lessee will carry or cause to be carried at all times, at no expense to Lessor, any Participant, any Certificate Holder, or Mortgagee, with Approved Insurers "all-risk" ground and flight aircraft hull insurance covering the Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft operated by Lessee of the same type as the

Aircraft for an amount denominated in United States Dollars not less than the Stipulated Loss Value of the Aircraft.

         Any policies of insurance carried in accordance with this (S) B1 covering the Aircraft and any policies taken out in substitution or replacement for any such policies (a) shall name Mortgagee (or, if the Lien of the Mortgage has been discharged, Lessor) as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Stipulated Loss Value, and (b) shall provide that (aa) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to Mortgagee (or, if the Lien of the Mortgage has been discharged, to Lessor), except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Permitted Sublessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Mortgagee (or, if the Lien of the Mortgage has been discharged, Lessor), whether such payment is made to Lessee (or any Permitted Sublessee) or any third party and, if Mortgagee (or Lessor) receives such a payment otherwise than in respect of an Event of Loss, then, upon receipt of evidence reasonably satisfactory to Mortgagee (or Lessor) that the damage giving rise to such payment has been repaired or that such payment is then required to pay for repairs then being made, Mortgagee (or Lessor) shall, unless a Special Default exists, pay the amount of such payment to Lessee or its order, and (bb) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Special Default exists and the insurers have been notified thereof by Lessor or the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds for that loss for the account of Lessee or any other third party who is entitled to receive such proceeds.

         2. During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by (S) B1 above, insurance otherwise conforming with the provisions of
(S) B1, except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft operated by Lessee of the same type similarly on the ground and not in operation, provided, that Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

C.       WAR-RISK, HIJACKING, AND ALLIED PERILS INSURANCE

If Lessee (or any Permitted Sublessee) operates or proposes to operate the Aircraft, the Airframe, or any Engine (1) in any area of recognized hostilities, or (2) on international routes and Lessee (or such Permitted Sublessee) maintains war-risk, hijacking, or allied perils insurance for other aircraft that it operates on such routes, Lessee shall maintain or cause to be maintained war-risk, hijacking, and allied perils insurance of substantially the same type carried by similar United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas, and in no event in an amount less than the Stipulated Loss Value. In any event, Lessee shall maintain or cause a Permitted Sublessee to maintain the "Common North American Airline Buyback" to the War Exclusion Clause (or London or other equivalent) war risk perils buyback.

D.       GENERAL PROVISIONS

         Any policies of insurance carried in accordance with (S)(S) A, B, and C, including any policies taken out in substitution or replacement for such policies:

                  (1) shall name Lessor, each Participant, each Certificate Holder (identified by description, not by name) the Liquidity Provider, and Mortgagee as additional insureds (the "Additional Insureds"), as their interests may appear;

                  (2) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking, and allied perils insurance required under (S) C, which shall apply to the fullest extent available in the international insurance market);

                  (3) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Lessee (or any Permitted Sublessee) or any other Person (including use for illegal purposes of the Aircraft or any Engine), and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term, or condition contained in such policies by Lessee (or any Permitted Sublessee);

                  (4) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if it is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for 30 days (seven days in the case of war risk, hijacking, and allied perils insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

                  (5) shall waive any rights of recourse, subrogation, setoff (including for unpaid premiums), recoupment, counterclaim, or other deduction, whether by attachment or otherwise, against each Additional Insured;

                  (6) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

                  (7) shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

                  (8) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

                  (9) shall contain a 50/50 Clause per Lloyd's Aviation Underwriters' Association Standard Policy Form AVS 103;

provided, that any such endorsements may be subject to any limitations on endorsements generally prevailing in the airline insurance marketplace at the time (E.G., AVN67B).

E.       REPORTS AND CERTIFICATES; OTHER INFORMATION

         On or before the Delivery Date and on or before each renewal date of the insurance policies required hereunder, Lessee will furnish or cause to be furnished to Lessor, Owner Participant, and Mortgagee insurance certificates describing in reasonable detail the insurance maintained hereunder and a report, signed by Lessee's or a Permitted Sublessee's regular independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that (1) all premiums for the insurance then due have been paid, and (2) such insurance complies with the terms of this Annex D. To the extent that such agreement is reasonably obtainable, Lessee will also cause the Insurance Broker to agree to notify Lessor, Owner Participant, and Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which the Insurance Broker has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines or cause the cancellation or termination of such insurance, and to notify Lessor, Owner Participant, and Mortgagee in writing at least 30 days (seven days for war-risk and allied perils coverage, or such shorter period therefor as may be available in the international insurance market, as applicable) before the cancellation, lapse, or materially adverse change of any insurance maintained pursuant to this Annex D.

F.       RIGHT TO PAY PREMIUMS

         Each Additional Insured shall have the rights but not the obligations of an additional named insured. No Additional Insured shall have any obligation to pay any premium, commission, assessment, or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any required insurance due to the nonpayment of premium, each of Lessor, Owner Participant, and Mortgagee shall have the option, in its sole discretion, to pay any such premium and to maintain such coverage, as Lessor, Owner Participant, or Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, Owner Participant, and Mortgagee for amounts that they so pay.

G.       DEDUCTIBLES; SELF-INSURANCE

         Lessee may self-insure by way of deductible, premium adjustment, franchise provisions, or otherwise (including, with respect to insurance maintained pursuant to (S) B, insuring for a maximum amount which is less than the Stipulated Loss Value of the Aircraft) in the insurance covering the risks required to be insured against pursuant to (S) 11 and this Annex D under a program applicable to all aircraft in Lessee's fleet, but in no case shall the aggregate amount of self-insurance in regard to (S) 11 and this Annex D exceed $1 million per occurrence or, if greater, the lesser per policy year with respect to all of the aircraft in Lessee's fleet (including the Aircraft) of (x) 4% of the consolidated tangible net worth of Holdings at the time (based on the latest publicly-available financial statements at the time that the insurance is placed), and (y) the value of the single most valuable aircraft in Lessee's fleet, unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Lessee may self-insure to such higher level. In addition, Lessee (and any Permitted Sublessee) may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines.

                                                         Exhibit A-3 to
                                                         Note Purchase Agreement

================================================================================




                       TRUST INDENTURE AND MORTGAGE N9__AT


                        dated as of _______________, ____


                                     between



                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
               not in its individual capacity, except as expressly
                     provided herein, but solely as trustee,

                                  Owner Trustee

                                       and

                     STATE STREET BANK AND TRUST COMPANY OF
                       CONNECTICUT, NATIONAL ASSOCIATION
               not in its individual capacity, except as expressly
                     provided herein, but solely as trustee,

                                    Mortgagee



            --------------------------------------------------------

                Equipment Notes covering one Boeing model 717-200
             aircraft bearing United States registration no. N9__AT
                      and manufacturer's serial no. 550__

================================================================================

                                TABLE OF CONTENTS

GRANTING CLAUSE...................................................................................................1

DEFINITIONS; CONSTRUCTION.........................................................................................7

THE EQUIPMENT NOTES...............................................................................................7
        2.01. Form of Equipment Notes.............................................................................7
        2.02. Issuance and Terms of Equipment Notes; Additional Payments
                  by Owner Trustee................................................................................8
        2.03. Payments from Collateral Only.......................................................................9
        2.04. Method of Payment..................................................................................11
        2.05. Application of Payments............................................................................13
        2.06. Termination of Interest in Collateral..............................................................13
        2.07. Registration, Transfer, and Exchange of Equipment Notes............................................14
        2.08. Mutilated, Destroyed, Lost, or Stolen Equipment Notes..............................................15
        2.09. Payment of Expenses on Transfer; Cancellation......................................................16
        2.10. Mandatory Redemptions of Equipment Notes...........................................................16
        2.11. Voluntary Redemptions of Equipment Notes...........................................................17
        2.12. Redemptions; Notice of Redemption..................................................................17
        2.13. Option to Purchase Equipment Notes.................................................................18
        2.14. Subordination......................................................................................19
        2.15. Lessee's Assumption of Equipment Notes.............................................................20

RECEIPT, DISTRIBUTION, AND APPLICATION OF COLLATERAL PROCEEDS....................................................20
        3.01. Basic Rent Distribution............................................................................20
        3.02.  Event of Loss; Replacement; Voluntary Termination; Optional
                  Redemption.....................................................................................21
        3.03. Payments After Default.............................................................................22
        3.04. Certain Payments...................................................................................26
        3.05. Other Payments.....................................................................................27
        3.06. Payments to Owner Trustee..........................................................................27
        3.07. Application of Payments Under Guarantee............................................................27

OWNER TRUSTEE'S COVENANTS; MORTGAGE EVENTS OF DEFAULT;
                   REMEDIES OF MORTGAGEE.........................................................................28
        4.01. Owner Trustee's Covenants..........................................................................28
        4.02. Mortgage Event of Default..........................................................................29
        4.03. Certain Rights.....................................................................................31
        4.04. Remedies...........................................................................................32
        4.05. Return of Aircraft, etc............................................................................35
        4.06. Remedies Cumulative................................................................................37
        4.07. Discontinuance of Proceedings......................................................................37
        4.08. Waiver of Past Defaults............................................................................37



        4.09. Appointment of Receiver............................................................................38
        4.10. Mortgagee Authorized to Execute Bills of Sale, etc.................................................38
        4.11. Rights of Note Holders to Receive Payment..........................................................38

MORTGAGEE'S DUTIES...............................................................................................38
        5.01. Notice of Default..................................................................................38
        5.02. Action Upon Instructions; Certain Rights and Limitations...........................................39
        5.03. Indemnification....................................................................................42
        5.04. No Duties Except as Specified in Mortgage or Instructions..........................................43
        5.05. No Action Except Under Lease, Mortgage, or Instructions............................................43
        5.06. Replacement Airframes and Replacement Engines......................................................43
        5.07. Mortgage Supplements for Replacements..............................................................44
        5.08. Effect of Replacement..............................................................................44
        5.09. Investment of Amounts Held by Mortgagee............................................................44

OWNER TRUSTEE AND MORTGAGEE......................................................................................45
        6.01. Acceptance of Trusts and Duties....................................................................45
        6.02. Absence of Duties..................................................................................45
        6.03. No Representations or Warranties as to Aircraft or Documents.......................................46
        6.04. No Segregation of Money; No Interest...............................................................46
        6.05. Reliance; Agreements; Advice of Counsel............................................................47
        6.06. Capacity in Which Acting...........................................................................47
        6.07. Compensation.......................................................................................47
        6.08. Instructions from Note Holders.....................................................................48

INDEMNIFICATION OF MORTGAGEE BY OWNER TRUSTEE....................................................................48
        7.01. Scope of Indemnification...........................................................................48

SUCCESSOR AND SEPARATE TRUSTEES..................................................................................49
        8.01. Notice of Successor Owner Trustee..................................................................49
        8.02. Resignation of Mortgagee; Appointment of Successor.................................................49
        8.03. Appointment of Additional and Separate Trustees....................................................51

SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER
DOCUMENTS........................................................................................................52
        9.01. Instructions of Majority; Limitations..............................................................52
        9.02. Trustees Protected.................................................................................55
        9.03. Documents Mailed to Note Holders...................................................................56
        9.04. No Request Necessary for Lease Supplement or Mortgage Supplement...................................56

MISCELLANEOUS....................................................................................................56
        10.01. Termination of Mortgage...........................................................................56
        10.02. No Legal Title to Collateral in Note Holder.......................................................57
        10.03. Mortgagee's Sale of Aircraft Is Binding...........................................................57
        10.04. Mortgage for Benefit of Owner Trustee, Mortgagee, Owner Participant, Note Holders, and the
                Other Mortgage Indemnitees.......................................................................57



        10.05. Notices...........................................................................................57
        10.06. Severability......................................................................................57
        10.07. No Oral Modification or Continuing Waiver.........................................................58
        10.08. Successors and Assigns............................................................................58
        10.09. Headings..........................................................................................58
        10.10. Normal Commercial Relations.......................................................................58
        10.11. Governing Law; Counterpart Form...................................................................59
        10.12. Voting By Note Holders............................................................................59
        10.13. Bankruptcy........................................................................................59


EXHIBIT A                  Aircraft Description Exhibit
EXHIBIT B                  Form of Equipment Note

SCHEDULE I                 Equipment Notes Amortization and Interest Rates

                       TRUST INDENTURE AND MORTGAGE N9__AT

         This Trust Indenture and Mortgage N9__AT (this "Mortgage") is entered into as of ________________, ____, between First Security Bank, National Association, a national banking association, not in its individual capacity, except when expressly referred to herein as "FSB", but solely as trustee under the Trust Agreement referred to below ("Owner Trustee"), and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, except when expressly referred to herein as "SSB", but solely as Mortgagee hereunder ("Mortgagee").

         Certain terms used in this Mortgage are defined pursuant to Article I.

         RECITALS:

         A. Owner Participant and FSB entered into the Trust Agreement whereby
(1) Owner Trustee established a trust for the use and benefit of Owner Participant (subject to the assignment made in this Mortgage for the benefit of the holders of Equipment Notes issued hereunder), and (2) Owner Trustee is authorized and directed to execute and deliver this Mortgage.

         B. Owner Trustee and Mortgagee want by this Mortgage to provide for (1) Owner Trustee's issuance of the Equipment Notes, and (2) Owner Trustee's assignment to Mortgagee, as part of the Collateral, of all of Owner Trustee's right, title, and interest in and to the Aircraft and (except as hereinafter expressly provided) all of Owner Trustee's right, title, and interest in, to, and under the Lease and the Participation Agreement and all payments and other amounts received hereunder or thereunder in accordance with the terms hereof or thereof, as security for Owner Trustee's and Lessee's obligations to the Note Holders and the Mortgage Indemnitees.

         C. All acts have occurred that are necessary to make the Equipment Notes, when executed by Owner Trustee and authenticated and delivered by Mortgagee hereunder, valid, binding, and enforceable obligations of Owner Trustee; and all acts have occurred that are necessary to make this Mortgage the valid, binding, and legal obligation of Owner Trustee for the uses and purposes herein set forth, in accordance with its terms.

                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount (if any) on, and all other amounts due with respect to all Equipment Notes from time to time outstanding hereunder according to their tenor and effect, and to secure

Owner Trustee's performance of all its agreements herein, in the Participation Agreement, and the Equipment Notes, for the benefit of the Note Holders, the Loan Participants, and each of the Mortgage Indemnitees, and the prompt payment of all amounts from time to time owing by Owner Trustee or Lessee hereunder, under the Participation Agreement, under the Lease, and under the KfW Agreement or the Boeing Agreement to the Loan Participants, the Note Holders, the Certificate Holders, or any Mortgage Indemnitee, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Owner Trustee hereby grants to Mortgagee (and its successors in trust and assigns), for the security and benefit of the Loan Participants, the Note Holders, and each of the Mortgage Indemnitees, a first-priority security interest in and mortgage lien on all Owner Trustee's right, title, and interest in, to, and under the following described property, rights, and privileges, whether existing or hereafter acquired, other than Excluded Payments (which, collectively, excluding Excluded Payments but including all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"):

         (1) the Airframe and Engines described in the Aircraft Description Exhibit, whether or not any such Engine is installed in or attached to the Airframe or any other airframe, including all Parts included within the definitions of "Airframe" or "Engine", including all substitutions, renewals, and replacements of and additions, improvements, accessions, and accumulations to the Airframe and Engines (other than additions, improvements, accessions, and accumulations excluded from the definition of Parts), and (b) all Aircraft Documents;

         (2) the Lease, and all rights, powers, privileges, options, claims, demands, and other benefits of Owner Trustee as lessor under the Lease, including the immediate and continuing right to receive and collect all Rent, income, revenues, profits, insurance proceeds, condemnation awards, and other payments, tenders, and security now or hereafter payable to or receivable by lessor under the Lease and the other Operative Agreements pursuant thereto, and the right to make all waivers and agreements, to give and receive copies of all notices and other instruments or communications, to accept surrender or redelivery of the Aircraft or any part thereof, and all Owner Trustee's rights, powers, and remedies (as lessor under the Lease) to take such action while a Lease Event of Default exists (including the commencement, conduct, and consummation of legal, administrative, or other proceedings) as permitted by the Lease or by Law, and to do any and all other things whatsoever which Owner Trustee or any lessor is or may be entitled to do under or in respect of the Lease and any right to restitution from Lessee or any other Person in respect of any determination of invalidity of the Lease;

         (3) each Permitted Sublease assignment and each assigned Permitted Sublease (to the extent assigned under such Permitted Sublease assignment), and all rents or other payments of any kind made under such assigned Permitted Sublease (to the extent assigned under such Permitted Sublease assignment), and all rights, powers, privileges, options, collateral, and other benefits of Owner Trustee under such Permitted Sublease assignment and such assigned Permitted Sublease;

         (4) all Owner Trustee's right, title, interest, claims, and demands in, to, and under:

                  (a) the Purchase Agreement and the GTA;

                  (b) the Purchase Agreement Assignment, with the Consent and Agreement and the Engine Consent and Agreement attached thereto;

                  (c) the Bills of Sale and any other bill(s) of sale relating to the Aircraft; and

                  (d) the Guarantee; and

                  (e) any and all other contracts, agreements, and instruments relating to the Airframe and Engines or any rights or interests therein to which Owner Trustee is now or may hereafter be a party;

together with all Owner Trustee's rights, powers, privileges, licenses, options, and other benefits under each contract, agreement, and instrument referred to in this clause (4), including the right to receive and collect all payments to Owner Trustee thereunder now or hereafter payable to or receivable by Owner Trustee pursuant thereto and the right to make all waivers and agreements, to give and receive notices and other instruments or communications, or to take any other action under or in respect of any thereof or to take such action upon the existence of a default thereunder, including the commencement, conduct, and consummation of legal, administrative, or other proceedings, as shall be permitted thereby or by Law, and to do any and all other things that Owner Trustee is or may be entitled to do thereunder, and any right to restitution from Lessee, Owner Participant, or any other Person in respect of any determination of invalidity of any thereof;

         (5) all rents, issues, profits, revenues, and other income of the property subjected or required to be subjected to the Lien of this Mortgage, including all payments or proceeds payable to Owner Trustee after cancellation or termination of the Lease with respect to the Aircraft as the result of the sale, lease, or other disposition thereof, and all estate, right, title, and interest of every nature whatsoever of Owner Trustee in and to the same;

         (6) without limiting the generality of the foregoing, all insurance and requisition proceeds with respect to the Aircraft or any part thereof, including the insurance required under (S) 11 of the Lease;

         (7) without limiting the generality of the foregoing, all Owner Trustee's rights to amounts paid or payable by Lessee to Owner Trustee under the Participation Agreement and all rights of Owner Trustee to enforce payments of any such amounts thereunder;

         (8) without limiting the generality of the foregoing, all money and securities from time to time deposited or required to be deposited with Mortgagee pursuant to any terms of this Mortgage or the Lease or required hereby or by the Lease to be held by Mortgagee hereunder as security for the obligations of Lessee under the Lease or of Owner Trustee hereunder; and

         (9) all proceeds of the foregoing;

EXCLUDING FROM EACH OF FOREGOING CLAUSES (1) THROUGH (9) all Excluded Payments and subject to (S) 5.02 hereof.

         Concurrently with the delivery of this Mortgage, Owner Trustee will deliver to Mortgagee the original executed counterpart of the Lease (to which a chattel paper legend is attached), and executed copies of the Participation Agreement, the Guarantee, the Purchase Agreement and the GTA (to the extent assigned by the Purchase Agreement Assignment), and the Purchase Agreement Assignment (with the Consent and Agreement and the Engine Consent and Agreement attached).

         TO HAVE AND TO HOLD all and singular the aforesaid property unto Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Loan Participants, the Note Holders, and the Mortgage Indemnitees, except as provided in (S) 2.14 and Article III, without any preference, distinction, or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, or date of maturity thereof, or otherwise for any reason whatsoever, and for the uses and purposes and (in all cases and as to all property specified in the foregoing clauses (1) through (9)) subject to the terms and provisions in this Mortgage.

         Anything herein to the contrary notwithstanding, Owner Trustee shall remain liable under the Mortgage Agreements to perform all the obligations that it assumes thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and Mortgagee, the Loan Participants, the Note Holders, and the Mortgage Indemnitees shall have no obligation or liability under the Mortgage Agreements because of the assignment hereunder, nor shall Mortgagee, the Loan Participants, the Note Holders, the Certificate Holders, or the Mortgage Indemnitees be required or obligated in any manner to perform or fulfill any obligations of Owner Trustee under or pursuant to the Mortgage Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Owner Trustee hereby constitutes Mortgagee the true and lawful attorney of Owner Trustee, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Owner Trustee or otherwise) to ask for, require, demand, receive, compound, and give acquittance for any and all money and claims for money (in each case including insurance and requisition proceeds but in all cases excluding Excluded Payments) due and to become due under or arising out of the Mortgage Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or to take any action or to institute any proceedings which Mortgagee deems necessary or advisable in connection with this Mortgage. Without limiting the generality of the foregoing, but subject to the rights of Owner Trustee and Owner Participant under (S) 2.13,
(S) 4.03, and (S) 4.04(a), during the continuance of any Mortgage Event of Default, Mortgagee shall have the right under such power of attorney to accept any offer in connection with the exercise of remedies as set forth herein of any purchaser to purchase the Airframe and Engines, and upon such purchase to execute and deliver in the name of and on behalf of Owner Trustee an appropriate bill of sale and other instruments of transfer relating to the Airframe and Engines, when purchased by such purchaser, and to perform all other necessary or appropriate acts with respect to any such purchase, and in its discretion to file any claim or take any other action or proceedings, either in its own name or in the name of Owner Trustee or otherwise, which Mortgagee deems necessary or appropriate to protect and preserve the right, title, and interest of Mortgagee in and to such Rents and other sums and the security intended to be afforded hereby; provided, that no action of Mortgagee pursuant to this paragraph shall increase the obligations or liabilities of Owner Trustee to any Person beyond those obligations and liabilities specifically set forth in the Operative Agreements. Under the Lease, Lessee is directed (so long as this Mortgage has not been fully discharged) to make all payments of Rent (other than Excluded Payments) and all other amounts which are required to be paid to or deposited with Owner Trustee pursuant to the Lease (other than Excluded Payments) directly to, or as directed by, Mortgagee at such address or addresses as Mortgagee shall specify, for application as provided in this Mortgage. Owner Trustee agrees that, promptly upon receipt thereof, it will transfer to Mortgagee any and all money that Owner Trustee from time to time receives if it constitutes part of the Collateral, for distribution by Mortgagee pursuant to this Mortgage, except that Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by Mortgagee under this Mortgage.

         Upon Mortgagee's written request, Owner Trustee will promptly and duly execute and deliver (or cause to be duly executed and delivered) any and all such further instruments and documents as Mortgagee reasonably deems necessary or desirable to perfect, preserve, or protect the mortgage, security interests, and assignments created or intended to be created hereby, or to obtain for Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

         Owner Trustee warrants and represents that it has not assigned or pledged, and agrees that, so long as the assignment hereunder remains in effect and the Lien hereof has not been released pursuant to (S) 10.01, it will not assign or pledge, any of its right, title, or interest hereby assigned, to anyone other than Mortgagee, and that it will not, except as otherwise provided in this Mortgage and except with respect to Excluded Payments to which it is entitled, (1) accept any payment from Lessee or any Permitted Sublessee under any Mortgage Agreement, (2) enter into any agreement amending or supplementing any Mortgage Agreement, (3) execute any waiver or modification of, or consent under, the terms of, or exercise any rights, powers, or privileges under, any Mortgage Agreement, (4) settle or compromise any claim arising under any Mortgage Agreement, or (5) submit or consent to the submission of any dispute, difference, or other matter arising under or in respect of any Mortgage Agreement to arbitration thereunder.

         Owner Trustee shall not, without Mortgagee's prior written consent:

         (a) receive or collect or agree to the receipt or collection of any payment (other than Excluded Payments) of Rent, including Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, or any other payment to be made pursuant to (S) 9 or (S) 10 of the Lease before the date for the payment thereof provided for by the Lease, or assign, transfer, or hypothecate (other than to Mortgagee hereunder) any payment of Rent (other than Excluded Payments), including Basic Rent, Stipulated Loss Value, Termination Value, EBO Price, or any other payment to be made pursuant to (S) 9 or (S) 10 of the

Lease, then due or to accrue in the future under the Lease in respect of the Airframe and Engines; or

         (b) except as contemplated by the Trust Agreement in connection with the appointment of a successor owner trustee, sell, mortgage, transfer, assign, or hypothecate (other than to Mortgagee hereunder) its interest in the Airframe and Engines or any other Collateral or any part thereof or in any amount to be received by it from the use or disposition of the Airframe and Engines, other than amounts distributed to it pursuant to Article III hereof.

         Any and all property described or referred to in the granting clauses hereof which Owner Trustee acquires in the future shall ipso facto, and without any other conveyance, assignment, or act on the part of Owner Trustee or Mortgagee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing in this paragraph shall modify or change Owner Trustee's obligations in the foregoing paragraphs.

         Owner Trustee ratifies and confirms the Lease, and agree, that it will not violate any covenant or agreement made by it therein, herein, or in any other Owner Trustee Agreement.

         Nothing in the Granting Clause or the preceding paragraphs shall impair any of the rights of Owner Trustee or Owner Participant under (S) 2.13, 4.03, 4.04, or 5.02.

         Owner Trustee and Mortgagee further agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION

         The terms defined in Annex A to the "Lease", when capitalized as in such Annex A, have the same meanings when used in this Mortgage. Annex A also contains rules of usage that control construction in this Mortgage. The "Lease" is Lease Agreement N9__AT, dated the date of this Mortgage, between Owner Trustee and AirTran Airways, Inc.

                                   ARTICLE II

                               THE EQUIPMENT NOTES

         2.01.    FORM OF EQUIPMENT NOTES

         The Equipment Notes shall be substantially in the form of Exhibit B.

         2.02. ISSUANCE AND TERMS OF EQUIPMENT NOTES; ADDITIONAL PAYMENTS BY OWNER TRUSTEE

         The Equipment Notes shall be dated the date of their issuance, shall be issued in three separate series consisting of Series A, Series B, and Series C, and shall have the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Delivery Date, each Equipment Note shall be issued to the Subordination Agent on behalf of the Pass-Through Trustees under the Pass-Through Trust Agreements. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in original principal amounts of at least $100,000 and integral multiples of $1,000, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

         Owner Trustee agrees to pay to Mortgagee, for distribution in accordance with (S) 3.04: (1) to the extent not payable (whether or not in fact paid) under (S) 6(a) of the Note Purchase Agreement (as originally in effect or amended with Owner Participant's consent), an amount equal to the fees payable to Liquidity Provider under (S) 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then-outstanding aggregate principal amount of the Equipment Notes and the denominator of which shall be the then-outstanding aggregate principal amount of all "Equipment Notes" (as defined in the Note Purchase Agreement); (2) (aa) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under (S)
3.07 of each Liquidity Facility, multiplied by (bb) the fraction specified in the foregoing clause (1); (3) (aa) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under
(S) 3.07 of each Liquidity Facility, multiplied by (bb) the fraction specified in the foregoing clause (1); and (4) if any payment default exists with respect to interest on any Equipment Notes, (aa) the interest on any Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance payable under (S)
3.07 of each Liquidity Facility, plus any amount of interest at the Past-Due Rate actually payable (whether or not in fact paid) by Owner Trustee on the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance was made, multiplied by (bb) a fraction the numerator of which shall be the total then-overdue amounts of interest on the Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the total then-overdue amounts of interest on all "Equipment Notes" (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"). For purposes of this paragraph, the terms "Applied Downgrade Advance", "Applied Non-Extension

Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance", and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility or the Intercreditor Agreement referred to therein.

         The Equipment Notes shall be executed on behalf of Owner Trustee by its President, one of its Vice Presidents, Assistant Vice Presidents, or Assistant Secretaries, or another of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of Owner Trustee shall bind Owner Trustee, even if such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Equipment Notes or did not hold such offices at the dates of such Equipment Notes. Owner Trustee may from time to time execute Equipment Notes and deliver them to Mortgagee for authentication upon original issue, and Mortgagee thereupon shall authenticate and deliver such Equipment Notes upon Owner Trustee's written request signed by a Vice President or Assistant Vice President or other authorized officer of Owner Trustee. Each such request shall specify the aggregate Original Amount of all Equipment Notes to be authenticated hereunder on original issue. No Equipment Note shall be secured by or entitled to any benefit under this Mortgage, or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein, executed by Mortgagee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

         The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed ____% of Lessor's Cost. The aggregate Original Amount of any Series of Equipment Notes issued hereunder shall not exceed the amount set forth on Schedule I for such Series.

         2.03.    PAYMENTS FROM COLLATERAL ONLY

                   (a) Without impairing any of the other rights, powers, remedies, privileges, liens, or security interests of the Note Holders under this Mortgage, each Note Holder, by its acceptance of an Equipment Note, agrees that as between it and Owner Trustee, except as expressly provided in any Operative Agreement, (1) the obligation to make all payments of the Original Amount of, interest on, and Make-Whole Amount (if any) and all other amounts due with respect to the Equipment Notes, and Owner Trustee's performance of every obligation or covenant in the Operative Agreements, shall be payable only from the income and proceeds from the Trust Estate (to the extent included in the Collateral), and only to the extent that Owner Trustee has sufficient income or proceeds from the Trust Estate (to the extent included in the Collateral) to enable Mortgagee to make such payments in accordance with Article III, and all statements, representations, covenants, and agreements made by Owner Trustee in this Mortgage and any agreement referred to herein other than the Trust Agreement, unless expressly otherwise stated, are made and intended only for the purpose of binding the Trust Estate and establishing the existence of rights and remedies which can be exercised and enforced against the Trust Estate; therefore, anything in the Operative Agreements to the contrary notwithstanding (without limiting any express provisions or representations that the institution acting as Owner Trustee is responsible for, or is making, in its individual capacity as "FSB", for which there would be personal liability of FSB), no recourse shall be had with respect to the Operative Agreements against FSB or against any institution or person which becomes a successor trustee or co-trustee or any officer, director, trustee, or direct or indirect parent or controlling Person or Persons of any of them; and (2) neither FSB, nor Owner Participant, nor Mortgagee, nor any officer, director, trustee, employee, agent, or direct or indirect parent or controlling Person or Persons of any of them (other than Owner Trustee) shall have any personal liability for any amount payable under any of the Operative Agreements or under the Equipment Notes except as expressly provided in the Operative Agreements; provided, that nothing in this 2.03(a) shall limit the exercise and enforcement in accordance with the Operative Agreements of rights and remedies against the Collateral.

                   (b) If (1) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (2) pursuant to such reorganization provisions (including by application of (S) 1111(b) of the Bankruptcy Code therein), FSB or Owner Participant is required, by reason of FSB's or Owner Participant's being held to have recourse liability to any Note Holder or Mortgagee, directly or indirectly (other than the recourse liability of FSB or Owner Participant under the Participation Agreement, the Lease, or this Mortgage or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount (if any), interest, or other amounts on the Equipment Notes, and (3) any Note Holder or Mortgagee actually receives any Excess Amount which reflects any payment by FSB or Owner Participant on account of clause (2) of this (S) 2.03(b), then such Note Holder or Mortgagee (as applicable) shall promptly refund such Excess Amount to FSB or Owner Participant (whichever made such payment).

         For purposes of this (S) 2.03(b), "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or the Trustee if FSB or Owner Participant had not become subject to the recourse liability referred to in clause (2) of this (S) 2.03(b). Nothing in this (S) 2.03(b) shall prevent a Note Holder or Mortgagee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of FSB or Owner Participant under the Participation Agreement, the Lease, or this Mortgage (including any exhibits or annexes hereto or thereto) or from retaining any amount paid by Owner Participant under (S) 2.13 or (S) 4.03 hereof.

         2.04.    METHOD OF PAYMENT

                  (a) The Original Amount of, interest on, and any Make-Whole Amount or other amount due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York City time, on the due date of payment to Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. Owner Trustee shall not have any responsibility for the distribution of such payment to any Note Holder. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Mortgagee will pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to Owner Trustee), all amounts paid by Owner Trustee hereunder and under such holder's Equipment Note(s) to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Mortgage) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, before 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States, the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If Mortgagee fails to initiate the transfer by federal wire transfer of any such payment as provided in the preceding sentence after its receipt of funds at the place and before the time specified above by reason of its failure to use ordinary care, SSB shall compensate such holders for loss of use of funds at the Debt Rate until such payment is made, and Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note. Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid before the first Business Day on which it is practicable for Mortgagee to do so in view of the time of day when it received the funds to be so transferred (if it received the funds after 11:00 a.m., New York City time, at the place of payment). Before the due presentment for registration of transfer of any Equipment Note, Owner Trustee and Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Owner Trustee nor Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto, and otherwise in the manner provided in or pursuant to the Participation Agreement, unless and until it specifies some other account or manner of payment by notice to Mortgagee consistent with this (S) 2.04.

                   (b) Mortgagee (as agent for Owner Trustee) shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, and any Make-Whole Amount or other amount due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. Mortgagee agrees (1) to act as such withholding agent, and, in connection therewith, (2) whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay them to the appropriate authority in the name of and on behalf of the Note Holders, (3) to file any necessary United States withholding tax returns or statements when due, and (4) as promptly as possible after the payment thereof, to deliver to each Note Holder (with a copy to Owner Trustee and Lessee) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder reasonably requests from time to time.

         In the case of a Note Holder that is a Non-U.S. Person, Mortgagee agrees on the written request of any Note Holder to furnish such Note Holder with such forms and other documentation as may be necessary or desirable to enable such Note Holder to claim an exemption from, or reduced rate of, such taxes. Provided that such Note Holder has furnished Mortgagee with the requested forms and other documentation duly executed by such Note Holder and has not notified Mortgagee of the withdrawal or inaccuracy of such form prior to the date of each interest payment, only the reduced amount (if any) required by applicable law or treaty shall be withheld from payments under the Equipment Notes held by such Note Holder in respect of United States federal income tax. In the case of a Note Holder that is a U.S. Person and not an Exempt Recipient that has furnished to the Mortgagee a properly completed and currently effective U.S. Treasury Form W-9, no amount shall be withheld from payments under the Equipment Notes held by such Note Holder in respect of United States federal income tax. If any Note Holder has notified Mortgagee that any of the fore-going forms or certificates is withdrawn or inaccurate, or if the Internal Revenue Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such Note Holder, or if such withholding is otherwise required, Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under applicable law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such return, filings, and other reports in connection therewith, and in the manner required under applicable Law. For purposes of this paragraph, an "Exempt Recipient" is a Person described in Code (S) 6049(b)(4).

         Neither Owner Trustee nor Owner Participant shall have any liability for the failure of Mortgagee to withhold taxes in the manner provided for herein or for any false, inaccurate or untrue evidence provided by any Note Holder hereunder.

         2.05.    APPLICATION OF PAYMENTS

         Each payment of Original Amount, Make-Whole Amount (if any), and interest due on each Equipment Note shall be applied:

                  First: to pay accrued interest on such Equipment Note (and any interest on any overdue Original Amount, any overdue Make-Whole Amount, and (to the extent permitted by Law) any overdue interest and any other overdue amounts thereunder) to the date of such payment;

                  Second: to pay the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

                  Third: to pay any Make-Whole Amount or other amount due hereunder or under such Equipment Note; and

                  Fourth: to pay the Original Amount of such Equipment Note remaining unpaid (provided, that such Equipment Note shall not be subject to redemption except as provided in (S) 2.10, (S) 2.11, and
         (S) 2.12 hereof).

         The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their normal maturity.

         2.06.    TERMINATION OF INTEREST IN COLLATERAL

         No Note Holder, Certificate Holder, nor any other Mortgage Indemnitee (as such) shall have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount (if any) and interest on, and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, any Certificate Holder (to the extent secured thereby), such Mortgage

Indemnitee, or Mortgagee hereunder (including under the third paragraph of (S) 2.02) and under the other Operative Agreements by Owner Trustee and Lessee (collectively, together with all other amounts secured by the terms of the first paragraph of the Granting Clause hereof, the "Secured Obligations") have been paid in full.

         2.07.    REGISTRATION, TRANSFER, AND EXCHANGE OF EQUIPMENT NOTES

         Mortgagee shall keep a register (the "Equipment Note Register") in which Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registered thereunder. Mortgagee shall keep the Equipment Note Register at its Corporate Trust Office. Mortgagee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying (in the case of a surrender for transfer) the name(s) and address(es) of the new holder(s). Upon surrender of any Equipment Note for registration of transfer, Owner Trustee shall execute, and Mortgagee shall authenticate and deliver, in the name(s) of the designated transferee(s), one or more new Equipment Notes of the same aggregate Original Amount and of the same series, and dated the same date as the surrendered Equipment Note. At the Note Holder's option, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of the same aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Owner Trustee shall execute, and Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this (S) 2.07 or under (S) 2.08 or otherwise under this Mortgage) shall be the valid obligations of Owner Trustee evidencing the same respective obligations, and entitled to the same security and benefits under this Mortgage, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer shall (if so required by Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Mortgagee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest was paid on such old Equipment Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Owner Trustee shall not be required to exchange any surrendered Equipment Notes as provided above during the 10-day period before the due date of any payment on such Equipment Note. Owner Trustee shall in all cases deem the Person in whose name any Equipment
Note is then issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by Owner Trustee with respect to such Equipment Note, and for all other purposes, until Owner Trustee receives from Mortgagee a notice stating otherwise and such change is reflected on the Equipment Note Register. Mortgagee will promptly notify Owner Trustee and Lessee of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of the Participation Agreement applicable to Note Holders, and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Loan Participant in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements in this (S) 2.07, Mortgagee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days after an Equipment Note is surrendered for transfer or exchange.

         2.08.    MUTILATED, DESTROYED, LOST, OR STOLEN EQUIPMENT NOTES

         If any Equipment Note is mutilated, destroyed, lost, or stolen, then, upon the written request of the holder of such Equipment Note, Owner Trustee shall execute, and Mortgagee shall authenticate and deliver, in replacement thereof, a new Equipment Note, payable in the same Original Amount, dated the same date and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced is mutilated, such Equipment Note shall be surrendered to Mortgagee and a photocopy thereof shall be furnished to Owner Trustee. If the Equipment Note being replaced is destroyed, lost, or stolen, the holder of such Equipment Note shall furnish to Owner Trustee and Mortgagee (a) such security or indemnity as they require to save Owner Trustee and Mortgagee harmless, and (b) evidence satisfactory to Owner Trustee and Mortgagee of the destruction, loss, or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph
(a)(1)(i)(A), (B), (D), or (E) of Rule 144A under the Securities Act (a "QIB") or a

Pass-Through Trustee holds any such destroyed, lost, or stolen Equipment Note, and (in the case of a QIB) has assets in excess of $100 million, then such QIB's or Pass-Through Trustee's written indemnity, signed by an authorized QIB or Pass-Through Trustee officer (respectively), in favor of, delivered to, and in form reasonably satisfactory to Lessee, Owner Trustee, and Mortgagee, shall be accepted as satisfactory indemnity and security, and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to the Note Holder's compliance with the requirements in this (S) 2.08, Mortgagee and Owner Trustee shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days after receiving the Note Holder's written request therefor.

         2.09.    PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION

                   (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but Mortgagee (as Equipment Note Registrar) may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

                   (b) Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment, or cancellation, and shall destroy the cancelled Equipment Notes.

         2.10.    MANDATORY REDEMPTIONS OF EQUIPMENT NOTES

                   (a) On the date on which Lessee is required pursuant to (S)
10.1.2 of the Lease to pay for an Event of Loss to the Aircraft, all Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders and the Certificate Holders, but without Make-Whole Amount.

                   (b) If Lessee terminates the Lease pursuant to (S) 9 thereof, on the date that the Lease is so terminated, all the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations then due and payable under the Operative Agreements to the Note Holders and the Certificate Holders, plus any Make-Whole Amount.

                   (c) If Lessee terminates the Lease pursuant to (S) 17.5 thereof and does not assume the Equipment Notes in accordance with (S) 2.15 and
(S) 11.6 of the Participation Agreement, on the date that the Lease is so terminated, all the Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations then due and payable under the Operative Agreements to the Note Holders and the Certificate Holders, plus any Make-Whole Amount.

         2.11.    VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES

         Owner Trustee may redeem all (but not less than all) of the Equipment Notes under (S) 11 of the Participation Agreement upon at least 30 days' revocable prior written notice to Mortgagee and the Note Holders, and such Equipment Notes shall (as provided in (S) 11 of the Participation Agreement) be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders and the Certificate Holders, plus any Make-Whole Amount.

         2.12.    REDEMPTIONS; NOTICE OF REDEMPTION

                   (a) Neither any redemption of any Equipment Note nor any purchase by Owner Trustee of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Mortgage. Mortgagee shall not purchase any Equipment Note.

                   (b) Mortgagee shall give notice of redemption of the Equipment Notes by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days before the redemption date, to each Note Holder of such Equipment Notes to be redeemed, at such Note Holder's address appearing in the Equipment Note Register. For of a redemption to be made pursuant to (S) 2.10(b) or (S) 2.10(c), such notice shall be revocable and shall be deemed revoked if the Lease does not in fact terminate on the specified termination date, or if notice of such redemption is given in connection with a refinancing of Equipment Notes pursuant to (S) 2.11 and Mortgagee receives written notice of such revocation from Lessee or Owner Trustee not later than three days before the redemption date. All notices of redemption shall state: (1) the redemption date,
(2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place(s) where such Equipment Notes are to be surrendered for payment of the redemption price.

                   (c) On or before the redemption date, Owner Trustee (or any person on behalf of Owner Trustee) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date is not then held in the Collateral, deposit or cause to be deposited with Mortgagee by 12:00 noon on the redemption date, in immediately available funds, the redemption price of the Equipment Notes to be redeemed.

                   (d) If notice of redemption is given as aforesaid (and not revoked as contemplated in (S) 2.12(b)), then, on the redemption date, the Equipment Notes to be redeemed shall become due and payable at Mortgagee's Corporate Trust Office or at any office or agency maintained for such purposes pursuant to (S) 2.07, and from and after such redemption date (unless there shall be a default in the payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with such notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption is not so paid upon surrender for redemption, the principal amount thereof shall, until paid, continue to bear interest from the redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

         2.13.    OPTION TO PURCHASE EQUIPMENT NOTES

         In accordance with this (S) 2.13, Owner Participant may buy all (but not less than all) the Equipment Notes outstanding hereunder, and each Note Holder will sell to such buyer or its nominee (without recourse or warranty of any kind except against Liens on such Equipment Notes arising by, through, or under such holder), all such Note Holder's right, title, and interest in and to the Equipment Notes that it holds, and such buyer or its nominee shall assume all of such holder's obligations under the Participation Agreement and hereunder.

         Owner Participant may exercise such purchase option at any time following the occurrence of any of the following events, and in any such event the purchase price for each Equipment Note shall be the unpaid Original Amount thereof, plus accrued and unpaid interest thereon to (but excluding) the purchase date, and all other Secured Obligations owed, or then due and payable hereunder (including under the third paragraph of (S) 2.02 hereof). Such purchase option may be exercised if (x) a Mortgagee Event exists or (y) a Lease Event of Default exists, provided, that if such option is exercised pursuant to clause (y) when a Lease Event of Default has existed for less than 180 days, the purchase price provided in the preceding sentence shall also include any Make-Whole Amount.

         Owner Participant may exercise such purchase option by giving irrevocable written notice to Mortgagee, specifying a purchase date within 15 days after the date of such notice. Mortgagee shall promptly send a copy of such notice to each Note Holder. Mortgagee shall not exercise any of the remedies hereunder or (unless Owner Participant consents) under the Lease after such notice is given until the required purchase date.

         If Owner Participant so requests on or before the purchase date, the Note Holders will comply with (S) 2.07 to enable new Equipment Notes to be issued to Owner Trustee or Owner Participant or its nominee in such denominations as Owner Participant shall request. All taxes, charges, and expenses required pursuant to (S) 2.09 in connection with the issuance of such new Equipment Note shall be borne by Owner Participant.

         2.14.    SUBORDINATION

                  (a) Owner Trustee and (by accepting its Equipment Notes) each Note Holder agree that, after the commencement of a proceeding of the type referred to in (S) 4.02(g), no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder, including any payment or distribution of cash, property, or securities, except as expressly provided in Article III.

                  (b) By accepting its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that if it receives any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this (S) 2.14 or Article III, it will hold any amount so received in trust for the Senior Holder, and will forthwith turn over such payment to Mortgagee in the form received to be applied as provided in Article III.

                  (c) The "Senior Holder" is (1) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes (other than any Make-Whole Amount thereon) have been paid in full, (2) after such Secured Obligations have been paid in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes (other than any Make-Whole Amount thereon) have been paid in full, (3) after such Secured Obligations have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes (other than any Make-Whole Amount thereon) have been paid in full, (4) after such Secured Obligations have been paid in full, the Note Holders of Series A until any Make-Whole Amount in respect of Series A Equipment Notes has been paid in full,
(5) after such Secured Obligations have been paid in full, the Note Holders of Series B until any Make-Whole Amount in respect of Series B Equipment Notes has been paid in full, and (6) after such Secured Obligations have been paid in full, the Note Holders of Series C until any Make-Whole Amount in respect of Series C Equipment Notes has been paid in full.

         2.15.    LESSEE'S ASSUMPTION OF EQUIPMENT NOTES.

         If, in accordance with (S) 17.5.2 of the Lease and (S) 11.6 of the Participation Agreement, Lessee elects to assume Owner Trustee's obligations hereunder, under the Equipment Notes, and under the other Operative Agreements by a supplemental indenture reasonably satisfactory to Mortgagee (which shall contain (a) provisions substantially similar to (S)(S) 6, 7, 8, 10, 11, and 12 of the Lease, and (b) other provisions necessary or advisable to effectuate such assumption), then, upon delivery of such supplemental indenture, Holdings's delivery of a guarantee of the Equipment Notes and other amounts owing to the Note Holders and the other Mortgage Indemnitees substantially in the form of the Guarantee, Lessee's counsel's delivery of an opinion to the effect that such assumption has been duly and validly effected, and compliance with all other requirements of (S) 11.6 of the Participation Agreement, Owner Trustee shall be released and discharged from any further obligations hereunder and under the Equipment Notes and all other Operative Documents, and Owner Participant shall be released and discharged from any further obligations under the Participation Agreement and any other Operative Document to which it is a party, except with respect to any obligations that accrued before the release date.

                                   ARTICLE III

          RECEIPT, DISTRIBUTION, AND APPLICATION OF COLLATERAL PROCEEDS

         3.01.    BASIC RENT DISTRIBUTION

         Except as otherwise provided in (S) 3.02 and (S) 3.03, each installment of Basic Rent, any payment of interest on overdue installments of Basic Rent, and any payment received by Mortgagee pursuant to (S) 4.03 shall be promptly distributed in the following order of priority:

First,        (a) so much of such installment or payment as is required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Series A Equipment Note bears to the total amount of the payments then due under all Series A Equipment Notes;

         (b) after giving effect to subclause (a) of this clause "First", so much of such installment or payment remaining as is required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount and, to the extent permitted by

                  Law, on interest) then due under all Series B Equipment Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Series B Equipment Note bears to the total amount of the payments then due under all Series B Equipment Notes; and

         (c) after giving effect to subclause (b) of this clause "First", so much of such installment or payment remaining as is required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Series C Equipment Note bears to the total amount of the payments then due under all Series C Equipment Notes; and

Second, the balance, if any, of such installment remaining thereafter shall be distributed to Owner Trustee; provided, that if a Mortgage Event of Default exists, then such balance shall not be distributed as provided in this clause "Second" but shall be held by Mortgagee as part of the Collateral and invested in accordance with (S) 5.09 until whichever of the following first occurs: (a) all Mortgage Events of Default are cured or waived, in which event such balance shall be distributed as provided in this clause "Second", (b) (S) 3.03 applies, in which event such balance shall be distributed in accordance with (S) 3.03, or (c) 180 days pass after the receipt of such payment, in which event such payment shall be distributed as provided in this clause "Second".

         3.02. EVENT OF LOSS; REPLACEMENT; VOLUNTARY TERMINATION; OPTIONAL REDEMPTION

         Except as otherwise provided in (S) 3.03, any payments that Mortgagee receives (1) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss, (2) pursuant to a voluntary termination of the Lease pursuant to (S) 9 thereof or (S) 17.5 thereof (if Lessee does not assume the Equipment Notes in accordance with (S) 2.15 and (S)
11.6 of the Participation Agreement), or (3) pursuant to an optional redemption of the Equipment Notes pursuant to (S) 11 of the Participation Agreement shall be applied to redeem the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:

First, (a) to reimburse Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Lessee, under the Operative Agreements, and then
                  (b) to pay any other Secured Obligations then due to Mortgagee, the Note Holders, and the other Mortgage Indemnitees under this Mortgage, the Participation Agreement, or the Equipment Notes (other than amounts specified in clause "Second" of this (S) 3.02);

Second,       (a) to pay the amounts specified in subclause (a) of clause
                  "Third" of (S) 3.03, plus any Make-Whole Amount then due and payable on the Series A Equipment Notes;

             (b) after giving effect to subclause (a) of this clause "Second", to pay the amounts specified in subclause (b) of clause "Third" of (S) 3.03, plus any Make-Whole Amount then due and payable in respect of the Series B Equipment Notes;

             (c) after giving effect to subclause (b) of this clause "Second", to pay the amounts specified in subclause (c) of clause "Third" of (S) 3.03, plus any Make-Whole Amount then due and payable in respect of the Series C Equipment Notes; and

Third,            as provided in clause "Sixth" of (S) 3.03;

provided, that if a Replacement Airframe or Replacement Engine is substituted for the Airframe or Engine subject to such Event of Loss as provided in (S) 10 of the Lease and in accordance with (S) 5.06 hereof, any insurance, condemnation, or similar proceeds which result from such Event of Loss and are paid over to Mortgagee shall be held by Mortgagee as permitted by (S) 6.04 hereof (and such moneys shall be invested as provided in (S) 5.09 hereof) as additional security for Lessee's obligations under the Lessee Operative Agreements and, unless otherwise applied pursuant to the Lease, such proceeds (and such investment earnings) shall be released to Lessee at Lessee's written request upon the release of such damaged Airframe or Engine and the replacement thereof as provided in the Lease.

         3.03.    PAYMENTS AFTER DEFAULT

         Except as otherwise provided in (S) 3.04 hereof, all payments received and amounts held or realized by Mortgagee (including any amounts realized by Mortgagee from the exercise of any remedies pursuant to (S) 15 of the Lease or
Article IV hereof) if a Mortgage Event of Default exists or after the declaration specified in (S) 4.04(b) hereof, as well as all payments or amounts then held by

Mortgagee as part of the Collateral, shall be promptly distributed by Mortgagee in the following order of priority:

First, so much of such payments or amounts as shall be required (a) to reimburse Mortgagee or SSB for any tax (except to the extent resulting from Mortgagee's failure to withhold taxes pursuant to (S) 2.04(b)), expense, or other loss (including all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products, and profits of, the property included in the Collateral (all such property being the "Mortgaged Property") pursuant to (S) 4.05(b)) incurred by Mortgagee or SSB (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by Mortgagee, SSB, or the Note Holders in the protection, exercise, or enforcement of any right, power, or remedy or any damages sustained by Mortgagee, SSB, or any Note Holder (liquidated or otherwise) upon such Mortgage Event of Default shall be applied by Mortgagee as between itself, SSB, and the Note Holders to reimburse such expenses and any other expenses for which Mortgagee, SSB, or the Note Holders are entitled to reimbursement under any Operative Agreement, and (b) to pay all Secured Obligations payable to the other Mortgage Indemnitees hereunder and under the Participation Agreement and the Lease (other than amounts specified in clauses "Second", "Third", and "Fifth" of this (S) 3.03); and if the amount to be so distributed is insufficient to pay all amounts described in subclauses (a) and (b), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as is required to reimburse the then-existing or prior Note Holders for payments made pursuant to (S) 5.03 (to the extent not previously reimbursed) shall be distributed to such then-existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment or payments made by each such then-existing or prior Note Holder pursuant to (S) 5.03;

Third,        (a) so much of such payments or amounts remaining as is
                  required to pay in full (1) the unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) and all other Secured Obligations in respect of the Series A Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series A; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of all Series A Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than any Make-Whole Amount) to the date of distribution, bears to (y) the unpaid Original Amount of all Series A Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) to the distribution date; and
                  (2) thereafter, any Secured Obligations payable to the Class A Certificateholders (as defined in the Intercreditor Agreement);

         (b) after giving effect to subclause (a) of this clause "Third", so much of such payments or amounts remaining as is required to pay in full (1) any Secured Obligations payable to the Class B Certificateholders (as defined in the Intercreditor Agreement) and (2) thereafter, the unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series B; and if the aggregate amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than any Make-Whole Amount) to the date of distribution, bears to (y) the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the distribution date; and

         (c) after giving effect to subclause (b) of this clause "Third", so much of such payments or amounts remaining as is required to pay in full (1) the unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, which shall not be due and payable) and all other Secured Obligations in respect of the Series C Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series C; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than any Make-Whole Amount) to the date of distribution, bears to (y) the unpaid Original Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than the Make-Whole Amount) to the distribution date; and (2) thereafter, any Secured Obligations payable to the Class C Certificateholders (as defined in the Intercreditor Agreement)

Fourth, so much of such payments or amounts remaining as is required to pay an amount equal to (a) (1) (aa) the excess of (x) the Stipulated Loss Value of the Aircraft, determined as of the SLV Date before the payment date (or, if the payment date occurs on an SLV Date, determined on such SLV Date), plus (y) any Basic Rent due and payable before or (if payable in arrears but not if payable in advance) on such SLV Date, over
                  (bb) the total unpaid principal amount of all Equipment Notes and all accrued but unpaid interest thereon as of such SLV Date (before giving effect to any payments pursuant to clause "Third" of this (S) 3.03), plus (2) interest on such amount at the Debt Rate from such SLV Date to such payment date, and (b) all other amounts then due and payable to Owner Trustee or Owner Participant pursuant to the indemnification and other provisions of the Operative Agreements, shall be distributed to Owner Trustee for distribution pursuant to the Trust Agreement;

Fifth,        (a) so much of such payments or amounts remaining as is
                  required to pay in full the unpaid Make-Whole Amount due on all Series A Equipment Notes shall be distributed to the Note Holders of Series A; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the total unpaid amount thereof owed to each Series A Note Holder bears to (y) the total amount thereof owed to all Series A Note Holders;

         (b) after giving effect to subclause (a) of this clause "Fifth", so much of such payments or amounts remaining as is required to pay in full the unpaid Make-Whole Amount due on all Series B Equipment Notes shall be distributed to the Note Holders of Series B; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the total unpaid amount thereof owed to each Series B Note Holder bears to (y) the total amount thereof owed to all Series B Note Holders; and


         (c) after giving effect to subclause (b) of this clause "Fifth", so much of such payments or amounts remaining as is required to pay in full the unpaid Make-Whole Amount due on all Series C Equipment Notes shall be distributed to the Note Holders of Series C; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the total unpaid amount thereof owed to each Series C Note Holder bears to (y) the total amount thereof owed to all Series C Note Holders; and

Sixth, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Owner Trustee.

         3.04.    CERTAIN PAYMENTS

                  (a) Any payments that Mortgagee receives, and that this Mortgage (other than this (S) 3.04(a)) does not provide how to apply but the Lease or the Participation Agreement does provide how to apply, shall be applied forthwith to the purpose for which such payment was made in accordance with the Lease or the Participation Agreement (as applicable).

                  (b) Notwithstanding anything to the contrary in this Article III, Mortgagee will distribute promptly upon receipt any indemnity payment that it receives from Owner Trustee or Lessee in respect of SSB, any Note Holder, any Certificate Holder, or any other Mortgage Indemnitee, in each case whether pursuant to (S) 9 of the Participation Agreement or as Supplemental Rent, directly to the Person entitled thereto. Any payment received by Mortgagee under the second paragraph of (S) 2.02 or, if a Mortgage Event of Default exists, under (S) 1(b) or (c) of the KfW Agreement or (S) 1(b) of the Boeing Agreement, shall be distributed to the Subordination Agent to be distributed in accordance with the Intercreditor Agreement.

                  (c) Notwithstanding anything to the contrary in this Article III, Mortgagee shall distribute any Excluded Payment that it receives, promptly upon receipt, directly to the Person(s) entitled to it.

                  (d) Notwithstanding any provision of this Mortgage to the contrary, any amounts that Mortgagee holds pursuant to the Lease or any Permitted Sublease assignment shall be held by Mortgagee as security for Lessee's obligations under the Lessee Operative Agreements and, if and when required by the Lease, paid or applied in accordance with the applicable provisions of the Lease.

         3.05.    OTHER PAYMENTS

         Mortgagee shall distribute in the following order of priority any payments that it receives, and that the Operative Agreements (other than this (S) 3.05) do not provide how to apply, (a) to the extent received or realized at any time before the payment in full of all Secured Obligations due the Note Holders, in the order of priority specified in (S) 3.01, subject to the proviso thereto, and (b) to the extent received after payment in full of all Secured Obligations,

First, to the extent payments or amounts described in clause "First" of (S) 3.03 are otherwise obligations of Lessee under the Operative Agreements or for which Lessee is obligated to indemnify against thereunder, in the manner provided in clause "First" of (S) 3.03, and

Second,           in the manner provided in clause "Sixth" of (S) 3.03.

         Further, and except as otherwise provided in (S) 3.02, (S) 3.03, and
(S) 3.04, all payments received and amounts realized by Mortgagee under the Lease or otherwise with respect to the Aircraft (including all amounts realized upon the sale or re-lease of the Aircraft after the termination of the Lease with respect thereto), to the extent received or realized at any time after payment in full of all Secured Obligations due the Note Holders, shall be distributed by Mortgagee in the order of priority specified in clause (b) of the first sentence of this (S) 3.05.

         3.06.    PAYMENTS TO OWNER TRUSTEE

         Any amounts distributed hereunder by Mortgagee to Owner Trustee shall be paid to Owner Trustee (within the time limits contemplated by (S) 2.04(a)) by wire transfer of funds of the type received by Mortgagee at such office and to such account(s) of such entity or entities as shall be designated by notice from Owner Trustee to Mortgagee from time to time. Owner Trustee hereby notifies Mortgagee that, unless and until Mortgagee receives notice to the contrary from Owner Trustee, all amounts to be distributed to Owner Trustee pursuant to clause "Second" of (S) 3.01 or clause "Fourth" or "Sixth" of (S) 3.03 shall be distributed by wire transfer of funds of the type received by Mortgagee to Owner Participant's account (within the time limits contemplated by (S) 2.04(a)) specified in Schedule 1 to the Participation Agreement.

         3.07.    APPLICATION OF PAYMENTS UNDER GUARANTEE.

         Mortgagee shall distribute all payments that it receives pursuant to the Guarantee in the same order of priority, and in the same manner, as it would have distributed the payment for which such payment under the Guarantee was made.

                                   ARTICLE IV

  OWNER TRUSTEE'S COVENANTS; MORTGAGE EVENTS OF DEFAULT; REMEDIES OF MORTGAGEE

         4.01.    OWNER TRUSTEE'S COVENANTS

         Owner Trustee and (as to (S) 4.01(b) only) FSB hereby covenant and agree as follows:

                   (a) Owner Trustee will duly and punctually pay the Original Amount of, Make-Whole Amount (if any), and interest on and other amounts due under the Equipment Notes and hereunder in accordance with the terms of the Equipment Notes and this Mortgage and all amounts (if any) payable by it to the Note Holders under the Participation Agreement or (S) 9 of the Lease;

                   (b) FSB will not, directly or indirectly, cause or permit to exist a Lessor Lien attributable to it in its individual capacity with respect to the Aircraft or any other portion of the Trust Estate; will promptly, at its own expense, take such action as is necessary duly to discharge such Lessor Lien attributable to it in its individual capacity; and will make restitution to the Collateral for any actual diminution of the assets of the Trust Estate resulting from such Lessor Liens attributable to it in its individual capacity;

                   (c) if Owner Trustee obtains Actual Knowledge of a Mortgage Default or an Event of Loss, Owner Trustee will give prompt written notice of such Mortgage Default or Event of Loss to Mortgagee, each Note Holder, each Certificate Holder, Lessee, and Owner Participant;

                   (d) Owner Trustee will furnish to the Note Holders, each Certificate Holder, and Mortgagee, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, and other instruments furnished to Owner Trustee under the Lease, including a copy of each report or notice received pursuant to (S) 9, (S) 8.2, or Annex D (S) E of the Lease to the extent that Lessee does not furnish it or is not required to furnish it to the Note Holders, each Certificate Holder, or Mortgagee pursuant to the Lease;

                   (e) except with Mortgagee's consent (acting pursuant to instructions given in accordance with (S) 9.01 hereof) or as provided in (S) 2 and (S) 11 of the Participation Agreement, Owner Trustee will not contract for, create, incur, assume, or suffer to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person; and

                   (f) Owner Trustee will not enter into any business or other activity other than the business of owning the Aircraft, the leasing thereof to Lessee, and the carrying out of the Transactions.

         4.02.    MORTGAGE EVENT OF DEFAULT

         "Mortgage Event of Default" means any of the following events (whatever the reason for such Mortgage Event of Default and whether such event is voluntary or involuntary or comes about or is effected by operation of Law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

                   (a) any Lease Event of Default exists (provided, that any such Lease Event of Default caused solely by Lessee's failure to pay to Owner Trustee or Owner Participant when due any Excluded Payment shall not constitute a Mortgage Event of Default unless Owner Trustee notifies Mortgagee that such failure shall constitute a Mortgage Event of Default); or

                   (b) Owner Trustee fails to pay when due any payment of Original Amount of, interest on, or any Make-Whole Amount or other amount due and payable under any Equipment Note or hereunder (other than as a result of a Lease Default), and such failure continues unremedied for 10 days in the case of any payment of Original Amount or interest or Make-Whole Amount (if any) thereon and, in the case of any other amount, for 10 Business Days after Owner Trustee or Owner Participant receives written demand from Mortgagee or any Note Holder; or

                   (c) any Lien required to be discharged by FSB pursuant to (S) 4.01(b) hereof, or by FSB or Owner Trustee pursuant to (S) 7.3.1 of the Participation Agreement, or by Owner Participant pursuant to (S) 7.2.1 of the Participation Agreement remains undischarged for 30 days after FSB, Owner Trustee, or Owner Participant (as applicable) receives written notice from Mortgagee or any Note Holder of such Lien; or

                   (d) any representation or warranty made by Owner Participant or Owner Trustee in the Participation Agreement or this Mortgage or in any certificate furnished by Owner Participant or Owner Trustee to Mortgagee or any Note Holder in connection with the Transactions proves to have been false or incorrect when made in any material respect and continues to be material and adverse to the interests of Mortgagee or the Note Holders; and if such misrepresentation is capable of being corrected and if such correction is being sought diligently, such misrepresentation is not corrected within 60 days (or, without affecting (S) 4.02(f) hereof, in the case of the representation made in
(S) 6.3.6 or (S) 6.2.6 of the Participation Agreement as to citizenship of FSB or of Owner Participant, respectively, as soon as is reasonably practicable but in any event within 30 days) following notice thereof from Mortgagee or any Note Holder to FSB or Owner Participant (as applicable); or

                   (e) other than as provided in (c) above or (f) below, Owner Trustee or Owner Participant fails to observe or perform any of its other covenants or obligations for the benefit of Mortgagee or the Note Holders in the Participation Agreement, the Trust Agreement, the Equipment Notes, or this Mortgage which is not remedied within 60 days after notice thereof is given to Owner Trustee and Owner Participant; or

                   (f) FSB or Owner Participant is not a "citizen of the United States" within the meaning of (S) 40102(a)(15) of the Transportation Code, and as the result thereof the registration of the Aircraft under the Transportation Code, and regulations then applicable thereunder, is impermissible or ceases to be effective (determined without regard to any provision of Law that permits the U.S. registration of the Aircraft based on restricting the basing location, use, or operation of the Aircraft); or

                   (g) at any time either (1) an involuntary case or other proceeding is commenced in respect of Owner Participant, [OP's guarantor,] Owner Trustee, the Trust, or the Trust Estate under the Bankruptcy Code, or any other applicable federal or state bankruptcy, insolvency, or other similar Law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of Owner Participant, [OP's guarantor,] Owner Trustee, the Trust, or the Trust Estate or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs, and such case or other proceeding continues undismissed and unstayed for 60 consecutive days; or (2) Owner Participant, [OP's guarantor,] Owner Trustee, the Trust, or the Trust Estate commences a voluntary case or proceeding under the Bankruptcy Code, or any other applicable federal or state bankruptcy, insolvency, or other similar Law in the United States, or Owner Participant, [OP's guarantor,] Owner Trustee, the Trust, or the Trust Estate consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Owner Participant, [OP's guarantor,] Owner Trustee, the Trust, or the Trust Estate or for all or substantially all of its property, or Owner Participant, [OP's guarantor,] Owner Trustee, the Trust, or the Trust Estate makes any assignment for the benefit of creditors, or Owner Participant, [OP's guarantor,], or Owner Trustee takes any action to authorize any of the foregoing.

         [(h) OP's guarantor repudiates its obligations under the OP Guarantee.]

         4.03.    CERTAIN RIGHTS

         Mortgagee shall promptly notify the Note Holders, Owner Trustee, and Owner Participant of any Mortgage Event of Default of which Mortgagee has Actual Knowledge, and shall give the Note Holders, Owner Trustee, and Owner Participant not less than 10 Business Days' prior written notice of the date (the "Enforcement Date") on or after which Mortgagee may (subject to the limitation in (S) 4.04(a)) commence and consummate the exercise of any remedy or remedies described in (S) 4.04, (S) 4.05, or (S) 4.06. Without limiting the generality of the foregoing, Mortgagee shall give Owner Trustee, Owner Participant, and Lessee at least 10 Business Days' prior written notice (which may be given concurrently with notice of the Enforcement Date) of any declaration of the Lease to be in default pursuant to (S) 14 and (S) 15 of the Lease or any cancellation of the Lease or of the exercise of any remedy or remedies pursuant to (S) 15 of the Lease. If a Mortgage Event of Default exists, Owner Trustee shall have the rights set forth below in this (S) 4.03, any of which may be exercised directly by Owner Participant.

         If, as a result of the occurrence of a Mortgage Event of Default arising from Lessee's nonpayment of Basic Rent due under the Lease, Mortgagee does not have sufficient funds to make any payment of Original Amount and interest on any Equipment Note on the day it becomes due and payable, Owner Trustee may (but shall not be obligated to) pay to Mortgagee before the Enforcement Date, in the manner provided in (S) 2.04, for application in accordance with (S) 3.01, an amount equal to the portion of the Original Amount and interest (including interest, if any, on any overdue payments of such portion of Original Amount and interest) then due and payable on the Equipment Notes, and, unless Owner Trustee has cured Mortgage Events of Default in respect of payments of Basic Rent on each of the three preceding Basic Rent payment dates, or Owner Trustee has cured six previous Mortgage Events of Default in respect of payments of Basic Rent, such payment by Owner Trustee shall, solely for purposes of this Mortgage, be deemed to cure any Mortgage Event of Default which would otherwise have arisen on account of Lessee's nonpayment of such installment of Basic Rent (but not any other Mortgage Default that exists).

         Owner Trustee may (but shall not be obligated to) cure any Mortgage Event of Default (other than in respect of the nonpayment of Basic Rent by Lessee) which can be cured by the payment of money, by making such payment before the Enforcement Date as is necessary to accomplish the observance or performance of the defaulted covenant, condition, or agreement to the party entitled to the same.

         Except as hereinafter in this (S) 4.03 provided, Owner Trustee shall not, as a result of exercising the right to cure any such Mortgage Event of Default, obtain any Lien on any of the Mortgaged Property or any Rent payable under the Lease for or on account of costs or expenses incurred in connection with the exercise of such right, nor shall any claim of Owner Trustee against Lessee or any other party for the repayment of such costs or expenses impair the prior right and security interest of Mortgagee in and to the Mortgaged Property. Upon any payment by Owner Trustee pursuant to the two preceding paragraphs of this (S) 4.03, Owner Trustee shall be subrogated to the rights of Mortgagee and the Note Holders in respect of the Basic Rent which was overdue at the time of such payment and interest payable by Lessee on account of its being overdue and any Supplemental Rent in respect of the reimbursement of amounts paid by Owner Trustee pursuant to the preceding paragraph (but in either case shall have no rights as a secured party hereunder), and thereafter, Owner Trustee shall be entitled (so long as no Special Default or Mortgage Event of Default exists) to receive such overdue Rent and interest thereon upon receipt thereof by Mortgagee; provided, that (a) if the Original Amount and interest on the Equipment Notes has become due and payable pursuant to (S) 4.04(b), such subrogation shall, until the Secured Obligations shall have been paid in full, be subordinate to the rights of Mortgagee, the Note Holders, and the Mortgage Indemnitees in respect of such payment of overdue Basic Rent, Supplemental Rent, and such interest, and (b) Owner Trustee shall not otherwise attempt to recover any such amount paid by it on behalf of Lessee pursuant to this (S) 4.03 except by demanding of Lessee payment of such amount, or by commencing an action at law against Lessee and obtaining and enforcing a judgment against Lessee for the payment of such amount or taking appropriate action in a pending action at law against Lessee (provided, that at no time while a Special Default or Mortgage Event of Default exists shall any such demand be made or shall any such action be commenced (or continued), and any amounts nevertheless received by Owner Trustee in respect thereof shall be held in trust for the benefit of, and promptly paid to, Mortgagee for distribution as provided in (S) 3.03).

         Neither Owner Trustee nor Owner Participant shall have the right to cure any Lease Default except as specified in this (S) 4.03.

         4.04.    REMEDIES

                   (a) If a Mortgage Event of Default exists, then and in every such case Mortgagee may, subject to the second and third paragraphs of this (S) 4.04(a), exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article IV, and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, and, if such Mortgage Event of Default is also a Lease Event of Default, any and all of the remedies pursuant to (S) 15 of the Lease and pursuant to any Permitted Sublease assignment, and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto and may exclude Owner Participant, Owner Trustee, and Lessee and all persons claiming under any of them wholly or partly therefrom; provided, that Mortgagee shall give Owner Trustee and Owner Participant 20 days' prior written notice of its intention to sell the Aircraft (which notice need not wait until after the expiration of the 10-Business-Day period described in the first sentence of (S) 4.03). Unless a Mortgage Event of Default not resulting from or relating to a Lease Event of Default exists, Owner Participant may bid at the sale and become the purchaser. Without limiting any of the foregoing, Mortgagee may exercise any right of sale of the Aircraft available to it, even if it has not taken possession of the Aircraft and does not have possession of the Aircraft at the time of such sale.

         Anything in this Mortgage to the contrary notwithstanding, Mortgagee shall not be entitled to foreclose the Lien of this Mortgage or exercise any dispossessory remedy hereunder as a result of a Mortgage Event of Default which arises solely by reason of one or more Lease Events of Default unless Mortgagee (as security assignee of Owner Trustee) has exercised or is concurrently exercising one or more of the dispossessory remedies provided for in (S) 15 of the Lease with respect to the Aircraft; provided, that such requirement to exercise one or more of such remedies under the Lease shall not apply in circumstances where Mortgagee is, and has been, for a continuous period in excess of 60 days or such other period as shall be specified in Section 1110(a)(1)(A) of the Bankruptcy Code (such 60-day or other period being the "NEW
SECTION 1110 PERIOD"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "CONTINUOUS STAY PERIOD"); provided, FURTHER, that the requirement to exercise one or more of such remedies under the Lease shall nonetheless apply during a Continuous Stay Period subsequent to the expiration of the New Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the New Section 1110 Period (aa) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the New Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and its continuing to perform as required by Section 1110(a)(1)(A-B) of the Bankruptcy Code, or
(bb) is an extension of the New Section 1110 Period with the consent of Mortgagee pursuant to Section 1110(b) of the Bankruptcy Code, or (cc) results from Lessee's assumption during the New Section 1110 Period (with the approval of the relevant court) of the Lease pursuant to (S) 365 of the

Bankruptcy Code, and Lessee's continuous performance of the Lease as so assumed, or (dd) is the consequence of Mortgagee's own failure to give any requisite notice to any Person. If Lessee contests Section 1110's applicability to the Aircraft in judicial proceedings, Mortgagee and Owner Trustee shall have the right to participate in such proceedings; provided, that no such participation by Owner Trustee shall affect in any way any rights or remedy of Mortgagee hereunder.

         Subject only to the two preceding paragraphs, Mortgagee's inability (described in such paragraphs) to exercise any right or remedy under the Lease shall in no event and under no circumstances prevent Mortgagee from exercising any or all of its rights, powers, and remedies under this Mortgage, including this Article IV.

                   (b) If a Mortgage Event of Default exists, then and in every such case Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice(s) to Owner Trustee and Owner Participant, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon together with any Make-Whole Amount and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest, or notice (all of which are hereby waived); provided, that if a Mortgage Event of Default referred to in (S) 4.02(g) or a Lease Event of Default under (S) 14.5 of the Lease occurs, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest and all other amounts due thereunder and hereunder, shall immediately and without further act become due and payable without presentment, demand, protest, or notice (all of which are hereby waived); provided, FURTHER, that in the event of a reorganization proceeding involving Lessee instituted under Chapter 11 of the Bankruptcy Code, if no Lease Event of Default (including any Lease Event of Default in (S) 14.3 of the Lease) and no other Mortgage Event of Default (other than the failure to pay the Original Amount of the Equipment Notes which by such declaration have become payable) exists at any time after the consummation of such proceeding, such declaration shall be automatically rescinded without any further action on the part of any Note Holder.

         This (S) 4.04(b) is subject to the condition that, if at any time after the Original Amount of the Equipment Notes has become so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, is entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) have been duly paid, and every other Mortgage Default with respect to any covenant or provision of this Mortgage has been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with Mortgagee, rescind and annul Mortgagee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Mortgage Default or impair any right consequent thereon.

         Any acceleration pursuant to this (S) 4.04(b) shall be automatically rescinded and any related declaration of a Mortgage Event of Default annulled if, in accordance with (S) 4.03, Owner Trustee cures the Mortgage Event of Default that resulted in such acceleration or declaration.

                   (c) The Note Holders shall be entitled, at any sale pursuant to (S) 15 of the Lease or this (S) 4.04, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Mortgage (only to the extent that such purchase price would have been paid to such Note Holder pursuant to
Article III if such purchase price were paid in cash and the foregoing provisions of this (S) 4.04(c) were not given effect).

                   (d) In the event of any sale of the Collateral, or any part thereof, pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of any of the terms of this Mortgage, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon together with any Make-Whole Amount, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest, or notice (all of which are hereby waived).

                   (e) Notwithstanding anything herein, so long as the Pass-Through Trustee under any Pass-Through Trust Agreement (or its designee) is a Note Holder, Mortgagee will not be authorized or empowered to acquire title to any Mortgaged Property or take any action with respect to any Mortgaged Property so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

         4.05.    RETURN OF AIRCRAFT, ETC.

                   (a) If a Mortgage Event of Default exists and the Equipment Notes have been accelerated, subject to (S) 4.03 and unless Owner Trustee or Owner Participant elects to buy the Equipment Notes, at Mortgagee's request, Owner Trustee shall promptly execute and deliver to Mortgagee such instruments of title and other documents as Mortgagee deems necessary or advisable to enable Mortgagee (or an agent or representative designated by Mortgagee), at such time(s) and place(s) as Mortgagee specifies, to obtain possession of all or any part of the Mortgaged Property included in the

Collateral to which Mortgagee is at the time entitled hereunder. If Owner Trustee for any reason fails to execute and deliver such instruments and documents after such request by Mortgagee, Mortgagee may (1) obtain a judgment conferring on Mortgagee the right to immediate possession and requiring Owner Trustee to execute and deliver such instruments and documents to Mortgagee, to the entry of which judgment Owner Trustee hereby specifically consents to the fullest extent permitted by Law, and (2) pursue all or part of such Mortgaged Property wherever it may be found and, if a Lease Event of Default exists, may enter any of Lessee's premises wherever such Mortgaged Property may be or be supposed to be and search for such Mortgaged Property and take possession of and remove such Mortgaged Property. All expenses of obtaining such judgment or of pursuing, searching for, and taking such property shall, until paid, be secured by the Lien of this Mortgage.

                   (b) Upon every such taking of possession, Mortgagee may, from time to time, at the expense of the Mortgaged Property, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, or modification or alteration to and of the Mortgaged Property, as it deems proper. In each such case, Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify, or alter the Mortgaged Property and to carry on the business and to exercise all rights and powers of Owner Participant and Owner Trustee relating to the Mortgaged Property, as Mortgagee deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, or alteration of the Mortgaged Property or any part thereof as Mortgagee shall determine, and Mortgagee shall be entitled to collect and receive directly all tolls, rents (including Rent), revenues, issues, income, and profits of the Mortgaged Property and every part thereof, except Excluded Payments, without prejudice to Mortgagee's right under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, Mortgagee hereunder other than Excluded Payments. Such tolls, rents (including Rent), revenues, issues, income, and profits shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification, or alteration of the Mortgaged Property and of conducting the business thereof, and to make any and all payments which Mortgagee may be required or may elect to make for taxes, assessments, insurance, or other proper charges upon the Mortgaged Property or any part thereof (including the employment of engineers and accountants to examine, inspect, and make reports upon Owner Trustee's properties and books and records), and all other payments which Mortgagee is required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for

Mortgagee's services, and of all persons properly engaged and employed by Mortgagee with respect hereto.

         4.06.    REMEDIES CUMULATIVE

         Each and every right, power, and remedy given to Mortgagee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at Law, and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as Mortgagee deems expedient, and the exercise or the beginning of the exercise of any power or remedy shall not waive the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Mortgagee in the exercise of any right, remedy, or power or in the pursuance of any remedy shall impair any such right, power, or remedy or waive any default on the part of Owner Trustee or Lessee or acquiesce therein.

         4.07.    DISCONTINUANCE OF PROCEEDINGS

         If Mortgagee institutes any proceeding to enforce any right, power, or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to Mortgagee, then and in every such case Owner Trustee, Mortgagee, and Lessee shall (subject to any determination in such proceedings) be restored to their former positions and rights hereunder with respect to the Mortgaged Property, and all rights, remedies, and powers of Owner Trustee, Mortgagee, or Lessee shall continue as if no such proceedings had been instituted.

         4.08.    WAIVER OF PAST DEFAULTS

         Upon written instruction from a Majority in Interest of Note Holders, Mortgagee shall waive any past Mortgage Default and its consequences, and upon any such waiver such Mortgage Default shall cease to exist and any Mortgage Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Mortgage Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, Mortgagee shall not waive any Mortgage Default (a) in the payment of the Original Amount, Make-Whole Amount (if any), and interest and other amounts due under any Equipment Note then outstanding, or (b) in respect of a covenant or provision hereof which, under Article IX, cannot be modified or amended without the consent of each Note Holder.

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

         4.09.    APPOINTMENT OF RECEIVER

         Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be Mortgagee or any successor or nominee thereof) for all or any part of the Mortgaged Property, whether such receivership is incidental to a proposed sale of the Mortgaged Property or the taking of possession thereof or otherwise, and Owner Trustee hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Mortgaged Property shall be entitled to exercise all Mortgagee's rights and powers with respect to the Mortgaged Property.

         4.10.    MORTGAGEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC.

         Subject to the provisions of this Mortgage, Owner Trustee irrevocably appoints Mortgagee as Owner Trustee's true and lawful attorney-in-fact (which appointment is coupled with an interest) in its name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer, or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments, and other instruments as may be necessary or appropriate, with full power of substitution, Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable Law. Nevertheless, if so requested by Mortgagee or any purchaser, Owner Trustee shall ratify and confirm any such sale, assignment, transfer, or delivery, by executing and delivering to Mortgagee or such purchaser all bills of sale, assignments, releases, and other proper instruments to effect such ratification and confirmation as shall be designated in any such request.

         4.11.    RIGHTS OF NOTE HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Mortgage, the right of any Note Holder to receive payment of principal of, any Make-Whole Amount on, and interest on an Equipment Note on or after the respective due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without the consent of such Note Holder.

                                    ARTICLE V

                               MORTGAGEE'S DUTIES

         5.01.    NOTICE OF DEFAULT

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

         If Mortgagee obtains Actual Knowledge of a Mortgage Default, Mortgagee shall promptly notify Owner Trustee, Owner Participant, Lessee, each Note Holder and each Certificate Holder. Subject to (S)(S) 2.13, 4.03, 4.04, 4.08, 5.02, and 5.03, Mortgagee shall take such action, or refrain from taking such action, with respect to such Mortgage Default (including with respect to the exercise of any rights or remedies hereunder) in accordance with written instructions received from a Majority in Interest of Note Holders. Subject to (S) 5.03, if Mortgagee does not receive instructions as above provided within 20 days after mailing notice of such Mortgage Default to the Note Holders, Mortgagee may (subject to instructions thereafter received pursuant to the preceding provisions of this (S) 5.01) take or refrain from taking such action (but shall be under no duty to take or refrain from taking any action) with respect to such Mortgage Default as it determines to be advisable in the best interests of the Note Holders; provided, that Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Mortgage, unless such Person has Actual Knowledge, Mortgagee, Owner Trustee, or Owner Participant shall not be deemed to have knowledge of a Mortgage Default (except that Lessee's failure to pay any installment of Basic Rent within one Business Day after it becomes due, if any portion of such installment was then required to be paid to Mortgagee, shall constitute Mortgagee's knowledge of a Mortgage Default) unless notified in writing by Lessee, Owner Trustee, Owner Participant, or one or more Note Holders.

         5.02.    ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND LIMITATIONS

                   (a) Subject to (S)(S) 2.13, 4.03, 4.04(a), 4.04(b), 4.08,
5.01, and 5.03, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, Mortgagee shall, subject to this (S) 5.02, take such of the following actions as shall be specified in such instructions: (x) give such notice or direction or exercise such right, remedy, or power hereunder as specified in such instructions; (y) give such notice or direction or exercise such right, remedy, or power under the Lease, the Participation Agreement, the Purchase Agreement, the Purchase Agreement Assignment, or any other part of the Collateral as specified in such instructions; and (z) approve as satisfactory to Mortgagee all matters required by the Lease to be satisfactory to Owner Trustee (and, without the written instructions of a Majority in Interest of Note Holders, Mortgagee shall not approve any such matter as satisfactory to Mortgagee); provided, that anything in the Operative Agreements to the contrary notwithstanding, but subject to the following paragraph:

                  (1) Owner Trustee or Owner Participant may, without Mortgagee's consent, exercise any election or option or make any decision or determination or give or receive any notice, consent, waiver, or approval in respect of any Excluded Payment, or demand, collect, sue for, or otherwise obtain all amounts included in Excluded Payments from Lessee, and seek legal or equitable remedies to require Lessee to maintain the insurance coverage referred to in (S) 11 of the Lease (or the comparable provisions of any assigned Permitted Sublease); provided, that the rights referred to in this clause (1) shall not include the exercise of any remedies provided for in (S) 15 of the Lease other than the right to proceed by appropriate court action to enforce Lessee's payment of such amounts included in Excluded Payments or Lessee's performance of such insurance covenant or to recover damages for the breach thereof or for specific performance of any other term of the Lease (or the comparable provisions of any assigned Permitted Sublease);

                  (2) (aa) Mortgagee shall not, without Owner Trustee's consent, enter into, execute, or deliver amendments or modifications of the Lease, any assigned Permitted Sublease, or any Permitted Sublease assignment, and (bb) unless a Mortgagee Event exists, Mortgagee shall not, without Owner Trustee's consent (which consent shall not be withheld if no right or interest of Owner Trustee or Owner Participant is diminished or impaired thereby), (i) enter into, execute, or deliver waivers or consents for the Lease, or (ii) approve any accountants, engineers, appraisers, or counsel as satisfactory to render services for or issue opinions to Owner Trustee pursuant to the Operative Agreements; provided, that whether or not any Mortgagee Event exists, Owner Trustee's consent shall be required with respect to any waiver or consent as to (S) 5, (S) 7, or (S) 11 of the Lease, or of any other section of the Lease to the extent such action affects (x) the amount or timing of, or the right to enforce payment of, any Excluded Payment, or (y) the amount or timing of any amounts payable by Lessee under the Lease as originally executed (or as subsequently modified with Owner Trustee's consent) which, absent the existence of a Mortgage Event of Default, would be distributable to Owner Trustee under Article III hereof;

                  (3) whether or not a Mortgage Default exists, Owner Trustee and Owner Participant shall have the right, together with Mortgagee,
         (1) to receive from Lessee or any Permitted Sublessee certificates and other documents and information that Lessee is required to give or furnish to Owner Trustee or the Lessor pursuant to any Operative Agreement, and (2) to inspect in accordance with the Lease the Airframe and Engines and all Aircraft Documents;

                  (4) whether or not a Mortgage Default exists, Owner Trustee shall have the right to increase Rent, Stipulated Loss Values,

         Termination Values, and EBO Price as provided in (S) 3.2.1 of the Lease, and to adjust the EBO Date;

                  (5) if no Mortgagee Event exists, Owner Trustee shall have the right, to the exclusion of Mortgagee, to adjust Basic Rent, Stipulated Loss Values, Termination Values, and EBO Price as provided in (S) 3.2 of the Lease or to decrease any installment or amount of Basic Rent, Stipulated Loss Value, Termination Value, and EBO Price as such installments and amounts are set forth in Schedules 2, 3, and 4 (respectively) to the Lease, to the extent of the portion of such installment or amount that would, under (S) 3.01, (S) 3.02, or (S) 3.03 hereof (as applicable) be distributable to Owner Trustee or Owner Participant;

                  (6) whether or not a Mortgage Default exists, Owner Trustee may, without Mortgagee's consent, (aa) solicit and make bids for the Aircraft under (S) 9 of the Lease in respect of Lessee's termination of the Lease pursuant to such (S) 9, (bb) determine Fair Market Sales Value and Fair Market Rental Value under (S) 17 of the Lease for all purposes except following a Mortgagee Event or the commencement of exercise of dispossessory remedies pursuant to (S) 15 of the Lease, and
         (cc) make an election in accordance with (S) 9.1(b), (S) 9.2, and (S)
         9.3 of the Lease; and

                  (7) if no Mortgage Event of Default exists, Owner Trustee shall have the right (aa) to the exclusion of Mortgagee (i) to exercise all rights of Lessor upon the return of the Aircraft under (S) 5 of the Lease, and (ii) to exercise all rights of Lessor under (S) 17 of the Lease with respect to the retention by the Lessee of the Aircraft or Lessee's exercise of Lessee's renewal and purchase options and in respect of the solicitations of bids under (S) 9 of the Lease, and (bb) together with Mortgagee (the agreement of both Owner Trustee and Mortgagee being required for any such action), (i) to exercise all rights of Lessor with respect to Lessee's use and operation, modification, or maintenance of the Aircraft and any Engine, and (ii) to consent to and approve any assignment pursuant to (S) 13 of the Lease;

         Notwithstanding anything to the contrary herein (including this (S) 5.02), Mortgagee shall have the right, to the exclusion of Owner Trustee and Owner Participant, (xx) to declare the Lease to be in default under (S) 15 thereof, and (yy) subject only to (S) 4.03, (S) 4.04(a), (S) 4.04(b), and (S)
2.13 hereof, to exercise the remedies in such (S) 15 (other than in connection with Excluded Payments; provided, that each of Owner Trustee, Owner Participant, and Mortgagee independently retains the rights in (S) 15.1.5(b) (with respect to Owner Trustee and Owner Participant, solely as to Excluded Payments) and (subject to (S) 4.03 hereof) (S) 15.3 of the Lease) at any time that a Lease Event of Default exists.

Further and for the avoidance of doubt, and notwithstanding anything to the contrary herein (including this (S) 5.02), in no event may Owner Trustee amend or otherwise modify (S) 3.2.1(e) of the Lease, or the final sentence of the definition of Stipulated Loss Value or Termination Value, without Mortgagee's prior written consent.

         Mortgagee will execute and Owner Trustee will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as shall be specified from time to time in written instructions of a Majority in Interest of Note Holders, accompanied by the form of such continuation statement. Mortgagee will furnish to each Note Holder and each Certificate Holder (and, during the continuation of a Mortgagee Event, to Owner Trustee and Owner Participant), promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, and other instruments furnished to Mortgagee under the Lease or hereunder, including a copy of each report or notice received pursuant to (S) 9 and (S) E of Annex D of the Lease, respectively, to the extent not furnished to such holder pursuant hereto or the Lease.

                   (b) If any Lease Event of Default exists and Owner Trustee has not fully cured it in accordance with (S) 4.03 hereof, on request of a Majority in Interest of Note Holders, Mortgagee shall declare the Lease to be in default pursuant to (S) 15 thereof and exercise those remedies specified by such Note Holders. Mortgagee shall notify the Note Holders, Owner Trustee, and Owner Participant of such declaration of default at the same time that it is made.

         5.03.    INDEMNIFICATION

         Mortgagee shall not be required to take any action or refrain from taking any action under (S) 5.01 (other than the first sentence thereof), (S) 5.02, or Article IV unless Mortgagee is indemnified to its reasonable satisfaction against any liability, cost, or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of (S) 3.03) owed to it pursuant to this (S) 5.03. Mortgagee shall not be under any obligation to take any action under this Mortgage or any other Operative Agreement, and nothing herein or therein shall require Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Mortgagee, shall be accepted as reasonable assurance of adequate indemnity). Mortgagee shall not be required to take any action under (S) 5.01 (other than the first sentence thereof), (S) 5.02, or Article IV, nor shall any other provision of this Mortgage or any other Operative Agreement impose a duty on Mortgagee to take any action, if Mortgagee is advised by counsel that such action is contrary to the terms hereof or of the Lease or is otherwise contrary to Law.

         5.04.    NO DUTIES EXCEPT AS SPECIFIED IN MORTGAGE OR INSTRUCTIONS

         Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of, or otherwise deal with the Aircraft or any other part of the Collateral, or otherwise to take or refrain from taking any action under, or in connection with, this Mortgage or any part of the Collateral, except as expressly provided by this Mortgage or as expressly provided in written instructions from Note Holders as provided in this Mortgage; and no implied duties or obligations shall be read into this Mortgage against Mortgagee. SSB agrees that it will at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under (S) 7.01) promptly take such action as shall be necessary duly to discharge all Liens on any part of the Collateral which result from claims against it in its individual capacity not related to the ownership of the Aircraft or the administration of the Collateral or any other transaction pursuant to this Mortgage or any document included in the Collateral.

         5.05.    NO ACTION EXCEPT UNDER LEASE, MORTGAGE, OR INSTRUCTIONS

         Owner Trustee and Mortgagee shall not use, operate, store, lease, control, manage, sell, dispose of, or otherwise deal with the Aircraft or any other part of the Collateral except (a) as required by the Lease or (b) in accordance with the powers granted to, or the authority conferred upon, Owner Trustee and Mortgagee pursuant to this Mortgage and in accordance with the express terms hereof.

         5.06.    REPLACEMENT AIRFRAMES AND REPLACEMENT ENGINES

         At any time an Airframe or Engine is to be replaced pursuant to (S) 10 of the Lease by a Replacement Airframe or Replacement Engine, if no Lease Event of Default exists, Owner Trustee shall direct Mortgagee to execute and deliver to Owner Trustee an appropriate instrument releasing such Airframe or Engine from the Lien of this Mortgage, and Mortgagee shall execute and deliver such instrument (but only upon compliance by Lessee with the applicable provisions of (S) 10 of the Lease).

         5.07.    MORTGAGE SUPPLEMENTS FOR REPLACEMENTS

         If a Replacement Airframe or Replacement Engine is being substituted as contemplated by (S) 10 of the Lease, Owner Trustee and Mortgagee agree for the benefit of the Note Holders and Lessee (subject to fulfillment of the conditions precedent and compliance by Lessee with its obligations in (S) 10 of the Lease and the requirements of (S) 5.06 hereof with respect to such Replacement Airframe or Replacement Engine) to execute and deliver a Lease supplement and a Mortgage supplement, as applicable, as contemplated by (S) 10 of the Lease.

         5.08.    EFFECT OF REPLACEMENT

         In the event of the substitution of an Airframe or of a Replacement Engine pursuant to (S) 10 of the Lease, all provisions of this Mortgage relating to the Airframe or Engine(s) being replaced shall apply to such Replacement Airframe or Replacement Engine(s) with the same force and effect as if such Replacement Airframe or Replacement Engine(s) were the same airframe or engine(s) (respectively) as the Airframe or Engine(s) being replaced but for the Event of Loss with respect to the Airframe or Engine(s) being replaced.

         5.09.    INVESTMENT OF AMOUNTS HELD BY MORTGAGEE

         If Mortgagee holds any amounts as assignee of Owner Trustee's rights to hold money for security pursuant to (S) 4.4 of the Lease, Mortgagee shall hold those amounts in accordance with such (S) 4.4, and Mortgagee agrees, for Lessee's benefit, to perform Owner Trustee's duties under such (S) 4.4. Any amounts held by Mortgagee pursuant to the proviso to the first sentence of (S) 3.01, pursuant to (S) 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by Mortgagee which are not distributed pursuant to the other provisions of Article III shall be invested by Mortgagee from time to time in Cash Equivalents as directed by Owner Trustee so long as Mortgagee may acquire them using its best efforts. All Cash Equivalents held by Mortgagee pursuant to (S) 4.4 of the Lease or this (S) 5.09 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Mortgage, any income realized as a result of any such investment, net of Mortgagee's reasonable fees and expenses in making such investment, shall be held and applied by Mortgagee in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Mortgage other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Mortgage.

                                   ARTICLE VI

                           OWNER TRUSTEE AND MORTGAGEE

         6.01.    ACCEPTANCE OF TRUSTS AND DUTIES

         Mortgagee accepts the duties hereby created and applicable to it, agrees to perform them (but only upon the terms of this Mortgage), and agrees to receive and disburse all funds constituting part of the Collateral in accordance with the terms hereof. Neither SSB nor FSB shall be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (b) in the case of SSB, as provided in the fourth sentence of (S) 2.04(a) and the last sentence of
(S) 5.04, and (c) for liabilities that may result, in the case of FSB, from the inaccuracy of any representation or warranty expressly made in its individual capacity in the Participation Agreement or in (S) 4.01(b) or (S) 6.03 hereof (or in any certificate furnished to Mortgagee or any Note Holder in connection with the Transactions) or, in the case of SSB, from the inaccuracy of any representation or warranty made in its individual capacity in the Participation Agreement or hereunder. Neither Owner Trustee or FSB, on the one hand, nor Mortgagee or SSB, on the other, shall be liable for any action or inaction of the other trustee or the other institution acting as trustee or of Owner Participant.

         6.02.    ABSENCE OF DUTIES

         In the case of Mortgagee, except in accordance with written instructions furnished pursuant to (S) 5.01 or (S) 5.02, and except as provided in (and without limiting the generality of) (S) 5.03, (S) 5.04, and (S) 6.08, and, in the case of Owner Trustee, except as provided in (S) 4.01(b), Owner Trustee and Mortgagee shall have no duty (a) to see to any registration of the Aircraft or any recording or filing of the Lease or of this Mortgage or any other document, or to see to the maintenance of any such registration, recording, or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Lessee is in default with respect thereto, (c) to see to the payment or discharge of any Lien against any part of the Trust Estate or the Collateral, (d) to confirm, verify, or inquire into the failure to receive any financial statements from Lessee, or (e) to inspect the Aircraft at any time or to ascertain or inquire as to the performance or observance of any of Lessee's covenants under the Lease or any of the Permitted Sublessee's covenants under any assigned

Permitted Sublease with respect to the Aircraft. Owner Participant shall not have any duty or responsibility hereunder, including any of the duties mentioned in clauses (a) through (e) above; provided, that nothing in this sentence shall limit any obligations of Owner Participant under the Participation Agreement or relieve Owner Participant from any restriction under (S) 4.03 hereof.

         6.03.    NO REPRESENTATIONS OR WARRANTIES AS TO AIRCRAFT OR DOCUMENTS

         NEITHER MORTGAGEE NOR SSB NOR OWNER TRUSTEE NOR FSB MAKES OR SHALL BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, except FSB warrants that (a) Owner Trustee has received on the Delivery Date whatever title was conveyed to it, and (b) the Aircraft is free and clear of Lessor Liens attributable to FSB. Neither Owner Trustee nor FSB nor Mortgagee nor SSB makes or shall be deemed to have made any representation or warranty as to the validity, legality, or enforceability of this Mortgage, the Trust Agreement, the Participation Agreement, the Equipment Notes, the Lease, the Purchase Agreement, or the Purchase Agreement Assignment, or as to the correctness of any statement in any thereof, except for FSB's and SSB's representations and warranties, in each case expressly made in this Mortgage or in the Participation Agreement. The Loan Participants, the Note Holders, and Owner Participant make no representation or warranty hereunder whatsoever.

         6.04.    NO SEGREGATION OF MONEY; NO INTEREST

         Any money paid to or retained by Mortgagee pursuant to this Mortgage, and not then required to be distributed to the Note Holders, Lessee, or Owner Trustee as provided in Article III, need not be segregated in any manner except to the extent required by Law or (S) 4.4 of the Lease and (S) 5.09 hereof, and may be deposited under such general conditions as prescribed by Law, and Mortgagee shall not be liable for any interest thereon (except that Mortgagee shall invest all funds held as directed by Lessee while no Lease Default exists (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents; provided, that Mortgagee shall account for any payment that it receives, or applies hereunder, so that it is identifiable as to its source.

         6.05.    RELIANCE; AGREEMENTS; ADVICE OF COUNSEL

         Neither Owner Trustee nor Mortgagee shall incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper that it believed to be genuine and to be signed by the proper party or parties. Owner Trustee and Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of any party to the Participation Agreement, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution was duly adopted and is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding on any date, Owner Trustee may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of Mortgagee. As to any fact or matter relating to Lessee that this Mortgage does not specifically describe how to ascertain, Owner Trustee and Mortgagee may for all purposes hereof rely on a certificate, signed by a duly-authorized officer of Lessee, as to such fact or matter, and such certificate shall constitute full protection to Owner Trustee and Mortgagee for any action that they take or omit to take in good faith in reliance thereon. Mortgagee shall assume, and shall be fully protected in assuming, that Owner Trustee is authorized by the Trust Agreement to enter into this Mortgage and to take all action to be taken by it pursuant to the provisions hereof, and shall not inquire into the authorization of Owner Trustee with respect thereto. In administering the trusts hereunder, each of Owner Trustee and Mortgagee (x) may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys,
(y) may, at the expense of the Collateral, consult with counsel, accountants, and other skilled persons to be selected and retained by it, and (z) shall not be liable for anything that it does, suffers, or omits in good faith in accordance with the written advice or written opinion of any such counsel, accountants, or other skilled persons.

         6.06.    CAPACITY IN WHICH ACTING

         Owner Trustee acts hereunder solely as trustee as herein and in the Trust Agreement provided, and not in its individual capacity, except as otherwise expressly provided herein, in the Trust Agreement, and in the Participation Agreement.

         6.07.    COMPENSATION

         SSB shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder, and shall, on and after a Mortgage Event of

Default, have a right to payment of such compensation as provided in (S) 3.03, to the extent that Lessee does not pay such compensation, and shall have the right, on and after a Mortgage Event of Default, to use or apply any funds held by it hereunder in the Collateral toward such payments. SSB agrees that it shall have no right against the Loan Participants, the Note Holders, Owner Trustee, or Owner Participant for any fee as compensation for its services as trustee under this Mortgage.

         6.08.    INSTRUCTIONS FROM NOTE HOLDERS

         In the administration of the trusts created hereunder, Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders if any provision of this Mortgage appears to conflict with any other provision herein or if Mortgagee's duties or obligations hereunder are unclear, and Mortgagee shall incur no liability in refraining from acting until it receives such instructions. Mortgagee shall be fully protected for acting in accordance with any instructions received under this (S) 6.08.

                                   ARTICLE VII

                  INDEMNIFICATION OF MORTGAGEE BY OWNER TRUSTEE

         7.01.    SCOPE OF INDEMNIFICATION

         Owner Trustee hereby agrees, whether or not any of the Transactions are consummated, except as to matters covered by any indemnity furnished as contemplated by (S) 5.03 and except as otherwise provided in (S) 2.03 or (S) 2.04(b), to assume liability for, and hereby indemnifies, protects, saves, and keeps harmless Mortgagee and SSB, and their successors, assigns, and agents, from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by SSB on or measured by any compensation that it receives for its services under this Mortgage), claims, actions, suits, costs, expenses, or disbursements (including legal fees and expenses) of any kind and nature whatsoever, which may be imposed on, incurred by, or asserted against Mortgagee or SSB (whether or not also indemnified against by any other Person under any other document) in any way relating to or arising out of any Operative Agreement to which it is a party or the enforcement of any of the terms of any thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, non-acceptance, rejection, ownership, delivery, lease, possession, use, operation, condition, sale, return, or other disposition of the Aircraft or any Engine (including latent or other defects, whether or not discoverable, and any claim for patent, trademark, or copyright infringement), or in any way relating to or arising out of the administration of the Collateral or the action or inaction of Mortgagee or SSB hereunder, except only in the case of willful misconduct or gross negligence (or negligence in the case of handling funds) of Mortgagee or SSB in the performance of its duties hereunder or resulting from the inaccuracy of any representation or warranty of SSB referred to in (S) 6.03 hereof, or as provided in (S) 6.01 hereof or in the last sentence of (S) 5.04 hereof, or as otherwise excluded by (S) 9.1 or (S) 9.3 of the Participation Agreement from Lessee's indemnities under such sections. In addition, if necessary, Mortgagee and SSB shall be entitled to indemnification from the Collateral for any liability, obligation, loss, damage, penalty, claim, action, suit, cost, expense, or disbursement indemnified against pursuant to this (S) 7.01 to the extent not reimbursed by Lessee or others, but without releasing any of them from their agreements of reimbursement; and to assure the same Mortgagee and SSB shall have the rights provided in (S) 3.03. Without limiting the foregoing, each of Mortgagee and SSB agrees that, before seeking indemnification from the Collateral, it will demand, and diligently pursue in good faith (but with no duty to exhaust all legal remedies therefor), indemnification available to it from Lessee under the Lease or the Participation Agreement.

                                  ARTICLE VIII

                         SUCCESSOR AND SEPARATE TRUSTEES

         8.01.    NOTICE OF SUCCESSOR OWNER TRUSTEE

         In the case of any appointment of a successor to the institution acting as Owner Trustee pursuant to the Trust Agreement (including upon any merger, conversion, consolidation, or sale of substantially all of the corporate trust business of the institution acting as Owner Trustee pursuant to the Trust Agreement), the successor institution shall give prompt written notice thereof to Mortgagee, Lessee, and the Note Holders.

         8.02.    RESIGNATION OF MORTGAGEE; APPOINTMENT OF SUCCESSOR

                   (a) The institution acting as Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Lessee, Owner Trustee, Owner Participant, and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor institution. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Lessee, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if a Lease Event of Default exists) remove the institution acting as Mortgagee without cause by an instrument in writing delivered to Owner Trustee, Lessee, Owner Participant, and Mortgagee, and Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor institution. In the case of the resignation or removal of the institution acting as Mortgagee, a Majority in

Interest of Note Holders may appoint a successor by an instrument signed by such holders, which successor (if no Lease Event of Default exists) shall be subject to Lessee's reasonable approval. If a successor is not appointed within 30 days after such notice of resignation or removal, Mortgagee, Owner Trustee, Owner Participant, or any Note Holder may apply to any court of competent jurisdiction to appoint a successor to act until such time, if any, as a successor is appointed as provided above. The court-appointed successor shall immediately and without further act be superseded by any successor appointed by a Majority in Interest of Note Holders as provided above.

                   (b) Any successor institution acting as Mortgagee, however appointed, shall execute and deliver to Owner Trustee, the predecessor institution acting as Mortgagee, and Lessee an instrument accepting such appointment and assuming the obligations of Mortgagee under the Participation Agreement arising from and after the time of such appointment, and thereupon, without further act, such successor shall become vested with all the estates, properties, rights, powers, and duties of the predecessor hereunder in the trust hereunder applicable to it with like effect as if originally named Mortgagee herein; but nevertheless upon the written request of such successor, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts herein expressed applicable to it, all the estates, properties, rights, and powers of such predecessor, and such predecessor shall duly assign, transfer, deliver, and pay over to such successor all money or other property then held by such predecessor hereunder.

                   (c) Any successor institution acting as Mortgagee, however appointed, shall be a bank or trust company that has its principal place of business in the Borough of Manhattan, New York, NY; Chicago, IL; Hartford, CT; Wilmington, DE; or Boston, MA, and that has (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity that has) a combined capital and surplus of at least $250,000,000, if such an institution is then willing, able, and legally qualified to perform the duties of Mortgagee hereunder upon reasonable or customary terms.

                   (d) Any corporation into which the institution acting as Mortgagee is merged or converted or with which it is consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the institution acting as Mortgagee is a party, or any corporation to which substantially all the corporate trust business of the institution acting as Mortgagee is transferred, shall, subject to (S) 8.02(c), be a successor Mortgagee and Mortgagee under this Mortgage without further act.

         8.03.    APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES

                   (a) Whenever (1) Mortgagee deems it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral is situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Mortgage, any other Mortgage Agreement, the Equipment Notes, or any of the Transactions, (2) Mortgagee is advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and Mortgagee so advises Owner Trustee and Lessee), or (3) Mortgagee is requested to do so by a Majority in Interest of Note Holders, then in any such case, Mortgagee and (upon Mortgagee's written request) Owner Trustee shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (x) to constitute one or more bank or trust companies or one or more persons approved by Mortgagee, either to act jointly with Mortgagee as additional trustee or trustees of all or any part of the Collateral, or to act as separate trustee or trustees of all or any part of the Collateral, in each case with such rights, powers, duties, and obligations consistent with this Mortgage as are provided in such supplemental indenture or other instruments as Mortgagee or a Majority in Interest of Note Holders deem necessary or advisable, or (y) to clarify, add to, or subtract from the rights, powers, duties, and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this (S) 8.03. If Owner Trustee has not taken any action requested of it under this (S) 8.03(a) that is permitted or required by its terms within 15 days after receiving a written request from Mortgagee to do so, or if a Mortgage Event of Default exists, Mortgagee may act under the foregoing provisions of this (S) 8.03(a) without Owner Trustee's concurrence, and Owner Trustee hereby irrevocably appoints (which appointment is coupled with an interest) Mortgagee as Owner Trustee's agent and attorney-in-fact to act for Owner Trustee under the foregoing provisions of this (S) 8.03(a) in either of such contingencies. In such capacity, Mortgagee may execute, deliver, and perform any such supplemental indenture, or any such instrument, as may be required to appoint any such additional or separate trustee or to clarify, add to, or subtract from the rights, powers, duties, or obligations theretofore granted to any such additional or separate trustee. If any additional or separate trustee appointed under this (S) 8.03(a) dies, becomes incapable of acting, resigns, or is moved, all the assets, property, rights, powers, trusts, duties, and obligations of such additional or separate trustee shall revert to Mortgagee until a successor additional or separate trustee is appointed as provided in this (S) 8.03(a).

                   (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties, and obligations conferred upon Mortgagee in respect of the custody, investment, and payment of money, and any such additional or separate trustee shall promptly pay over to Mortgagee all money that such additional or separate trustee receives from or constituting part of the Collateral or otherwise payable to Mortgagee under any Operative Agreement. All other rights, powers, duties, and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by Mortgagee and such additional or separate trustee jointly, except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and Mortgagee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this (S) 8.03 shall be subject to, and shall have the benefit of, Articles IV through VIII and Article X insofar as they apply to Mortgagee. The powers of any additional or separate trustee appointed pursuant to this (S) 8.03 shall not in any case exceed those of Mortgagee hereunder.

                   (c) If at any time Mortgagee deems it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or if Mortgagee is requested to do so in writing by a Majority in Interest of Note Holders, Mortgagee and (upon Mortgagee's written request) Owner Trustee shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. Mortgagee may act on behalf of Owner Trustee under this (S) 8.03(c) when and to the extent it could so act under (S) 8.03(a).

                                   ARTICLE IX

         SUPPLEMENTS AND AMENDMENTS TO THIS MORTGAGE AND OTHER DOCUMENTS

         9.01.    INSTRUCTIONS OF MAJORITY; LIMITATIONS

                  (a) Except as provided in (S) 5.02 hereof, Owner Trustee agrees that it shall not enter into any amendment of or supplement to the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, or the Engine Consent and Agreement, or execute and deliver any written waiver or modification of, or consent under, any such document, unless such supplement, amendment, waiver, modification, or consent is consented to in writing by Mortgagee and a Majority in Interest of Note Holders. Anything to the contrary herein notwithstanding, without the necessity of the consent of any of the Note Holders or Mortgagee, (1) any Excluded Payments payable to Owner Participant may be modified, amended, changed, or waived in such manner as is agreed to by Owner Participant and Lessee, and (2) Owner Trustee and Lessee may enter into amendments of or additions to the Lease to modify (S) 5 (except to the extent that such amendment would affect the rights or exercise of remedies under (S) 15 of the Lease) or (S) 17 of the Lease so long as such amendments, modifications, and changes do not and would not affect the time of, or reduce the amount of, Rent payments (except to the extent expressly permitted by (S) 5.02 hereof) until after the payment in full of all Secured Obligations or otherwise adversely affect the Note Holders.

                  (b) Without limiting (S) 9.01, Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver, or modification of, supplement or consent to, this Mortgage, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Participation Agreement, or any other agreement included in the Collateral, unless such supplement, amendment, waiver, modification, or consent is consented to in writing by a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification, or consent, as is specified in such request and as is (in the case of any such amendment, supplement, or modification), to the extent such agreement is required, agreed to by Owner Trustee and Lessee or (if applicable) Airframe Manufacturer or Engine Manufacturer; provided, that, without the consent of each holder of an affected Equipment Note then outstanding and of Liquidity Provider, no such amendment of or supplement to this Mortgage, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, or the Participation Agreement, or waiver or modification of, or consent under, any thereof, shall (1) modify this (S) 9.01, or Article II or III or (S) 4.02, 4.04(c), 4.04(d), 5.02, or 5.06 hereof, (S) 13.3, 14 (except to add a Mortgage Event of Default) or 16 of the Lease, (S) 15.1 of the Participation Agreement, the definitions of "Mortgage Event of Default", "Mortgage Default", "Lease Event of Default", "Lease Default", "Majority in Interest of Note Holders", "Make-Whole Amount", or "Note Holder", or the percentage of Note Holders required to take or approve any action hereunder, (2) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, or interest with respect to any Equipment Note, or alter or modify Article III hereof with respect to the order of priorities in which distribution thereunder shall be made as among the Note Holders, Owner Trustee, and Lessee, (3) reduce, modify, or amend any indemnities in favor of Owner Trustee, FSB, Mortgagee, SSB, or the Note Holders (except that FSB or SSB may consent to any waiver or reduction of an indemnity payable to it) or the other Mortgage Indemnitees, (4) consent to any change in the Mortgage or the Lease which would permit redemption of Equipment Notes earlier than permitted under (S) 2.10 or (S) 2.11 hereof or the purchase or exchange of the Equipment Notes other than as permitted by (S) 2.13 hereof, (5) except as contemplated by the Lease or the Participation Agreement, reduce the amount or extend the time of payment of Basic Rent, Stipulated Loss Value, or Termination Value for the Aircraft in each case as set forth in the Lease, or modify, amend, or supplement the Lease or consent to any assignment of the Lease, in either case releasing Lessee from its obligations in respect of the payment of Basic Rent, Stipulated Loss Value, or Termination Value for the Aircraft or altering the absolute and unconditional character of the obligations of Lessee to pay Rent as set forth in (S) 3 and (S) 16 of the Lease, or (6) permit the creation of any Lien on the Collateral or any part thereof other than Permitted Liens, or deprive any Note Holder of the benefit of the Lien of this Mortgage on the Collateral, except as provided in connection with the exercise of remedies under Article IV; FURTHER, provided, that, without the consent of the majority in interest of the holders of each Series of Equipment Notes, no such amendment, modification, consent, or waiver shall modify (S) 7.1.1, 7.2.7, 7.3, or 11, or Annex D or Schedule 5, of the Lease, (S)
7.6.11 of the Participation Agreement, or any definition in Annex A of the Participation Agreement relating to subleasing, re-registration, or insurance of the Aircraft.

                   (c) At any time, Owner Trustee and Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (1) (aa) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (if such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder), or (bb) to cure any ambiguity or correct any mistake; (2) to evidence the succession of another party as Owner Trustee in accordance with the Trust Agreement, or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder, or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (3) to convey, transfer, assign, mortgage, or pledge any property to or with Mortgagee, or to make any other provisions with respect to matters or questions arising hereunder, so long as such action shall not adversely affect the interests of the Note Holders in their capacity solely as Note Holders; (4) to correct or amplify the description of any property at any time subject to the Lien of this Mortgage, or better to assure, convey, and confirm to Mortgagee any property subject or required to be subject to the Lien of this Mortgage, including the Airframe or Engines or any Replacement Airframe or Replacement Engine; (5) to add to the covenants of Owner Trustee for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon Owner Trustee, Owner Participant, or Lessee; (6) to add to the rights of the Note Holders; and (7) to include on the Equipment Notes any legend as may be required by Law.

         9.02.    TRUSTEES PROTECTED

         If, in the opinion of the institution acting as Owner Trustee under the Trust Agreement or the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to (S) 9.01 affects any right, duty, immunity, or indemnity of such institution under this Mortgage or the Lease, such institution may in its discretion decline to execute such document.

         9.03.    DOCUMENTS MAILED TO NOTE HOLDERS

         Promptly after Owner Trustee or Mortgagee executes any document entered into pursuant to (S) 9.01, Mortgagee shall mail (by first class mail, postage prepaid) a copy thereof to Lessee and to each Note Holder at its address last set forth in the Equipment Note Register, but Mortgagee's failure to mail such copies shall not impair or affect the validity of such document.

         9.04.    NO REQUEST NECESSARY FOR LEASE SUPPLEMENT OR MORTGAGE
                  SUPPLEMENT

         No written request or consent of Mortgagee, the Note Holders or Owner Participant pursuant to (S) 9.01 shall be required to enable Owner Trustee to enter into any Lease supplement specifically required by the Lease or to execute and deliver a Mortgage supplement specifically required by the terms hereof.

                                    ARTICLE X

                                  MISCELLANEOUS

         10.01.   TERMINATION OF MORTGAGE

         Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount (if any), interest on, and all other amounts due under all Equipment Notes, and provided that no other Secured Obligations are then due to the Mortgage Indemnitees, the Note Holders, the Certificate Holders, and Mortgagee hereunder or under the Participation Agreement or any other Operative Agreement, Owner Trustee shall direct Mortgagee to execute and deliver to or as directed in writing by Owner Trustee an appropriate instrument releasing the Aircraft and the Engines from the Lien of this Mortgage and releasing the Lease, the Purchase Agreement, and the Purchase Agreement Assignment from the assignment and Lien hereunder, and Mortgagee shall execute and deliver such instrument and notify Lessee; provided, that this Mortgage and the trusts created hereby shall terminate earlier, and this Mortgage shall be of no further force or effect, upon any sale or other final disposition by Mortgagee of all property constituting part of the Collateral, and Mortgagee's final distribution of all money or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as otherwise provided in this (S) 10.01, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         10.02.   NO LEGAL TITLE TO COLLATERAL IN NOTE HOLDER

         No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer (by operation of law or otherwise) of any Equipment Note or other right, title, and interest of any Note Holder in and to the Collateral or hereunder shall terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

         10.03.   MORTGAGEE'S SALE OF AIRCRAFT IS BINDING

         Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Mortgagee made pursuant to this Mortgage shall bind the Note Holders and shall be effective to transfer or convey all right, title, and interest of the Trustee, Owner Trustee, Owner Participant, and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Mortgagee.

         10.04. MORTGAGE FOR BENEFIT OF OWNER TRUSTEE, MORTGAGEE, OWNER PARTICIPANT, NOTE HOLDERS, AND THE OTHER MORTGAGE INDEMNITEES

         Nothing in this Mortgage, whether express or implied, shall give any person other than Owner Trustee, Mortgagee, Owner Participant, the Note Holders, and the other Mortgage Indemnitees any legal or equitable right, remedy, or claim under or in respect of this Mortgage.

         10.05.   NOTICES

         Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to be made, given, furnished, or filed hereunder shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in (S) 15.7 of the Participation Agreement.

         10.06.   SEVERABILITY

         Any provision of this Mortgage that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         10.07.   NO ORAL MODIFICATION OR CONTINUING WAIVER

         No term or provision of this Mortgage or the Equipment Notes may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Owner Trustee and Mortgagee, in compliance with (S) 9.01. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

         10.08.   SUCCESSORS AND ASSIGNS

         All covenants and agreements herein shall bind and benefit each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver, or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. This Mortgage and the Collateral shall not be affected by any amendment or supplement to the Trust Agreement or by any other action taken under or in respect of the Trust Agreement, except that each reference in this Mortgage to the Trust Agreement shall mean the Trust Agreement as amended and supplemented from time to time to the extent permitted hereby, thereby, and by the Participation Agreement. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Mortgage and all provisions of the Participation Agreement applicable to a Loan Participant or a Note Holder.

         10.09.   HEADINGS

         The headings of the articles and sections herein and in the table of contents hereto are for convenience of reference only, and do not define or limit any of the terms or provisions hereof.

         10.10.   NORMAL COMMERCIAL RELATIONS

         Anything in this Mortgage to the contrary notwithstanding, FSB, SSB, any Participant, or any bank or other Affiliate of such Participant may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Lessee or any Permitted Sublessee, fully to the same extent as if this Mortgage were not in effect, including the making of loans or other extensions of credit to Lessee for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         10.11.   GOVERNING LAW; COUNTERPART FORM

         THIS MORTGAGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. THIS MORTGAGE IS BEING DELIVERED IN THE STATE OF NEW YORK. This Mortgage may be executed in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be an original.

         10.12.   VOTING BY NOTE HOLDERS

         All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

         10.13.   BANKRUPTCY

         Owner Trustee and Mortgagee intend that Owner Trustee, as lessor under the Lease (and Mortgagee as assignee of Owner Trustee hereunder), shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines, and Parts as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor. In any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

                  IN WITNESS WHEREOF, Owner Trustee and Mortgagee have executed this Trust Indenture and Mortgage N9__AT.


                                    FIRST SECURITY BANK, NATIONAL
                                      ASSOCIATION, NOT IN ITS INDIVIDUAL
                                      CAPACITY EXCEPT AS EXPRESSLY PROVIDED
                                      HEREIN, BUTSOLELY AS TRUSTEE, as Owner
                                      Trustee

                                    By___________________________________
                                        Name:
                                        Title:


                                    STATE STREET BANK AND TRUST COMPANY
                                      OF CONNECTICUT,  NATIONAL ASSOCI-
                                      ATION, as Mortgagee


                                    By__________________________________
                                        Name:
                                        Title:

                                    EXHIBIT A


                              AIRCRAFT DESCRIPTION

The Aircraft is a Boeing model 717-200 aircraft, consisting of (1) an airframe bearing FAA registration no. N9__AT and manufacturer's serial no. 550__, (2) two BMW Rolls-Royce model BR715 engines (each of which has 750 or more rated takeoff horsepower or its equivalent), bearing manufacturer's serial nos. __________ and __________, and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.

                                    EXHIBIT B


THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

         FIRST SECURITY BANK, NATIONAL ASSOCIATION, AS OWNER TRUSTEE UNDER TRUST AGREEMENT N9__AT DATED AS OF ______________, ____

           Series 1999-1_ Equipment Note due ___________ 1, 201_, issued in connection with the Boeing model 717-200 aircraft bearing United States registration mark N9__AT

               No. ____                                  ________________, _____

                                $_____________________
             Interest Rate                                     Maturity Date
             -------------                                     -------------
               _______%                                 ________________, 201_

         First Security Bank, National Association, not in its individual capacity but solely as trustee (in such capacity, "OWNER TRUSTEE") under Trust Agreement N9__AT (as supplemented or amended from time to time, the "TRUST AGREEMENT"), dated as of ______________, ____, between [Owner Participant's name] and First Security Bank, National Association, hereby promises to pay to _________________________________ (or its registered assignee) the principal sum of $____________ (the "Original Amount"), together with interest at the Debt Rate on the unpaid balance of the Original Amount (calculated on the basis of a 360-day year of twelve 30-day months) from the date hereof until paid in full. The Original Amount of this Equipment Note shall be payable in installments on the dates in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semiannual installments, starting _____________ 1, 2000, and on each April 1 and October 1 thereafter, to and including ___________ 1, 201_. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. If any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day, and if such payment is made on such following Business Day, no interest shall accrue on the amount of such payment during such extension.

         The "Mortgage" is Trust Indenture and Mortgage N9__AT, dated as of ________________, _____, between Owner Trustee and State Street Bank and Trust Company of Connecticut, National Association ("Mortgagee"), as amended or supplemented from time to time. All terms used in this Equipment Note, if defined in the Mortgage and not in this Equipment Note, have the same meanings as in the Mortgage.

         This Equipment Note shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise).

         All payments of Original Amount, interest, Make-Whole Amount (if any), and other amounts (if any) to be made by Owner Trustee hereunder, under the Mortgage, or under the Participation Agreement shall be payable only from the income and proceeds from the Trust Estate to the extent included in the Collateral and only to the extent that Owner Trustee has sufficient income or proceeds from the Trust Estate (to the extent included in the Collateral) to enable Mortgagee to make such payments in accordance with (S) 2.03 and Article III of the Mortgage, and each holder hereof, by its acceptance of this Equipment Note, agrees (1) that it will look solely to the income and proceeds from the Collateral to the extent available for distribution to the holder hereof as above provided, and (2) that neither Owner Participant nor Owner Trustee nor Mortgagee is personally liable or liable in any manner extending to any assets other than the Collateral to the holder hereof for any amounts payable or any liability under this Equipment Note or, except as provided in the Mortgage or in the Participation Agreement, for any liability under the Mortgage or the Participation Agreement; provided, that nothing herein shall limit, restrict, or impair Mortgagee's right (subject to the terms of the Mortgage) to accelerate the maturity of this Equipment Note, if a Mortgage Event of Default exists, in accordance with (S) 4.04(b) of the Mortgage, to bring suit and obtain a judgment against Owner Trustee on this Equipment Note for purposes of realizing upon the Collateral, and to exercise all rights and remedies provided under the Mortgage or otherwise realize upon the Collateral as provided under the Mortgage.

         An Equipment Note Register shall be maintained at Mortgagee's Corporate Trust Office (or at the office of any successor), for the purpose of registering transfers and exchanges of Equipment Notes, in the manner provided in (S) 2.07 of the Mortgage.

         The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at Mortgagee's Corporate Trust Office, or as otherwise provided in the Mortgage. Each such payment shall be made without any presentment or surrender of this Equipment Note. However, this Equipment Note shall be surrendered to Mortgagee for cancellation promptly after any final payment.

         The holder hereof, by its acceptance of this Equipment Note, agrees that (except as otherwise provided in the Mortgage) each payment of the Original Amount, Make-Whole Amount (if any), and interest received by it hereunder shall be applied: first, to pay accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, or (to the extent permitted by Law) any overdue interest and other amounts hereunder) to the date of such payment, second, to pay the Original Amount of this Equipment Note then due, third, to pay any Make-Whole Amount and any other amount due hereunder or under the Mortgage, and fourth, the balance, if any, remaining thereafter, to pay installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

         This Equipment Note is one of the Equipment Notes referred to in the Mortgage which have been or are to be issued by Owner Trustee pursuant to the Mortgage. The Collateral is held by Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the Mortgage. Refer to the Mortgage for a complete statement of (1) the rights and obligations of the holder of this Equipment Note, and the nature and extent of the security for this Equipment Note, (2) the rights and obligations of the holders of any other Equipment Notes executed and delivered under the Mortgage, and the nature and extent of the security for any other Equipment Notes executed and delivered under the Mortgage, and (3) a statement of the terms and conditions of the Trust created by the Mortgage, to all of which terms and conditions in the Mortgage each holder hereof agrees by its acceptance of this Equipment Note.

         As provided in the Mortgage and subject to certain limitations therein, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering it.

         Before this Equipment Note is duly presented for registration of transfer, Owner Trustee and Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note is overdue, and neither Owner Trustee nor Mortgagee shall be affected by notice to the contrary.

         This Equipment Note is subject to redemption as provided in (S) 2.10,
(S) 2.11, and (S) 2.12 of the Mortgage, but not otherwise. This Equipment Note is also subject to exchange and to purchase by Owner Participant or Owner Trustee as provided in (S) 2.13 of the Mortgage, but not otherwise. In addition, this Equipment Note may be accelerated as provided in (S) 4.04 of the Mortgage.

         [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Mortgage, subordinate and subject in right of payment to the prior payment of certain Secured Obligations (as defined in the Mortgage) in respect of [Series A Equipment Notes](1) [Series A and Series B Equipment Notes](2), and this Equipment Note is issued subject to such provisions. By accepting this Equipment Note, the Note Holder (a) agrees to and shall be bound by such provisions, (b) authorizes and directs Mortgagee on such Note Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Mortgage, and (c) appoints Mortgagee such Note Holder's attorney-in-fact for such purpose.](3)

         Unless the certificate of authentication hereon has been executed by or on behalf of Mortgagee by manual signature, this Equipment Note shall not be entitled to any benefit under the Mortgage or be valid or obligatory for any purpose.

         THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.
----------



1.       To be inserted in the case of a Series B Equipment Note.

2.       To be inserted in the case of a Series C Equipment Note.

3.       To be inserted for each Equipment Note other than any Series A
         Equipment Note.

       IN WITNESS WHEREOF, Owner Trustee has executed this Equipment Note.



                                          FIRST SECURITY BANK, NATIONAL
                                            ASSOCIATION, not in its individual
                                            capacity but solely as owner trustee



                                          By: _________________________________
                                              Name:
                                              Title:

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the Mortgage (as defined in the foregoing Equipment Note).

                                          STATE STREET BANK AND TRUST COMPANY
                                             OF CONNECTICUT, NATIONAL
                                             ASSOCIATION, as Mortgagee


                                          By: __________________________________
                                              Name:
                                              Title:

                                                                      Schedule I
                                                                      ----------
                                                                              to
                                                                              --
                                                                  Equipment Note
                                                                  --------------

                           Equipment Note Amortization
                           ---------------------------

                                             Percentage of Original
                   Payment Date               Amount to be Paid
                   ------------               -----------------



                          [See Schedule I to Mortgage,
                        which is inserted upon issuance]

                                   SCHEDULE I



               MATURITY DATE            ORIGINAL AMOUNT            INTEREST RATE
               -------------            ----------------           -------------
Series A:                                                              10.41%
Series B:                                                              10.81%
Series C:                                                              11.42%

                           Equipment Note Amortization




                                                       Percentage of Original
             Payment Date                                 Amount to be Paid
        --------------------                           -----------------------

                                                                  Exhibit C-1 to
                                                         Note Purchase Agreement


             ------------------------------------------------------
             CONFIDENTIAL: SUBJECT TO RESTRICTIONS ON DISSEMINATION
                      SET FORTH IN (S) 7 OF THIS AGREEMENT
             ------------------------------------------------------



================================================================================



                         PARTICIPATION AGREEMENT N9__AT



                          dated as of ___________, ____



                                     between


                             AIRTRAN AIRWAYS, INC.,
                                     Owner,

                                       and

                       STATE STREET BANK AND TRUST COMPANY
                      OF CONNECTICUT, NATIONAL ASSOCIATION,
           not in its individual capacity except as expressly provided herein, but solely as Mortgagee, Subordination Agent
               under the Intercreditor Agreement, and Pass-Through
             Trustee under each of the Pass-Through Trust Agreements

                          ----------------------------


                        One Boeing model 717-200 aircraft
                     bearing manufacturer's serial no. 55___
                        and U.S. registration no. N9__AT



================================================================================

                                    CONTENTS

1. DEFINITIONS AND CONSTRUCTION...........................................................................2

2. SECURED LOANS; CLOSING.................................................................................2
        2.1 Making of Loans and Issuance of Equipment Notes...............................................2

3. CLOSING CONDITIONS.....................................................................................2
        3.1 Conditions to Pass-Through Trustees' Obligations..............................................2
        3.2 Conditions to Mortgagee's Obligations.........................................................6
        3.3 Conditions to Owner's Obligations.............................................................7
        3.4 Post-Registration Opinion.....................................................................8

4. REPRESENTATIONS AND WARRANTIES.........................................................................8
        4.1 Owner's Representations and Warranties........................................................8
        4.2 SSB's Representations and Warranties..........................................................12

5. COVENANTS..............................................................................................15
        5.1 Owner's Covenants.............................................................................15
        5.2 SSB's Covenants...............................................................................17
        5.3 Note Holders' Covenants.......................................................................18
        5.4 Other Agreements..............................................................................19

6. CONFIDENTIALITY........................................................................................23

7. INDEMNIFICATION AND EXPENSES...........................................................................24
        7.1 General Indemnity.............................................................................24
        7.2 Expenses......................................................................................30
        7.3 General Tax Indemnity.........................................................................30
        7.4 Payments......................................................................................40
        7.5 Interest......................................................................................40
        7.6 Benefit of Indemnities........................................................................40

8. ASSIGNMENT OR TRANSFER OF INTEREST.....................................................................40
        8.1 Note Holders..................................................................................40
        8.2 Effect of Transfer............................................................................40
        8.3 Sale-Leaseback Transaction....................................................................41

9. SECTION 1110...........................................................................................43

10. CHANGE OF CITIZENSHIP.................................................................................43
        10.1 Generally....................................................................................43
        10.2 Mortgagee....................................................................................43

11. MISCELLANEOUS.........................................................................................43
        11.1 Amendments...................................................................................43
        11.2 Severability.................................................................................43
        11.3 Survival.....................................................................................44

        11.4 Reproduction of Documents....................................................................44
        11.5 Counterparts.................................................................................44
        11.6 No Waiver....................................................................................44
        11.7 Notices......................................................................................45
        11.8 Governing Law; Submission to Jurisdiction; Venue.............................................45
        11.9 Third-Party Beneficiary......................................................................46
        11.10 Entire Agreement............................................................................46
        11.11 Further Assurances..........................................................................46


SCHEDULES AND EXHIBITS

SCHEDULE 1 -     Accounts; Addresses
SCHEDULE 2 -     Commitments
SCHEDULE 3 -     Certain Terms
SCHEDULE 4 -     Permitted Countries

EXHIBIT A -      Opinion of special counsel to Owner and Holdings
EXHIBIT B -      Opinion of corporate counsel to Owner and Holdings
EXHIBIT C -      Opinion of special counsel to Mortgagee
                 and to the Pass-Through Trustees
EXHIBIT D -      Opinion of FAA Counsel

                         PARTICIPATION AGREEMENT N9__AT

         This Participation Agreement N9__AT (this "Agreement") is entered into as of ___________, ____ among (a) AirTran Airways, Inc. ("OWNER"), a Delaware corporation, (b) State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity (except as expressly provided herein), but solely as Mortgagee (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "SSB"), (c) State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity (except as expressly provided herein), but solely as Pass-Through Trustee under each of the Pass-Through Trust Agreements (each, a "Pass-Through Trustee"), and (d) State Street Bank and Trust Company of Connecticut, National Association, not in its individual capacity (except as expressly provided herein), but solely as Subordination Agent under the Intercreditor Agreement ("Subordination Agent").

                                    RECITALS

         A. Owner and Airframe Manufacturer entered into the Purchase Agreement, pursuant to which Airframe Manufacturer agreed to manufacture and sell certain aircraft (including the Aircraft) to Owner and Owner agreed to purchase certain aircraft (including the Aircraft) from Airframe Manufacturer.

         B. Pursuant to each of the Pass-Through Trust Agreements, on the Issuance Date, the Pass-Through Trusts were created and the Pass-Through Certificates were issued and sold.

         C. Pursuant to the Note Purchase Agreement, each Pass-Through Trustee agreed to use a portion of the proceeds from the issuance and sale of the Pass-Through Certificates issued by each Pass-Through Trust to purchase from Owner, on behalf of the related Pass-Through Trust, the Equipment Note bearing the same interest rate as the Pass-Through Certificates issued by such Pass-Through Trust.

         D. Owner and Mortgagee are entering into the Mortgage for the benefit of the Note Holders, pursuant to which Owner agrees (1) to issue Equipment Notes, in the amounts and otherwise as provided in the Mortgage, and (2) to mortgage, pledge, and assign to Mortgagee all of Owner's right, title, and interest in the Collateral to secure the Secured Obligations, including Owner's obligations under the Equipment Notes.

         E. The parties to this Agreement want to set forth in this Agreement the terms and conditions upon and subject to which the foregoing transactions shall be effected.

         The parties hereto agree as follows:

1. DEFINITIONS AND CONSTRUCTION

         The terms defined in Annex A to the Mortgage, when capitalized as in Annex A, have the same meanings when used in this Agreement. Annex A to the Mortgage also contains rules of usage that control construction in this Agreement.

2. SECURED LOANS; CLOSING

         2.1      MAKING OF LOANS AND ISSUANCE OF EQUIPMENT NOTES

         Subject to the terms and conditions of this Agreement, on the date hereof or on such other date agreed to by the parties hereto (the "CLOSING DATE"):

         (a) each Pass-Through Trustee listed on Schedule 2 shall make a secured loan to Owner in the amount in Dollars opposite such Trustee's name on Schedule 2; and

         (b) pursuant to Article II of the Mortgage, Owner shall issue to Subordination Agent, as the registered holder on behalf of each such Pass-Through Trustee, one or more Equipment Notes, dated the Closing Date, of the Series set forth opposite such Trustee's name on Schedule 2, in an aggregate principal amount equal to the secured loan made by each such Pass-Through Trustee.

         2.2      CLOSING

         (a) The Closing of the transactions contemplated hereby shall take place at the offices of Troutman Sanders LLP, 5200 Bank of America Plaza, Atlanta, GA 30308-2216, or at such other place as the parties shall agree.

         (b) All payments pursuant to this (S) 2 shall be made in immediately available funds to such accounts set forth in Schedule 1 hereto.

3. CLOSING CONDITIONS

         3.1      CONDITIONS TO PASS-THROUGH TRUSTEES' OBLIGATIONS

         Each Pass-Through Trustee's obligation to make the secured loan described in (S) 2.1(a) and to participate in the Transactions is subject to the fulfillment, before or on the Closing Date, of the following conditions:

                     3.1.1     EQUIPMENT NOTES

         Owner tenders the Equipment Notes to be issued to such Pass-Through Trustees to Mortgagee for authentication, and Mortgagee authenticates such Equipment Notes and tenders them to Subordination Agent on behalf of such Pass-Through Trustee, against receipt of the loan proceeds, in accordance with
(S) 2.1.

                     3.1.2     DELIVERY OF DOCUMENTS

         Subordination Agent (on behalf of each such Pass-Through Trustee) receives executed counterparts or conformed copies of the following documents and such counterparts (x) have been duly authorized, executed, and delivered by the parties thereto and (y) are in full force and effect:

         (a) this Agreement;

         (b) the Mortgage;

         (c) the broker's report and insurance certificates required by (S) 4.06 of the Mortgage;

         (d) the Consent and Agreement and the Engine Consent and Agreement;

         (e) the Bills of Sale;

         (f) the Guarantee;

         (g) (aa) a copy of Owner's articles of incorporation, by-laws, and resolutions, in each case certified as of the Closing Date by the Secretary or an Assistant Secretary of Owner, duly authorizing Owner's execution, delivery, and performance of the Operative Agreements to which it is party required to be executed and delivered by Owner on or before the Closing Date in accordance with the provisions hereof and thereof; (bb) a copy of Holdings's articles of incorporation, by-laws, and resolutions, in each case certified as of the Closing Date by the Secretary or an Assistant Secretary of Holdings, duly authorizing Holdings's execution, delivery, and performance of the Operative Agreements to which it is party required to be executed and delivered by Holdings on or before the Closing Date in accordance with the provisions hereof and thereof; (cc) incumbency certificates of Owner and Holdings as to the person(s) authorized to execute and deliver the Operative Agreements on its behalf; and (dd) good-standing certificates for Owner for Delaware and Florida and for Holdings for Nevada and Florida;

         (h) Officer's Certificates of Owner and Holdings, dated as of the Closing Date, stating that its representations and warranties in this Agreement or the Guarantee (respectively) are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                   (i) the Financing Statements;

                   (j) the following opinions of counsel, in each case dated the Closing Date:

                       (1) an opinion of Troutman Sanders LLP, special counsel
                    to Owner and Holdings, substantially in the form of Exhibit
                    A;

                       (2) an opinion of Owner's and Holdings's Legal
                    Department, substantially in the form of Exhibit B;

                       (3) an opinion of Bingham Dana LLP, special counsel to
                    Mortgagee and to the Pass-Through Trustees, substantially in the form of Exhibit C;

                       (4) an opinion of FAA Counsel, substantially in the form
                    of Exhibit D;

                   (k) a copy of a duly-executed application for registration of the Aircraft with the FAA in Owner's name; and

                   (l) such other documents as such Pass-Through Trustee reasonably requests.

                     3.1.3     PERFECTED SECURITY INTEREST

         After giving effect to the filing of the FAA-Filed Documents and the Financing Statements, Mortgagee shall have a duly-perfected first-priority security interest in all of Owner's right, title, and interest in the Aircraft and all other then-existing Collateral, subject only to Permitted Liens not of record.

                     3.1.4     VIOLATION OF LAW

         No change occurs after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Owner, any Pass-Through Trustee, Subordination Agent, or Mortgagee to execute, deliver, and perform the Operative Agreements to which any of them is a party, or (b) any Pass-Through Trustee to make the loan contemplated by (S) 2.1, to acquire an Equipment Note, or to realize the benefits of the security afforded by the Mortgage.

                     3.1.5     REPRESENTATIONS, WARRANTIES, AND COVENANTS

         The representations and warranties of each other party to this Agreement made, in each case, in any Operative Agreement to which it is a party, are true and accurate in all material respects as of the Closing Date (unless any such representation and warranty was made with reference to a specified date, in which case such representation and warranty was true and accurate as of such specified date), and each other party to this Agreement has performed and observed, in all material respects, all of its covenants, obligations, and agreements in each Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

                     3.1.6     NO DEFAULT

         On the Closing Date, no Default exists or would result from the mortgaging of the Aircraft, and no "Event of Default" exists with respect to any other aircraft financed through the issuance of Pass-Through Certificates.

                     3.1.7     NO EVENT OF LOSS

         No Event of Loss with respect to the Airframe or any Engine has occurred, and no circumstance, condition, act, or event has occurred that, with the giving of notice or lapse of time, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine.

                     3.1.8     TITLE

         Owner has good and marketable title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of all Liens, except Permitted Liens.

                     3.1.9     CERTIFICATION

         The Aircraft has been duly certificated by the FAA as to type and has (or, upon registration in Owner's name, will be eligible for) an FAA airworthiness certificate.

                     3.1.10    SECTION 1110

         Mortgagee is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

                     3.1.11    FILING

         The FAA-Filed Documents are in the process of being duly filed for recordation with the FAA in accordance with the Transportation Code, and each Financing Statement has been duly filed or is in the process of being duly filed in the appropriate jurisdiction.

                     3.1.12    NO PROCEEDINGS

         No action or proceeding has been instituted, nor is any action threatened in writing, before any Government Entity, nor has any order, judgment, or decree been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin, or prevent the completion and consummation of any Operative Agreement or the Transactions.

                     3.1.13    GOVERNMENTAL ACTION

         All appropriate action required to have been taken before the Closing Date by the FAA, or any other Government Entity of the United States, in connection with the Transactions has been taken, and all orders, permits, waivers, authorizations, exemptions, and approvals of such entities required to be in effect on the Closing Date in connection with the Transactions have been issued.

                     3.1.14    NOTE PURCHASE AGREEMENT

         The conditions to the obligations of the Pass-Through Trustees and the other requirements relating to the Aircraft and the Equipment Notes in the Note Purchase Agreement have been satisfied.

                     3.1.15    PERFECTED SECURITY INTEREST

         After giving effect to the filing of the FAA-Filed Documents and the Financing Statements, Mortgagee shall have a duly-perfected first-priority security interest in the Aircraft and all other then-existing Collateral, subject only to Permitted Liens not of record.

                     3.1.16    NO MATERIALLY ADVERSE CHANGE

         Since the date of Holdings's balance sheet referred to in (S) 4.1.7, there has been no materially adverse change in Holdings's financial condition or operations, except for matters disclosed in the financial statements referred to in (S) 4.1.7.

         3.2      CONDITIONS TO MORTGAGEE'S OBLIGATIONS

         Mortgagee's obligation to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction (or Mortgagee's waiver), on or before the Closing Date, of the conditions in this (S) 3.2.

                     3.2.1     DOCUMENTS

         Mortgagee receives executed originals of the documents described in (S) 3.1.2, except as specifically provided therein, unless the failure to receive any such document is the result of any action or inaction by Mortgagee.

                     3.2.2     OTHER CONDITIONS

         Each of the conditions in (S)(S) 3.1.4, 3.1.5, 3.1.6, and 3.1.10 are satisfied, unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

         3.3      CONDITIONS TO OWNER'S OBLIGATIONS

         Owner's obligation to participate in the transaction contemplated hereby on the Closing Date is subject to the satisfaction (or Owner's waiver), on or before the Closing Date, of the conditions in this (S) 3.3.

                     3.3.1     DOCUMENTS

         Owner receives executed originals of the documents described in (S) 3.1.2, except as specifically provided therein, and they are satisfactory to Owner, unless the failure to receive any such document is the result of any action or inaction by Owner. In addition, Owner receives the following:

                   (a) (1) an incumbency certificate of SSB as to the person(s) authorized to execute and deliver the Operative Agreements on behalf of SSB, and (2) a copy of SSB's certificate of incorporation, by-laws, and general authorizing resolution of the board of directors (or executive committee) or other satisfactory evidence of authorization, certified as of the Closing Date by the Secretary or Assistant or Attesting Secretary of SSB, which authorize SSB's execution, delivery, and performance of the Operative Agreements to which it is a party; and

                   (b) an Officer's Certificate of SSB, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, a Pass-Through Trustee, or Subordination Agent (as applicable) in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

                     3.3.2     OTHER CONDITIONS

         Each of the conditions in (S)(S) 3.1.4, 3.1.5, 3.1.6, 3.1.7, 3.1.8,
3.1.9, 3.1.10, 3.1.11, 3.1.12, and 3.1.13 have been satisfied or waived by
Owner,
unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner.

         3.4      POST-REGISTRATION OPINION

         Promptly after the registration of the Aircraft and the recordation of the FAA-Filed Documents, Owner will cause FAA Counsel to deliver to Owner, each Pass-Through Trustee, and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

4. REPRESENTATIONS AND WARRANTIES

         4.1      OWNER'S REPRESENTATIONS AND WARRANTIES

         Owner represents and warrants to each Pass-Through Trustee, Subordination Agent, and Mortgagee that:

                     4.1.1     ORGANIZATION; QUALIFICATION

         Owner is a corporation duly incorporated, validly existing, and in good standing under the Laws of Delaware, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements. Owner is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Materially Adverse Change to Owner.

                     4.1.2     CORPORATE AUTHORIZATION

         Owner has taken, or caused to be taken, all necessary corporate action (including obtaining any consent or approval of stockholders required by its articles of incorporation or by-laws) to authorize the execution, delivery, and performance of its obligations under of each of the Operative Agreements to which it is party.

                     4.1.3     NO VIOLATION

         Owner's execution, delivery, and performance of its obligations under the Operative Agreements to which it is party do not and will not (a) violate any provision of Owner's articles of incorporation or by-laws, (b) violate any Law applicable to or binding on Owner, or (c) violate or constitute any default under (other than any violation or default that would not result in a Materially Adverse Change to Owner), or result in the creation of any Lien (other than as permitted under the Mortgage) upon the Aircraft or the other Collateral under, any lease, loan. or other material agreement to which Owner is a part or by which Owner or any of its properties is bound.

                     4.1.4     APPROVALS

         Owner's execution, delivery, and performance of its obligations under the Operative Agreements to which it is party do not and will not require the consent or approval of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of (a) any trustee or other holder of any Debt of Owner, or (b) any Government Entity, other than (x) the FAA-Filed Documents and the Financing Statements (and continuation statements periodically), and (y) filings, recordings, notices, or other ministerial actions pursuant to any routine recording, contractual, or regulatory requirements.

                     4.1.5     VALID AND BINDING AGREEMENTS

         The Operative Agreements to which Owner is a party have been duly authorized, executed, and delivered by Owner and, assuming the due authorization, execution, and delivery thereof by the other party or parties thereto, constitute legal, valid, and binding obligations of Owner and are enforceable against Owner in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, and other similar Laws affecting the rights of creditors generally and general principles of equity.

                     4.1.6     LITIGATION

         Except as set forth in Holdings's most recent Annual Report on Form 10-K, filed by Owner with the SEC before the Issuance Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Holdings with the SEC subsequent to such Form 10-K but before the Issuance Date, no action, claim, or proceeding is now pending or, to Owner's Actual Knowledge, threatened, against Owner, Holdings, or any of their Affiliates, before any Government Entity, that is reasonably likely to be determined adversely to Owner and if determined adversely to Owner would result in a Materially Adverse Change.

                     4.1.7     FINANCIAL CONDITION

         Holdings's audited consolidated balance sheet for its most-recent fiscal year ended before the Issuance Date, included in Holdings's most-recent Annual Report on Form 10-K filed by Holdings with the SEC, and the related consolidated statements of operations and cash flows for the period then ended, have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Holdings and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet, there has been no materially adverse change in such financial condition or operations, except for matters disclosed in (a) the financial statements referred to above, or (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Holdings with the SEC before the Issuance Date.

                     4.1.8     REGISTRATION AND RECORDATION

         Except for [(a) registering the Aircraft with the FAA in Owner's name,]
(b) filing for recordation (and recording) the FAA-Filed Documents, (c) filing the Financing Statements (and continuation statements relating thereto at periodic intervals), and (d) affixing the nameplates referred to in (S) 4.02(f) of the Mortgage, no further action, including filing or recording any document (including any financing statement under UCC Article 9) is necessary in order to establish and perfect Mortgagee's Lien on the Aircraft, as against Owner and any other Person, in any applicable jurisdictions in the United States. On the Delivery Date, subject to making the filings described above, Mortgagee shall have a duly-perfected first-priority Lien on all of the then-existing items of the Collateral (subject to no Liens other than Permitted Liens not of record).

                     4.1.9     UCC LOCATION

         Owner's chief executive office and chief place of business (as defined in UCC Article 9) are located at 9955 AirTran Blvd., Orlando, FL 32807.

                     4.1.10    NO DEFAULT

         No Default exists.

                     4.1.11    NO EVENT OF LOSS

         No Event of Loss has occurred with respect to the Airframe or any Engine, and, to Owner's Actual Knowledge, no circumstance, condition, act, or event has occurred that, with the giving of notice or lapse of time, gives rise to or constitutes an Event of Loss to the Airframe or any Engine.

                     4.1.12    COMPLIANCE WITH LAWS

         (a) Owner is a Citizen of the United States and a U.S. Air Carrier.

         (b) Owner holds all licenses, permits, and franchises from the appropriate Government Entities necessary to authorize Owner to engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to hold any such license, permit, or franchise would not give rise to a Materially Adverse Change to Owner.

         (c) Owner is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940.

                     4.1.13    SECURITIES LAWS

         Neither Owner nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft, or any of the Equipment Notes or any other interest in or security under the Mortgage, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person in violation of the Securities Act.

                     4.1.14    BROKER'S FEES

         No Person acting on behalf of Owner is or will be entitled to any broker's fee, commission, or finder's fee in connection with the Transactions, other than the fees and expenses payable by Owner in connection with the sale of the Pass-Through Certificates.

                     4.1.15    SECTION 1110

         Mortgagee will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines, as provided in the Mortgage, in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

                     4.1.16    TITLE

         On the Closing Date, Owner will have good and marketable title to the Aircraft, free and clear of all Liens except Permitted Liens not of record.

                     4.1.17    CONDITION OF AIRCRAFT

         The Aircraft is fully equipped to operate in commercial service, does not require any modifications, additions, or improvements for its intended use by Owner, and complies with all governmental requirements governing the service in which the Aircraft is being used and is anticipated to be used by Owner and is in the condition required by the Mortgage. The Aircraft has been duly certificated by the FAA as to type. A current and valid airworthiness certificate issued by the FAA is in effect with respect to the Aircraft (or, if not yet in effect because the Aircraft has not yet been FAA-registered, the Aircraft is in such condition as to be immediately eligible for an FAA airworthiness certificate upon FAA registration).

                     4.1.18    INSURANCE

         On the Delivery Date, the insurance required by the Mortgage is in full force and effect, and all premiums which have become due or are due with respect to the insurance required to be provided by Owner in respect of the Aircraft or required under (S) 4.06 of the Mortgage have been paid.

                     4.1.19    MARGIN REQUIREMENTS

         Owner will not directly or indirectly use any of the proceeds from the issuance of the Equipment Notes so as to result in a violation of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

                     4.1.20    ERISA

         No Plan maintained by Owner or any entity required to be aggregated with Owner under Code (S) 414(b) or (c) (an "ERISA Affiliate") has incurred an "accumulated funding deficiency" (within the meaning of ERISA), and neither Owner nor any ERISA Affiliate of Owner has incurred any material liability to the Pension Benefit Guaranty Corporation.

         4.2      SSB'S REPRESENTATIONS AND WARRANTIES

         SSB represents and warrants (with respect to (S) 4.2.10, solely in its capacity as Subordination Agent) to Owner that:

                     4.2.1     ORGANIZATION, ETC.

         SSB is a national banking association duly organized, validly existing, and in good standing under the Laws of the United States, with banking and trust authority to execute, deliver, and perform its obligations under the Pass-Through Trustee Agreements and the Operative Agreements to which it is a party.

                     4.2.2     CORPORATE AUTHORIZATION

         SSB has taken (or caused to be taken) all necessary corporate action (including obtaining any consent or approval of stockholders required by Law or by its articles of association or by-laws) to authorize the execution and delivery by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of the Pass-Through Trustee Agreements and the Operative Agreements to which it is a party and the performance by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of its obligations thereunder.

                     4.2.3     NO VIOLATION

         The execution and delivery by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of the Pass-Through Trustee Agreements and the Operative Agreements to which it is a party, and the performance by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of its obligations thereunder, do not and will not (a) violate any provision of SSB's articles of association or by-laws, (b) violate any Law applicable to or binding on SSB governing SSB's banking or trust powers or (except in the case of any Law relating to any Plan) Mortgagee, any Pass-Through Trustee, or Subordination Agent, or (c) violate or constitute any default under, or result in the creation of any Lien (other than the Lien of the Mortgage) upon any property of SSB, Mortgagee, any Pass-Through Trustee, Subordination Agent, or any of SSB's subsidiaries under any lease, loan, or other agreement to which SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent, is a party or by which SSB, Mortgagee, any Pass-Through Trustee, Subordination Agent, or any of their properties is bound.

                     4.2.4     APPROVALS

         The execution and delivery by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of the Pass-Through Trustee Agreements and the Operative Agreements to which it is a party, and the performance by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) of its obligations thereunder, do not and will not require the consent, approval, or authorization of, the giving of notice to, the registration with, the recording or filing of any documents with, or the taking of any other action in respect of (a) any trustee or other holder of any Debt of SSB, or (b) any federal or Connecticut Government Entity governing the banking or trust powers of SSB.

                     4.2.5     VALID AND BINDING AGREEMENTS

         The Pass-Through Trustee Agreements and the Operative Agreements to which it is a party have been duly authorized, executed, and delivered by SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as Applicable), and (assuming the due authorization, execution, and delivery by the other parties thereto) constitute legal, valid, and binding obligations of SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable), and are enforceable against SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (as applicable) in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, or other similar Laws affecting the rights of creditors generally and general principles of equity.

                     4.2.6     CITIZENSHIP

         SSB is a Citizen of the United States.

                     4.2.7     NO LIENS

         There are no Liens attributable to SSB in respect of all or any part of the Collateral (other than Liens created by the Operative Agreements).

                     4.2.8     LITIGATION

         There are no pending or, to SSB's Actual Knowledge, threatened actions or proceedings against SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent, before any Government Entity that, if determined adversely to SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent, would materially adversely affect the ability of SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent to perform its obligations under any of Mortgagee Agreements, the Pass-Through Trustee Agreements, or Subordination Agent Agreements.

                     4.2.9     SECURITIES LAWS

         Neither SSB nor any Person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral or any of the Equipment Notes or any other interest in or security under the Collateral for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than Subordination Agent and the Pass-Through Trustees, except for the offering and sale of the Pass-Through Certificates.

                     4.2.10    INVESTMENT

         Subordination Agent has not directly or indirectly offered any Equipment Note for sale to any Person or solicited any offer to acquire any Equipment Notes from any Person, nor has the Subordination Agent authorized anyone to act on its behalf to offer directly or indirectly any Equipment Note for sale to any Person, or to solicit any offer to acquire any Equipment Note from any Person; and Subordination Agent is not in default under any Liquidity Facility.

                     4.2.11    TAXES

         There are no Taxes payable by any Pass-Through Trustee or SSB imposed by Connecticut or any political subdivision or taxing authority of either state in connection with such Pass-Through Trustee's or SSB's execution, delivery, and performance of this Agreement or any of the Pass-Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass-Through Trustee or SSB for services rendered in connection with the transactions contemplated by any of the Pass-Through Trust Agreements), and there are no Taxes payable by any Pass-Through

Trustee or SSB imposed by Connecticut or any political subdivision or taxing authority of such state in connection with the acquisition, possession, or ownership by any such Pass-Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass-Through Trustee or SSB for services rendered in connection with the transactions contemplated by any of the Pass-Through Trust Agreements), and, assuming that the trusts created by the Pass-Through Trust Agreements will not be taxable as corporations, but, rather, that each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by Connecticut or any political subdivision of such state.

                     4.2.12    BROKER'S FEES

         No Person acting on behalf of SSB, Mortgagee, any Pass-Through Trustee, or Subordination Agent is or will be entitled to any broker's fee, commission, or finder's fee in connection with the Transactions.

5. COVENANTS

         5.1      OWNER'S COVENANTS

         Owner agrees, for the benefit of Note Holder and Mortgagee, as follows:

                     5.1.1     CORPORATE EXISTENCE; U.S. AIR CARRIER

         Owner shall at all times maintain its corporate existence, except as permitted by (S) 4.07 of the Mortgage, and shall at all times remain a U.S. Air Carrier.

                     5.1.2     NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

         Owner will give to Mortgagee timely written notice (but in any event at least 30 days before the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as defined in UCC Article 9), and will promptly take any action required by (S) 5.1.3(c) as a result of such relocation.

                     5.1.3     CERTAIN ASSURANCES

         (a) Owner shall duly execute, acknowledge, and deliver (or cause to be executed, acknowledged, and delivered) all such further documents, and shall do and cause to be done such further things, as Mortgagee reasonably requests to accomplish the purposes of the Operative Agreements, provided that any document so executed by Owner will not expand any obligations or limit any rights of Owner in respect of the Transactions.

         (b) Owner shall promptly take such action with respect to the recording, filing, re-recording, and re-filing of the Mortgage, and any supplements thereto, as shall be necessary to continue the perfection and priority of the Lien created by the Mortgage.

         (c) Owner will cause the FAA-Filed Documents, the Financing Statements, and all continuation statements (and any amendments necessitated by any combination, consolidation, or merger of Owner, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to Mortgagee's execution and delivery thereof, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Transportation Code (with respect to the FAA-Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

         (d) If the Aircraft is registered in a country other than the United States pursuant to (S) 4.02(e) of the Mortgage and (S) 5.4.5, Owner will furnish to Mortgagee annually while the Aircraft is not U.S.-registered (starting with the calendar year after such registration is effected) an opinion of special counsel reasonably satisfactory to Mortgagee stating that, in the opinion of such counsel, either (1) such action has been taken with respect to the recording, filing, re-recording, and re-filing of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect, and protect the Lien created by the Mortgage, reciting the details of such actions, or (2) no such action is necessary to maintain the perfection of such Lien.

                     5.1.4     SECURITIES LAWS

         Neither Owner nor any Person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in any of the Equipment Notes or any other interest in or security under the Mortgage, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws.

                     5.1.5     ASSET DISPOSITIONS

         Owner will not transfer or assign assets, or pay dividends to any Affiliate, subsidiary, or related company, if such a transfer, assignment, or payment would materially impair Owner's ability to meet its obligations under the Operative Agreements.

         5.2      SSB'S COVENANTS

         SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent agree, for Owner's benefit, as follows:

                     5.2.1     LIENS

         SSB (a) will not directly or indirectly create, incur, assume, or suffer to exist any Lien attributable to it on or with respect to all or any part of the Collateral or the Aircraft (other than Liens created by the Operative Agreements), (b) will, at its own cost and expense, promptly take such action as is necessary to discharge any such Lien attributable to SSB on all or any part of the Collateral or the Aircraft, and (c) will personally hold harmless and indemnify Owner, each Note Holder, each of their respective Affiliates, successors, and permitted assigns, and the Collateral from and against (1) any and all Expenses, and (2) any interference with the possession, operation, or other use of all or any part of the Aircraft, imposed on, incurred by, or asserted against any of the foregoing as a consequence of any such Lien.

                     5.2.2     SECURITIES ACT

         SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (respectively) will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Collateral, or any of the Equipment Notes or any other interest in or security under the Mortgage for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided, that the foregoing shall not impose on SSB any responsibility with respect to any such offer, sale, or solicitation by any other party hereto or the initial sale of the Equipment Notes to Subordination Agent.

                     5.2.3     PERFORMANCE OF AGREEMENTS

         SSB, Mortgagee, each Pass-Through Trustee, and Subordination Agent (respectively) shall perform its obligations under the Pass-Through Trustee Agreements and the Operative Agreements in accordance with their terms.

                     5.2.4     WITHHOLDING TAXES

         SSB shall indemnify (on an after-tax basis) and hold harmless Owner against any United States withholding taxes (and related interest, penalties, and additions to tax) as a result of SSB's failure to withhold on payments to any Note Holder who does not provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

         5.3      NOTE HOLDERS' COVENANTS

         Each Note Holder (including Subordination Agent) as to itself only, agrees for the benefit of Owner and Mortgagee as follows:

                     5.3.1     WITHHOLDING TAXES

         Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Owner and Mortgagee against any United States withholding taxes (and related interest, penalties, and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable under this (S) 5.3.2 shall be paid within 30 days after the pertinent Note Holder receives a written demand therefor.

                     5.3.2     TRANSFER; COMPLIANCE

         (a) Such Note Holder will (1) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; provided, that the foregoing provisions of this (S)
5.3.2 shall not impose on such Note Holder any responsibility for any such offer, sale, or solicitation by any other party hereto, and (2) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under the Mortgage and the Equipment Notes.

         (b) Such Note Holder will not sell, assign, convey, exchange, or otherwise transfer any Equipment Note or any interest in, or represented by, any Equipment Note (this provision not being applicable to the Pass-Through Certificates) unless the proposed transferee thereof first provides Owner with the following:

                  (1) a written representation and covenant that either (aa) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations, or court decisions thereunder to constitute, the assets of any Plan, or (bb) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of ERISA (S) 406 or Code (S) 4975(c)(1) involving Owner, a Pass-Through Trustee, Subordination Agent, or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the

         Code or administrative exemptions or regulations issued thereunder);
         and

                  (2) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (1) of this (S) 5.3.2(b) and agrees to comply with this clause
         (2).

         5.4      OTHER AGREEMENTS

                     5.4.1     [INTENTIONALLY OMITTED]

                     5.4.2     CONSENTS

         Each of each Pass-Through Trustee, Subordination Agent, and Mortgagee covenants and agrees, for Owner's benefit, that it shall not unreasonably withhold its consent to any consent or approval requested of it under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld.

                     5.4.3     INSURANCE

         Each of each Pass-Through Trustee, Subordination Agent, Mortgagee, and each Note Holder agrees not to obtain or maintain insurance for its own account as permitted by (S) 4.06 of the Mortgage if such insurance would limit, increase the cost of, or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Owner pursuant to (S) 4.06 of the Mortgage.

                     5.4.4     EXTENT OF NOTE HOLDER'S INTEREST

         A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Collateral when and if the principal and Make-Whole Amount (if any) of and interest on the Equipment Note held by such Holder, and all other sums, then due and payable to such Holder under any Operative Agreement, have been paid in full.

                     5.4.5     FOREIGN REGISTRATION

         (a) Each Note Holder and Mortgagee hereby agree, for Owner's benefit that, subject to (S) 4.02(b) of the Mortgage, Owner shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States, if Mortgagee receives at least 30 days' prior written notice of such proposed re-registration, and if:

                  (1) no Special Default exists at the time of such registration;

                  (2) such proposed change of registration is made in connection with a Permitted Lease;

                  (3) such country is a country with which the United States then maintains normal diplomatic relations or, if Taiwan, the United States then maintains diplomatic relations at least as good as those in effect on the Issuance Date;

                  (4) any import or export permits necessary to take the Aircraft into such country and any exchange permits necessary to allow all Rent and other payments provided for under the Operative Agreements shall be in full force and effect;

                  (5) all insurance provided for in the Mortgage shall be in full force and effect before, at the time of, and after such change in registration, and Mortgagee receives a certificate of Owner's or a Permitted Lessee's insurance broker to such effect;

                  (6) the courts of such jurisdiction would provide substantially equivalent protection to Mortgagee as provided under U.S. law in respect of the exercise of remedies, including that there are no possessory rights in favor of Owner, any Permitted Lessee, or any third party, including any Government Entity, which would, upon bankruptcy or other default by Owner or any Permitted Lessee, prevent the return of the Aircraft to Mortgagee in accordance with and when permitted by the terms of the Mortgage upon Mortgagee's exercise of its remedies thereunder, or, if such possessory rights exist, they are not materially greater than those available to borrowers and lessees under United States law and there are no procedural impediments to the return of the Aircraft to Mortgagee greater than under United States law, and upon termination of any Permitted Lease, registration shall be terminable without material burden or delay and there is no material impediment under the laws of such country of registration to the enforceability (other than immaterial differences in procedures of enforcement) of the rights and remedies of Mortgagee provided for under the Operative Agreements (it being understood that, in the absence of restrictions similar to those imposed under (S)(S) 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under
         Section 1110 are not required);

                  (7) Mortgagee receives evidence reasonably satisfactory to it that such country imposes, or Owner agrees to cause the Aircraft to be maintained in accordance with, a Maintenance Program as required by (S) 4.02(d) of the Mortgage;

                  (8) no Liens (except Permitted Liens) on the Collateral shall arise by reason of such re-registration, and the Mortgage shall continue as a first-priority Lien on the Aircraft;

                  (9) any export licenses, certificates of deregistration, and powers of attorney required in connection with any repossession or return of the Aircraft will be able to be obtained in the normal course without material delay, and without material burden on Mortgagee (however, Owner shall be responsible for the cost thereof);

                  (10) the Aircraft has been duly certificated as to type and airworthiness by the appropriate aviation authority of such country;

                  (11) all action is taken as Mortgagee deems reasonably necessary (including any increase in or changes in types of insurance coverage or change in indemnities to take into account differences in applicable Laws) to ensure that all insurance and indemnities provided for in the Operative Agreements shall be in full force and effect prior to, at the time of, and following such re-registration; and

                  (12) Mortgagee receives an opinion of counsel (subject to customary exceptions) reasonably satisfactory to Mortgagee, addressed to Mortgagee, each Note Holder, and each Certificate Holder, to the effect that:

                           (aa) such country recognizes Owner's ownership
                  interest in the Aircraft;

                           (bb) Owner's obligations, and Mortgagee's rights and
                  remedies, under the Mortgage are valid, binding and enforceable under the laws of such jurisdiction (or the laws of the jurisdiction to which the laws of such jurisdiction would refer as the applicable governing law);

                           (cc) after giving effect to such change in
                  registration, the Lien of the Mortgage on Owner's right, title, and interest in and to the Aircraft continue as a valid and duly-perfected first-priority security interest and all filing, recording, or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording, or other action is necessary, and (2) Mortgagee receive a certificate from Owner that all possible preparations to accomplish such filing, recording, and other action are done, and such filing, recording, and other action are accomplished, and a supplemental opinion to that effect shall be delivered to Mortgagee promptly after the effective date of such change in registration;

                           (dd) unless Owner or the Permitted Lessee agrees to
                  provide insurance covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable from such country (without license or permit, unless Owner before such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use;

                           (ee) it is not necessary, solely as a consequence of
                  such change in registration and without giving effect to any other activity of Mortgagee (or any Affiliate of Mortgagee), for Mortgagee to qualify to do business in such jurisdiction as a result of such re-registration in order to exercise any rights or remedies with respect to the Aircraft pursuant to the Mortgage;

                           (ff) neither Mortgagee nor any Note Holder nor any
                  Certificate Holder will be subjected to any adverse tax consequences as a result of such re-registration for which Owner is not required to indemnify such Person, unless Owner agrees to indemnify such Person therefor by means of an indemnity agreement reasonably satisfactory to such Person (and Holdings guarantees such indemnity pursuant to the Guarantee); and

                           (gg) to the effect set forth in clauses (5), (7), (9)
                  (including an annual filing opinion), (10), and (11), subject to then-customary assumptions, exceptions, and limitations, and stating that such country maintains normal diplomatic relations with the United States.

         (b) In addition, as a condition to any change in registration Owner shall have given to Mortgagee assurances reasonably satisfactory to Mortgagee:

                  (1) that the provisions of (S) 4.06 of the Mortgage have been complied with after giving effect to such change of registration;

                  (2) of Owner's payment of all reasonable out-of-pocket expenses of each Note Holder and Mortgagee in connection with such change of registry, including (aa) the reasonable fees and disbursements of counsel to Mortgagee, (bb) any filing or recording fees, Taxes, or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of Mortgagee for the benefit of Note Holders, and (cc) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft in favor of Mortgagee for the benefit of Note Holders; and

                  (3) to the effect that the tax and other indemnities in favor of each Person named as an indemnitee under any other Operative Agreement afford each such Person substantially the same protection as provided before such change of registration (or Owner agrees to provide additional indemnities that, together with such original indemnities, in the reasonable judgment of Mortgagee, afford such protection).

                     5.4.6     INTEREST IN CERTAIN ENGINES

         Each Note Holder and Mortgagee agree, for the benefit of each lessor, conditional seller, or secured party of any airframe or engine leased to, purchased by, or owned by Owner or any Permitted Lessee subject to a lease, conditional sale, or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.

6.       CONFIDENTIALITY

         Owner, Note Holders, and Mortgagee shall keep the Participation Agreement and Annex B to the Mortgage confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (a) to Certificate Holders, (b) to prospective and permitted transferees of Owner's, a Note Holder's, Liquidity Provider's, Mortgagee's, a Certificate Holder's, or other Mortgage Indemnitee's interest or their counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (c) to Owner's, a Note Holder's, Liquidity Provider's, a Pass-Through Trustee's, Mortgagee's, or other Mortgage Indemnitee's counsel, independent insurance brokers, auditors, or other agents, Affiliates, or investors who agree to hold such information confidential, (d) as may be required by any statute, court, or administrative order or decree, legal process, or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors, or any stock exchange, (e) with respect to a Note Holder or any Pass-Through Trustee, to a nationally-recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass-Through Certificates or to support an NAIC rating for the Equipment Notes, or (f) to such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; provided, that any and all disclosures permitted by clauses (d), (e), and (f) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

7.       INDEMNIFICATION AND EXPENSES

         7.1      GENERAL INDEMNITY

                     7.1.1     INDEMNITY

         Whether or not any of the Transactions are consummated, Owner shall indemnify, protect, defend, and hold harmless each Indemnitee from, against, and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with any one or more of the following:

         (a) the Operative Agreements, the Note Purchase Agreement, the Pass-Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements, the Note Purchase Agreement, or the Pass-Through Agreements;

         (b) the Aircraft, the Airframe, any Engine, or any Part, including, with respect thereto, (1) the manufacture, design, purchase, acceptance, nonacceptance, rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use, non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery, or other disposition of the Aircraft, any Engine, or any Part, (2) any claim or penalty arising out of violations of applicable Laws by Owner (or any Permitted Lessee), (3) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive, or imputed), (4) death or property damage of passengers, shippers, or others, (5) environmental control, noise, or pollution, and (6) any Liens in respect of the Aircraft, any Engine, or any Part;

         (c) the offer, sale, assumption, or delivery of any Equipment Notes, the Note Purchase Agreement, Pass-Through Certificates, or any interest therein or represented thereby; and

         (d) any breach of or failure to perform or observe, or any other noncompliance with, any covenant, agreement, or other obligation to be performed by Owner under any Operative Agreement to which it is party or any Pass-Through Agreement or the falsity of any representation or warranty of Owner in any Operative Agreement to which it is party or any Pass-Through Agreement.

                     7.1.2     EXCEPTIONS

         Notwithstanding anything in (S) 7.1.1, Owner shall not be required to indemnify, protect, defend, and hold harmless any Indemnitee pursuant to (S)
7.1.1 against any Expense of such Indemnitee:

         (a) for any Taxes or a loss of Tax benefit, whether or not Owner is required to indemnify therefor pursuant to (S) 7.3;

         (b) except to the extent attributable to acts or events occurring prior to such required termination, acts or events (other than acts or events related to Owner's performance of its obligations pursuant to the terms of the Operative Agreements) that occur after the Mortgage is required to be terminated in accordance with (S) 11.01 of the Mortgage; provided, that nothing in this clause (b) shall exclude or limit any Indemnitee's claim under applicable Law by reason of an Event of Default or for damages from Owner for breach of Owner's covenants in the Operative Agreements, or release Owner from any of its obligations under the Operative Agreements that expressly provide for performance after termination of the Mortgage;

         (c) to the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement;

         (d) to the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined at the end of this (S) 7.1.2) (other than gross negligence or willful misconduct imputed to such Person by reason of its interest in the Aircraft or any Operative Agreement);

         (e) to the extent attributable to the incorrectness or breach of any representation or warranty, of such Indemnitee or any related Indemnitee, contained in or made pursuant to any Operative Agreement or any Pass-Through Agreement;

         (f) to the extent attributable to the failure, by such Indemnitee or any related Indemnitee, to perform or observe any agreement, covenant, or condition on its part to be performed or observed in any Operative Agreement or any Pass-Through Agreement;

         (g) to the extent attributable to the offer or sale, by such Indemnitee or any related Indemnitee, of any interest in the Aircraft, the Equipment Notes, the Pass-Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state, or foreign securities Laws (other than any thereof caused by acts or omissions of Owner);

         (h) (1) with respect to any Indemnitee other than Mortgagee, to the extent attributable to Mortgagee's failure to distribute funds received and distributable by it in accordance with the Mortgage, (2) with respect to any Indemnitee other than Subordination Agent, to the extent attributable to Subordination Agent's failure to distribute funds received and distributable by it in accordance with the Intercreditor Agreement, (3) with respect to any Indemnitee other than the Pass-Through Trustees, to the extent attributable to a Pass-Through Trustee's failure to distribute funds received and distributable by it in accordance with the Pass-Through Trust Agreements, (4) with respect to any Indemnitee other than Escrow Agent, to the extent attributable to Escrow Agent's failure to pay funds received and payable by it in accordance with any Escrow Agreement, (5) with respect to any Indemnitee other than Paying Agent, to the extent attributable to Paying Agent's failure to distribute funds received and distributable by it in accordance with any Escrow Agreement,
                  (6) to the extent attributable to Depository's failure to pay funds payable by it in accordance with any Deposit Agreement,
                  (7) with respect to Mortgagee, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Mortgage, (8) with respect to Subordination Agent, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, (9) with respect to any Pass-Through Trustees, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with the Pass-Through Trust Agreements, (10) with respect to Escrow Agent, to the extent attributable to its negligence or willful misconduct in the payment of funds received and payable by it in accordance with any Escrow Agreement, and (11) with respect to Paying Agent, to the extent attributable to its negligence or willful misconduct in the distribution of funds received and distributable by it in accordance with any Escrow Agreement;

         (i) other than during the existence of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers, or consents with respect to any Operative Agreement or Pass-Through Agreement, other than any requested by Owner or required by or made pursuant to the terms of the Operative Agreements or Pass-Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass-Through Agreements);

         (j) to the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Owner;

         (k) to the extent that it is an ordinary and usual operating or overhead expense;

         (l) for any Lien attributable to such Indemnitee or any related Indemnitee that Owner is not obligated to discharge under the Operative Agreements;

         (m) if another provision of an Operative Agreement or a Pass-Through Agreement specifies the extent of Owner's responsibility or obligation with respect to such Expense, to the extent arising from a cause other than Owner's failure to comply with such specified responsibility or obligation; or

         (n) to the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of ERISA (S) 406 or Code (S) 4975(c)(1).

         For purposes of this (S) 7.1, a Person shall be considered a "related Indemnitee" of an Indemnitee if that Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate, or a successor or permitted assignee of any of the foregoing.

                     7.1.3     SEPARATE AGREEMENT

         This Agreement constitutes a separate agreement with respect to each Indemnitee, and is enforceable directly by each such Indemnitee.

                     7.1.4     NOTICE

         If an Indemnitee make a claim for any Expense indemnifiable under this
(S) 7.1, such Indemnitee shall give prompt written notice thereof to Owner. Notwithstanding the foregoing, any Indemnitee's failure to notify Owner as provided in this (S) 7.1.4, or in (S) 7.1.5, shall not release Owner from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Owner (in which event Owner shall not be responsible for such additional expense) or materially impairs Owner's ability to contest such claim.

                     7.1.5     NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS;
                               LIMITATIONS

         (a) If any action, suit, or proceeding for which Owner is responsible under this (S) 7.1 is brought against any Indemnitee, such Indemnitee shall notify Owner of the commencement thereof, and Owner may, at its expense, participate in and, to the extent that it so desires (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to (S) 7.1.5(c), settle or compromise it.

         (b) Owner or its insurer(s) shall have the right, at its or their expense, to investigate or, if Owner or its insurer(s) agree not to dispute liability to the Indemnitee giving notice of such action, suit, or proceeding under this (S) 7.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit, or proceeding, relating to any Expense for which indemnification is sought pursuant to this (S) 7.1, and each Indemnitee shall cooperate with Owner or its insurer(s) with respect thereto; provided, that Owner shall not be entitled to control the defense of any such action, suit, or proceeding, or to compromise any such Expense, while any Event of Default under (S) 5.01(a) of the Mortgage exists. In connection with any such Owner-controlled action, suit, or proceeding, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Owner, provided that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by Owner or its insurers to conduct such proceedings, interfere with the defense of such case.

         (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without Owner's prior written consent

(which shall not be unreasonably withheld or delayed), unless such Indemnitee waives its right to be indemnified with respect to such Expense under this (S) 7.1.

         (d) To the extent that any Expense indemnified by Owner hereunder may be covered by insurance maintained by Owner, at Owner's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend, or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

         (e) If an Indemnitee is not a party to this Agreement, Owner may require such Indemnitee to agree in writing to the terms of this (S) 7 and (S)
11.8 before making any payment to such Indemnitee under this (S) 7.

         (f) Nothing in this (S) 7.1.5 shall require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

                     7.1.6     INFORMATION

         Owner will provide the relevant Indemnitee with such information not within the control of such Indemnitee (but in Owner's control or reasonably available to Owner) which such Indemnitee reasonably requests, and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under (S) 7.1.5. The Indemnitee shall supply Owner with such information not within the control of Owner (but in such Indemnitee's control or reasonably available to such Indemnitee) which Owner reasonably requests to control or participate in any proceeding to the extent permitted by
(S) 7.1.5.

                     7.1.7 EFFECT OF OTHER INDEMNITIES; SUBROGATION; FURTHER ASSURANCES

         Upon payment in full by or on behalf of Owner of any indemnity provided for under this Agreement, Owner, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the Person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim of such Indemnitee under (S) 6.03 or (S) 8.01 of the Mortgage) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Owner to permit Owner to pursue such claims, to the extent reasonably requested by Owner and at Owner's expense.

                     7.1.8     REFUNDS

         If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Owner hereunder, that Indemnitee will promptly pay the amount refunded (but not an amount in excess of the amount Owner or any of its insurers has paid in respect of such Expense) over to Owner unless an Event of Default exists, in which case such amount shall be paid over to Mortgagee to hold as security for Owner's obligations under the Operative Agreements or, if requested by Owner, applied to satisfy those obligations.

         7.2      EXPENSES

                  7.2.1     INVOICES AND PAYMENT

         Mortgagee, the Pass-Through Trustees, and Subordination Agent shall promptly submit to Owner for its prompt approval (which shall not be unreasonably withheld) copies of invoices in reasonable detail of the Transaction Expenses for which it is responsible for providing information as they are received (but in no event later than the 90th day after the Closing
Date). If so submitted and approved, Owner agrees promptly (and not later than the 105th day after the Closing Date) to pay Transaction Expenses.

                  7.2.2     PAYMENT OF OTHER EXPENSES

         Owner shall pay (a) the ongoing fees and expenses of Mortgagee, and (b) all reasonable out-of-pocket costs and expenses (including the reasonable fees and disbursements of counsel) incurred by Mortgagee or any Note Holder attributable to any waiver, amendment, or modification of any Operative Agreement to the extent requested by Owner.

         7.3      GENERAL TAX INDEMNITY

                  7.3.1     GENERAL

         Except as provided in (S) 7.3.2, Owner agrees that each payment paid by Owner under the Equipment Notes, and any other payment or indemnity paid by Owner to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature, and if Owner is required by applicable law to make any such withholding or deduction for any such payment, (a) Owner shall make all such withholdings or deductions, (b) the amount payable by Owner shall be increased so that, after making all required withholdings or deductions, such Tax Indemnitee receives the same amount that it would have received had no such withholdings or deductions been made, and (c) Owner shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Except as provided in (S) 7.3.2, and whether or not any of the transactions contemplated hereby are consummated, Owner shall pay, indemnify, protect, defend, and hold harmless each Tax Indemnitee from all Taxes imposed by any Taxing Authority imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine, or any Part, or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including any Equipment Notes), any data, or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, imposition of any Lien, financing, refinancing requested by Owner, abandonment, or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data, or any other thing delivered or to be delivered under an Operative Agreement or (z) interest, fees, or other income, proceeds, receipts, or earnings, whether actual or deemed, arising upon, in connection with, or in respect of any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Collateral) or the transactions contemplated thereby.

                     7.3.2     CERTAIN EXCEPTIONS

         The provisions of (S) 7.3.1 shall not apply to, and Owner shall have no liability hereunder for, Taxes:

         (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority or governmental subdivision of the United States or therein (including any state or local Taxing Authority) (1) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (2) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (1) or (2), sales, use, license, or property Taxes);

         (b) imposed on a Tax Indemnitee by any Taxing Authority or governmental subdivision thereof or therein outside of the United

                  States (including any Taxing Authority in or of a territory, possession or commonwealth of the United States) (1) on, based on, or measured by gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on, or measured by gross or net income or receipts, or (2) on, or with respect to, or measured by capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (1) or (2), (aa) sales, use, license, or property Taxes, or (bb) any Taxes imposed by any Taxing Authority (other than a Taxing Authority within whose jurisdiction such Tax Indemnitee is incorporated or organized or maintains its principal place of business) if such Tax Indemnitee would not have been subject to Taxes of such type by such jurisdiction but for (i) the location, use, or operation of the Aircraft, the Airframe, any Engine, or any Part thereof by an Owner Person within the jurisdiction of the Taxing Authority imposing such Tax, or (ii) the activities of any Owner Person in such jurisdiction, including use of any other aircraft by Owner in such jurisdiction, (iii) the status of any Owner Person as a foreign entity or as an entity owned in whole or in part by foreign persons, (iv) Owner having made (or having been deemed to have made) payments to such Tax Indemnitee from the relevant jurisdiction, or (v) in the case of the Pass-Through Trustees, the Note Holders, or any related Tax Indemnitee, Owner's being incorporated or organized or maintaining a place of business or conducting activities in such jurisdiction);

         (c) on, with respect to, or measured by any trustee fees, commissions, or compensation received by the Pass-Through Trustee, Subordination Agent, or Mortgagee;

         (d)      that are being contested as provided in (S) 7.3.4;

         (e) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee or any Affiliate thereof;

         (f) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee of any interest in the Aircraft, the Airframe, any Engine, or any Part, any interest arising under the Operative Agreements, or any Equipment Note, or as a result of a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than (1) a substitution or replacement of the Aircraft, the Airframe, any Engine, or any Part by an Owner Person that is treated for Tax purposes as a transfer or disposition, or (2) a transfer pursuant to an exercise of remedies upon a then-existing Event of Default);

         (g) in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in clause (f) of this (S) 7.3.2;

         (h) consisting of any interest, penalties, or additions to tax imposed on a Tax Indemnitee as a result (in whole or in part) of a failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure is caused by Owner's failure to fulfill its obligations (if any) under (S) 7.3.6 with respect to such return;

         (i) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee that Owner is not obligated to discharge under the Operative Agreements;

         (j) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

         (k) in the nature of an intangible or similar Tax upon or with respect to the value or principal amount of the interest of any Note Holder in any Equipment Note or the loan evidenced thereby, but only if such Taxes are in the nature of franchise Taxes or result from the conduct of business by such Tax Indemnitee in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the Transactions in the taxing jurisdiction of such Tax Indemnitee;

         (l) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States, to the extent that such

                  Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the Transactions; or

         (m)      relating to ERISA or to Code (S) 4975.

         For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees who are successors, assigns, agents, or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

                     7.3.3     PAYMENT

         (a) Owner's indemnity obligation to a Tax Indemnitee under this (S) 7.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this (S) 7.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including any benefits recognized as a result of such Tax Indemnitee's use of an indemnifiable Tax as a credit against Taxes not indemnifiable under this (S) 7.3), shall equal the amount of the Tax indemnifiable under this (S) 7.3.

         (b) At Owner's request, the computation of the amount of any indemnity payment owed by Owner or any amount owed by a Tax Indemnitee to Owner pursuant to this (S) 7.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Owner. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Owner unless such verification results in an adjustment in Owner's favor of 5% or more of the net present value of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

         (c) Each Tax Indemnitee shall provide Owner with such certifications, and such information and documentation in such Tax Indemnitee's possession, and Owner reasonably requests to minimize any indemnity payment pursuant to this (S) 7.3; provided, that notwithstanding anything to the contrary in this (S) 7.3.3(c), no Tax Indemnitee shall be required to provide Owner with any Tax returns.

         (d) Each Tax Indemnitee shall promptly forward to Owner any written notice, bill, or advice that such Tax Indemnitee receives from any Taxing Authority concerning any Tax for which it seeks indemnification under this (S)
7.3. Owner shall pay any amount for which it is liable pursuant to this (S) 7.3 directly to the appropriate Taxing Authority if legally permissible, or, upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with (S) 7.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than one Business Day before the related Tax is due. If requested by a Tax Indemnitee in writing, Owner shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Owner's payment of any Tax paid by Owner, or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Owner shall also furnish promptly upon written request such data as any Tax Indemnitee reasonably requires to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction, unless such data are not reasonably available to Owner or (unless such data are specifically requested by a Taxing Authority) are not customarily furnished by domestic air carriers under similar circumstances. For purposes of this (S) 7.3, a "Final Determination" is
(1) a decision, judgment, decree, or other order by any court of competent jurisdiction that occurs pursuant to the provisions of (S) 7.3.4, which decision, judgment, decree, or other order has become final and unappealable,
(2) a closing agreement or settlement agreement entered into in accordance with
(S) 7.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (3) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

         (e) If any Tax Indemnitee actually realizes a tax savings by reason of any Tax paid or indemnified by Owner pursuant to this (S) 7.3 (whether such tax savings arise by means of a foreign tax credit, depreciation or cost recovery deduction, or otherwise), and such savings is not otherwise taken into account in computing such payment or indemnity, such Tax Indemnitee shall pay to Owner an amount equal to the lesser of (1) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent realized, and (2) the amount of all payments pursuant to this (S) 7.3 by Owner to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Owner pursuant to this (S)
7.3.3 (e)) (and the excess, if any, of the amount described in clause (1) over the amount described in clause (2) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Owner to make payments to such Tax Indemnitee pursuant to this (S) 7.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as an Event of Default of a monetary nature exists. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under (S) 7.3.1 without regard to the provisions of (S) 7.3.2 (other than (S) 7.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

                     7.3.4     CONTEST

         (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Owner could be liable for payment or indemnity hereunder, or if a Tax Indemnitee determines that a Tax is due for which Owner could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly notify Owner in writing of such claim (provided, that failure so to notify Owner shall not relieve Owner of its indemnity obligations hereunder unless the failure to notify effectively forecloses Owner's rights to require a contest of such claim), and shall take no action with respect to such claim without Owner's prior written consent for 30 days following Owner's receipt of such notice; provided, that, if applicable law requires such Tax Indemnitee to take action before the end of such 30-day period, such Tax Indemnitee shall, in such notice to Owner, so inform Owner, and such Tax Indemnitee shall take no action for as long as it is legally able to avoid taking action (and a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund before the end of such 30-day period if (1)(aa) the failure to pay the Tax would result in substantial penalties (unless immediately reimbursed by Owner) and the act of paying the Tax would not materially prejudice the right to contest, or (bb) the failure to pay would result in criminal penalties, and (2) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided that Owner shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Owner with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Owner may be required to indemnify hereunder. If requested by Owner in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at Owner's expense (including all reasonable costs, expenses, and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law, allow Owner to contest) through appropriate administrative and judicial proceedings the validity, applicability, or amount of such Taxes by (x) resisting payment thereof, (y) not paying the Taxes except under protest if protest is necessary and proper, or (z) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative or judicial proceeding. If requested to do so by Owner, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent that the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the Transactions without (in such Tax Indemnitee's good faith judgment) adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Owner to control the conduct of any such proceeding and shall provide to Owner (at Owner's cost and expense) with such information or data in such Tax Indemnitee's control or possession and reasonably necessary to conduct such contest. If the contest is being controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Owner in good faith regarding the manner of contesting such claim, and shall keep Owner reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this (S) 7.3.4 (including any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without Owner's prior written consent (except as contemplated by (S) 7.3.4(b) or (c)).

         (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Owner to pursue any contest) unless (1) Owner agrees to pay such Tax Indemnitee on demand all reasonable costs and expenses that such Tax Indemnitee incurs in connection with contesting such Taxes, including all reasonable out-of-pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (2) if such contest involves the payment of the claim, Owner advances the amount thereof (to the extent indemnified hereunder) plus interest, penalties, and additions to tax with respect thereto that are required to be paid before commencing the contest on an interest-free after-tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to Owner any net realized tax benefits resulting from such advance, including any tax benefits resulting from making such payment), (3) such Tax Indemnitee does not reasonably determine that the action to be taken will result in any material risk of forfeiture, sale, or loss of the Aircraft (unless Owner makes provisions to protect the interests of any such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee) (provided, that such Tax Indemnitee shall notify Owner in writing promptly after it becomes aware of any such risk), (4) no Lease Event of Default exists, unless Owner has provided security for its obligations hereunder by advancing to such Tax Indemnitee, before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (5) before commencing any judicial action controlled by Owner, Owner acknowledges its liability for such claim hereunder, provided, that Owner shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Owner has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee releases, waives, compromises, or settles any claim that may be indemnifiable by Owner pursuant to this (S) 7.3 without Owner's written permission, Owner's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly-related claims, and claims based on the outcome of such claim) shall terminate, subject to (S) 7.3.4(c), and subject to (S) 7.3.4(c), such Tax Indemnitee shall repay to Owner any amount previously paid or advanced to such Tax

Indemnitee with respect to such claim, plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax.

         (c) Notwithstanding anything contained in this (S) 7.3, a Tax Indemnitee will not be required to contest the imposition of any Tax, and shall be permitted to settle or compromise any claim without Owner's consent, if such Tax Indemnitee (1) waives its right to indemnity under this (S) 7.3 with respect to such Tax (and any directly-related claim, and any claim the outcome of which is determined based upon the outcome of such claim), (2) pays to Owner any amount previously paid or advanced by Owner pursuant to this (S) 7.3 with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority on a refund of such Tax, and (3) agrees to discuss with Owner the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

                     7.3.5     REFUND

         If any Tax Indemnitee receives a refund of, or is entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed, or advanced by Owner, such Tax Indemnitee shall pay to Owner within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)), and (b) such tax payment, reimbursement, or advance by Owner to such Tax Indemnitee theretofore made pursuant to this (S) 7.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Owner to make payments to such Tax Indemnitee pursuant to this (S) 7.3). If, in addition to such refund or credit, such Tax Indemnitee receives (or is credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Owner within 30 days after receiving or realizing such credit that proportion of such interest fairly attributable to Taxes paid, reimbursed, or advanced by Owner before the receipt of such refund or realization of such credit.

                     7.3.6     TAX FILING

         Owner shall timely file any report, return, or statement that is required to be filed with respect to any Tax which is subject to indemnification under this (S) 7.3 (except for any such report, return, or statement which a Tax Indemnitee has timely notified Owner in writing that such Tax Indemnitee intends to file, or for which such Tax Indemnitee is required by law to file, in its own name); provided, that the relevant Tax Indemnitee shall furnish Owner with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report, or statement and that Owner reasonably requests in writing (but the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Owner shall either file such report, return, or statement and send a copy to such Tax Indemnitee, or, if Owner is not permitted to file such report, return, or statement, it shall notify such Tax Indemnitee of such requirement and prepare and deliver such report, return, or statement to such Tax Indemnitee in a manner reasonably satisfactory to such Tax Indemnitee within a reasonable time before the time such report, return, or statement is to be filed.

                     7.3.7     FORMS

         Each Tax Indemnitee agrees to furnish from time to time to Owner, Mortgagee, or such other Person as Owner or Mortgagee shall designate, at Owner's or Mortgagee's request, such duly-executed and properly-completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(a) such reduction or exemption is available to such Tax Indemnitee, and (b) Owner has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee.

                     7.3.8     NON-PARTIES

         If a Tax Indemnitee is not a party to this Agreement, Owner may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Owner, to the terms of this (S) 7.3 and (S) 11.8 before making any payment to such Tax Indemnitee under this (S) 7.3.

                     7.3.9     SUBROGATION

         Upon payment of any Tax by Owner pursuant to this (S) 7.3 to or on behalf of a Tax Indemnitee, without any further action, Owner shall be subrogated to any claims that such Tax Indemnitee may have relating to that Tax. Such Tax Indemnitee shall cooperate with Owner (to the extent such cooperation does not result in any unreimbursed cost, expense, or liability to such Tax Indemnitee) to permit Owner to pursue such claims.

         7.4      PAYMENTS

         Any payments made pursuant to (S) 7.1 or (S) 7.3 shall be due on the 60/th/ day after demand, and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Owner, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Owner (as applicable) in written directives to the payor, or, if no such direction has been given, by check of the payor payable to the order of, and mailed to, such Indemnitee or Tax Indemnitee or Owner (as applicable) by certified mail, postage prepaid, at its address as set forth in this Agreement.

         7.5      INTEREST

         If any amount, payable by Owner, any Indemnitee, or any Tax Indemnitee under (S) 7.1 or (S) 7.3 is not paid when due, the Person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the Person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the amount is paid, at the Past-Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

         7.6      BENEFIT OF INDEMNITIES

         Owner's obligations for indemnities, obligations, adjustments, and payments in (S) 7.1 or (S) 7.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, notwithstanding any provision of the Mortgage.

8.       ASSIGNMENT OR TRANSFER OF INTEREST

         8.1      NOTE HOLDERS

         Subject to (S) 5.3.2 hereof and (S) 2.06 of the Mortgage, any Note Holder may, at any time, Transfer or grant participations in all or any portion of the Equipment Notes or all or any portion of its beneficial interest in its Equipment Notes to any Person (the sale or issuance of Pass-Through Certificates by a Pass-Through Trustee not being considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or the Collateral, and Owner shall not have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be bound by all of the covenants of Note Holders in the Operative Agreements.

         8.2      EFFECT OF TRANSFER

         Upon any Transfer in accordance with (S) 8.1 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed a "Note Holder" for all purposes of the Operative Agreements, and the transferring Note Holder shall be released from all of its liabilities and obligations under the Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the Transferee; provided, that such transferring Note Holder (and its Affiliates, successors, assigns, agents, representatives, directors, and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts, or events before such Transfer.

         8.3      SALE-LEASEBACK TRANSACTION

         Notwithstanding anything to the contrary in any Operative Agreement (except the following paragraph), but subject to (S) 2(c) of the Note Purchase Agreement and to the non-existence of any Special Default, upon not less than 10 days' prior written notice to the parties hereto, Owner shall have the right, no later than April 1, 2000, to sell the Aircraft and transfer title to the Aircraft to an owner trustee for the benefit of an owner participant in a transaction in which such owner trustee assumes all of Owner's obligations under the Equipment Notes and the Trust Indenture on a non-recourse basis (with Owner being released from such obligations, except to the extent accrued before the assumption), leases the Aircraft to Owner, and assigns such lease to Mortgagee pursuant to an amended and restated trust indenture (a "Sale-Leaseback"). In connection with such Sale-Leaseback, each of the parties hereto (or their successors) will execute and deliver appropriate documentation permitting the owner trustee to assume Owner's obligations under the Equipment Notes and the Trust Indenture on a non-recourse basis, releasing Owner from all obligations in respect of the Equipment Notes and the Trust Indenture (except to the extent accrued before the assumption), and take all other actions as are reasonably necessary to permit such assumption by the owner trustee. In connection with any such Sale-Leaseback, (a) the documents shall include (1) a participation agreement substantially in the form of the Leased Aircraft Participation Agreement (as defined in the Note Purchase Agreement), among the parties hereto (or their successors), the owner trustee, and the owner participant, with (x) changes to reflect the assumption of the Equipment Notes by the owner trustee on a non-recourse basis (rather than the issuance thereof by the owner trustee and purchase thereof by the Pass-Through Trustees), and also to reflect the release of Owner from all obligations under the Equipment Notes and the Trust Indenture (except to the extent accrued before the assumption), and (y) other changes permitted by the Note Purchase Agreement applicable to the revision of the Leased Aircraft Participation Agreement in connection with a leveraged lease,
(2) a lease agreement, substantially in the form of the Lease (as defined in the Note Purchase Agreement), between Owner and the owner trustee, with changes permitted by the Note Purchase

Agreement in connection with a leveraged lease, (3) an amended and restated trust indenture (amending and restating the Trust Indenture), substantially in the form of the Leased Aircraft Indenture (as defined in the Note Purchase Agreement), between the owner trustee and Mortgagee, with (x) changes to reflect Owner's assumption of Owner's obligations under the Equipment Notes and the Mortgage on a non-recourse basis and the release of Owner's obligations under the Equipment Notes and the Mortgage, and (y) other changes permitted by the Note Purchase Agreement applicable to the revision of the Leased Aircraft Indenture in connection with a leveraged lease, (4) a purchase agreement assignment, substantially in the form of the Aircraft Purchase Agreement Assignment (as defined in the Note Purchase Agreement), between Owner and the owner trustee, with changes permitted by the Note Purchase Agreement applicable to the Aircraft Purchase Agreement Assignment in connection with a leveraged lease, and (5) a trust agreement, substantially in the form of the Leased Aircraft Trust Agreement (as defined in the Note Purchase Agreement), between the owner trustee and the owner participant, with changes permitted by the Note Purchase Agreement applicable to the Trust Agreement in connection with a leveraged lease; and (b) the Equipment Notes shall be delivered to Mortgagee for cancellation in exchange for new equipment notes to be issued to the Note Holders by the owner trustee, such new equipment notes to be substantially in the form of Exhibit B to the Leased Aircraft Indenture (as defined in the Note Purchase Agreement). Such new equipment notes will have the same payment terms as the Equipment Notes, except that if Owner enters into a Sale-Leaseback by April 1, 2000, Owner may reoptimize the new equipment notes to be issued to the Note Holders by the owner trustee in compliance with the Mandatory Economic Terms.

         Notwithstanding the foregoing, Owner shall not have the right to enter into a Sale-Leaseback unless Owner causes to be delivered to Mortgagee and Certificate Holders (aa) an opinion of Troutman Sanders LLP, or other independent tax counsel chosen by Owner and reasonably acceptable to Mortgagee and the Certificate Holders, to the effect that the Note Holders and Certificate Holders should not recognize income, gain, or loss for federal income tax purposes as a result of such assumption and release, and should be subject to federal income tax in the same amounts, in the same manner, and at the same time as would have been the case if such assumption and release had not occurred, and that the Pass-Through Trusts will not be subject to federal income taxation as a result of such assumption and release. In addition, Owner agrees to comply with
(S) 1(c) of the Note Purchase Agreement in connection with any Sale-Leaseback; and (bb) an indemnity, on an After-Tax Basis, from Owner for any adverse tax consequences to the Note Holders or such Certificate Holder resulting from such assumption, in form and substance reasonably acceptable to the Note Holders and the Certificate Holders.

9.       SECTION 1110

         Owner, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), and Mortgagee intend that Mortgagee shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor.

10.      CHANGE OF CITIZENSHIP

         10.1     GENERALLY

         Without prejudice to the representations, warranties, or covenants as to any party's status as a Citizen of the United States, each of Owner, SSB, and Mortgagee agrees that, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States, and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, it will notify all parties hereto of all relevant matters in connection therewith.

         10.2     MORTGAGEE

         If SSB gives any notice under (S) 10.1, Mortgagee shall (if such citizenship is necessary under the Transportation Code or, if it is not necessary, if Mortgagee's citizenship could have any adverse effect on Owner or any Note Holder), subject to (S) 8.02 of the Mortgage, resign as Mortgagee promptly upon its ceasing to be such a citizen.

11.      MISCELLANEOUS

         11.1     AMENDMENTS

         No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated, or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate, or otherwise vary and is signed by the party against whom the enforcement of the amendment, supplement, waiver, modification, discharge, termination, or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination, or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance, or other manner not set forth in writing and signed by the party against whom enforcement of the same is sought.

         11.2     SEVERABILITY

         If any provision of this Agreement is held invalid, illegal, or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction, and (b) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal, or unenforceable may be waived, the parties hereto hereby waive that Law to the full extent permitted, to the end that this Agreement shall be a valid and binding agreement in all respects, enforceable in accordance with its terms.

         11.3     SURVIVAL

         The indemnities in this Agreement shall survive the delivery or return of the Aircraft, the Transfer of any interest by any Note Holder of its Equipment Note, and the expiration or other termination of any Operative Agreement, except to the extent otherwise provided therein.

         11.4     REPRODUCTION OF DOCUMENTS

         This Agreement (including all schedules and exhibits hereto) and all documents relating hereto, including (a) future consents, waivers, and modifications, and (b) past and future financial statements, certificates, and other information furnished to any party hereto, may be reproduced by any party by any photographic, photostatic, microfilm, micro-card, miniature photographic, or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original exists and whether or not such party made the reproduction in the regular course of business), and any enlargement, facsimile, or further reproduction of such reproduction also shall be so admissible in evidence.

         11.5     COUNTERPARTS

         This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be an original.

         11.6     NO WAIVER

         No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its rights, powers, remedies, or privileges under this Agreement or otherwise available to it shall impair, prejudice, or waive any such right, power, remedy, or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy, or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy, or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances, or waive the rights of any party hereto to any other or further action in any circumstances without notice or demand.

         11.7     NOTICES

         Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, and other communications required or permitted to be made, given, furnished, or filed hereunder shall be in writing (and the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement, and shall be personally delivered, sent by fax or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by next-business-day courier service, in each case to the address or fax number set forth for such party in Schedule 1, or to such other address or number as such party hereafter specifies by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver, or other communication shall be effective when received or, if made, given, furnished, or filed by fax or telecommunication transmission, when confirmed.

         11.8     GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

         (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE.

         (B) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS, AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT, OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THE OPERATIVE AGREEMENTS.

         (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES, AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION, OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO

(S) 11.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS (S) 11.8(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

         (D) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER, OR THAT ANY OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

         (E) EACH PARTY HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THE OPERATIVE AGREEMENTS.

         11.9     THIRD-PARTY BENEFICIARY

         This Agreement is not intended to, and shall not, provide any Person not a party hereto (other than the Mortgage Indemnitees and Certificate Holders (each of whom is an intended third-party beneficiary of (S) 7.1) and the Persons referred to in (S) 5.4.6 (who are intended third-party beneficiaries of (S) 5.4.6) with any rights of any nature whatsoever against any of the parties hereto, and no Person not a party hereto (other than the Mortgage Indemnitees and Certificate Holders as to (S) 7.1, and the Persons referred to in (S) 5.4.6 as to (S) 5.4.6) shall have any right, power, or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

         11.10    ENTIRE AGREEMENT

         This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties.

         11.11    FURTHER ASSURANCES

         Each party hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) all such further agreements, instruments, certificates, or other documents, and shall do and cause to be done such further things, as any other party hereto reasonably requests in connection with the administration of, or to carry out more effectively the purposes of, or to assure and confirm better to such other party the rights and benefits to be provided under, this Agreement and the other Operative Agreements.

               [The rest of this page is intentionally left blank]

         IN WITNESS WHEREOF, each of the parties has executed this Participation Agreement N9__AT.

                                     AIRTRAN AIRWAYS, INC.,
                                       Owner



                                     By_______________________________
                                        Name:
                                        Title:


                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                                       not in its individual capacity, except as expressly provided herein, but solely as Mortgagee



                                     By_______________________________
                                         Name:
                                         Title:

                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                       not in its individual capacity, except as expressly provided herein, but solely as Pass-Through Trustee under the Pass-Through Trust Agreement for the
                                       AirTran Airways Pass-Through Trust,
                                       1999-1A



                                     By________________________________
                                         Name:
                                         Title:

                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                       not in its individual capacity, except as expressly provided herein, but solely as Pass-Through Trustee under the Pass-Through Trust Agreement for the
                                       AirTran Airways Pass-Through Trust,
                                       1999-1B



                                     By_________________________________
                                         Name:
                                         Title:


                                     STATE STREET BANK AND TRUST COMPANY
                                     OF CONNECTICUT, NATIONAL ASSOCIATION,
                                       not in its individual capacity, except as expressly provided herein, but solely as Pass-Through Trustee under the Pass-Through Trust Agreement for the
                                       AirTran Airways Pass-Through Trust,
                                       1999-1C



                                     By_________________________________
                                         Name:
                                         Title:


                                    STATE STREET BANK AND TRUST COMPANY
                                    OF CONNECTICUT, NATIONAL ASSOCIATION,
                                      not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent



                                      By_______________________________
                                         Name:
                                         Title:

                                                          ----------------------
                                                                 SCHEDULE 1
                                                                     TO
                                                                PARTICIPATION
                                                                  AGREEMENT
                                                          ----------------------


                               ACCOUNTS; ADDRESSES

                                            ACCOUNT FOR PAYMENTS                           ADDRESS FOR NOTICES
                                            --------------------                           -------------------
AIRTRAN                      Sun Trust Bank                                       AirTran Airways, Inc.
AIRWAYS, INC.                Central Florida, N.A.                                9955 AirTran Blvd.
                             200 South Orange Avenue                              Orlando, FL 32807
                             Orlando, FL 32801                                    Attention: Treasurer
                             Account no.: _______________                         fax: (407) 251-5567
                             ABA#: 063102152
                             Attention: __________________
                             voice: (407) ____________
                             fax: (407) ____________
                             Reference: AirTran Lease N9__AT


THE BOEING                   The Chase Manhattan Bank                            The Boeing Company
COMPANY                      New York, NY 10081                                  P.O. Box 3707
                             account no.: 910-1-012764                           Seattle, WA 98124-3707
                             ABA#: 021-000021                                    Attention: Treasurer
                             Attention: Paul Trupia                               M/S 68-34
                             voice: 212-552-2829                                 fax: (206) 237-8746
                             fax: 212-552-0107
                             Reference: AirTran Lease N9__AT


STATE STREET                 State Street Bank and Trust Company                 State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: 9903-990-1                             225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011-000-028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-1897
MORTGAGEE

                                   ACCOUNT FOR PAYMENTS                               ADDRESS FOR NOTICES
                                   --------------------                               -------------------
STATE STREET                 State Street Bank and Trust Company                 State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: 9903-990-1                             225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011-000-028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-1897
SUBORDINATION
AGENT


STATE STREET                 State Street Bank and Trust Company                 State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: 9903-9901-1                            225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011-000-028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-1897
PASS-THROUGH
TRUSTEE FOR THE
1999-1A PASS-
THROUGH TRUST

STATE STREET                 State Street Bank and Trust Company                 State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: 9903-9901-1                            225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011-000-028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-1897
PASS-THROUGH
TRUSTEE FOR THE
1999-1B PASS-
THROUGH TRUST

STATE STREET                 State Street Bank and Trust Company                 State Street Bank and Trust Company of
BANK AND TRUST               Boston, MA                                          Connecticut, National Association
COMPANY OF                   account no.: 9903-990-1                             225 Asylum Street, 23rd Floor
CONNECTICUT,                 ABA#: 011-000-028                                   Hartford, CT 06103
NATIONAL                     Attention: Corporate Trust Administration           Attention: Corporate Trust Administration
ASSOCIATION, AS              Reference: AirTran Lease N9__AT                     fax: (860) 244-1897
PASS-THROUGH
TRUSTEE FOR THE
1999-1C PASS-
THROUGH TRUST

                                                  ------------------------------
                                                      SCHEDULE 2 - COMMITMENTS
                                                       PARTICIPATION AGREEMENT
                                                  ------------------------------

                                   COMMITMENTS

       PASS-THROUGH                  SERIES OF                  DOLLAR AMOUNT
          TRUSTEE                 EQUIPMENT NOTES                  OF LOAN
-------------------------         ---------------             -----------------
      1999-1A PASS-                   SERIES A                  $10,500,000.00
     THOUGH TRUSTEE
      1999-1B PASS-                   SERIES B                  $2,950,479.23
     THOUGH TRUSTEE
      1999-1C PASS-                   SERIES C                  $4,405,950.49
     THOUGH TRUSTEE

                                                  ------------------------------
                                                      SCHEDULE 3 - CERTAIN TERMS
                                                        PARTICIPATION AGREEMENT
                                                  ------------------------------


                                  CERTAIN TERMS

        DEFINED TERM                                             DEFINITION
        ------------                                            -----------
Minimum Liability Insurance Amount                              $550,000,000

Threshold Amount                                                 $2,000,000

                                                --------------------------------
                                                SCHEDULE 4 - PERMITTED COUNTRIES
                                                      PARTICIPATION AGREEMENT
                                                --------------------------------

                               PERMITTED COUNTRIES


Argentina                                Luxembourg

Australia                                Malaysia

Austria                                  Malta

Bahamas                                  Mexico

Belgium                                  Morocco

Brazil                                   Netherlands

Canada                                   New Zealand

Chile                                    Norway

Denmark                                  Paraguay

Egypt                                    People's Republic of China

Ecuador                                  Philippines

Finland                                  Portugal

France                                   Republic of China (Taiwan)

Germany                                  Singapore

Greece                                   South Africa

Hungary                                  South Korea

Iceland                                  Spain

India                                    Sweden

Indonesia                                Switzerland

Ireland                                  Thailand

Italy                                    Tobago

Japan                                    Trinidad

United Kingdom

Uruguay

Venezuela

                                                                  Exhibit C-2 to
                                                         Note Purchase Agreement

================================================================================




                       TRUST INDENTURE AND MORTGAGE N9__AT


                         dated as of ____________, ____


                                     between



                             AIRTRAN AIRWAYS, INC.,

                                      Owner

                                       and

                    STATE STREET BANK AND TRUST COMPANY OF
                       CONNECTICUT, NATIONAL ASSOCIATION
               not in its individual capacity, except as expressly
                     provided herein, but solely as trustee,

                                    Mortgagee



            --------------------------------------------------------

               Equipment Notes covering one Boeing model 717-200
            aircraft bearing United States registration no. N9__AT
                      and manufacturer's serial no. 55___

================================================================================

                                TABLE OF CONTENTS


GRANTING CLAUSE ..................................................................................................1

I  DEFINITIONS ...................................................................................................4

II  THE EQUIPMENT NOTES...........................................................................................5
         2.01.  Form of Equipment Notes...........................................................................5
         2.02.  Issuance and Terms of Equipment Notes.............................................................5
         2.03.  Method of Payment.................................................................................7
         2.04.  Application of Payments...........................................................................9
         2.05.  Termination of Interest in Collateral.............................................................9
         2.06.  Registration, Transfer, and Exchange of Equipment Notes..........................................10
         2.07.  Mutilated, Destroyed, Lost, or Stolen Equipment Notes............................................11
         2.08.  Payment of Expenses on Transfer; Cancellation....................................................12
         2.10.  Mandatory Redemptions of Equipment Notes.........................................................12
         2.11.  Voluntary Redemptions of Equipment Notes.........................................................12
         2.12.  Redemptions; Notice of Redemption................................................................12
         2.13.  Subordination....................................................................................13

III  RECEIPT, DISTRIBUTION, AND APPLICATION OF PAYMENTS..........................................................14
         3.01.  Basic Distributions..............................................................................14
         3.02.  Event of Loss; Replacement; Optional Redemption..................................................15
         3.03.  Payments After Event of Default..................................................................16
         3.04.  Certain Payments.................................................................................19
         3.05.  Other Payments...................................................................................20
         3.06.  Application of Payments Under Guarantee..........................................................20

IV  OWNER'S COVENANTS............................................................................................20
         4.01.  Liens............................................................................................20
         4.02.  Possession; Operation and Use; Maintenance; Registration; Markings...............................20
         4.03.  Inspection.......................................................................................28
         4.04.  Replacement and Pooling of Parts; Alterations, Modifications, and Additions; Substitution
                    of Engines...................................................................................29
         4.05.  Loss, Destruction, or Requisition................................................................32
         4.06.  Insurance........................................................................................38
         4.07.  Merger of Owner..................................................................................39

V  EVENTS OF DEFAULT; REMEDIES...................................................................................40
         5.01.  Event of Default.................................................................................40
         5.02.  Remedies.........................................................................................42
         5.03.  Return of Aircraft, etc..........................................................................44
         5.04.  Remedies Cumulative..............................................................................45
         5.05.  Discontinuance of Proceedings....................................................................45

                                    i

         5.06.  Waiver of Past Defaults..........................................................................45
         5.07.  Appointment of Receiver..........................................................................46
         5.08.  Mortgagee Authorized to Execute Bills of Sale, etc...............................................46
         5.09.  Rights of Note Holders to Receive Payment........................................................46

VI  MORTGAGEE'S DUTIES...........................................................................................46
         6.01.  Notice of Default................................................................................47
         6.02.  Action Upon Instructions; Certain Rights and Limitations.........................................47
         6.03.  Indemnification..................................................................................48
         6.04.  No Duties Except as Specified in Mortgage or Instructions........................................48
         6.05.  No Action Except Under Mortgage or Instructions..................................................48
         6.06.  Investment of Amounts Held by Mortgagee..........................................................49

VII  THE MORTGAGEE ..............................................................................................49
         7.01.  Acceptance of Trusts and Duties..................................................................49
         7.02.  Absence of Duties................................................................................49
         7.03.  No Representations or Warranties as to Aircraft or Documents.....................................50
         7.04.  No Segregation of Funds; No Interest.............................................................50
         7.05.  Reliance; Agreements; Advice of Counsel..........................................................51
         7.06.  Compensation.....................................................................................51
         7.07.  Instructions from Note Holders...................................................................51

VIII  INDEMNIFICATION............................................................................................52
         8.01.  Scope of Indemnification.........................................................................52

IX  SUCCESSOR AND SEPARATE TRUSTEES..............................................................................52
         9.01.  Resignation of Mortgagee; Appointment of Successor...............................................52
         9.02.  Appointment of Additional and Separate Trustees..................................................53

X  SUPPLEMENTS AND AMENDMENTS....................................................................................55
         10.01.  Instructions of Majority; Limitations...........................................................55
         10.02.  Mortgagee Protected.............................................................................56
         10.03.  Documents Mailed to Note Holders................................................................56
         10.04.  No Request Necessary for Mortgage Supplement....................................................56

XI  MISCELLANEOUS ...............................................................................................57
         11.01.  Termination of Mortgage.........................................................................57
         11.02.  No Legal Title to Collateral in Note Holders....................................................57
         11.03.  Sale of Aircraft by Mortgagee Is Binding........................................................57
         11.04.  Mortgage for Benefit of Owner, Mortgagee, Note Holders, and the other Mortgage Indemnitees......58
         11.05.  Notices.........................................................................................58
         11.06.  Severability....................................................................................58
         11.07.  No Oral Modification or Continuing Waiver.......................................................58
         11.08.  Successors and Assigns..........................................................................58
         11.09.  Headings........................................................................................58
         11.10.  Normal Commercial Relations.....................................................................59
         11.11.  Governing Law; Counterpart Form.................................................................59

         11.12.  Voting By Note Holders..........................................................................59
         11.13.  Bankruptcy......................................................................................59


ANNEX A               Definitions
ANNEX B               Insurance

EXHIBIT A             Aircraft Description
EXHIBIT B             Form of Equipment Note

SCHEDULE I            Equipment Notes Amortization and Interest Rates

                       TRUST INDENTURE AND MORTGAGE N9__AT

         This Trust Indenture and Mortgage N9__AT ("Mortgage") is entered into as of ____________, ____, between AirTran Airways, Inc. ("Owner"), a Delaware corporation, and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity, except as expressly stated herein, but solely as Mortgagee hereunder (in such capacity, "Mortgagee").

         Certain terms used in this Mortgage are defined pursuant to Article I hereof.

         RECITALS:

         A. Owner and Mortgagee want by this Mortgage to provide for (1) Owner's issuance of the Equipment Notes, and (2) Owner's assignment to Mortgagee, as part of the Collateral, of all of Owner's right, title, and interest in and to the Aircraft and all payments and other amounts received hereunder in accordance with the terms hereof, as security for Owner's obligations to the Note Holders and the Mortgage Indemnitees.

         B. All acts have occurred that are necessary to make the Equipment Notes, when executed by Owner and authenticated and delivered by Mortgagee hereunder, valid, binding, and enforceable obligations of Owner; and all acts have occurred that are necessary to make this Mortgage the valid, binding, and legal obligation of Owner for the uses and purposes herein set forth, in accordance with its terms.

                                 GRANTING CLAUSE

         NOW, THEREFORE, THIS MORTGAGE WITNESSETH, that, to secure the prompt payment of the Original Amount of, interest on, Make-Whole Amount (if any) on, and all other amounts due with respect to all Equipment Notes and all Related Equipment Notes from time to outstanding according to their tenor and effect, and to secure Owner's performance and observance of all the agreements, covenants, and provisions herein and in all Related Mortgages, in the Participation Agreement and in all Related Participation Agreements, in the Equipment Notes and all Related Equipment Notes, and in the KfW Agreement and the Boeing Agreement, for the benefit of the Note Holders, the holders of the Related Equipment Notes, the Certificate Holders, each of the Mortgage Indemnitees, and each of the "Mortgage Indemnitees" as defined in the Related Mortgages, and in consideration of the premises and of the covenants herein, and of the acceptance of the Equipment Notes by the holders thereof, and for other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Owner hereby grants to Mortgagee (and its successors in trust and assigns), for the security and benefit of the Note Holders, the holders of the Related Equipment Notes, each of the Mortgage Indemnitees, and each of the "Mortgage Indemnitees" as defined in the Related Mortgages, a first-priority security interest in and mortgage lien on all Owner's right, title, and interest in, to, and under the following described property, rights, and privileges, whether existing or hereafter acquired (which, collectively, together with all property hereafter specifically subject to the Lien of this Mortgage by the terms hereof or any supplement hereto, are included within, and are referred to as, the "Collateral"):

         (1) the Airframe and Engines described in the Aircraft Description Exhibit, whether or not any such Engine is installed on or attached to the Airframe or any other airframe, including all Parts included within the definitions of "Airframe" or "Engine", including all substitutions, renewals, and replacements of and additions, improvements, accessions, and accumulations to the Airframe and Engines (other than additions, improvements, accessions, and accumulations excluded from the definition of Parts), and (b) all Aircraft Documents;

         (2) each Permitted Lease assignment and each assigned Permitted Lease (to the extent assigned under such Permitted Lease assignment), and all rents or other payments of any kind made under such assigned Permitted Lease (to the extent assigned under such Permitted Lease assignment) and all rights, powers, privileges, options, collateral, and other benefits of Owner under such assigned Permitted Lease;

         (3) the Purchase Agreement, the GTA, and the Bills of Sale to the extent that they relate to Owner's continuing rights to any warranty, indemnity, or agreement, express or implied, as to title, materials, workmanship, design, or patent infringement or related matters with respect to the Airframe or the Engines (reserving to Owner, however, all of Owner's other rights and interest in and to the Purchase Agreement), and all rights, powers, privileges, options, and other benefits of Owner thereunder (subject to such reservation) with respect to the Airframe or the Engines, including the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder (including the commencement, conduct, and consummation of legal, administrative, or other proceedings) as shall be permitted thereby or by Law, and to do any and all other things that Owner is or may be entitled to do thereunder (subject to such reservation), subject, with respect to the Purchase Agreement, to the terms and conditions of the Consent and Agreement and the Engine Consent and Agreement;

         (4) all proceeds from the requisition of title to or use of the Aircraft or any Engine by any Government Entity, or from any other disposition of the Aircraft by Owner, or from Mortgagee's sale or other disposition of the Aircraft, the Airframe, any Engine, or other property described in any of these Granting Clauses pursuant to the terms of this Mortgage, and all insurance proceeds with respect to the Aircraft, the Airframe, any Engine, or any part thereof, but excluding any insurance maintained by Owner and not required under
(S) 4.06;

         (5) all rents, revenues, and other proceeds collected by Mortgagee pursuant to (S) 5.03(b), and all money and securities from time to time deposited or required to be deposited with Mortgagee by or for the account of Owner pursuant to any terms of this Mortgage held or required to be held by Mortgagee hereunder; and

         (6) all proceeds of the foregoing.

         provided, that notwithstanding any of the foregoing provisions, if no Event of Default exists, (a) Mortgagee shall not take or cause to be taken any action contrary to Owner's right hereunder to quiet enjoyment of the Airframe and Engines, and to possess, use, retain, and control the Airframe and Engines and all revenues, income, and profits derived therefrom, and (b) Owner shall have the right, to the exclusion of Mortgagee, with respect to the Purchase Agreement, to exercise in Owner's name all rights and powers of the buyer under the Purchase Agreement (other than to amend, modify, or waive any of the warranties or indemnities therein, except in the exercise of Owner's reasonable business judgment) and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity under the Purchase Agreement; provided, FURTHER, that, notwithstanding the existence of an Event of Default, Mortgagee shall not enter into any amendment of the Purchase Agreement which would increase Owner's obligations thereunder.

         TO HAVE AND TO HOLD all and singular the aforesaid property unto Mortgagee, and its successors and assigns, in trust for the equal and proportionate benefit and security of the Note Holders, the holders of the Related Equipment Notes, the Mortgage Indemnitees, and the "Mortgage Indemnitees" as defined in the Related Mortgages, except as provided in (S) 2.13 and Article III hereof, without any preference, distinction, or priority of any one Equipment Note over any other by reason of priority of time of issue, sale, negotiation, or date of maturity thereof, or otherwise for any reason whatsoever, and for the uses and purposes and (in all cases and as to all property specified in clauses (1) through (6)) subject to the terms and provisions in this Mortgage.

         Anything herein to the contrary notwithstanding, Owner shall remain liable under the Mortgagee Agreements to perform all of the obligations that it assumes thereunder, except to the extent prohibited or excluded from doing so pursuant to the terms and provisions thereof, and Mortgagee, the Note Holders, and the Mortgage Indemnitees shall have no obligation or liability under the Mortgagee Agreements by reason of or arising out of the assignment hereunder, nor shall Mortgagee, the Note Holders, or the Mortgage Indemnitees be required or obligated in any manner to perform or fulfill any of Owner's obligations under or pursuant to the Mortgagee Agreements, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

         Owner hereby constitutes Mortgagee the true and lawful attorney of Owner, irrevocably, granted for good and valuable consideration and coupled with an interest and with full power of substitution, and with full power (in the name of Owner or otherwise) to ask for, require, demand, receive, compound, and give acquittance for any and all money and claims for money (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Mortgagee Agreements, and all other property which now or hereafter constitutes part of the Collateral, to endorse any checks or other instruments or orders in connection therewith, and to file any claims or to take any action or to institute any proceedings that Mortgagee deems necessary or advisable in connection with this Mortgage; provided, that Mortgagee shall not exercise any such rights except during the existence of an Event of Default.

         Upon Mortgagee's written request, Owner will promptly and duly execute and deliver (or cause to be duly executed and delivered) any and all such further instruments and documents (including UCC continuation statements) as Mortgagee reasonably deems necessary to perfect, preserve, or protect the mortgage, security interests, and assignments created or intended to be created hereby, or to obtain for Mortgagee the full benefits of the assignment hereunder and of the rights and powers herein granted.

         Any and all property described or referred to in the granting clauses hereof which Owner acquires in the future shall ipso facto, and without any other conveyance, assignment, or act on the part of Owner or Mortgagee, become and be subject to the Lien herein granted as fully and completely as though specifically described herein, but nothing in this paragraph shall modify or change Owner's obligations in the foregoing paragraphs.

         Owner and Mortgagee further agree as follows:


                              ARTICLE I DEFINITIONS

         The terms defined in Annex A, when capitalized as in Annex A, have the same meanings when used in this Mortgage. Annex A also contains rules of usage that control construction in this Mortgage.


                         ARTICLE II THE EQUIPMENT NOTES

         2.01.  FORM OF EQUIPMENT NOTES

         The Equipment Notes shall be substantially in the form of Exhibit B.

         2.02.  ISSUANCE AND TERMS OF EQUIPMENT NOTES

         The Equipment Notes shall be dated the date of issuance thereof, shall be issued in three separate series consisting of Series A, Series B, and Series C, and shall have the maturities and principal amounts and shall bear interest as specified in Schedule I hereto. On the Closing Date, each Series specified in
Schedule I shall be issued to the Subordination Agent on behalf of the Pass-Through Trustees under the Pass-Through Trust Agreements. The Equipment Notes shall be issued in registered form only. The Equipment Notes shall be issued in original principal amounts of at least $100,000 and integral multiples of $1,000, except that one Equipment Note of each Series may be in an amount that is not an integral multiple of $1,000.

         Owner agrees to pay to Mortgagee, for distribution in accordance with
(S) 3.04 hereof: (1) to the extent not payable (whether or not in fact paid) under (S) 6(a) of the Note Purchase Agreement, an amount equal to the fees payable to Liquidity Provider under (S) 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then-outstanding aggregate principal amount of the Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Equipment Notes" (as defined in the Note Purchase Agreement); (2) (aa) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under (S) 3.07 of each Liquidity Facility, multiplied by (bb) the fraction specified in the foregoing clause (1); (3) (aa) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under (S) 3.07 of each Liquidity Facility, multiplied by (bb) the fraction specified in the foregoing clause (1); (4) if any payment default exists with respect to interest on Equipment Notes, (aa) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under (S) 3.07 of each Liquidity Facility, plus any amount of interest at the Past-Due Rate actually payable (whether or not in fact paid) by Owner on the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance, or Applied Non-Extension Advance was made, multiplied by (bb) a fraction the numerator of which shall be the total then-overdue amounts of interest on the Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the total then-overdue amounts of interest on all "Equipment Notes" (as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); (5) Owner's pro rata share of any other amounts owed to Liquidity Provider by the Subordination Agent as borrower under each Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (2), (3), or (4) above; (6) Owner's pro rata share of all compensation and reimbursement of expenses, disbursements, and advances payable by Owner under the Pass-Through Trust Agreements; (7) Owner's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement, except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement; and (8) if Owner requests any amendment to any Operative Agreement or Pass-Through Agreement, Owner's pro rata share of all reasonable fees and expenses (including fees and disbursements of counsel) of Escrow Agents and Paying Agents in connection therewith payable by the Pass-Through Trustees under the Escrow Agreements. As used herein, "OWNER'S PRO RATA SHARE" means as of any time a fraction, the numerator of which is the then-outstanding principal balance of Equipment Notes and the denominator of which is the then-outstanding principal balance of all "Equipment Notes" (as defined in each of the Operative Indentures). For purposes of this paragraph, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance", and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility.

         The Equipment Notes shall be executed on behalf of Owner by one of its authorized officers. Equipment Notes bearing the signatures of individuals who were at any time the proper officers of Owner shall bind Owner, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Equipment Notes or did not hold such offices at the respective dates of such Equipment Notes. Owner may from time to time execute and deliver Equipment Notes with respect to the Aircraft to Mortgagee for authentication upon original issue, and Mortgagee thereupon shall authenticate and deliver such Equipment Notes upon Owner's written request signed by an authorized officer of Owner. No Equipment Note shall be secured by or entitled to any benefit under this Mortgage, or be valid or obligatory for any purposes, unless there appears on such Equipment Note a certificate of authentication in the form provided for herein, executed by Mortgagee by the manual signature of one of its authorized officers, and such certificate upon any Equipment Notes be conclusive evidence, and the only evidence, that such Equipment Note has been duly authenticated and delivered hereunder.

         The aggregate Original Amount of the Equipment Notes issued hereunder shall not exceed the amount set forth as the maximum therefor on Schedule I hereto. The aggregate Original Amount of any Series of Equipment Notes issued hereunder shall not exceed the amount set forth on Schedule I for such Series.

         2.03.  METHOD OF PAYMENT

                  (a) The Original Amount of, interest on, and any Make-Whole Amount or other amount due under each Equipment Note or hereunder will be payable in Dollars by wire transfer of immediately available funds not later than 11:00 a.m., New York time, on the due date of payment to Mortgagee at the Corporate Trust Office for distribution among the Note Holders in the manner provided herein. Notwithstanding the foregoing or any provision in any Equipment Note to the contrary, Mortgagee will pay or cause to be paid, if so directed in writing by any Note Holder (with a copy to Owner), all amounts paid by Owner hereunder and under such holder's Equipment Note or Equipment Notes to such holder or a nominee therefor (including all amounts distributed pursuant to Article III of this Mortgage) by transferring, or causing to be transferred, by wire transfer of immediately available funds in Dollars, before 2:00 p.m., New York City time, on the due date of payment, to an account maintained by such holder with a bank located in the continental United States the amount to be distributed to such holder, for credit to the account of such holder maintained at such bank. If Mortgagee fails to initiate the transfer by federal wire transfer of any such payment as provided in the foregoing sentence after its receipt of funds at the place and before the time specified above by reason of its failure to use ordinary care, SSB shall compensate such holders for loss of use of funds at the Debt Rate until such payment is made, and Mortgagee shall be entitled to any interest earned on such funds until such payment is made. Any payment made hereunder shall be made without any presentment or surrender of any Equipment Note, except that, in the case of the final payment in respect of any Equipment Note, such Equipment Note shall be surrendered to Mortgagee for cancellation promptly after such payment. Notwithstanding any other provision of this Mortgage to the contrary, Mortgagee shall not be required to make, or cause to be made, wire transfers as aforesaid before the first Business Day on which it is practicable for Mortgagee to do so in view of the time of day when the funds to be so transferred were received by it if such funds were received after 11:00 a.m., New York time, at the place of payment. Before the due presentment for registration of transfer of any Equipment Note, Owner and Mortgagee shall deem and treat the Person in whose name any Equipment Note is registered on the Equipment Note Register as the absolute owner and holder of such

Equipment Note for the purpose of receiving payment of all amounts payable with respect to such Equipment Note and for all other purposes, and neither Owner nor Mortgagee shall be affected by any notice to the contrary. So long as any signatory to the Participation Agreement or nominee thereof shall be a registered Note Holder, all payments to it shall be made to the account of such Note Holder specified in Schedule I thereto, and otherwise in the manner provided in or pursuant to the Participation Agreement, unless and until it specifies some other account or manner of payment by notice to Mortgagee consistent with this (S) 2.03.

                  (b) Mortgagee (as agent for Owner) shall exclude and withhold at the appropriate rate from each payment of Original Amount of, interest on, and any Make-Whole Amount and other amounts due hereunder or under each Equipment Note (and such exclusion and withholding shall constitute payment in respect of such Equipment Note) any and all United States withholding taxes applicable thereto as required by Law. Mortgagee agrees (1) to act as such withholding agent and, in connection therewith, (2) whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Equipment Notes, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Note Holders, (3) to file any necessary United States withholding tax returns or statements when due, and (4) as promptly as possible after the payment thereof, to deliver to each Note Holder (with a copy to Owner) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Note Holder reasonably requests from time to time.

         In the case of a Note Holder that is a Non-U.S. Person, Mortgagee agrees on the written request of any Note Holder to furnish such Note Holder with such forms and other documentation as may be necessary or desirable to enable such Note Holder to claim an exemption from, or reduced rate of, such taxes. Provided that such Note Holder has furnished Mortgagee with the requested forms and other documentation duly executed by such Note Holder and has not notified the Mortgagee of the withdrawal or inaccuracy of such form prior to the date of each interest payment, only the reduced amount (if any) required by applicable law or treaty shall be withheld from payments under the Equipment Notes held by such Note Holder in respect of United States federal income tax. In the case of a Note Holder that is a U.S. Person and not an Exempt Recipient that has furnished to the Mortgagee a properly completed and currently effective U.S. Treasury Form W-9, no amount shall be withheld from payments under the Equipment Notes held by such Note Holder in respect of United States federal income tax. If any Note Holder has notified Mortgagee that any of the foregoing forms or certificates is withdrawn or inaccurate, or if the Internal Revenue Code or the regulations thereunder or the administrative interpretation thereof are at any time after the date hereof amended to require such withholding of United States federal income taxes from payments under the Equipment Notes held by such Note Holder, or if such withholding is otherwise required, Mortgagee agrees to withhold from each payment due to the relevant Note Holder withholding taxes at the appropriate rate under applicable law, and will, as more fully provided above, on a timely basis, deposit such amounts with an authorized depository and make such returns, filings, and other reports in connection therewith, and in the manner required under applicable Law. For purposes of this paragraph, an "Exempt Recipient" is a Person described in Code (S)6049(b)(4).

         Owner shall not have any liability for Mortgagee's failure to withhold taxes in the manner provided for herein or for any false, inaccurate, or untrue evidence provided by any Note Holder hereunder.

         2.04.  APPLICATION OF PAYMENTS

         Each payment of Original Amount, Make-Whole Amount (if any), and interest due on each Equipment Note shall be applied:

                  First: to pay accrued interest on such Equipment Note (and any interest on any overdue Original Amount, any overdue Make-Whole Amount, and (to the extent permitted by Law) any overdue interest and any other overdue amounts thereunder) to the date of such payment;

                  Second: to pay the Original Amount of such Equipment Note (or a portion thereof) then due thereunder;

                  Third: to pay any Make-Whole Amount and any other amount due hereunder or under such Equipment Note; and

                  Fourth: to pay the Original Amount of such Equipment Note remaining unpaid (provided, that such Equipment Note shall not be subject to redemption except as provided in (S) 2.10, (S) 2.11, and (S) 2.12).

The amounts paid pursuant to clause "Fourth" above shall be applied to the installments of Original Amount of such Equipment Note in the inverse order of their normal maturity.

         2.05.  TERMINATION OF INTEREST IN COLLATERAL

         No Note Holder, Certificate Holder, or other Mortgage Indemnitee (as such) shall have any further interest in, or other right with respect to, the Collateral when and if the Original Amount of, Make-Whole Amount, if any, and interest on and other amounts due under all Equipment Notes held by such Note Holder and all other sums then due and payable to such Note Holder, such Mortgage Indemnitee, any Certificate Holder (to the extent secured hereby), or Mortgagee hereunder (including under the third paragraph of
(S) 2.02) and under the other Operative Agreements by Owner (collectively, the "Secured Obligations") have been paid in full.

         2.06.  REGISTRATION, TRANSFER, AND EXCHANGE OF EQUIPMENT NOTES

         Mortgagee shall keep a register (the "Equipment Note Register") in which Mortgagee shall provide for the registration of Equipment Notes and the registration of transfers of Equipment Notes. No such transfer shall be given effect unless and until registered hereunder. Mortgagee shall keep the Equipment Note Register at its Corporate Trust Office. Mortgagee is hereby appointed "Equipment Note Registrar" for the purpose of registering Equipment Notes and transfers of Equipment Notes as herein provided. A holder of any Equipment Note intending to exchange such Equipment Note shall surrender such Equipment Note to Mortgagee at the Corporate Trust Office, together with a written request from the registered holder thereof for the issuance of a new Equipment Note, specifying (in the case of a surrender for transfer) the name(s) and address(es) of the new holder(s). Upon surrender for registration of transfer of any Equipment Note, Owner shall execute, and Mortgagee shall authenticate and deliver, in the name(s) of the designated transferee(s), one or more new Equipment Notes of a like aggregate Original Amount and of the same series. At the Note Holder's option, Equipment Notes may be exchanged for other Equipment Notes of any authorized denominations of a like aggregate Original Amount, upon surrender of the Equipment Notes to be exchanged to Mortgagee at the Corporate Trust Office. Whenever any Equipment Notes are so surrendered for exchange, Owner shall execute, and Mortgagee shall authenticate and deliver, the Equipment Notes which the Note Holder making the exchange is entitled to receive. All Equipment Notes issued upon any registration of transfer or exchange of Equipment Notes (whether under this (S) 2.06 or under (S) 2.07 or otherwise under this Mortgage) shall be the valid obligations of Owner evidencing the same respective obligations, and entitled to the same security and benefits under this Mortgage, as the Equipment Notes surrendered upon such registration of transfer or exchange. Every Equipment Note presented or surrendered for registration of transfer, shall (if so required by Mortgagee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to Mortgagee duly executed by the Note Holder or such holder's attorney duly authorized in writing, and Mortgagee shall require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act, and the securities Laws of any applicable state. Mortgagee shall make a notation on each new Equipment Note of the amount of all payments of Original Amount previously made on the old Equipment Note or Equipment Notes with respect to which such new Equipment Note is issued and the date to which interest on such old Equipment Note or Equipment Notes has been paid. Interest shall be deemed to have been paid on such new Equipment Note to the date on which interest shall have been paid on such old Equipment

Note, and all payments of the Original Amount marked on such new Equipment Note, as provided above, shall be deemed to have been made thereon. Owner shall not be required to exchange any surrendered Equipment Notes as provided above during the 10-day period preceding the due date of any payment on such Equipment Note. Owner shall in all cases deem the Person in whose name any Equipment Note shall have been issued and registered as the absolute owner and holder of such Equipment Note for the purpose of receiving payment of all amounts payable by Owner with respect to such Equipment Note, and for all other purposes, until Owner receives from Mortgagee a notice stating otherwise and such change is reflected on the Equipment Note Register. Mortgagee will promptly notify Owner of each registration of a transfer of an Equipment Note. Any such transferee of an Equipment Note, by its acceptance of an Equipment Note, agrees to the provisions of this Mortgage and the Participation Agreement applicable to Note Holders, including (S) 5.3, (S) 5.4, and (S) 8.1 of the Participation Agreement, and shall be deemed to have covenanted to the parties to the Participation Agreement as to the matters covenanted by the original Note Holder in the Participation Agreement. Subject to compliance by the Note Holder and its transferee (if any) of the requirements in this (S) 2.06, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes upon transfer or exchange within 10 Business Days of the date an Equipment Note is surrendered for transfer or exchange.

         2.07.  MUTILATED, DESTROYED, LOST, OR STOLEN EQUIPMENT NOTES

         If any Equipment Note shall become mutilated, destroyed, lost, or stolen, upon the written request of the holder of such Equipment Note, Owner shall execute, and Mortgagee shall authenticate and deliver, in replacement thereof, a new Equipment Note of the same Series, payable in the same Original Amount, dated the same date, and captioned as issued in connection with the Aircraft. If the Equipment Note being replaced has become mutilated, such Equipment Note shall be surrendered to Mortgagee and a photocopy thereof shall be furnished to Owner. If the Equipment Note being replaced has been destroyed, lost, or stolen, the holder of such Equipment Note shall furnish to Owner and Mortgagee (a) such security or indemnity as they require to save Owner and Mortgagee harmless, and (b) evidence satisfactory to Owner and Mortgagee of the destruction, loss, or theft of such Equipment Note and of the ownership thereof. If a "qualified institutional buyer" of the type referred to in paragraph
(a)(1)(i)(A), (B), (D), or (E) of Rule 144A under the Securities Act (a "QIB") is the holder of any such destroyed, lost, or stolen Equipment Note, then the written indemnity of such QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory Owner shall be accepted as satisfactory indemnity and security, and no further indemnity or security shall be required as a condition to the execution and delivery of such new Equipment Note. Subject to the Note Holder's compliance with the requirements in this (S) 2.07, Mortgagee and Owner shall use all reasonable efforts to issue new Equipment Notes within 10 Business Days after receiving the Note Holder's written request therefor.

         2.08.  PAYMENT OF EXPENSES ON TRANSFER; CANCELLATION

                  (a) No service charge shall be made to a Note Holder for any registration of transfer or exchange of Equipment Notes, but Mortgagee, as Equipment Note Registrar, may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equipment Notes.

                  (b) Mortgagee shall cancel all Equipment Notes surrendered for replacement, redemption, transfer, exchange, payment, or cancellation, and shall destroy the cancelled Equipment Notes.

         2.10.  MANDATORY REDEMPTIONS OF EQUIPMENT NOTES

         On the date on which Owner is required pursuant to (S) 4.05 to pay for an Event of Loss to the Airframe, all Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with all accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders and the Certificate Holders, but without Make-Whole Amount.

         2.11.  VOLUNTARY REDEMPTIONS OF EQUIPMENT NOTES

         Owner may redeem all (but not less than all) of the Equipment Notes (or, in the case of a sale-leaseback of the Aircraft pursuant to (S) 8.3 of the Participation Agreement, any portion of the Series C Equipment Notes) upon at least 30 days' revocable prior written notice to Mortgagee and the Note Holders, and such Equipment Notes shall be redeemed in whole at a redemption price equal to 100% of the unpaid Original Amount thereof, together with accrued interest thereon to the date of redemption and all other Secured Obligations owed or then due and payable to the Note Holders and the Certificate Holders, plus any Make-Whole Amount.

         2.12.  REDEMPTIONS; NOTICE OF REDEMPTION

                  (a) No redemption of any Equipment Note may be made except to the extent and in the manner expressly permitted by this Mortgage. No purchase of any Equipment Note may be made by Mortgagee.

                  (b) Notice of redemption with respect to the Equipment Notes shall be given by Mortgagee by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days before the applicable redemption date, to each

Note Holder of such Equipment Notes to be redeemed, at such Note Holder's address appearing in the Equipment Note Register; provided, that such notice shall be revocable by written notice from Owner to Mortgagee given not later than three days before the redemption date. All notices of redemption shall state: (1) the redemption date, (2) the applicable basis for determining the redemption price, (3) that on the redemption date, the redemption price will become due and payable upon each such Equipment Note, and that, if any such Equipment Notes are then outstanding, interest on such Equipment Notes shall cease to accrue on and after such redemption date, and (4) the place or places where such Equipment Notes are to be surrendered for payment of the redemption price.

                  (c) On or before the redemption date, Owner (or any Person on behalf of Owner) shall, to the extent an amount equal to the redemption price for the Equipment Notes to be redeemed on the redemption date shall not then be held by Mortgagee, deposit or cause to be deposited with Mortgagee by 12:30 p.m. New York time on the redemption date in immediately available funds the redemption price of the Equipment Notes to be redeemed.

                  (d) If notice of redemption is given as aforesaid (and not revoked as contemplated in the proviso to (S) 2.12(b)), then, on the redemption date, the Equipment Notes to be redeemed shall become due and payable at Mortgagee's Corporate Trust Office or at any office or agency maintained for such purposes pursuant to (S) 2.06, and from and after such redemption date (unless there shall be a default in the timely payment of the redemption price) any such Equipment Notes then outstanding shall cease to bear interest. Upon surrender of any such Equipment Note for redemption in accordance with such notice, such Equipment Note shall be redeemed at the redemption price. If any Equipment Note called for redemption is not so paid upon surrender thereof for redemption, the principal amount thereof shall, until paid, continue to bear interest from the applicable redemption date at the interest rate in effect for such Equipment Note as of such redemption date.

         2.13.  SUBORDINATION

                  (a) Owner and (by accepting its Equipment Notes) each Note Holder agree that, after the commencement of a proceeding of the type referred to in (S) 5.01(e), (f), or (g), no payment or distribution shall be made on or in respect of the Secured Obligations owed to such Note Holder, including any payment or distribution of cash, property, or securities, except as expressly provided in Article III.

                  (b) By accepting its Equipment Notes of any Series (other than Series A), each Note Holder of such Series agrees that if it receives any payment or distribution on any Secured Obligations in respect of such Series which it is not entitled to receive under this (S) 2.13 or Article III, it will hold any amount so received in trust for the Senior Holder, and will forthwith turn over such payment to Mortgagee in the form received to be applied as provided in
Article III.

                  (c) The "Senior Holder" is (1) the Note Holders of Series A until the Secured Obligations in respect of Series A Equipment Notes (other than any Make-Whole Amount thereon) have been paid in full, (2) after such Secured Obligations have been paid in full, the Note Holders of Series B until the Secured Obligations in respect of Series B Equipment Notes (other than any Make-Whole Amount thereon) have been paid in full, (3) after such Secured Obligations have been paid in full, the Note Holders of Series C until the Secured Obligations in respect of Series C Equipment Notes (other than any Make-Whole Amount thereon) have been paid in full, (4) after such Secured Obligations have been paid in full, the Note Holders of Series A until any Make-Whole Amount in respect of Series A Equipment Notes has been paid in full,
(5) after such Secured Obligations have been paid in full, the Note Holders of Series B until any Make-Whole Amount in respect of Series B Equipment Notes has been paid in full, and (6) after such Secured Obligations have been paid in full, the Note Holders of Series C until any Make-Whole Amount in respect of Series C Equipment Notes has been paid in full.


         ARTICLE III RECEIPT, DISTRIBUTION, AND APPLICATION OF PAYMENTS

         3.01.  BASIC DISTRIBUTIONS

         Except as otherwise provided in (S) 3.02 and (S) 3.03, each periodic payment of principal or interest on the Equipment Notes received by Mortgagee shall be promptly distributed in the following order of priority:

           (a) so much of such payment as is required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series A Equipment Notes shall be distributed to the Note Holders of Series A ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Series A Equipment Note bears to the total amount of the payments then due under all Series A Equipment Notes;

           (b) after giving effect to clause (a) of this (S) 3.01, so much of such payment remaining as shall be required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series B Equipment

                  Notes shall be distributed to the Note Holders of Series B ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Series B Equipment Note bears to the total amount of the payments then due under all Series B Equipment Notes; and

           (c) after giving effect to clause (b) of this (S) 3.01, so much of such payment remaining as shall be required to pay in full the payment(s) of Original Amount and interest (and any interest on any overdue Original Amount and, to the extent permitted by Law, on any overdue interest) then due under all Series C Equipment Notes shall be distributed to the Note Holders of Series C ratably, without priority of one over the other, in the proportion that the amount of such payment(s) then due under each Series C Equipment Note bears to the total amount of the payments then due under all Series C Equipment Notes.

         3.02.  EVENT OF LOSS; REPLACEMENT; OPTIONAL REDEMPTION

         Except as otherwise provided in (S) 3.03, any payments received by Mortgagee (1) with respect to the Airframe or the Airframe and one or more Engines as the result of an Event of Loss or (2) pursuant to an optional redemption of the Equipment Notes pursuant to (S) 2.11 shall be applied to redeem the Equipment Notes and to all other Secured Obligations by applying such funds in the following order of priority:

First, (a) to reimburse Mortgagee and the Note Holders for any reasonable costs or expenses incurred in connection with such redemption for which they are entitled to reimbursement, or indemnity by Owner, under the Operative Agreements, and then
                  (b) to pay any other Secured Obligations then due (except as provided in clause "Second" below) to Mortgagee, the Note Holders, and the other Mortgage Indemnitees under this Mortgage, the Participation Agreement, or the Equipment Notes (other than amounts specified in clause Second of this (S) 3.02);

Second, (a) to pay the amounts specified in subclause (a) of clause "Third" of (S) 3.03, plus any Make-Whole Amount then due and payable on the Series A Equipment Notes;

             (b) after giving effect to subclause (a) of this clause "Second", to pay the amounts specified in subclause (b) of clause "Third" of (S) 3.03, plus any Make-Whole Amount then due and payable in respect of the Series B Equipment Notes; and

             (c) after giving effect to subclause (b) of this clause "Second", to pay the amounts specified in subclause (c) of clause "Third" of (S) 3.03, plus any Make-Whole Amount then due and payable in respect of the Series C Equipment Notes; and

Third,            as provided in clause "Seventh" of (S) 3.03;

provided, that if a Replacement Airframe or Replacement Engine is substituted for the Airframe or Engine subject to such Event of Loss as provided in (S) 4.05, any insurance, condemnation or similar proceeds which result from such Event of Loss and are paid over to Mortgagee shall be held by Mortgagee as permitted by (S) 7.04 (provided, that such moneys shall be invested as provided in (S) 6.06) as additional security for the obligations of Owner under the Operative Agreements, and such proceeds (and such investment earnings), to the extent not theretofore applied as provided herein, shall be released to Owner at Owner's written request upon the release of such Airframe or Engine and the replacement thereof as provided herein.

         3.03.  PAYMENTS AFTER EVENT OF DEFAULT

         Except as otherwise provided in (S) 3.04, all payments received and amounts held or realized by Mortgagee (including any amounts realized by Mortgagee from the exercise of any remedies pursuant to Article V) if an Event of Default exists or after the declaration specified in (S) 5.02(b), as well as all payments or amounts then held by Mortgagee as part of the Collateral, shall be promptly distributed by Mortgagee in the following order of priority:

First, so much of such payments or amounts as shall be required (a) to reimburse Mortgagee or SSB for any tax (except to the extent resulting from a failure of Mortgagee to withhold taxes pursuant to (S) 2.03(b)), expense, or other loss (including all amounts to be expended at the expense of, or charged upon the rents, revenues, issues, products, and profits of, the property included in the Collateral (all such property being herein the "MORTGAGED PROPERTY") pursuant to (S) 5.03(b)) incurred by Mortgagee or SSB (to the extent not previously reimbursed), the expenses of any sale, or other proceeding, reasonable attorneys' fees and expenses, court costs, and any other expenditures incurred or expenditures or advances made by Mortgagee, SSB, or the Note Holders in the protection, exercise, or enforcement of any right, power, or remedy or any damages sustained by Mortgagee, SSB, or any Note Holder, liquidated or otherwise, upon such Event of Default shall be applied by Mortgagee as between itself, SSB, and the Note Holders to reimburse such expenses and any other expenses for which Mortgagee, SSB, or the Note Holders are entitled to reimbursement under any Operative Agreement, and (b) to pay all Secured Obligations payable to the other Mortgage Indemnitees hereunder and under the Participation Agreement (other than amounts specified in clauses "Second", "Third", and "Fifth" of this (S) 3.03); and if the aggregate amount to be so distributed is insufficient to pay all amounts described in subclauses (a) and (b), then ratably, without priority of one over the other, in proportion to the amounts owed each hereunder;

Second, so much of such payments or amounts remaining as is required to reimburse the then-existing or prior Note Holders for payments made pursuant to (S) 6.03 (to the extent not previouslY reimbursed) shall be distributed to such then-existing or prior Note Holders ratably, without priority of one over the other, in accordance with the amount of the payment(s) made by each such then-existing or prior Note Holder pursuant to (S) 6.03;

Third,       (a)  so much of such payments or amounts remaining as shall be required to pay in full (1) the unpaid Original Amount of all Series A Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) and all other Secured Obligations in respect of the Series A
                  Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series A, and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid
                  Original Amount of all Series A Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than any Make-Whole Amount) to the distribution date, bears to (y) the aggregate unpaid
                  Original Amount of all Series A Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) to the distribution date; and (2) thereafter, any Secured Obligations payable to the Class A Certificate Holders;

             (b) after giving effect to subclause (a) of this clause "Third", so much of such payments or amounts remaining as shall be required to pay in full (1) any Secured Obligations payable to the Class B Certificate Holders; and (2) thereafter, the unpaid Original Amount of all Series B Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) and all other Secured Obligations in respect of the Series B Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series B, and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of all Series B Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than any Make-Whole Amount) to the distribution date, bears to (y) the aggregate unpaid Original Amount of all Series B Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) to the distribution date; and

             (c) after giving effect to subclause (b) of this clause "Third", so much of such payments or amounts remaining as shall be required to pay in full (1) the unpaid Original Amount of all Series C Equipment Notes, and the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount, which shall not be due and payable) and all other Secured Obligations in respect of the Series C Equipment Notes (other than Make-Whole Amount) to the date of distribution, shall be distributed to the Note Holders of Series C, and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the unpaid Original Amount of all Series C Equipment Notes held by each holder plus the accrued but unpaid interest and other amounts due hereunder or thereunder (other than any Make-Whole Amount) to the distribution date, bears to (y) the aggregate unpaid Original Amount of all Series C Equipment Notes held by all such holders plus the accrued but unpaid interest and other amounts due thereon (other than Make-Whole Amount) to the distribution date; and
                  (2) thereafter, any Secured Obligations payable to the Class C Certificate Holders;

Fourth, so much of such payments or amounts remaining as is required to pay in full the amounts specified in clauses First, Second, and Third of (S) 3.03 of each Related Mortgage, pro rata as to amounts outstanding, but with priority of such clause First amounts over such clause Second and Third amounts, priority of such clause Second amounts over such clause Third amounts, priority of such subclause Third (a) amounts over such subclause Third (b) and (c) amounts, and priority of such subclause Third (b) amounts over such subclause Third (c) amounts;

Fifth, (a) so much of such payments or amounts remaining as is required to pay in full the unpaid Make-Whole Amount due on all Series A Equipment Notes shall be distributed to the Note Holders of Series A; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the total unpaid amount thereof owed to each Series A Note Holder bears to (y) the total amount thereof owed to all Series A Note Holders;

             (b) after giving effect to subclause (a) of this clause "Fifth", so much of such payments or amounts remaining as is required to pay in full the unpaid Make-Whole Amount due on all Series B Equipment Notes shall be distributed to the Note Holders of Series B; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the total unpaid amount thereof owed to each Series B Note Holder bears to (y) the total amount thereof owed to all Series B Note Holders; and

             (c) after giving effect to subclause (b) of this clause "Fifth", so much of such payments or amounts remaining as is required to pay in full the unpaid Make-Whole Amount due on all Series C Equipment Notes shall be distributed to the Note Holders of Series C; and if the amount so to be distributed is insufficient to pay in full, then ratably, without priority of one over the other, in the proportion that (x) the total unpaid amount thereof owed to each Series C Note Holder bears to (y) the total amount thereof owed to all Series C Note Holders;

Sixth, so much of such payments or amounts remaining as is required to pay in full the amounts specified in clause Fifth of (S)
                  3.03 of each Related Mortgage, pro rata as to amountS outstanding, but with priority of such subclause Fifth (a) amounts over such subclause Fifth (b) amounts; and

Seventh, the balance, if any, of such payments or amounts remaining thereafter shall be distributed to Owner.

         3.04.  CERTAIN PAYMENTS

                  (a) Any payments that Mortgagee receives, and that this Mortgage (other than this (S) 3.04) does not provide how to apply but any other Operative Agreement does provide how to apply, shall be applied forthwith to the purpose for which such payment was made in accordance with such other Operative Agreement.

                  (b) Notwithstanding anything to the contrary in this Article III, Mortgagee will distribute promptly upon receipt any indemnity payment that it receives from Owner in respect of SSB, any Note Holder, any Certificate Holder, or any other Mortgage Indemnitee, in each case whether or not pursuant to (S) 7 of the Participation Agreement, directly to the Person entitled thereto. Any payment received by Mortgagee under the second paragraph of (S) 2.02 or, if an Event of Default exists under (S) 1(B) OR (C) of the KfW Agreement or (S) 1(b) of the Boeing Agreement, shall be distributed to the Subordination Agent in its capacity as Note Holder tO be distributed in accordance with the Intercreditor Agreement.

         3.05.  OTHER PAYMENTS

         Mortgagee shall distribute any payments that it receives, and that the Operative Agreements (other than this (S) 3.05) do not provide how to apply, in the order of priority specified in (S) 3.01; and after payment in full of all amounts then due in accordance with (S) 3.01, then in the manner provided in clause "Seventh" of (S) 3.03.

         3.06.  APPLICATION OF PAYMENTS UNDER GUARANTEE

         Mortgagee shall distribute all payments that it receives pursuant to the Guarantee in the same order of priority, and in the same manner, as it would have distributed the payment for which such payment under the Guarantee was made.


                          ARTICLE IV OWNER'S COVENANTS

         4.01.  LIENS

         Owner will not directly or indirectly create, incur, assume, or suffer to exist any Lien or with respect to the Airframe or any Engine or any other Collateral, title to any of the foregoing, or any interest of Owner therein, except Permitted Liens. Owner shall promptly, at its own expense, take such action as may be necessary duly to discharge (by bonding or otherwise) any Lien other than a Permitted Lien arising at any time.

         4.02. POSSESSION; OPERATION AND USE; MAINTENANCE; REGISTRATION;
MARKINGS

                  (a) General. Except as otherwise expressly provided herein, Owner shall be entitled to operate, use, locate, employ, or otherwise utilize or not utilize the Airframe, any Engine or any Parts in any lawful manner or place in accordance with Owner's business judgment.

                  (b) Possession. Owner shall not, without Mortgagee's prior written consent, lease or otherwise in any manner deliver, transfer, or relinquish possession of the Aircraft, the Airframe, or any Engine, or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; except that Owner may, without such prior written consent:

                           (1) subject or permit any Permitted Lessee to subject
(aa) the Airframe to normal interchange agreements, or (bb) any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial airline industry and entered into by Owner or such Permitted Lessee in the ordinary course of business; provided, that if Owner's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, and Owner shall comply with (S) 4.04(e) in respect thereof;

                           (2) deliver or permit any Permitted Lessee to deliver
possession of the Aircraft, the Airframe, any Engine, or any Part (aa) to the manufacturer thereof or to any third-party maintenance provider for testing, service, repair, maintenance, or overhaul work on the Aircraft, the Airframe, any Engine, or any Part, or, to the extent required or permitted by (S) 4.04, for alterations or modifications in or additions to the Aircraft, the Airframe, or any Engine, or (bb) to any Person for the purpose of transport to a Person referred to in the preceding clause (aa);

                           (3) install or permit any Permitted Lessee to install
an Engine on an airframe owned by Owner or such Permitted Lessee free and clear of all Liens, except (aa) Permitted Liens and those that do not apply to the Engines, and (bb) the rights of third parties under normal interchange or pooling agreements and arrangements of the type permitted under (S) 4.02(b)(1);

                           (4) install or permit any Permitted Lessee to install
an Engine on an airframe leased to Owner or such Permitted Lessee, or purchased or owned by Owner or such Permitted Lessee subject to a security agreement, conditional sale, or other secured financing arrangement, but only if (aa) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe, and (ii) Liens of the type permitted by clause (3) of this (S) 4.02(b), and (bb) Owner or Permitted Lessee has received from the lessor, secured party, or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, security agreement, conditional sale agreement, or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title, or interest in, or Lien on, such Engine by reason of the installation of such Engine on such airframe at any time while such Engine is subject to the Lien of this Mortgage;

                           (5) install or permit any Permitted Lessee to install
an Engine on an airframe owned by or leased to Owner or such Permitted Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (3) nor clause (4) of this (S) 4.02(b) applies; provided, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Owner shall comply with (S) 4.04(e) in respect thereof;

                           (6) transfer or permit any Permitted Lessee to
transfer possession of the Aircraft, the Airframe, or any Engine to the U.S. Government, in which event Owner shall promptly notify Mortgagee in writing of any such transfer of possession (and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address, and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under
CRAF);

                           (7) enter into a Wet Lease with respect to the
Aircraft or any other aircraft on which any Engine may be installed (which shall not be considered a transfer of possession hereunder); provided, that Owner's obligations hereunder shall continue in full force and effect notwithstanding any Wet Lease;

                           (8) if no Special Default exists, and subject to the
following paragraph, enter into a lease with respect to the Aircraft, the Airframe, or any Engine to any Permitted Air Carrier or Permitted Manufacturer who is not then subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution, or similar proceeding and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver, or similar Person; but only if, in the case only of a lease to a Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer, Owner furnishes Mortgagee a favorable opinion, in form and substance reasonably satisfactory to Mortgagee, of counsel, selected by Owner and reasonably satisfactory to Mortgagee, located in the country of domicile of such Permitted Foreign Air Carrier or non-U.S. Permitted Manufacturer, that (aa) the terms of such lease are the legal, valid, and binding obligations of the parties thereto, enforceable under the laws of such jurisdiction, (bb) it is not necessary for Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result of the proposed lease, (cc) the validity, priority, and perfection of Mortgagee's Lien in respect of, the Aircraft, Airframe, and Engines will be recognized and enforceable in such jurisdiction, (dd) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe, or Engines in the event of the requisition by such government of such title (unless Owner provides insurance in the amounts required with respect to hull insurance under this Mortgage covering the requisition of title to the Aircraft, Airframe, or Engines by the government of such jurisdiction so long as the Aircraft, Airframe, or Engines are subject to such lease), (ee) such Permitted Air Carrier's or Permitted Manufacturer's agreement that its rights under the lease are subject and subordinate to all the terms of this Mortgage is enforceable against such Permitted Air Carrier or Permitted Manufacturer under applicable law, (ff) the courts of such jurisdiction would provide substantially equivalent protection to Mortgagee as provided under U.S. Law in respect of the exercise of remedies, including that there are no possessory rights in favor of Owner, any Permitted Lessee, or any third party (including any Government Entity) which would, upon bankruptcy or other default by Owner or any Permitted Lessee, prevent the return of the Aircraft to Owner in accordance with and when permitted by the terms of this Mortgage upon Mortgagee's exercise of its remedies hereunder, or, if such possessory rights exist, they are not materially greater than those available to borrowers and lessees under United States Law and there are no procedural impediments to the return of the Aircraft to Mortgagee greater than under United States Law, and upon termination of any Permitted Lease, registration shall be terminable without material burden or delay and there is no material impediment under the laws of such country of registration to the enforceability (other than immaterial differences in procedures of enforcement) of the rights and remedies of Mortgagee provided for under the Operative Agreements (it being understood that, in the absence of restrictions similar to those imposed under (S)(S) 362 and 363 of the BankrupTcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code are not required), (gg) there is no strict tort liability imposed on passive lenders or lessors, except such tort liability not of materially greater scope or magnitude than might be imposed on such passive lender or lessor under the prevailing rule among the states of the United States, and except liabilities that Owner or a Permitted Lessee has agreed to insure against at its expense to the reasonable satisfaction of Mortgagee, and (hh) Mortgagee, the Note Holders, and the Certificate Holders shall not be subjected to any adverse tax consequences as a result of such lease for which Owner is not required to indemnify such Person, unless Owner agrees to indemnify such Person therefor by means of an indemnity agreement reasonably satisfactory to such Person (and Holdings guarantees such indemnity pursuant to the Guarantee);

provided, that (1) the rights of any transferee who receives possession by reason of a transfer permitted by this (S) 4.02(b) (other than by a transfer of an Engine which is deemed an Event of Loss) shall be subject anD subordinate to this Mortgage and to Mortgagee's rights, powers and remedies hereunder, including (x) Mortgagee's right to repossess the Aircraft pursuant to (S) 5.02,
(y) Mortgagee's right to terminate and avoid such lease, delivery, transfer or relinquishment of possession if an Event of Default exists, and (z) the right to require such Person to deliver the Aircraft, the Airframe, and Engines subject to such transfer forthwith if an Event of Default exists, (2) Owner shall remain primarily liable for the performance this Mortgage and all the terms and conditions of this Mortgage and the other Operative Agreements shall remain in effect, and (3) no lease or transfer of possession otherwise in compliance with this (S) 4.02(b) shall (aa) result in any registration or re-registration of an

Aircraft (except to the extent permitted by (S) 4.02(e)) or the maintenance, operation, or use thereof except in compliance with (S) 4.02(c) and (S) 4.02(d), or (bb) permit any action not permitted to Owner hereunder.

         In the case of any lease permitted under this (S) 4.02(b), Owner will include in such lease appropriate provisions which (x) make such lease expressly subject and subordinate to this Mortgage, including Mortgagee's right to avoid such lease in the exercise of its rights to repossession of the Airframe and Engines hereunder; (y) require the Permitted Lessee to comply with (S) 4.06, to the extent that Owner does not obligate itself therein to do so; and (z) require that the Airframe or any Engine subject thereto be used in accordance with the limitations applicable to Owner's possession and use provided in this Mortgage and provide for the maintenance and inspection of the Aircraft in the same manner in all material respects as the applicable provisions of this Mortgage. No lease permitted under this (S) 4.02(b) shall be entered into unless (i) Owner provides written notice to Mortgagee (such notice in the event of a lease to a U.S. Air Carrier to be given promptly after entering into any such lease, and, in the case of a lease to any other Permitted Air Carrier or a Permitted Manufacturer, 10 days in advance of entering into such lease); (ii) Owner furnishes to Mortgagee evidence reasonably satisfactory to Mortgagee that the insurance required by (S) 4.06 remains in effect; (iii) all necessary documents are dulY filed, registered, or recorded in such public offices as may be required fully to preserve the first-priority security interest (subject to Permitted Liens) of Mortgagee in the Aircraft; (iv) no Permitted Lessee may sublease the Airframe or any Engine, except that a Permitted Manufacturer may sublease to any Permitted Lessee to whom a lease would be permitted under this
(S) 4.02; PROVIDED that (A) such sublease shall not permit any sub-subleasing of the Aircraft, the Airframe, or any Engine (and Owner shall ensure that the same does not occur), (B) such sublease shall be assigned to Owner to secure such Permitted Manufacturer's obligations under its lease, and (C) Owner shall comply, and shall cause such sublease to comply, with all requirements of this
(S) 4.02 as if such sublease were a direct lease from Lessee to the sublessee;
(v) the Permitted Lessee shall not be eligible to assert, or shall have effectively waived, any right to sovereign immunity; and (vi) Mortgagee receives evidence that: all necessary approvals from any Government Entity required for the Airframe or any Engine or engine (as applicable) to be imported and, to the extent reasonably obtainable and reasonably requested, exported from the applicable country of domicile upon repossession of such equipment by Mortgagee shall have been obtained prior to the importation of the imported item(s) under any such Permitted Lease;. Owner shall reimburse Mortgagee for all of its reasonable out-of-pocket fees and expenses (including reasonable fees and disbursements of counsel) incurred in connection with any such lease. Except as otherwise provided herein and without in any way relieving Owner from its primary obligation for the performance of its obligations under this Mortgage, Owner may in its sole discretion permit a lessee to exercise any or all rights which Owner would be entitled to exercise under (S) 4.02 and (S) 4.04, and may cause a lessee to perform any or all of Owner's obligations under
Article IV, and Mortgagee agrees to accept actual and full performance thereof by a lessee in lieu of performance by Owner.

         In addition to the foregoing requirements, before the commencement of any Permitted Lease, Owner shall deliver to Mortgagee: (i) a notice stating the identity of the lessee and a copy of the lease agreement, (ii) an officer's certificate stating that no Special Default exists and that such lease complies with this (S) 4.02, (iii) the consent of the Permitted Lessee to the assignment of its Permitted Lease pursuant to the final paragraph of this (S) 4.02(b), in a form reasonably satisfactory to Mortgagee, and (iv) if required by the final paragraph of this (S) 4.02(b), the Lease Assignment referred to therein, and a supplement to the Mortgage and financing statements or similar documents under the applicable Laws of the country of the Permitted Lessee confirming the perfected first-priority security interest of Mortgagee in such Permitted Lease, duly executed and delivered and duly filed or recorded in all appropriate places. No relinquishment of possession of any Airframe, Engine, or Part shall in any way discharge or diminish any of Owner's obligations.

         Mortgagee hereby agrees, and each Note Holder by acceptance of an Equipment Note agrees, for the benefit of each lessor, conditional seller, or secured party of any engine leased, purchased, or owned by Owner or any Permitted Lessee subject to a lease, conditional sale, or other security agreement that Mortgagee, each Note Holder, and their respective successors and assigns will not acquire or claim, as against such lessor, conditional seller, or secured party, any right, title, or interest in any engine as the result of the installation of such engine on the Airframe at any time while such engine is subject to such lease, conditional sale, or other security agreement and owned by such lessor or conditional seller or subject to a security interest in favor of such secured party.

         As security for Owner's due and punctual payment and performance of all of its covenants and obligations in the Operative Agreements, Owner hereby grants to Mortgagee a first-priority security interest in all of Owner's right, title, and interest in and to each Permitted Lease of any Aircraft, Airframe, or Engine, and all payments, including payments of rent, insurance proceeds (other than public liability insurance proceeds), and other amounts due or to become due thereunder. Owner shall enter into a "Lease Assignment" in form and substance satisfactory to Mortgagee with respect to each Permitted Lease of the Airframe having a term of one or more years. In furtherance of the provisions of this paragraph, Owner agrees that each Permitted Lease for more than one year of the Airframe (x) shall contain a provision to the effect that the Permitted Lessee agrees to pay all amounts due under the Permitted Lease to Mortgagee after the Permitted Lessee receives written notice from Mortgagee to such effect (until the Permitted Lessee receives written notice from Mortgagee to contrary effect) and stating that a Special Default exists under this Mortgage, and (y) shall be accompanied by such Uniform Commercial Code financing statements as shall, in Mortgagee's reasonable opinion, be required to perfect and protect the security interests of Mortgagee in such Permitted Lease.

                  (c) Operation and Use. Owner shall not operate, use, or locate the Aircraft, the Airframe, or any Engine, or allow the Aircraft, the Airframe, or any Engine to be operated, used, or located, (1) in any area excluded from coverage by any insurance required by (S) 4.06, except in the case of a requisition bY the U.S. Government where Owner obtains indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, against substantially the same risks and for at least the amounts of the insurance required by (S) 4.06 covering such area, or (2) in any recognized area of hostilities unless covered iN accordance with (S) 4.06 by war risk insurance, or in either case unless the Aircraft, the Airframe, or any Engine is only temporarily operated, used, or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition, or other similar unforeseen circumstance, so long as Owner diligently and in good faith proceeds to remove the Aircraft from such area. Owner shall not permit the Aircraft, the Airframe, or any Engine to be used, operated, maintained, serviced, repaired or overhauled (x) in violation of any Law binding on or applicable to such Aircraft, Airframe, or Engine or (y) in violation of any airworthiness certificate, license, or registration of any Government Entity relating to the Aircraft, the Airframe, or any Engine, except (i) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Owner or Permitted Lessee upon discovery thereof, or (ii) to the extent the validity or application of any such Law or requirement relating to any such certificate, license, or registration is being contested in good faith by Owner or Permitted Lessee in any reasonable manner which does not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, or any Engine, any material risk of criminal liability or material civil penalty against Mortgagee or any Note Holder or impair Mortgagee's or any Note Holder's interest in the Aircraft, the Airframe, or any Engine.

                  (d) Maintenance and Repair. At its own cost and expense, Owner shall cause the Aircraft, the Airframe, and each Engine to be maintained, serviced, repaired, and overhauled in accordance with (1) maintenance standards required by, or substantially as stringent as those required by, the FAA or the central aviation authority of Canada, France, Germany, Japan, or the United Kingdom for the Aircraft, the Airframe, and the Engines (the "Maintenance Program"), so as (aa) to keep the Aircraft, the Airframe, and each Engine in as good operating condition as on the Closing

Date, ordinary wear and tear excepted, and (bb) to keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certification of such Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft (but in any event in accordance with the Maintenance Program), except during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder, or (z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (2) except during periods when a Permitted Lease is in effect, the same standards as Owner uses with respect to similar aircraft of similar size in its fleet operated by Owner in similar circumstances and, during any period in which a Permitted Lease is in effect, the same standards used by the Permitted Lessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Lessee in similar circumstances. Owner further agrees that the Aircraft, the Airframe, and Engines will be maintained, used, serviced, repaired, overhauled, or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license, and registration relating to the Aircraft, the Airframe, or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Owner or Permitted Lessee is contesting in good faith the validity or application of any such Law or requirement relating to any such certificate, license, or registration in any reasonable manner which does not create a material risk of sale, loss, or forfeiture of the Aircraft, the Airframe, or any Engine or the interest of Mortgagee or any Note Holder therein, or any risk of criminal liability or material civil penalty against Mortgagee or any Note Holder; provided, that no contest shall excuse the failure to maintain the airworthiness certification for the aircraft in good standing without Mortgagee's written consent, nor shall the pendency of any contest prevent a prohibition of use from becoming an Event of Lo(S) Owner shall maintain or cause to be maintained the Aircraft Documents. All Aircraft Records shall be maintained in English (except that, during the term of any Permitted Lease to a Permitted Lessee who is not a U.S. Air Carrier, such Permitted Lessee may maintain Aircraft Records in the primary language of the country in which such Permitted Lessee is located, and such Aircraft Records shall be translated into English on an ongoing basis and no less frequently than once each year).

                  (e) Registration. On or as promptly as possible after the Closing Date, Owner shall cause the Aircraft to be duly registered in its name under the Transportation Code, and except as otherwise permitted by this (S) 4.02(e) at all times thereafter shall cause the Aircraft to remain so registered. If no Special Default exists, Owner may, by written notice to Mortgagee, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions in, (S) 5.4.5 of the Participation Agreement. Owner shall also cause this Mortgage to be duly recordeD and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe, and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Mortgagee to execute and deliver any necessary documents).

                  (f) Markings. If permitted by applicable Law, on or reasonably promptly after the Closing Date, Owner will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location, a placard of a reasonable size and shape bearing the legend: "Subject to a security interest in favor of State Street Bank and Trust Company of Connecticut, National Association, as Mortgagee." Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is damaged or becomes illegible, Owner shall promptly replace it with a placard complying with the requirements of this
(S) 4.02(f).

         4.03.  INSPECTION

                  (a) At all reasonable times, Mortgagee, a single representative for each class of Certificate Holders or any initial Class A Certificate Holder holding at least 5% of the principal amount of the Class A Certificates issued under the related Pass-Through Trust Agreement, and their authorized representatives (the "Inspecting Parties") may (not more than once every 12 months, unless an Event of Default exists, then such inspection right shall not be so limited) inspect the Aircraft and the Aircraft Documents, and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Owner or a Permitted Lessee.

                  (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection, and shall not include the opening of any panels, bays, or other components of the Aircraft, and no such inspection shall interfere with Owner's or any Permitted Lessee's maintenance or operation of the Aircraft, the Airframe, or any Engine.

                  (c) With respect to such rights of inspection, neither Mortgagee nor any Certificate Holder shall have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

                  (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with (S) 4.03(a)), unless an Event of Default exists, then any such inspection (including the cost of such copies) shall be at Owner's expense.

         4.04. REPLACEMENT AND POOLING OF PARTS; ALTERATIONS, MODIFICATIONS, AND ADDITIONS; SUBSTITUTION OF ENGINES

                  (a) Replacement of Parts. Except as otherwise provided herein, Owner, at its own cost and expense, will promptly replace (or cause to be replaced) all Parts that are from time to time be incorporated or installed in or attached to the Aircraft, and that become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use for any reason whatsoever. In addition, Owner, at its own cost and expense, may remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul, or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair, or permanently rendered unfit for use; provided, that, except as otherwise provided herein, Owner will replace or cause the replacement of such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by (S) 4.04(c), and shall be in good operating condition and (except in the case of replacement propertY installed on the basis of operational exigencies) have a value, remaining useful life, and utility not less than the value, remaining useful life, and utility of the Parts replaced (assuming such replaced Parts were in the condition required hereunder).

                  (b) Parts. Except as otherwise provided herein, any Part at any time removed from the Airframe or any Engine shall remain subject to the Lien of this Mortgage, no matter where located, until it is replaced by a Part that has been incorporated or installed in or attached to such Airframe or any Engine and that meets the requirements for replacement Parts specified above. As soon as a replacement Part is incorporated or installed in or attached to the Airframe or any Engine as provided in (S) 4.04(a), without further act, (1) the replaced Part shall thereupon be free and clear of all rights of Mortgagee and shall no longer be a Part hereunder, and (2) such replacement Part shall become subject to this Mortgage and be part of such Airframe or Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe or Engine.

                  (c) Pooling of Parts. Any Part removed from the Aircraft may be subjected by Owner or a Permitted Lessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Owner or Permitted Lessee, provided, that the part replacing such removed Part shall be incorporated or installed in or attached to such Airframe or any Engine in accordance with (S) 4.04(a) and (S) 4.04(b) as promptly as practicable after the removal of such removed Part. In addition, any replacement parT when incorporated or installed in or attached to the Airframe or any Engine may be owned by any third party, subject to a normal pooling arrangement, so long as Owner or a Permitted Lessee, as promptly thereafter as reasonably possible, either (1) causes such replacement part to become subject to the Lien of this Mortgage, free and clear of all Liens except Permitted Liens, at which time such replacement part shall become a Part, or (2) replaces (or causes to be replaced) such replacement part by incorporating or installing in or attaching to the Aircraft a further replacement Part owned by Owner free and clear of all Liens except Permitted Liens and which shall become subject to the Lien of this Mortgage in accordance with (S) 4.04(b).

                  (d) Alterations, Modifications, and Additions. Owner shall make (or cause to be made) alterations and modifications in and additions to the Aircraft as may be required to be made from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"); provided, that Owner or a Permitted Lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation, or order in any reasonable manner which does not materially adversely affect Mortgagee's interest in the Aircraft and does not involve any material risk of sale, forfeiture, or loss of the Aircraft or the interest of Mortgagee or any Note Holder therein, or any material risk of material civil penalty or any material risk of criminal liability being imposed on Mortgagee or the holder of any Equipment Note. In addition, Owner may make or permit to be made such alterations and modifications in and additions to the Airframe or any Engine (each an "Optional Modification") as Owner or a Permitted Lessee deems desirable in the proper conduct of its business, including removal of Parts which Owner deems are obsolete or no longer suitable or appropriate for use in the Aircraft; provided, that no such Optional Modification shall (1) diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility, or useful life immediately before such Optional Modification (assuming the Aircraft or such Engine was in the condition required by this Mortgage immediately before such Optional Modification), or (2) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. Except as otherwise provided herein, all Parts (other than Removable Parts) incorporated or installed in or attached to the Aircraft as a result of such Optional Modification shall, without further act, become subject to this Mortgage. Owner or any Permitted Lessee may, at any time so long as the Airframe or any Engine is subject to the Lien of this Mortgage, remove any such Part (such Part being referred to herein as a "Removable Part") from such Airframe or an Engine if (i) such Part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or installed in or attached to such Airframe or any Engine at the time of delivery thereof hereunder or any Part in replacement of, or in substitution for, any such original Part, (ii) such Part is not required to be incorporated or installed in or attached or added to such Airframe or any Engine pursuant to (S) 4.02(d) or the first sentence of this (S) 4.04(d), and
(iii) such Part can be removed from such Airframe or any Engine without diminishing the fair market value, utility, or remaining useful life which such Airframe or any Engine would have had at the time of removal had such removal not been effected, assuming the Aircraft was otherwise maintained in the condition required by this Mortgage and such Removable Part had not been incorporated or installed in or attached to the Aircraft. No Removable Part shall be subject to the Lien of this Mortgage; except that any Part not removed before the repossession by Mortgagee hereunder of the Airframe or Engine on which it is incorporated, installed, or attached shall at that time, without further act, become a part of such Airframe or Engine and be subject to the Lien of this Mortgage. Removable Parts may be leased from or financed by third parties other than Mortgagee.

                  (e) Substitution of Engines. If an Event of Loss to an Engine occurs under circumstances in which no Event of Loss to the Airframe occurs, Owner shall promptly (and in any event within 15 days after such occurrence) notify Mortgagee of such Event of Loss Owner shall have the right at its option at any time, on at least five Business Days' prior notice to Mortgagee, to substitute, and if an Event of Loss to an Engine occurs under circumstances in which an Event of Loss to the Airframe has not occurred, shall within 60 days of the occurrence of such Event of Loss substitute, a Replacement Engine for any Engine, free and clear of Liens (other than Permitted Liens not of record). In such event, immediately upon the effectiveness of such substitution and without further act, (1) the replaced Engine shall thereupon be free and clear of all rights of Mortgagee and the Lien of this Mortgage and shall no longer be an Engine hereunder, and (2) such Replacement Engine shall become subject to this Mortgage and be part of the Aircraft for all purposes hereof to the same extent as the replaced Engine. Such Replacement Engine shall be an engine manufactured by Engine Manufacturer that is the same model as the Engine to be replaced thereby, or an improved model (but in any event the same model as the other Engine then subject to this Mortgage), and that is suitable for installation and use on the Airframe, and that has a value, utility, and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Mortgage). Owner's right to make a replacement hereunder shall be subject to the fulfillment (which may be simultaneous with such replacement) of the following conditions precedent at Owner's sole cost and expense, and Mortgagee agrees to cooperate with Owner to the extent necessary to enable it timely to satisfy such conditions:

                           (1) an executed counterpart of each of the following
documents shall be delivered to Mortgagee:

                           (aa) a supplement to this Mortgage, covering the Replacement Engine, which shall be duly filed for recordation pursuant to the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the aircraft of which such Engine is a part is registered in accordance with (S) 4.02(e);

                           (bb) a full warranty (as to title) bill of sale, covering the Replacement Engine, executed by the former owner thereof in favor of Owner (or, at Owner's option, other evidence of Owner's ownership of such Replacement Engine, reasonably satisfactory to Mortgagee); and

                           (cc) UCC financing statements covering the security interests created by this Mortgage (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which such Aircraft may be registered) as are deemed necessary or desirable by counsel for Mortgagee to protect the security interests of Mortgagee in the Replacement Engine;

                           (2) Owner shall cause to be delivered to Mortgagee an
opinion of counsel to the effect that the Lien of this Mortgage continues to be in full force and effect with respect to the Replacement Engine, and such evidence of compliance with the insurance provisions of (S) 4.06 with respect to such ReplacemenT Engine as Mortgagee reasonably requests; and

                           (3) Owner shall have furnished to Mortgagee an
opinion of Owner's aviation law counsel reasonably satisfactory to Mortgagee and addressed to Mortgagee as to the due filing for recordation of the supplement to this Mortgage with respect to such Replacement Engine under the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the Aircraft is registered in accordance with (S) 4.02(e) and the due filing of any Financing Statements or other filings reasonably requested by Mortgagee with respect to such Replacement Engine under applicable Law.

         Upon satisfaction of all conditions to such substitution, (x) Mortgagee shall execute and deliver to Owner such documents and instruments, prepared at Owner's expense, as Owner reasonably requests to evidence the release of such replaced Engine from the Lien of this Mortgage, (y) Mortgagee shall assign to Owner all claims that Mortgagee may have against any other Person relating to any Event of Loss giving rise to such substitution, and (z) Owner shall receive all insurance proceeds (other than those reserved to others under (S) 4.06(b)) and proceeds in respect of any Event of Loss giving rise to such replacement to the extent not previously applied to the purchase price of the Replacement Engine as provided in (S) 4.05(d).

         4.05.  LOSS, DESTRUCTION, OR REQUISITION

                  (a)      Event of Loss to the Aircraft.

         If an Event of Loss to the Airframe (and any Engine(s) installed thereon) occurs, Owner shall promptly (and in any event within 10 days after such occurrence, or, if later, within 10 days after the determination that an Event of Loss has occurred) notify Mortgagee of such Event of Lo(S) Within 45 days after such occurrence, Owner shall notify Mortgagee of Owner's election either to replace the Airframe and any such Engine(s) as provided under (S) 4.05(a)(1) or to make payment in respect of such Event of Loss as provided under
(S) 4.05(a)(2) (and if Owner does not notify Mortgagee of such election within the 45-day time period, Owner shall be deemed to have elected to make payment in respect of such Event of Loss as provided under (S) 4.05(a)(2)):

                           (1) If Owner elects to replace the Airframe and any
such Engine(s) (and Owner shall not be entitled to elect to replace the Airframe if, at the time that Mortgagee receives the notice referred to above, a Special Default exists), Owner shall, subject to the satisfaction of the conditions in
(S) 4.05(c), as promptly as possible and in any event within 180 days after the occurrence of such Event of Loss, cause to be subjected to the Lien of this Mortgage, in replacement of the Airframe with respect to which the Event of Loss occurred, a Replacement Airframe and, if any Engine was installed on the Airframe when it suffered the Event of Loss, a Replacement Engine therefor, such Replacement Airframe and any Replacement Engine(s) to be free and clear of all Liens except Permitted Liens not of record, and to have a value, utility, and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to the Airframe or Engine, as the case may be, to be replaced thereby (assuming that such Airframe or Engine had been maintained in accordance with this Mortgage); provided, THAT if Owner does not perform its obligation to effect such replacement under this clause (1) during the 180-day period provided herein, it shall pay the amounts required to be paid pursuant to and within the time frame specified in clause (2) below.

                           (2) If Owner elects to make a payment for such Event
of Loss to the Airframe, Owner shall make a payment to Mortgagee for purposes of redeeming Equipment Notes in accordance with (S) 2.10 on a date on or before the Business Day following the earlier of (aa) the 180th day after the occurrence of such Event of Loss, and (bb) the fourth Business Day after the receipt of insurance proceeds with respect to such Event of Loss (but in any event not earlier than the date of Owner's election under (S) 4.05(a) to make payment under this (S) 4.05(a)(2)); and upon such payment and payment of all other Secured Obligations then due and payable, Mortgagee shall, at Owner's cost and expense, release from the Lien of this Mortgage the Airframe and the Engines, by executing and delivering to Owner all documents that Owner reasonably requests to evidence such release.

         (c) If Owner elects the replacement option in clause (1) above and has not effected such replacement within 60 days after the Event of Loss occurred, then Owner shall immediately pay to Mortgagee the amounts required pursuant to clause (2), to be held as security for Owner's obligations under clause (1). If Owner elects the replacement option in clause (1) above, and pays the deposit required by the preceding sentence, and has not effected such replacement within 180 days after the Event of Loss occurred, then such deposit shall be applied to Owner's obligations under clause (2), and Owner shall pay any remaining amounts due under clause (2).

                  (b) Effect of Replacement. If Owner provides a Replacement Airframe and any Replacement Engine(s) as provided for in (S) 4.05(a)(1), then
(1) the Lien of this Mortgage shall continue with respect to such Replacement Airframe and any Replacement Engine(s) as though no Event of Loss had occurred;
(2) Mortgagee shall (at Owner's cost and expense) release from the Lien of this Mortgage the replaced Airframe and Engines (if any) by executing and delivering to Owner such documents and instruments as Owner reasonably requests to evidence such release; and (3) in the case of a replacement upon an Event of Loss, Mortgagee shall assign to Owner all claims Mortgagee may have against any other Person arising from the Event of Loss, and Owner shall receive all insurance proceeds (other than those reserved to others under (S) 4.06(b)) and proceeds from any award in respect of condemnation, confiscation, seizure, or requisition, including any investment interest thereon, to the extent not previously applied to the purchase price of the Replacement Airframe and any Replacement Engine(s) as provided in (S) 4.05(d).

                  (c) Conditions to Airframe and Engine Replacement. Owner's right to substitute a Replacement Airframe and any Replacement Engine(s) as provided in (S) 4.05(a)(1) is subject to the fulfillment, at Owner's sole cost and expense, in addition to the conditions in (S) 4.05(a)(1), of the following conditions precedent::

                           (1) on the date when the Replacement Airframe and any
Replacement Engine(s) are subjected to the Lien of this Mortgage (the "Replacement Closing Date"), Mortgagee receives an executed counterpart of each of the following documents (or, in the case of the FAA Bill of Sale and full warranty bill of sale referred to below, a photocopy thereof):

                           (aa) a supplement to this Mortgage, in form and substance reasonably satisfactory to Mortgagee, covering the Replacement Airframe and any Replacement Engine(s), which is being duly filed for recordation pursuant to the Transportation Code or such other applicable law of such jurisdiction other than the United States in which the Replacement Airframe and any Replacement Engine(s) are to be registered in accordance with (S) 4.02(e);

                           (bb) an FAA Bill of Sale (or a comparable document, if any, of another Aviation Authority, if applicable) covering the Replacement Airframe and any Replacement Engine(s), executed by the former owner thereof in favor of Owner;

                           (cc) a full warranty (as to title) bill of sale, covering the Replacement Airframe and any Replacement Engine(s), executed by the former owner thereof in favor of Owner (or, at Owner's option, other evidence of Owner's ownership of such Replacement Airframe and any Replacement Engine(s), reasonably satisfactory to Mortgagee); and

                           (dd) UCC financing statements (or any similar statements or other documents required to be filed or delivered pursuant to the laws of the jurisdiction in which the Replacement Airframe and any Replacement Engine(s) may be registered in accordance with (S) 4.02(e)) as counsel for Mortgagee deems necessary or desirable by to protect the security interests of Mortgagee in the Replacement Airframe and any Replacement Engine(s);

                           (2) the Replacement Airframe and any Replacement
Engine(s) are of the same model as the Airframe or Engines, or an improved model of such aircraft or engines of the manufacturer thereof (and, in the case of a Replacement Engine, the same model as the other Engine then subject to this Mortgage), shall have a value and utility (without regard to hours or cycles remaining until the next regular maintenance check) at least equal to, and are in as good operating condition and repair as, the Airframe and any Engine(s) replaced (assuming such Airframe and Engine(s) had been maintained in accordance with this Mortgage);

                           (3) Mortgagee (acting directly or by authorization to
its special counsel) receives reasonably satisfactory evidence as to the compliance with (S) 4.06 with respect to the Replacement Airframe and any Replacement Engine(s);

                           (4) on the Replacement Closing Date, (aa) Owner
causes the Replacement Airframe and any Replacement Engine(s) to be subjected to the Lien of this Mortgage free and clear of Liens (other than Permitted Liens),
(bb) the Replacement Airframe has been duly certified by the FAA as to type and (upon registration) is eligible to receive an airworthiness certificate in accordance with this Mortgage, and (cc) application for registration of the Replacement Airframe in accordance with (S) 4.02(e) is being duly made with the FAA or other applicable Aviation Authority and Owner has authority to operate the Replacement Airframe;

                           (5) Mortgagee (at Owner's expense) receives (directly
or through its special counsel) (aa) an opinion of counsel, addressed to Mortgagee, to the effect that the Replacement Airframe and any Replacement Engine(s) has been or are being duly made subject to the Lien of this Mortgage and that (assuming the matters covered by the opinion in the following clause (bb)) all necessary action has been taken to perfect such Lien, the Guarantee and Guarantor Confirmation are in full force and effect, and Mortgagee will be entitled to the benefits of Section 1110 with respect to the Replacement Airframe, provided, that such opinion with respect to Section 1110 need not be delivered to the extent that, immediately before such replacement, solely by reason of a change in law or court interpretation thereof, the benefits of
Section 1110 were not available to Mortgagee, and (bb) an opinion of Owner's aviation law counsel reasonably satisfactory to and addressed to Mortgagee as to the due registration of any such Replacement Airframe, the absence of Liens of record at the FAA as to any such Replacement Airframe and Replacement Engine(s), and the due filing for recordation of each supplement to this Mortgage with respect to such Replacement Airframe and any Replacement Engine(s) under the Transportation Code or such other applicable law of the jurisdiction other than the United States in which the Replacement Airframe is to be registered in accordance with (S) 4.02(e), and the due filing of any Financing Statements or other filingS reasonably requested by Mortgagee with respect to such Replacement Airframe or Replacement Engine(s) under applicable Law;

                           (6) if requested by Mortgagee, furnish Mortgagee with
evidence reasonably satisfactory to it of the value, utility, remaining useful life, and estimated residual value of, and good title to, such Replacement Airframe and any such Replacement Engine(s) (including an appraisal by a qualified independent appraiser selected by Mortgagee of such value, utility, remaining useful life and estimated residual value);

                           (7) assign to Mortgagee the benefit of all assignable
manufacturers, and vendors, warranties with respect to such Replacement Airframe and such Replacement Engine(s);

                           (8) furnish Mortgagee with a Guarantor Confirmation,
duly executed and delivered by Holdings;

                           (9) furnish Mortgagee with a certificate of Owner
certifying compliance with this (S) 4.05(c) and to the effect that, upon consummation of such replacement, no Special Default will exist; and

                           (10) take such other action as Mortgagee reasonably
requests in order that such Replacement Airframe and any such Replacement Engine(s) be subjected to the Lien of this Mortgage to the same extent as the Airframe and any Engine(s) replaced thereby.

                           Owner shall cause an airworthiness certificate, with
respect to such Replacement Airframe, to be duly issued under the Transportation Code promptly after such substitution.

                           (d) Non-Insurance Payments Received on Account of an
Event of Lo(S) Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Annex B), received at any time by Mortgagee or Owner from any Government Entity or any other Person in respect of any Event of Loss will be held by Mortgagee and applied as follows:

                           (1) If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon Owner's compliance with the applicable terms of (S) 4.05(a)(1) and (S) 4.05(c) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received after such compliance) retained by, Owner;

                           (2) If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of Loss), upon Owner's compliance with the applicable terms of (S) 4.04(e) with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or (if received after such compliance) retained by, Owner;

                           (3) If such amounts are received, in whole or in part, with respect to the Airframe, and Owner makes, has made or is deemed to have made the election in (S) 4.05(a)(2), such amounts shall be applied as follows:

                           first, if the sum described in (S) 4.05(a)(2) has not
                  then been paid in full by Owner, such amounts shall be paid to Mortgagee to the extent necessary to pay in full such sum; and

                           second, the remainder, if any, shall be paid to
                  Owner.

                  (e) Requisition for Use. If any Government Entity requisitions the use of the Airframe and any Engine(s) or engine(s) installed on such Airframe while such Airframe is subject to the Lien of this Mortgage and such requisition does not constitute an Event of Loss, Owner shall promptly notify Mortgagee of such requisition, and all of Owner's obligations under this Mortgage shall continue to the same extent as if such requisition had not occurred. Any payments received by Mortgagee or Owner or a Permitted Lessee from such Government Entity with respect to such requisition of use shall be paid over to, or retained by, Owner. If an Event of Loss to an Engine results from the requisition for use by a Government Entity of such Engine (but not the Airframe), Owner will replace such Engine hereunder by complying with (S) 4.04(e), and any payments received by Mortgagee or Owner from such Government Entity with respect to such requisition following such compliance shall be paid over to, or retained by, Owner.

                  (f) Certain Payments to be Held As Security. Any amount referred to in this (S) 4.05 or (S) 4.06 which is payable or creditable to, or retainable by, Owner shall not be paid or credited to or retained by Owner if at the time of such payment, credit, or retention a Special Default or an Event of Default exists, but shall be paid to and held by Mortgagee as security for Owner's obligations under this Mortgage and the other Operative Agreements, and at such time as no Special Default or Event of Default exists, such amount and any gain realized as a result of investments required to be made pursuant to (S)
6.06 shall (to the extent not theretofore applied as provided herein) be paid over to Owner.

         4.06.  INSURANCE

                  (a) Owner's Obligation to Insure. Owner shall comply with, or cause to be complied with, each of the provisions of Annex B, which provisions are hereby incorporated by this reference as if set forth in full herein.

                  (b) Insurance for Own Account. Nothing in (S) 4.06 shall limit or prohibit (a) Owner from maintaining the policies of insurance required under Annex B with higher limits than those specified in Annex B, or (b) Mortgagee from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of or increase the cost of any insurance required to be obtained or maintained by Owner pursuant to this (S)
4.06 and Annex B.

                  (c) Indemnification by Government in Lieu of Insurance. During any period of requisition or transfer of the Aircraft or any part thereof by or to the U.S. Government or any other Government Entity, Mortgagee and each Certificate Holder shall accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex B, indemnification from, or insurance provided by, the U.S. Government, or upon Mortgagee's written consent, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Owner (or any Permitted Lessee) may continue to maintain, in accordance with this (S) 4.06, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this (S) 4.06.

                  (d) Application of Insurance Proceeds. As between Owner and Mortgagee, all insurance proceeds received as a result of the occurrence of an Event of Loss to the Aircraft or any Engine under policies required to be maintained by Owner pursuant to this (S) 4.06 will be applied in accordance with
(S) 4.05(d). All proceeds of insurance required to be maintained by Owner, in accordance with (S) 4.06 and (S) B of Annex B, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, the Airframe, or any Engine will be held by Mortgagee and applied to pay (or to reimburse Owner) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Owner.

         4.07.  MERGER OF OWNER

                  (a)      In General.

                  Owner shall not consolidate with or merge into any other Person under circumstances in which Owner is not the surviving corporation, or convey, transfer, or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

                           (1) such Person is organized, existing, and in good
standing under the Laws of the United States, any state of the United States, or the District of Columbia, and, upon consummation of such transaction, such Person will be a U.S. Air Carrier;

                           (2) such Person executes and delivers to Mortgagee a
duly authorized, legal, valid, binding, and enforceable agreement, reasonably satisfactory in form and substance to Mortgagee, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement, and condition in the Operative Agreements to be performed or observed by Owner;

                           (3) such Person makes such filings and recordings
with the FAA pursuant to the Transportation Code as shall be necessary to evidence such consolidation or merger;

                           (4) immediately after giving effect to such
consolidation or merger, no Event of Default exists;

                           (5) Holdings issues a Guarantor Confirmation with
respect to such Person; and

                           (6) such Person delivers to Mortgagee an opinion of
counsel as to the authorization and enforceability of the agreement referred to in clause (2) above, the filings described in clause (3) above, and such other matters as may be reasonably requested, reasonably satisfactory to Mortgagee.

                  (b)      Effect of Merger.

         Upon any such consolidation or merger of Owner with or into, or the conveyance, transfer, or lease by Owner of all or substantially all of its assets to, any Person in accordance with this (S) 4.07, such Person will succeed to, and be substituted for, and may exercise every right and power of, Owner under the Operative Agreements with the same effect as if such Person had been named as "Owner" therein. No such consolidation, merger, conveyance, transfer, or lease shall have the effect of releasing Owner or such Person from any of the obligations, liabilities, covenants, or undertakings of Owner under the Mortgage.

                      ARTICLE V EVENTS OF DEFAULT; REMEDIES

         5.01.  EVENT OF DEFAULT

         "Event of Default" means any of the following events (whatever the reason for such Event of Default and whether such event is voluntary or involuntary or comes about or is effected by operation of Law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any Government Entity):

                           (a) Owner fails to pay (1) principal of, interest on,
or any Make-Whole Amount under any Equipment Note when due, and such failure shall continue unremedied for a period of 10 days, or (2) any other amount payable by it to Mortgagee or the Note Holders under this Mortgage or the Participation Agreement when due, and such failure continues for a period in excess of 10 Business Days after Owner has received written notice from Mortgagee of the failure to make such payment when due;

                           (b) Owner fails to carry and maintain, or cause to be
carried and maintained, insurance on and in respect of the Aircraft, the Airframe, and the Engines in accordance with the provisions of (S) 4.06;

                           (c) Owner or Holdings fails to observe or perform (or
caused to be observed and performed) in any material respect any other covenant, agreement, or obligation of Owner or Holdings in any Operative Agreement, and such failure continues unremedied for a period of 30 days from and after the date of written notice thereof to Owner or Holdings from Mortgagee or any Certificate Holder (or, if earlier, 30 days after a Responsible Officer of Owner or Holdings is aware of such default), unless such failure is capable of being corrected and creates no material risk of loss, forfeiture, or damage to the Aircraft, and Owner or Holdings is diligently proceeding to correct such failure, in which case there shall be no Event of Default unless and until such failure continues unremedied for a period of 180 days after receipt of such notice or such awareness;

                           (d) any representation or warranty made by Owner or
Holdings in any Operative Agreement (a) proves to have been untrue or inaccurate in any material respect as of the date made, (b) is material at the time in question, and (c) if the effect of such incorrectness is curable (incorrectness of a representation as to financial condition being incurable), remains uncured (to the extent of the adverse impact of such incorrectness on the interest of Mortgagee or any Note Holder) for a period in excess of 30 days from and after the date of written notice thereof from Mortgagee or any Certificate Holder to Owner or Holdings or (if earlier) the date that a responsible Officer of Owner or Holdings is aware of the incorrectness;

                           (e) Owner or Holdings consents to the appointment of
or taking possession by a receiver, trustee, or liquidator of itself or of a substantial part of its property, or Owner or Holdings admits in writing its inability to pay its debts generally as they come due or makes a general assignment for the benefit of its creditors, or Owner or Holdings files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation, or other relief under any bankruptcy Laws or insolvency Laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or Owner or Holdings seeks relief by voluntary petition, answer, or consent under the provisions of any other bankruptcy or similar Law providing for the reorganization or winding-up of corporations (as in effect at such time), or Owner or Holdings seeks an agreement, composition, extension, or adjustment with its creditors under such laws;

                           (f) an order, judgment, or decree is entered by any
court of competent jurisdiction appointing, without Owner's or Holdings's consent, a receiver, trustee, or liquidator of Owner or Holdings or of substantially all of its property, or substantially all of the property of Owner or Holdings is sequestered, or any other relief in respect of Owner or Holdings as a debtor is granted under any bankruptcy Laws or other insolvency Laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration remains in force undismissed, unstayed, and unvacated for a period of 60 days after the date of entry thereof;

                           (g) a petition against Owner or Holdings in a
proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations that applies to Owner or Holdings, any court of competent jurisdiction assumes jurisdiction, custody, or control of Owner or Holdings or of substantially all of the property of Owner or Holdings, and such jurisdiction, custody, or control remains in force unrelinquished, unstayed, and unterminated for a period of 60 days;

                           (h) an "Event of Default" (as defined in any Related
Mortgage) exists;

                           (i) the Guarantee is repudiated, is determined to be
invalid, or becomes unenforceable for any reason;

                           (j) Mortgagee fails to have a perfected
first-priority security interest in the Aircraft so long as any Equipment Note is outstanding, subject only to Permitted Liens;

                           (k) an Event of Default would exist as a result of a
default under the November 3, 1999 Supplemental Agreement (the "KFW AGREEMENT") among Owner, Holdings and Kreditanstalt fur Wiederaufbau ("KfW"), but only if
(1) KfW is then a Certificate Holder holding one or more Class B Pass-Through Trust Certificate(s), and (2) KfW gives written notice to Mortgagee that such default constitutes an Event of Default; or

                           (l) an Event of Default would exist as a result of a
default under the November 3, 1999 Supplemental Agreement (the "BOEING AGREEMENT") among Owner, Holdings and The Boeing Company ("BOEING"), but only if
(1) Boeing is then a Certificate Holder holding one or more Class C Pass-Through Trust Certificate(s), and (2) Boeing gives written notice to Mortgagee that such default constitutes an Event of Default.



         5.02.  REMEDIES

                  (a) If an Event of Default exists, then and in every such case Mortgagee may exercise any or all of the rights and powers and pursue any and all of the remedies pursuant to this Article V, and shall have and may exercise all of the rights and remedies of a secured party under the Uniform Commercial Code, and may take possession of all or any part of the properties covered or intended to be covered by the Lien created hereby or pursuant hereto, and may exclude Owner and all Persons claiming under it wholly or partly therefrom; provided, that Mortgagee shall give Owner 20 days' prior written notice of its intention to sell the Aircraft. Without limiting any of the foregoing, Mortgagee may exercise any right of sale of the Aircraft available to it, even if it does not have taken possession of the Aircraft and will not have possession thereof at the time of such sale.

                  (b) If an Event of Default exists, then and in every such case Mortgagee may (and shall, upon receipt of a written demand therefor from a Majority in Interest of Note Holders), at any time, by delivery of written notice or notices to Owner, declare all the Equipment Notes to be due and payable, whereupon the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued but unpaid interest thereon and any Make-Whole Amount and other amounts due thereunder or otherwise payable hereunder, shall immediately become due and payable without presentment, demand, protest, or notice, all of which are hereby waived; provided, that if an Event of Default referred to in clause (e), (f), or (g) of (S) 5.01 exists, then and in every such case the unpaid Original Amount then outstanding, together with accrued but unpaid interest, any Make-Whole Amount, and all other amounts due hereunder and under the Equipment Notes, shall immediately and without further act become due and payable without presentment, demand, protest, or notice, all of which are hereby waived.

                  If at any time after the Original Amount of the Equipment Notes becomes so due and payable, and before any judgment or decree for the payment of the money so due, or any thereof, is entered, all overdue payments of interest upon the Equipment Notes and all other amounts payable hereunder or under the Equipment Notes (except the Original Amount of the Equipment Notes which by such declaration shall have become payable) has been duly paid, and every other Default and Event of Default with respect to any covenant or provision of this Mortgage has been cured, then and in every such case a Majority in Interest of Note Holders may (but shall not be obligated to), by written instrument filed with Mortgagee, rescind and annul Mortgagee's declaration (or such automatic acceleration) and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or impair any right consequent thereon.

                  (c) The Note Holders shall be entitled, at any sale pursuant to this (S) 5.02, to credit against any purchase price bid at such sale by such holder all or any part of the unpaid obligations owing to such Note Holder and secured by the Lien of this Mortgage (only to the extent that such purchase price would have been paid to such Note Holder pursuant to Article III if such purchase price were paid in cash and the foregoing provisions of this (S) 5.02(c) were not given effect).

                  (d) If the Collateral (or any part thereof) is sold pursuant to any judgment or decree of any court or otherwise in connection with the enforcement of this Mortgage, the unpaid Original Amount of all Equipment Notes then outstanding, together with accrued interest thereon and any Make-Whole Amount, and other amounts due thereunder, shall immediately become due and payable without presentment, demand, protest, or notice, all of which are hereby waived.

                  (e) Notwithstanding anything herein, so long as the Pass-Through Trustee under any Pass-Through Trust Agreement (or its designee) is a Note Holder, Mortgagee will not be authorized or empowered to acquire title to any Collateral or take any action with respect to any Collateral so acquired by it if such acquisition or action would cause any Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

         5.03.  RETURN OF AIRCRAFT, ETC.

                  (a) If an Event of Default exists and the Equipment Notes have been accelerated, at Mortgagee's request, Owner shall promptly execute and deliver to Mortgagee such instruments of title and other documents as Mortgagee deems necessary or advisable to enable Mortgagee or an agent or representative designated by Mortgagee, at such time or times and place or places as Mortgagee shall specify, to obtain possession of all or any part of the Collateral to which Mortgagee shall at the time be entitled hereunder. If Owner for any reason fails to execute and deliver such instruments and documents after such request by Mortgagee, Mortgagee may (1) obtain a judgment conferring on Mortgagee the right to immediate possession and requiring Owner to execute and deliver such instruments and documents to Mortgagee, to the entry of which judgment Owner hereby specifically consents to the fullest extent permitted by Law, and (2) pursue all or part of such Collateral wherever it may be found, and enter any of the premises of Owner wherever such Collateral may be or be supposed to be, and search for such Collateral and take possession of and remove such Collateral. All expenses of obtaining such judgment or of pursuing, searching for, and taking such property shall, until paid, be secured by the Lien of this Mortgage.

                  (b) Upon every such taking of possession, Mortgagee may, from time to time, at the expense of the Collateral, make all such expenditures for maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, or alteration to and of the Collateral, as it deems proper. In each such case, Mortgagee shall have the right to maintain, use, operate, store, insure, lease, control, manage, dispose of, modify, or alter the Collateral, and to exercise all rights and powers of Owner relating to the Collateral, as Mortgagee deems best, including the right to enter into any and all such agreements with respect to the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, modification, or alteration of the Collateral or any part thereof as Mortgagee shall determine, and Mortgagee shall be entitled to collect and receive directly all rents, revenues, and other proceeds of the Collateral and every part thereof, without prejudice, however, to Mortgagee's right under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, Mortgagee hereunder. Such rents, revenues, and other proceeds shall be applied to pay the expenses of the maintenance, use, operation, storage, insurance, leasing, control, management, disposition, improvement, modification, or alteration of the Collateral and of conducting the business thereof, and to make all payments which Mortgagee is required or elects to make (if any) for taxes, assessments, insurance, or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect, and make reports upon Owner's properties and books and records), and all other payments which Mortgagee is required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of Mortgagee, and of all Persons properly engaged and employed by Mortgagee with respect hereto.

         5.04.  REMEDIES CUMULATIVE

         Each and every right, power, and remedy given to Mortgagee specifically or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power, and remedy herein specifically given or now or hereafter existing at Law, in equity, or by statute, and each and every right, power, and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as Mortgagee deems expedient, and the exercise or the beginning of the exercise of any right, power, or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power, or remedy. No delay or omission by Mortgagee in the exercise of any right, remedy, or power or in the pursuance of any remedy shall impair any such right, power, or remedy or be construed to be a waiver of any default on the part of Owner or to be an acquiescence therein.

         5.05.  DISCONTINUANCE OF PROCEEDINGS

         If Mortgagee institutes any proceeding to enforce any right, power, or remedy under this Mortgage by foreclosure, entry, or otherwise, and such proceedings is discontinued or abandoned for any reason or is determined adversely to Mortgagee, then and in every such case Owner and Mortgagee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Collateral, and all rights, remedies, and powers of Owner or Mortgagee shall continue as if no such proceedings had been instituted.

         5.06.  WAIVER OF PAST DEFAULTS

         Upon written instruction from a Majority in Interest of Note Holders, Mortgagee shall waive any past Default hereunder and its consequences, and upon any such waiver such Default shall cease to exist and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Mortgage, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon; provided, that in the absence of written instructions from all the Note Holders, Mortgagee shall not waive any Default (a) in the payment of the Original Amount, Make-Whole Amount, and interest and other amounts due under any Equipment Note then outstanding, or (b) in respect of a covenant or provision hereof which, under Article X, cannot be modified or amended without the consent of each Note Holder.

         5.07.  APPOINTMENT OF RECEIVER

         If an Event of Default exists and the Equipment Notes have been accelerated, Mortgagee shall, as a matter of right, be entitled to the appointment of a receiver (who may be Mortgagee or any successor or nominee thereof) for all or any part of the Collateral, whether such receivership be incidental to a proposed sale of the Collateral or the taking of possession thereof or otherwise, and Owner hereby consents to the appointment of such a receiver and will not oppose any such appointment. Any receiver appointed for all or any part of the Collateral shall be entitled to exercise all the rights and powers of Mortgagee with respect to the Collateral.

         5.08.  MORTGAGEE AUTHORIZED TO EXECUTE BILLS OF SALE, ETC.

         Owner irrevocably appoints, while an Event of Default exists, Mortgagee as Owner's true and lawful attorney-in-fact (which appointment is coupled with an interest), in Owner's name and stead and on its behalf, for the purpose of effectuating any sale, assignment, transfer, or delivery for the enforcement of the Lien of this Mortgage, whether pursuant to foreclosure or power of sale, assignments, and other instruments as may be necessary or appropriate, with full power of substitution, Owner hereby ratifying and confirming all that such attorney or any substitute shall do by virtue hereof in accordance with applicable Law. Nevertheless, if so requested by Mortgagee or any purchaser, Owner shall ratify and confirm any such sale, assignment, transfer, or delivery, by executing and delivering to Mortgagee or such purchaser all bills of sale, assignments, releases, and other proper instruments to effect such ratification and confirmation as designated in any such request.

         5.09.  RIGHTS OF NOTE HOLDERS TO RECEIVE PAYMENT

         Notwithstanding any other provision of this Mortgage, the right of any Note Holder to receive payment of principal of, any premium, and interest on an Equipment Note on or after the due dates expressed in such Equipment Note, or to bring suit for the enforcement of any such payment on or after such respective dates in accordance with the terms hereof, shall not be impaired or affected without such Note Holder's consent.


                          ARTICLE VI MORTGAGEE'S DUTIES

         6.01.  NOTICE OF DEFAULT

         If Mortgagee obtains Actual Knowledge of a Default, Mortgagee shall promptly notify each Note Holder. Subject to (S) 5.06, (S) 6.02, and (S) 6.03, Mortgagee shall take such action, or refrain from taking such action, with respect to such Event of Default or Default (including with respect to the exercise of any rights or remedies hereunder) as Mortgagee shall be instructed in writing by a Majority in Interest of Note Holders. Subject to the provisions of (S) 6.03, if Mortgagee does not receive instructions as above provided within 20 days after mailing notice of such Event of Default to the Note Holders, Mortgagee may (subject to instructions thereafter received pursuant to the preceding provisions of this (S) 6.01) take such action, or refrain from taking such action (but shall be under no duty to take or refrain from taking any action) with respect to such Event of Default or Default as it determines to be advisable in the best interests of the Note Holders; provided, that Mortgagee may not sell the Aircraft or any Engine without the consent of a Majority in Interest of Note Holders. For all purposes of this Mortgage, unless it has Actual Knowledge, Mortgagee shall not be deemed to have knowledge of a Default or an Event of Default (except that Owner's failure to pay any installment of principal or interest within one Business Day after it becomes due shall constitute knowledge of a Default) unless notified in writing by Owner or one or more Note Holders.

         6.02.  ACTION UPON INSTRUCTIONS; CERTAIN RIGHTS AND LIMITATIONS

         Subject to (S) 5.02(a), (S) 5.06, (S) 6.01, and (S) 6.03, upon the written instructions at any time and from time to time of a Majority in Interest of Note Holders, Mortgagee shall, subject to this (S) 6.02, take such of the following actions as shall be specified in such instructions: (a) give such notice or direction or exercise such right, remedy, or power hereunder as shall be specified in such instructions, (b) give such notice or direction or exercise such right, remedy, or power hereunder with respect to any part of the Collateral as shall be specified in such instructions, and (c) approve as satisfactory to Mortgagee all matters required hereby to be satisfactory to Mortgagee (and, without the written instructions of a Majority in Interest of Note Holders, Mortgagee shall not, except as provided in (S) 6.01, approve any such matter as satisfactory to Mortgagee).

         Mortgagee will execute and Owner will file such continuation statements with respect to financing statements relating to the security interest created hereunder in the Collateral as shall be specified from time to time in written instructions of a Majority in Interest of Note Holders (which instructions shall be accompanied by the form of such continuation statement so to be filed). Mortgagee will furnish to each Note Holder and Certificate Holder, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, and other instruments furnished to Mortgagee hereunder.

         6.03.  INDEMNIFICATION

         Mortgagee shall not be required to take any action or refrain from taking any action under (S) 6.01 (other than the first sentence thereof), (S) 6.02, or Article V unless Mortgagee is indemnified to its reasonable satisfaction against any liability, cost, or expense (including counsel fees) which may be incurred in connection therewith pursuant to a written agreement with one or more Note Holders. Mortgagee agrees that it shall look solely to the Note Holders for the satisfaction of any indemnity (except expenses for foreclosure of the type referred to in clause "First" of (S) 3.03) owed to it pursuant to this (S) 6.03. Mortgagee shall not be under any obligation to take any action under this Mortgage or any other Operative Agreement, and nothing herein or therein shall require Mortgagee to expend or risk its own funds or otherwise incur the risk of any financial liability in the performance of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it (the written indemnity of any Note Holder who is a QIB, signed by an authorized officer thereof, in favor of, delivered to, and in form reasonably satisfactory to Mortgagee shall be accepted as reasonable assurance of adequate indemnity). Mortgagee shall not be required to take any action under (S) 6.01 (other than the first sentencE thereof), (S) 6.02, or
Article V, nor shall any other provision of this Mortgage or any other Operative Agreement impose a duty on Mortgagee to take any action, if Mortgagee is advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to Law.

         6.04.  NO DUTIES EXCEPT AS SPECIFIED IN MORTGAGE OR INSTRUCTIONS

         Mortgagee shall not have any duty or obligation to use, operate, store, lease, control, manage, sell, dispose of, or otherwise deal with the Aircraft or any other part of the Collateral, or to otherwise take or refrain from taking any action under, or in connection with, this Mortgage or any part of the Collateral, except as expressly provided by this Mortgage or as expressly provided in written instructions from Note Holders as provided in this Mortgage; and no implied duties or obligations shall be read into this Mortgage against Mortgagee. SSB agrees that it will at its own cost and expense (but without any right of indemnity in respect of any such cost or expense under (S) 8.01) promptly take such action as may be necessary duly to discharge all Liens on any part of the Collateral which result from claims against SSB not related to the administration of the Collateral or any other transaction pursuant to this Mortgage or any document included in the Collateral.

         6.05.  NO ACTION EXCEPT UNDER MORTGAGE OR INSTRUCTIONS

         Mortgagee will not use, operate, store, lease, control, manage, sell, dispose of, or otherwise deal with the Aircraft or any other part of the Collateral except in accordance with the powers granted to, or the authority conferred upon, Mortgagee pursuant to this Mortgage and in accordance with the express terms hereof.

         6.06.  INVESTMENT OF AMOUNTS HELD BY MORTGAGEE

         Any amounts held by Mortgagee pursuant to the proviso to the first sentence of (S) 3.01, pursuant to (S) 3.02, or pursuant to any provision of any other Operative Agreement providing for amounts to be held by Mortgagee which are not distributed pursuant to the other provisions of Article III shall be invested by Mortgagee from time to time in Cash Equivalents as directed by Owner so long as Mortgagee may acquire them using its best efforts. All Cash Equivalents held by Mortgagee pursuant to this (S) 6.06 shall either be (a) registered in the name of, payable to the order of, or specially endorsed to, Mortgagee, or (b) held in an Eligible Account. Unless otherwise expressly provided in this Mortgage, any income realized as a result of any such investment, net of Mortgagee's reasonable fees and expenses in making such investment, shall be held and applied by Mortgagee in the same manner as the principal amount of such investment is to be applied, and any losses, net of earnings and such reasonable fees and expenses, shall be charged against the principal amount invested. Mortgagee shall not be liable for any loss resulting from any investment required to be made by it under this Mortgage other than by reason of its willful misconduct or gross negligence, and any such investment may be sold (without regard to its maturity) by Mortgagee without instructions whenever such sale is necessary to make a distribution required by this Mortgage.


                            ARTICLE VII THE MORTGAGEE

         7.01.  ACCEPTANCE OF TRUSTS AND DUTIES

         Mortgagee accepts the duties hereby created and applicable to it, agrees to perform them (but only upon the terms of this Mortgage), and agrees to receive and disburse all money constituting part of the Collateral in accordance with the terms hereof. SSB shall not be answerable or accountable under any circumstances, except (a) for its own willful misconduct or gross negligence (other than for the handling of funds, for which the standard of accountability shall be willful misconduct or negligence), (b) as provided in the fourth sentence of (S) 2.03(a) and the last sentence of (S) 6.04, and (c) from the inaccuracy of any representation or warranty of SSB in the Participation Agreement or expressly made hereunder.

         7.02.  ABSENCE OF DUTIES

         Except in accordance with written instructions furnished pursuant to
(S) 6.01 or (S) 6.02, and except as provided in (and without limiting the generality of) (S) 6.03, (S) 6.04, and (S) 7.07, Mortgagee shall have no duty
(a) to see to any registration of the Aircraft or any recording or filing of this Mortgage or any other document, or to see to the maintenance of any such registration, recording, or filing, (b) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not Owner is in default with respect thereto, (c) to see to the payment or discharge of any lien or encumbrance of any kind against any part of the Collateral, (d) to confirm, verify, or inquire into the failure to receive any financial statements from Owner, or (e) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of Owner's covenants herein or any Permitted Lessee's covenants under any assigned Permitted Lease with respect to the Aircraft.

         7.03.  NO REPRESENTATIONS OR WARRANTIES AS TO AIRCRAFT OR DOCUMENTS

         NEITHER MORTGAGEE NOR SSB MAKES, NOR SHALL EITHER BE DEEMED TO HAVE MADE, AND EACH HEREBY EXPRESSLY DISCLAIMS, ANY REPRESENTATION OR WARRANTY (EXPRESS OR IMPLIED) AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY, OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK, OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER. Neither Mortgagee nor SSB makes, nor shall either be deemed to have made, any representation or warranty as to the validity, legality, or enforceability of this Mortgage, the Participation Agreement, the Equipment Notes, or the Purchase Agreement, or as to the correctness of any statement in any thereof, except for SSB's representations and warranties expressly made in this Mortgage or in the Participation Agreement. The Note Holders make no representation or warranty hereunder whatsoever.

         7.04.  NO SEGREGATION OF FUNDS; NO INTEREST

         Any money paid to or retained by Mortgagee pursuant to this Mortgage, and not then required to be distributed to the Note Holders or Owner as provided in Article III, need not be segregated in any manner except to the extent required by Law or (S) 6.06, and may be deposited under such general conditions as prescribed by Law, and Mortgagee shall not be liable for any interest thereon (except that Mortgagee shall invest all money held as directed by Owner so long as no Event of Default exists (or in the absence of such direction, by the Majority In Interest of Note Holders) in Cash Equivalents; provided, that Mortgagee shall account for any payments that it receives, or applies hereunder, so that it is identifiable as to its source.

         7.05.  RELIANCE; AGREEMENTS; ADVICE OF COUNSEL

         Mortgagee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper that it believed to be genuine and to be signed by the proper party or parties. Mortgagee may accept a copy of a resolution of the Board of Directors (or Executive Committee thereof) of Owner, certified by the Secretary or an Assistant Secretary thereof as duly adopted and in full force and effect, as conclusive evidence that such resolution was duly adopted and is in full force and effect. As to the aggregate unpaid Original Amount of Equipment Notes outstanding as of any date, Owner may for all purposes hereof rely on a certificate signed by any Vice President or other authorized corporate trust officer of Mortgagee. As to any fact or matter relating to Owner that this Mortgage does not specifically describe how to ascertain, Mortgagee may for all purposes hereof rely on a certificate, signed by a duly-authorized officer of Owner, as to such fact or matter, and such certificate shall constitute full protection to Mortgagee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the trusts hereunder, Mortgagee (x) may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents or attorneys, (y) may, at the expense of the Collateral, consult with counsel, accountants, and other skilled Persons to be selected and retained by it, and (z) shall not be liable for anything done, suffered, or omitted in good faith by it in accordance with the written advice or written opinion of any such counsel, accountants, or other skilled Persons.

         7.06.  COMPENSATION

         SSB shall be entitled to reasonable compensation, including expenses and disbursements (including the reasonable fees and expenses of counsel), for all services rendered hereunder, and shall, on and after an Event of Default, have a right to payment of such compensation as provided in (S) 3.03, to the extent that Owner does not pay such compensation, and shall have the right, on and after an Event of Default, to use or apply any money held by it hereunder in the Collateral toward such payments. SSB agrees that it shall have no right against the Note Holders for any fee as compensation for its services as trustee under this Mortgage.

         7.07.  INSTRUCTIONS FROM NOTE HOLDERS

         In the administration of the trusts created hereunder, Mortgagee shall have the right to seek instructions from a Majority in Interest of Note Holders if any provision of this Mortgage appears to conflict with any other provision herein or if Mortgagee's duties or obligations hereunder are unclear, and Mortgagee shall incur no liability in refraining from acting until it receives such instructions. Mortgagee shall be fully protected for acting in accordance with any instructions received under this (S) 7.07.


                          ARTICLE VIII INDEMNIFICATION

         8.01.  SCOPE OF INDEMNIFICATION

         Mortgagee shall be indemnified by Owner to the extent and in the manner provided in (S) 7 of the Participation Agreement.


                   ARTICLE IX SUCCESSOR AND SEPARATE TRUSTEES

         9.01.  RESIGNATION OF MORTGAGEE; APPOINTMENT OF SUCCESSOR

                  (a) The institution acting as Mortgagee or any successor thereto may resign at any time without cause by giving at least 30 days' prior written notice to Owner and each Note Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor institution. In addition, a Majority in Interest of Note Holders may at any time (but only with the consent of Owner, which consent shall not be unreasonably withheld, except that such consent shall not be necessary if an Event of Default exists) remove the institution acting as Mortgagee without cause by an instrument in writing delivered to Owner and Mortgagee, and Mortgagee shall promptly notify each Note Holder thereof in writing, such removal to be effective upon the acceptance of the trusteeship by a successor institution. In the case of the resignation or removal of the institution acting as Mortgagee, a Majority in Interest of Note Holders may appoint a successor by an instrument signed by such holders, which successor (if no Event of Default exists) shall be subject to Owner's reasonable approval. If a successor is not appointed within 30 days after such notice of resignation or removal, Mortgagee, Owner, or any Note Holder may apply to any court of competent jurisdiction to appoint a successor to act until such time, if any, as a successor is appointed as provided above. The court-appointed successor shall immediately and without further act be superseded by any successor appointed by a Majority in Interest of Note Holders as above provided.

                  (b) Any successor institution acting as Mortgagee, however appointed, shall execute and deliver to Owner and the predecessor institution acting as Mortgagee an instrument accepting such appointment and assuming the obligations of Mortgagee arising from and after the time of such appointment, and thereupon, without further act, such successor shall become vested with all the estates, properties, rights, powers, and duties of the predecessor hereunder in the trust hereunder applicable to it with like effect as if originally named Mortgagee herein; but nevertheless upon the written request of such successor Mortgagee, such predecessor shall execute and deliver an instrument transferring to such successor, upon the trusts herein expressed applicable to it, all the estates, properties, rights, and powers of such predecessor, and such predecessor shall duly assign, transfer, deliver, and pay over to such successor all money or other property then held by such predecessor hereunder.

                  (c) Any successor institution acting as Mortgagee, however appointed, shall be a bank or trust company that has its principal place of business in the Borough of Manhattan, New York, NY; Chicago, IL; Hartford, CT; Wilmington, DE; or Boston, MA, and that has (or whose obligations under the Operative Agreements are guaranteed by an affiliated entity that has) a combined capital and surplus of at least $250,000,000, if such an institution is then willing, able, and legally qualified to perform the duties of Mortgagee hereunder upon reasonable or customary terms.

                  (d) Any corporation into which the institution acting as Mortgagee is merged or converted or with which it is consolidated, or any corporation resulting from any merger, conversion, or consolidation to which the institution acting as Mortgagee is a party, or any corporation to which substantially all the corporate trust business of the institution acting as Mortgagee is transferred, shall, subject to (S) 9.01(c), be a successor Mortgagee and Mortgagee under this Mortgage without further act.

         9.02.  APPOINTMENT OF ADDITIONAL AND SEPARATE TRUSTEES

                  (a) Whenever (1) Mortgagee deems it necessary or desirable in order to conform to any Law of any jurisdiction in which all or any part of the Collateral is situated or to make any claim or bring any suit with respect to or in connection with the Collateral, this Mortgage, any other Mortgagee Agreement, the Equipment Notes, or any of the transactions contemplated by the Participation Agreement, (2) Mortgagee is advised by counsel satisfactory to it that it is so necessary or prudent in the interests of the Note Holders (and Mortgagee so advises Owner), or (3) Mortgagee is requested to do so by a Majority in Interest of Note Holders, then in any such case, Mortgagee and (upon Mortgagee's written request) Owner, shall execute and deliver an indenture supplemental hereto and such other instruments as may from time to time be necessary or advisable either (x) to constitute one or more bank or trust companies or one or more Persons approved by Mortgagee, either to act jointly with Mortgagee as additional trustee(s) of all or any part of the Collateral, or to act as separate trustee(s) of all or any part of the Collateral, in each case with such rights, powers, duties, and obligations consistent with this Mortgage as are provided in such supplemental indenture or other instruments as Mortgagee or a Majority in Interest of Note Holders deem necessary or advisable, or (y) to clarify, add to, or subtract from the rights, powers, duties, and obligations theretofore granted any such additional or separate trustee, subject in each case to the remaining provisions of this (S) 9.02. If Owner has not taken any action requested of it under this (S) 9.02(a) that is permitted or required by its terms within 15 days after receiving a written request from Mortgagee to do so, or if an Event of Default exists, Mortgagee may act under the foregoing provisions of this (S) 9.02(a) without Owner's concurrence, and Owner hereby irrevocably appoints (which appointment is coupled with an interest) Mortgagee as Owner's agent and attorney-in-fact to act for Owner under the foregoing provisions of this (S) 9.02(a) in either of such contingencies. In such capacity, Mortgagee may execute, deliver, and perform any such supplemental indenture, or any such instrument, as may be required for the appointment of any such additional or separate trustee or for the clarification of, addition to, or subtraction from the rights, powers, duties, or obligations theretofore granted to any such additional or separate trustee. If any additional or separate trustee appointed under this (S) 9.02(a) dies, becomes incapable of acting, resigns, or is moved, all the assets, property, rights, powers, trusts, duties, and obligations of such additional or separate trustee shall revert to Mortgagee until a successor additional or separate trustee is appointed as provided in this (S) 9.02(a).

                  (b) No additional or separate trustee shall be entitled to exercise any of the rights, powers, duties, and obligations conferred upon Mortgagee in respect of the custody, investment, and payment of money, and any such additional or separate trustee shall promptly pay over to Mortgagee all money that such additional or separate trustee receives from or constituting part of the Collateral or otherwise payable to Mortgagee under any Operative Agreement. All other rights, powers, duties, and obligations conferred or imposed upon any additional or separate trustee shall be exercised or performed by Mortgagee and such additional or separate trustee jointly, except to the extent that applicable Law of any jurisdiction in which any particular act is to be performed renders Mortgagee incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations (including the holding of title to all or part of the Collateral in any such jurisdiction) shall be exercised and performed by such additional or separate trustee. No additional or separate trustee shall take any discretionary action except on the instructions of Mortgagee or a Majority in Interest of Note Holders. No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder, except that Mortgagee shall be liable for the consequences of its lack of reasonable care in selecting, and Mortgagee's own actions in acting with, any additional or separate trustee. Each additional or separate trustee appointed pursuant to this (S) 9.02 shall be subject to, and shall have the benefiT of, Articles V through IX and Article XI insofar as they apply to Mortgagee. The powers of any additional or separate trustee appointed pursuant to this (S) 9.02 shall not in any case exceed those of Mortgagee hereunder.

                  (c) If at any time Mortgagee deems it no longer necessary or in order to conform to any such Law or take any such action or shall be advised by such counsel that it is no longer so necessary or desirable in the interest of the Note Holders, or if Mortgagee is requested to do so in writing by a Majority in Interest of Note Holders, Mortgagee and (upon Mortgagee's written request) Owner shall execute and deliver an indenture supplemental hereto and all other instruments and agreements necessary or proper to remove any additional or separate trustee. Mortgagee may act on behalf of Owner under this
(S) 9.02(c) when and to the extent it could so act under (S) 9.02(a).


                      ARTICLE X SUPPLEMENTS AND AMENDMENTS

         10.01.  INSTRUCTIONS OF MAJORITY; LIMITATIONS

                  (a) Mortgagee agrees with the Note Holders that it shall not enter into any amendment, waiver, or modification of, or supplement or consent to, any Operative Agreement without the written consent of a Majority in Interest of Note Holders, but upon the written request of a Majority in Interest of Note Holders, Mortgagee shall from time to time enter into any such supplement or amendment, or execute and deliver any such waiver, modification, or consent, as is specified in such request (and, to the extent required, agreed to by Owner, Airframe Manufacturer, or Engine Manufacturer); provided, that, without the consent of each holder of an affected Equipment Note then outstanding and of Liquidity Provider, no such amendment, waiver, or modification shall (1) modify this (S) 10.01, or Article II or III, or (S) 5.01, 5.02(c), 5.02(d), or 6.02, the definitions of "Event of Default", "Default", "Majority in Interest of Note Holders", "Make-Whole Amount", or "Note Holder", or the percentage of Note Holders required to take or approve any action hereunder, (2) reduce the amount, or change the time of payment or method of calculation of any amount, of Original Amount, Make-Whole Amount, or interest with respect to any Equipment Note, (3) reduce, modify, or amend any indemnities in favor of Mortgagee or the Note Holders (except that Mortgagee may consent to any waiver or reduction of an indemnity payable to it), or the other Mortgage Indemnitees, or (4) permit the creation of any Lien on the Mortgage Estate or any part thereof (other than Permitted Liens), or deprive any Note Holder of the benefit of the Lien of this Mortgage on the Collateral, except as provided in connection with the exercise of remedies under Article V; FURTHER provided, that, without the consent of the majority in interest of the holders of each Series of Equipment Notes, no such amendment, modification, consent or waiver shall modify (S)(S) 4.02(b), 4.02(e), 4.06, or Annex B of this MortgaGe,
Schedule 4 to the Participation Agreement, or any definition in Annex A of the Participation Agreement relating to leasing, subleasing, re-registration, or insurance of the Aircraft. Notwithstanding the foregoing, without the consent of Liquidity Provider, neither Owner nor Mortgagee shall enter into any amendment, waiver, or modification of, or supplement or consent to, the Operative Agreements which shall reduce, modify, or amend any indemnities in favor of Liquidity Provider.

                  (b) Owner and Mortgagee may enter into one or more agreements supplemental hereto without the consent of any Note Holder for any of the following purposes: (1) (aa) to cure any defect or inconsistency herein or in the Equipment Notes, or to make any change not inconsistent with the provisions hereof (provided that such change does not adversely affect the interests of any Note Holder in its capacity solely as Note Holder), or (bb) to cure any ambiguity or correct any mistake; (2) to evidence the succession of another party as Owner in accordance with the terms hereof, or to evidence the succession of a new trustee hereunder pursuant hereto, the removal of the trustee hereunder, or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees; (3) to convey, transfer, assign, mortgage, or pledge any property to or with Mortgagee, or to make any other provisions with respect to matters or questions arising hereunder, so long as such action shall not adversely affect the interests of the Note Holders in their capacity solely as Note Holder; (4) to correct or amplify the description of any property at any time subject to the Lien of this Mortgage or better to assure, convey, and confirm to Mortgagee any property subject or required to be subject to the Lien of this Mortgage, including the Airframe or Engines or any Replacement Airframe or Replacement Engine; (5) to add to the covenants of Owner for the benefit of the Note Holders, or to surrender any rights or power herein conferred upon Owner; (6) to add to the rights of the Note Holders; and (7) to include on the Equipment Notes any legend as may be required by Law.

         10.02.  MORTGAGEE PROTECTED

         If, in the opinion of the institution acting as Mortgagee hereunder, any document required to be executed by it pursuant to (S) 10.01 affects any right, duty, immunity, or indemnity with respect to such institution under this Mortgage, such institution may in its discretion decline to execute such document.

         10.03.  DOCUMENTS MAILED TO NOTE HOLDERS

         Promptly after Owner or Mortgagee executes any document entered into pursuant to (S) 10.01, Mortgagee shall mail, by first class mail, postage prepaid, a copy thereof to Owner (if not a party thereto) and to each Note Holder at its address last set forth in the Equipment Note Register, but Mortgagee's failure to mail such copies shall not impair or affect the validity of such document.

         10.04.  NO REQUEST NECESSARY FOR MORTGAGE SUPPLEMENT

         No written request or consent of the Note Holders pursuant to (S) 10.01 shall be required to enable Mortgagee to execute and deliver a supplement to this Mortgage specifically required by the terms hereof.


                            ARTICLE XI MISCELLANEOUS

         11.01.  TERMINATION OF MORTGAGE

         Upon (or at any time after) payment in full of the Original Amount of, Make-Whole Amount (if any) on, interest on, and all other amounts due under all Equipment Notes, and provided that no other Secured Obligations are then due to the Mortgage Indemnitees, the Note Holders, and Mortgagee hereunder or under the Participation Agreement or other Operative Agreement, Owner shall direct Mortgagee to execute and deliver to or as directed in writing by Owner an appropriate instrument releasing the Aircraft and the Engines and all other Collateral from the Lien of the Mortgage, and Mortgagee shall execute and deliver such instrument; provided, that this Mortgage and the trusts created hereby shall earlier terminate, and this Mortgage shall be of no further force or effect, upon any sale or other final disposition by Mortgagee of all property constituting part of the Collateral, and Mortgagee's final distribution of all money or other property or proceeds constituting part of the Collateral in accordance with the terms hereof. Except as otherwise provided in this (S) 11.01, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

         11.02.  NO LEGAL TITLE TO COLLATERAL IN NOTE HOLDERS

         No holder of an Equipment Note shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Equipment Note or other right, title, and interest of any Note Holder in and to the Collateral or hereunder shall terminate this Mortgage or entitle such holder or any successor or transferee of such holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

         11.03.  SALE OF AIRCRAFT BY MORTGAGEE IS BINDING

         Any sale or other conveyance of the Collateral, or any part thereof (including any part thereof or interest therein), by Mortgagee made pursuant to this Mortgage shall bind the Note Holders and shall be effective to transfer or convey all right, title, and interest of Mortgagee, Owner, and such holders in and to such Collateral or part thereof. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency, or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by Mortgagee.

         11.04. MORTGAGE FOR BENEFIT OF OWNER, MORTGAGEE, NOTE HOLDERS, AND THE OTHER MORTGAGE INDEMNITEES

         Nothing in this Mortgage, whether express or implied, shall give any Person other than Owner, Mortgagee, the Note Holders, and the other Mortgage Indemnitees any legal or equitable right, remedy, or claim under or in respect of this Mortgage, except that the Persons referred to in the last paragraph of
(S) 4.02(b) shall be third-party beneficiaries of such paragraph.

         11.05.  NOTICES

         Unless otherwise expressly specified or permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers, or other communications provided or permitted by this Mortgage to be made, given, furnished, or filed shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in the Participation Agreement.

         11.06.  SEVERABILITY

         Any provision of this Mortgage which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         11.07.  NO ORAL MODIFICATION OR CONTINUING WAIVER

         No term or provision of this Mortgage or the Equipment Notes may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by Owner and Mortgagee, in compliance with (S) 10.01. Any waiver of the terms hereof or of any Equipment Note shall be effective only in the specific instance and for the specific purpose given.

         11.08.  SUCCESSORS AND ASSIGNS

         All covenants and agreements herein shall bind and benefit each of the parties hereto and the permitted successors and assigns of each, all as herein provided. Any request, notice, direction, consent, waiver, or other instrument or action by any Note Holder shall bind the successors and assigns of such holder. Each Note Holder by its acceptance of an Equipment Note agrees to be bound by this Mortgage and all provisions of the Operative Agreements applicable to a Note Holder.

         11.09.  HEADINGS

         The headings of the Articles and sections herein and in the table of contents hereto are for convenience of reference only, and shall not define or limit any of the terms or provisions hereof.

         11.10.  NORMAL COMMERCIAL RELATIONS

         Anything in this Mortgage to the contrary notwithstanding, SSB may conduct any banking or other financial transactions, and have banking or other commercial relationships, with Owner, fully to the same extent as if this Mortgage were not in effect, including the making of loans or other extensions of credit to Owner for any purpose whatsoever, whether related to any of the transactions contemplated hereby or otherwise.

         11.11.  GOVERNING LAW; COUNTERPART FORM

         THIS MORTGAGE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. This Mortgage is being delivered in the state of New York. This Mortgage may be executed in separate counterparts (or upon separate signature pages bound together into one or more counterparts), each fully-executed set of which shall be an original.

         11.12.  VOTING BY NOTE HOLDERS

         All votes of the Note Holders shall be governed by a vote of a Majority in Interest of Note Holders, except as otherwise provided herein.

         11.13.  BANKRUPTCY

         Owner and Mortgagee intend that Mortgagee shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines, and Parts as provided herein in the event of a case under Chapter 11 of the Bankruptcy Code in which Owner is a debtor. In any instance where more than one construction is possible of the terms and conditions hereof or any other pertinent Operative Agreement, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits.

         IN WITNESS WHEREOF, Owner and Mortgagee have executed this Trust Indenture and Mortgage N9__AT.


                                             AIRTRAN AIRWAYS, INC.


                                             By: __________________________
                                                 Name:
                                                 Title:



                                             STATE STREET BANK AND TRUST COMPANY
                                             OF  CONNECTICUT,  NATIONAL
                                             ASSOCIATION, as Mortgagee


                                             By: ____________________________
                                                 Name:
                                                 Title:

                                     ANNEX A

                                   DEFINITIONS

                               GENERAL PROVISIONS

         (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

                  (1) each of "Owner", "Mortgagee", "Note Holder", and any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser, or permitted assignee of it;

                  (2) any agreement or other document (including any annex, schedule, or exhibit thereto, or any other part thereof) includes that agreement or other document as amended, supplemented, or otherwise modified from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement or other document entered into in substitution or replacement therefor;

                  (3) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued, or reenacted before the Delivery Date, and thereafter from time to time;

                  (4) "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof", "hereunder", and words of similar import, when used in any Operative Agreement, refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

                  (5) "including", "include", and terms or phrases of similar import means "including [etc.], without limitation";

                  (6)      "or" is conjunctive and not disjunctive; and

                  (7) a reference to a "section" or "(S)", an "Exhibit", an "Annex", or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex, or a schedule to, such Operative Agreement or such annex, respectively.

         (b) Each exhibit, annex, and schedule to each Operative Agreement is incorporated in, and is a part of, such Operative Agreement.

         (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

         (d) Headings used in any Operative Agreement are for convenience only, and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

         (e) For purposes of each Operative Agreement, the existence of a Default referred to in (S) 5.01(e), (f), or (g) shall not prohibit Owner from taking any action or exercising any right that is conditioned on the non-existence of any Special Default, Default, or Event of Default if such Special Default, Default, or Event of Default consists of the institution of reorganization proceedings with respect to Owner under Chapter 11 of the Bankruptcy Code, and the trustee or debtor-in-possession in such proceedings has agreed to perform its obligations under the Mortgage with the approval of the applicable court and thereafter continues to perform such obligations in accordance with Section 1110.


                                  DEFINED TERMS

         Actual Knowledge: (a) as it applies to Mortgagee, actual knowledge of a responsible officer in the Corporate Trust Office, and (b) as it applies to Owner, actual knowledge of a Vice President or more-senior officer of Owner or any other officer of Owner having responsibility for the transactions contemplated by the Operative Agreements; provided, that each of Owner and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Owner, any Note Holder, or Mortgagee, given pursuant to (S) 11.05 of the Mortgage.

         Affiliate of any Person: any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and "controlling", "controlled by", and "under common control with" have correlative meanings.

                  After-Tax Basis: a basis such that any payment to be received or receivable by any Person is supplemented by a further payment to that Person so that the sum of all the two payments, after deducting all Taxes (taking into account any related current credits or deductions) payable by such Person or any of its Affiliates under any law or governmental authority, is equal to the payment due to such Person.

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

         Aircraft: the Airframe and the two Engines.

         Aircraft Bill of Sale: the full warranty bill of sale covering the Aircraft delivered by Seller to Owner on the Closing Date.

         Aircraft Description Exhibit: Exhibit A to the Mortgage.

         Aircraft Documents: all technical data, manuals, and log books, and all inspection, modification, and overhaul records and other service, repair, maintenance, and technical records that the relevant Aviation Authority requires to be maintained with respect to the Aircraft, including all required additions, renewals, revisions, and replacements of any such materials, in each case in whatever form and by whatever means or medium (including microfiche, microfilm, paper, or computer disk) such materials are maintained or retained by or on behalf of Owner.

         Airframe: (1) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number, and Airframe Manufacturer's serial number in the Aircraft Description Exhibit, or
(2) any Replacement Airframe, including in either case any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless the Lien of the Mortgage does not apply to such Parts in accordance with (S) 4.04 of the Mortgage. Upon substitution of a Replacement Airframe under and in accordance with the Mortgage, such Replacement Airframe shall become subject to the Mortgage and shall be the "Airframe" for all purposes of the Operative Agreements, and the replaced Airframe shall cease to be subject to the Mortgage and shall cease to be the "Airframe".

         Airframe Manufacturer: McDonnell Douglas Corporation, a Maryland corporation.

         Amortization Amount for any Equipment Note, as of any Payment Date: the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

         Amortization Schedule for an Equipment Note: the amortization schedule for that Equipment Note delivered pursuant to (S) 2.02 of the Mortgage.

         Appraiser: a firm of internationally-recognized, independent aircraft appraisers.

         Average Life Date for any Equipment Note: the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. The "Remaining Weighted Average Life" for any Equipment Note on a given date is the number of days equal to (1) the sum of (a) each then-remaining scheduled payment of principal of such Equipment Note, Times (b) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, divided by
(2) the then-outstanding principal amount of such Equipment Note.

         Aviation Authority: the FAA or, if the Aircraft is registered with any other Government Entity under and in accordance with (S) 4.02(e) of the Mortgage and (S) 5.4.5 of the Participation Agreement, such other Government Entity.

         Bankruptcy Code: the United States Bankruptcy Code, 11 U.S.C. (S) 101 et seq.

         Bolls of Sale: the FAA Bill of Sale and the Aircraft Bill of Sale.

         Boeing Agreement:  defined in (S) 5.01(l) of the Mortgage.

         Business Day: any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required by law to close in New York, NY, Orlando, FL, or the city and state in which Mortgagee maintains its corporate trust office or receives and disburses funds.

         Cash Equivalents: the following securities (which shall mature within 90 days of the date of purchase thereof): (1) direct obligations of the U.S. Government; (2) obligations fully guaranteed by the U.S. Government; (3) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Mortgagee or any bank, trust company, or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $1 billion and having a rate of "A" or better from the Thomson BankWatch Service; or (4) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to or higher than A1 or P1, respectively.

         Certificate Holder: a registered holder of one or more Pass-Through Certificates or if any Pass-Through Certificate is held by Depository Trust Company, a beneficiary in fractional interest of such Pass-Through Certificate.

         Citizen of the United States: defined in (S) 40102(a)(15) of the Transportation Code and in the FARs.

         Class a Certificate Holders: as defined as "Class A Certificateholder" in the Intercreditor Agreement.

         Class B Certificate Holders: as defined as "Class B Certificateholder" in the Intercreditor Agreement.

         Class C Certificate Holders: as defined as "Class C Certificateholder" in the Intercreditor Agreement.

         Closing: the closing of the transactions contemplated by the Participation Agreement.

         Closing Date: the date on which the Closing occurs.

         Code: the Internal Revenue Code of 1986; provided, that, when used in relation to a Plan, "Code" shall be interpreted in accordance with the regulations and rulings issued thereunder.

         Collateral: defined in the Granting Clause of the Mortgage.

         Consent and Agreement: the Consent and Agreement N9__AT, dated the Closing Date, of Airframe Manufacturer.

         Corporate Trust Office: Mortgagee's principal office, located at Mortgagee's address for notices under the Participation Agreement, or such other office at which Mortgagee's corporate trust business shall be administered and which Mortgagee specifies by notice in writing to Owner and each Note Holder.

         CRAF: the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. (S) 9511 - 13, or any similar substitute program.

         Debt Rate: (1) for any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Mortgage, and (2) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past-Due Rate.

         Default: (1) any event or condition that, with the giving of notice or the lapse of time, would become an Event of Default, or (2) any Event of Default.

         Deposit Agreement: each of the three Deposit Agreements between Escrow Agent and Depository, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts, provided, that, for purposes of any obligation of Owner, no amendment, modification, or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless Owner consents to it.

         Depository: ABN AMRO Bank N.V. (acting through its Chicago branch), as Depository under each Deposit Agreement.

         Dollars, United States Dollars, or $: the lawful currency of the United States.

         Dot: the Department of Transportation of the United States, or any Government Entity succeeding to the functions of such Department of Transportation.

         Eligible Account: an account established by and with an Eligible Institution at Mortgagee's request, which institution agrees, for all purposes of the UCC (including UCC Article 8), that (1) such account shall be a "securities account" (as defined in UCC (S) 8-501), (2) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in UCC (S) 8-102(9)), (3) Mortgagee shall be the "entitlement holder" (as defined in UCC (S) 8-102(7)) of such account, (4) it will comply with all entitlement orders issued by Mortgagee to the exclusion of Owner, and (5) the "securities intermediary jurisdiction" (under UCC (S) 8-110(e)) shall be the state of New York.

         Eligible Institution: the corporate trust department of (1) State Street Bank and Trust Company of Connecticut, National Association, acting solely in its capacity as a "securities intermediary" (as defined in UCC (S) 8-102(14)), or (2) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a long-term unsecured debt rating from Moody's and Standard & Poor's of at least A-3 or its equivalent.

         Engine: (1) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number in the Aircraft Description Exhibit and originally installed on the Airframe on the Closing Date, or (2) any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, including (for both clauses (1) and (2)) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless the Lien of the Mortgage does not apply to such Parts in accordance with (S) 4.04 of the Mortgage. Upon substitution of a Replacement Engine under and in accordance with the Mortgage, such Replacement Engine shall become subject to the Mortgage and shall be an "Engine" for all purposes of the Operative Agreements, and the replaced Engine shall cease to be subject to the Mortgage and shall cease to be an "Engine".

         Engine Consent and Agreement: Engine Consent and Agreement N9__AT, dated the Closing Date, of Engine Manufacturer.

         Engine Manufacturer: BMW Rolls-Royce GmbH.

         Equipment Note Register: defined in (S) 2.06 of the Mortgage.

         Equipment Note: any equipment note issued under the Mortgage in the form specified in (S) 2.01 and Exhibit B thereof (as such form may be varied pursuant to the terms of the Mortgage), or any Equipment Note issued under the Mortgage in exchange for or replacement of any Equipment Note.

         ERISA: the Employee Retirement Income Security Act of 1974.

         Escrow Agent: First Security Bank, National Association, as Escrow Agent under each of the Escrow Agreements.

         Escrow Agreement: each of the three Escrow and Paying Agent Agreements, among Escrow Agent, Paying Agent, certain initial purchasers of the Pass-Through Certificates named therein, and one of the Pass-Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass-Through Trusts, provided, that, for purposes of any obligation of Owner, no amendment, modification, or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless Owner consents to it.

         Event of Default: defined in (S) 5.01 of the Mortgage.

         Event of Loss with respect to the Aircraft, the Airframe, or any
Engine: any of the following circumstances, conditions, or events with respect to such property, for any reason whatsoever:

         (1) the destruction of such property, damage to such property beyond economic repair, or rendition of such property permanently unfit for normal use by Owner;

         (2) the actual or constructive total loss of such property, or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

         (3) any theft, hijacking, or disappearance of such property for a period of 90 consecutive days or more;

         (4) any seizure, condemnation, confiscation, taking, or requisition of use of such property by any Government Entity or purported Government Entity (other than a requisition of use by a U.S. Government Entity) for a period exceeding 180 consecutive days; or any taking of title of such property by any Government Entity or purported Government Entity (whether by seizure, condemnation, confiscation, requisition, or otherwise);

         (5) as a result of any law, rule, regulation, order, or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Owner's business of passenger air transportation is prohibited for a period of 180 consecutive days, unless, before the expiration of such 180-day period, Owner undertakes and is diligently carrying forward such steps as are necessary or desirable to permit the normal use of such property by Owner, but in any event if such use is prohibited for a continuous period of one year.

         Expenses: any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors, or other professionals, and costs of investigation).

         FAA: the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

         FAA Bill of Sale: a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner on the Closing Date by Seller.

         FAA Counsel: Crowe & Dunlevy.

         FAA-Filed Documents: the Mortgage, the FAA Bill of Sale, [INCLUDE ANY RELEASE OR TERMINATION OR CITIZENSHIP AFFIDAVIT] and an application for registration of the Aircraft with the FAA in Owner's name.

         FARS: the Federal Aviation Regulations issued or promulgated pursuant to the Transportation Code from time to time.

         Financing Statements: UCC-1 (and, where appropriate, UCC-3) financing statements covering the Collateral, by Owner, as debtor, showing Mortgagee as secured party, for filing in Florida and each other jurisdiction where (in Mortgagee's opinion) filing is necessary to perfect its Lien on the Collateral.

         GAAP: generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as varied by any applicable financial accounting rules or regulations issued by the SEC, and applied on a basis consistent with prior periods except as may be disclosed in the pertinent Person's financial statements.

         Government Entity: (1) any federal, state, provincial, or similar government, and any body, board, department, commission, court, tribunal, authority, agency, or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative, or regulatory functions of such government, or (2) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

         GTA: Fleet Support Agreement [Contract No. V005.02.01], dated December 8, 1995, by and between BMW Rolls-Royce GmbH and Owner (as successor to ValuJet Airlines, Inc.), insofar as it relates to the Engine Warranties, but excluding any and all side letter agreements thereto (which do not detract or limit the Engine Warranties in any material respect), to the extent that such Fleet Support Agreement relates to the Engines, as such Fleet Support Agreement, may hereafter be amended, supplemented, and modified (to the extent permitted by the terms of this Assignment) to the extent relating to the Engines.

         Guarantee: Guarantee N9__AT, dated the Delivery Date, issued by Holdings in favor of Mortgagee, SSB, each Pass-Through Trustee, the Certificate Holders, and each Note Holder.

         Guarantor Confirmation: an agreement, in form and substance reasonably satisfactory to the Note Holders, under which Holdings confirms its obligations under the Guarantee after giving effect to the transactions necessitating the delivery of that agreement.

         Holdings: AirTran Holdings, Inc., a Nevada corporation.

         Indemnitee: (1) SSB and Mortgagee, (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) Subordination Agent, Paying Agent, and Escrow Agent, (4) Liquidity Provider, (5) the Pass-Through Trustees,
(6) each Certificate Holder, (7) each Affiliate of the Persons described in clauses (1) through (6), (8) the directors, officers, employees, and agents of each of the Persons described in clauses (1), (2), (6), and (7), (9) the respective directors, officers, employees, and agents of each of the Persons described in clauses (3) through (7), (10) the successors and permitted assigns of the Persons described in clauses (1), (2), and (8), and (11) the successors and permitted assigns of the Persons described in clauses (3), (4), (5), and
(9); provided, that the Persons described in clauses (3), (4), (5), and (6), the Affiliates of such Persons, and the Persons described in clauses (9) and (11) are Indemnitees only for purposes of (S) 7.1 of the Participation Agreement. If any Indemnitee is Airframe

Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Certificate Holder.

         Intercreditor Agreement: the Intercreditor Agreement among the Pass-Through Trustees, Liquidity Provider, and Subordination Agent, dated as of the Issuance Date.

         IRS: the Internal Revenue Service of the United States, or any Government Entity succeeding to the functions of such Internal Revenue Service.

         Issuance Date: November 3, 1999.

         KFW Agreement: defined in (S) 5.01(k) of the Mortgage.

         Law: (1) any constitution, treaty, statute, law, decree, regulation, order, rule, or directive of any Government Entity, and (2) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

         Lease Assignment:  as defined in (S) 4.02(b) of the Mortgage.

         Lien: any mortgage, pledge, lien, charge, claim, encumbrance, lease, or security interest affecting the title to or any interest in property.

         Liquidity Facilities: the three Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with Liquidity Provider with respect to each Pass-Through Trust) between Subordination Agent, as borrower, and Liquidity Provider, each dated as of the Issuance Date, provided, that, for purposes of any obligation of Owner, no amendment, modification, or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless Owner consents to it.

         Liquidity Provider: ABN AMRO Bank N.V. (acting through its Chicago branch), as "Class A Liquidity Provider", "Class B Liquidity Provider", and "Class C Liquidity Provider" (as defined in the Intercreditor Agreement).

         Majority in Interest of Note Holders as of a particular date of determination: the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner or any of its Affiliates (unless all Equipment Notes then outstanding are held by Owner or any Affiliate of Owner)); provided, that for the purposes of directing any action, casting any vote, or giving any consent, waiver, or instruction hereunder, any Note Holder may (in its sole discretion) allocate any fractional portion of the principal amount of its Equipment Note(s) in favor of or in opposition to any such action, vote, consent, waiver, or instruction. A "majority in interest" of holders of any Series of Equipment Notes shall be the holders described in the preceding sentence if each reference therein to "Equipment Notes" were replaced with "such Series of Equipment Notes".

         Make-Whole Amount with respect to any Equipment Note: an amount (as determined by an independent investment bank of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note, computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months), using a discount rate equal to the Treasury Yield plus the Margin, over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the determination date. For purposes of this definition, "Treasury Yield" means, at the determination date for any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets, either (1) as determined by interpolation between the most-recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (aa) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note, and (bb) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, such yields in each case to be determined by averaging (and rounding to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant United States Treasury securities (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) (aa) which appear on the Reuter Monitor Money Rates Service BNDS Page (or such other page of such service as may replace such page), (bb) if no such yields are available on any such page of such service, then which appear on Telerate Page 7677 (or such other page of such service as may replace such page), or (cc) if no such yields are available on any such page of such service, then as quoted by Salomon Smith Barney Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, in each case, at approximately 11:00 a.m. New York City time on the date two Business Days before the determination date). "Margin" means, (1) for the purpose of computing the Make-Whole Amount payable under (S) 5.02 of the Mortgage, 1.5% per annum and (2) in all other cases, 0% per annum. The determination date for a Make-Whole Amount shall be the third Business Day before the applicable payment or redemption date. Notwithstanding the foregoing, the Make-Whole Amount shall be zero on any Series C Equipment Note prepaid on or before the second anniversary of the Issuance Date other than pursuant to (S) 5.02(b) or (d) of the Mortgage.

         Materially Adverse Change with respect to any Person: any event, condition, or circumstance that materially adversely affects such Person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities, and agreements under the Operative Agreements.

         Minimum Liability Insurance Amount: defined in Schedule 3 to the Participation Agreement.

         Moody's: Moody's Investors Service, Inc.

         Mortgage: Trust Indenture and Mortgage N9__AT, dated the Closing Date, between Owner and Mortgagee.

         Mortgagee Agreements: the Purchase Agreement and the Bills of Sale (to the extent included in Granting Clause (3) of the Mortgage), any Permitted Lease assignment or assigned Permitted Lease contemplated by subclause (2) of the Granting Clause in the Mortgage, and any other contract, agreement, or instrument from time to time assigned or pledged under the Mortgage.

         Mortgaged Property: defined in (S) 3.03 of the Mortgage.

         Mortgage Indemnitee: (1) SSB and Mortgagee, (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) Subordination Agent,
(4) Liquidity Provider, (5) each Pass-Through Trustee, (6) Paying Agent, (7) Escrow Agent, and (8) each of the directors, officers, employees, and agents of each of the Persons described in clauses (1) through (7).

         Mortgagee: State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its individual capacity but solely as mortgagee under the Mortgage.

         Non-U.S. Person: any Person, other than a United States person as defined in Code (S) 7701(a)(30).

         Note Holder: each registered holder of one or more Equipment Notes.

         Note Purchase Agreement: the Note Purchase Agreement, dated as of the Issuance Date, among AirTran Airways, Inc., Subordination Agent, Escrow Agent, Paying Agent, and the Pass-Through Trustee under each Pass-Through Trust Agreement providing for the issuance and sale of certain equipment notes.

         Officer's Certificate of any party to the Participation Agreement: a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant, or Staff Vice President), the Treasurer, or the Secretary of such party.

         Operative Agreements: the Participation Agreement, the Mortgage, the Bills of Sale, the Guarantee, the Equipment Notes, the KfW Agreement, and the Boeing Agreement.

         Operative Indenture: an indenture under which notes have been issued and purchased by the Pass-Through Trustees pursuant to the Note Purchase Agreement.

         Original Amount of an Equipment Note: the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, the aggregate stated original principal amounts of all Equipment Notes.

         Owner Person: Owner, any lessee, assignee, successor, or other user or Person in possession of the Aircraft, the Airframe, or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any Person using or claiming any rights with respect to the Aircraft, the Airframe, or an Engine directly by or through any of the Persons in this parenthetical).

         Participation Agreement: Participation Agreement N9__AT, dated the Closing Date, among Owner, the Pass-Through Trustees, Subordination Agent, and Mortgagee.

         Parts: all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats, and other equipment of whatever nature (other than (1) Engines or engines, and (2) any Removable Part leased by Owner from a third party or subject to a security interest granted to a third party) from time to time installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

         Pass-Through Agreements: the Pass-Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letters referred to in (S) 2.03 of each of the Liquidity Facilities, provided, that no amendment, modification, or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Owner, unless Owner consents to it.

         Pass-Through Certificates: the pass-through certificates issued by the Pass-Through Trusts (and any pass-through certificates for which such pass-through certificates may be exchanged).

         Pass-Through Trust: each of the three separate pass-through trusts created under the Pass-Through Trust Agreements.

         Pass-Through Trust Agreement: each of the three separate Pass-Through Trust Agreements, each dated as of the Issuance Date, by and between Owner and a Pass-Through Trustee.

         Pass-Through Trustee: State Street Bank and Trust Company of Connecticut, National Association, a national banking association, in its capacity as trustee under each Pass-Through Trust Agreement.

         Pass-Through Trustee Agreements: the Participation Agreement, the Pass-Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, and the Intercreditor Agreement.

         Past-Due Rate: the Debt Rate plus 2% (not to exceed the maximum rate permitted under applicable Law).

         Paying Agent: State Street Bank and Trust Company of Connecticut, National Association, as paying agent under each of the Escrow Agreements.

         Payment Date: each April 1 and October 1, commencing with the first such date to occur after the Closing Date.

         Permitted Air Carrier: any Permitted Foreign Air Carrier or U.S. Air Carrier.

         Permitted Country: any country listed on Schedule 4 to the Participation Agreement; except any such country that, when the pertinent lease or other transfer begins, does not maintain normal diplomatic relations with the United States (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Delivery Date), is involved in internal or external war or military conflict, or is a country with which it would constitute a breach of Law for Mortgagee or any Note Holder to engage directly or indirectly in business.

         Permitted Foreign Air Carrier: any air carrier that (1) has its principal executive offices in any Permitted Country, and (2) is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

         Permitted Government Entity: (1) the U.S. Government, or (2) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

         Permitted Lease: a lease or sublease permitted under (S) 4.02(b) of the Mortgage.

         Permitted Lessee: the lessee under a Permitted Lease.

         Permitted Lien: (a) the rights of Mortgagee under the Operative Agreements, or of any Permitted Lessee under any Permitted Lease; (b) Liens attributable to SSB or Mortgagee; (c) the rights of others under agreements or arrangements to the extent expressly permitted by (S) 4.02(b) or (S) 4.04 of the Mortgage; (d) Liens of Taxes either not yet due or being contested in good faith by appropriate proceedings if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Mortgagee or any Note Holder therein, or impair the Lien of the Mortgage; (e) materialmen's, mechanics', workers', repairers', employees', or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, if such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Mortgagee or any Note Holder therein, or impair the Lien of the Mortgage; (f) Liens arising out of any judgment or award against Owner (or any Permitted Lessee), if, within 60 days after the entry thereof, that judgment or award is discharged or vacated, or has its execution stayed pending appeal, or is discharged, vacated, or reversed within 60 days after the expiration of such stay, and if during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine, or the interest of Mortgagee or any Note Holder therein, or impair the Lien of the Mortgage; (g) any other Lien with respect to which Owner (or any Permitted Lessee) provides a bond, cash collateral, or other security adequate in the reasonable opinion of Mortgagee.

         Permitted Manufacturer: any manufacturer of commercial jet airframes or commercial jet aircraft engines, or subsidiary of any such manufacturer, that has its principal executive offices in the United States or a Permitted Country.

         Person or person: an individual, firm, partnership, joint venture, trust, trustee, Government Entity, organization, association, corporation, limited liability company, government agency, committee, department, authority, and other body, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

         Plan: any employee benefit plan within the meaning of ERISA (S) 3(3), or any plan within the meaning of Code (S) 4975(e)(1).

         Purchase Agreement: Purchase Agreement DAC 95-40-D, dated December 6, 1995, between Airframe Manufacturer and ValuJet Airlines, Inc. (predecessor to Owner), including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement, all to the extent included in the Granting Clause (3) of the Mortgage.

         QIB: defined in (S) 2.07 of the Mortgage.

         Related Equipment Note: an equipment note issued pursuant to a Related Mortgage.

         Related Mortgage: a trust indenture and mortgage (1) covering a Boeing model 717-200 aircraft to be delivered pursuant to the Purchase Agreement, (2) entered into in connection with a Related Participation Agreement, and (3) which provides for the issuance of equipment notes to three pass-through trustees named thereunder.

         Related Participation Agreement: a participation agreement covering a Boeing model 717-200 aircraft delivered pursuant to the Purchase Agreement, and entered into by the Owner and State Street Bank and Trust Company of Connecticut, National Association, as mortgagee, subordination agent, and pass-through trustee, in connection with the Owner's offering of Pass-Through Certificates, series 1999-1.

         Removable Part: defined in (S) 4.04(d) of the Mortgage.

         Replacement Airframe: an airframe substituted for the Airframe pursuant to Article IV of the Mortgage.

         Replacement Engine: an engine substituted for an Engine pursuant to
Article IV of the Mortgage.

         Responsible Officer of a Person: (1) the President or Chief Financial Officer of such Person, any other officer of such Person customarily bearing responsibility for matters relating to the transactions contemplated by the Operative Agreements, or (3) any officer of such Person specifically authorized to take responsibility for any matter relating to the transactions contemplated by the Operative Agreements.

         SEC: the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

         Section 1110: 11 U.S.C. (S) 1110 of the Bankruptcy Code, or any successor or analogous section of the federal bankruptcy law in effect from time to time.

         Secured Obligations: defined in (S) 2.05 of the Mortgage.

         Securities Act: the Securities Act of 1933.

         Security: a "security" as defined in (S) 2(l) of the Securities Act.

         Seller: [Airframe Manufacturer] [other].

         Senior Holder: defined in (S) 2.13(c) of the Mortgage.

         Series: Series A, Series B, or Series C.

         Series A or Series A Equipment Notes: Equipment Notes issued under the Mortgage and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series A".

         Series B or Series B Equipment Notes: Equipment Notes issued under the Mortgage and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series B".

         Series C or Series C Equipment Notes means Equipment Notes issued under the Mortgage and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Mortgage under the heading "Series C".

         Similar Aircraft: a Boeing model 717-200 aircraft.

         Special Default: (1) Owner's failure to pay any amount of principal of or interest on any Equipment Note when due, (2) any Default referred to in (S) 5.01(f) or (g) of the Mortgage, or (3) any Event of Default.

         SSB: State Street Bank and Trust Company of Connecticut, National Association, a national banking association, not in its capacity as Mortgagee under the Mortgage, but in its individual capacity.

         Standard & Poor's: Standard & Poor's Ratings Services.

         Subordination Agent: State Street Bank and Trust Company of Connecticut, National Association, as subordination agent under the Intercreditor Agreement.

         Tax Indemnitee: (1) SSB and Mortgagee, (2) each separate or additional trustee appointed pursuant to the Mortgage, (3) each Note Holder, and (4) the successors, assigns, and agents of the foregoing.

         Taxes: all taxes, levies, imposts, duties, charges, assessments, or withholdings of any nature whatsoever imposed by any Taxing Authority, and any penalties, additions to tax, fines, or interest thereon or additions thereto.

         Taxing Authority: any federal, state, or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority, or any territory or possession of the United States or any taxing authority thereof.

         Threshold Amount: defined in Schedule 3 to the Participation Agreement.

         Transaction Expenses: all costs and expenses incurred by Mortgagee or the Certificate Holders in connection with (1) the preparation, execution, and delivery of the Operative Agreements and the recording or filing of any documents, certificates, or instruments in accordance with any Operative Agreement, including the FAA-Filed Documents and the Financing Statements, (2) the initial fee of Mortgagee under the Mortgage, and (3) the reasonable fees and disbursements of counsel for each Mortgagee, each counsel for the Certificate Holders, and FAA Counsel, in each case, in connection with the Closing.

         Transactions: the transactions contemplated by the Participation Agreement.

         Transfer: the transfer, sale, assignment, or other conveyance of all or any interest in any property, right, or interest.

         Transferee: a Person to whom any Note Holder purports or intends to Transfer any or all of its right, title, or interest in the Equipment Note, as described in (S) 8 of the Participation Agreement.

         Transportation Code: subtitle VII of title 49, United States Code.

         UCC: the Uniform Commercial Code as in effect in any applicable jurisdiction.

         United States or U.S.: the United States of America; provided, that for geographic purposes, "United States" means the 50 states and the District of Columbia of the United States of America.

         U.S. Air Carrier: any United States air carrier who is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of the Transportation Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to whom there is in force an air carrier operating certificate issued pursuant to FAR Part 121, or who may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

         U.S. Government: the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

         U.S. Person: any Person described in Code (S) 7701(a)(30).

         Wet Lease: any arrangement whereby Owner or a Permitted Lessee agrees to furnish the Aircraft, the Airframe, or any Engine to a third party pursuant to which the Aircraft, Airframe, or Engine is at all times in the operational control of Owner or a Permitted Lessee, provided, that Owner's obligations under the Mortgage shall continue in full force and effect notwithstanding any such arrangement.

                                     ANNEX B

                                    INSURANCE


         The terms defined in Annex A to Trust Agreement and Mortgage N9__AT, when capitalized as in Annex A, have the same meanings when used in this "Insurance" Annex. Annex A also contains rules of usage that control construction in this "Insurance" Annex.

A.       LIABILITY INSURANCE

         1. Except as provided in (S) A2 below, Owner will carry or cause to be carried at all times, at no expense to Mortgagee, any Note Holder, or any Certificate Holder, comprehensive airline legal liability insurance (including passenger liability, property damage, and contractual liability insurance) with respect to the Aircraft, the Airframe and the Engines, which is (a) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft operated by Owner of the same type and operating on similar routes as the Aircraft, and (y) the Minimum Liability Insurance Amount per occurrence; (b) of the type and covering the same risks as from time to time applicable to aircraft operated by Owner of the same type as the Aircraft; and (c) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as "Approved Insurers").

         2. During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by (S) A1 above, insurance otherwise conforming with the provisions of
(S) A1 except that (a) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft operated by Owner of the same type as the Aircraft which are on the ground and not in operation, and (b) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft operated by Owner of the same type which are on the ground and not in operation.

B.       HULL INSURANCE

         1. Except as provided in (S) B2 below, Owner will carry or cause to be carried at all times, at no expense to Mortgagee, any Note Holder, or any Certificate Holder with Approved Insurers "all-risk" ground and flight aircraft hull insurance covering the Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft operated by Owner of the same type as the Aircraft for an amount denominated in United States Dollars not less than 120% of the unpaid Original Amount (the "Insured Value").

         Any policies of insurance carried in accordance with this (S) B.1 covering the Aircraft and any policies taken out in substitution or replacement for any such policies (a) shall name Mortgagee as exclusive loss payee for any proceeds to be paid under such policies up to an amount equal to the Insured Value, and (b) shall provide that (aa) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Insured Value shall be payable to Mortgagee, except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Owner (or any Permitted Lessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Mortgagee whether such payment is made to Owner (or any Permitted Lessee) or any third party and, if Mortgagee receives such a payment otherwise than in respect of an Event of Loss, then, upon receipt of evidence satisfactory to Mortgagee that the damage giving rise to such payment has been repaired or that such payment is then required to pay for repairs then being made, Mortgagee shall, unless a Special Default exists, pay the amount of such payment to Owner or its order, and (bb) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Insured Value shall be paid to Owner or its order unless a Special Default exists and the insurers have been notified thereof by Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Mortgagee shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Owner or any other third party who is entitled to receive such proceeds.

         2. During any period that the Aircraft is on the ground and not in operation, Owner may carry or cause to be carried, in lieu of the insurance required by (S) B1 above, insurance otherwise conforming with the provisions of
(S) B1, except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft operated by Owner of the same type similarly on the ground and not in operation, provided, that Owner shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Insured Value during such period that the Aircraft is on the ground and not in operation.

C.       WAR-RISK, HIJACKING, AND ALLIED PERILS INSURANCE

         If Owner (or any Permitted Lessee) operates or proposes to operate the Aircraft, the Airframe, or any Engine (1) in any area of recognized hostilities, or

(2) on international routes and Owner (or such Permitted Lessee) maintains war-risk, hijacking, or allied perils insurance for other aircraft that it operates on such routes, Owner shall maintain or cause to be maintained war-risk, hijacking, and related perils insurance of substantially the same type carried by major United States commercial air carriers operating the same or comparable models of aircraft on similar routes or in such areas, and in no event in an amount less than the unpaid Original Amount. In any event, Owner shall maintain or cause a Permitted Lessee to maintain the "Common North American Airline Buyback" to the War Exclusion Clause (or London or other equivalent) war risk perils buyback.

D.       GENERAL PROVISIONS

         Any policies of insurance carried in accordance with (S)(S) A, B, and C, including any policies taken out in substitution or replacement for such policies:

                   (1) shall name Mortgagee, each Note Holder, each Certificate Holder (identified by description, not by name) and the Liquidity Provider as an additional insured (collectively, the "Additional Insureds"), as their interests may appear;

                   (2) shall apply worldwide and have no territorial restrictions or limitations (except only in the case of war, hijacking, and related perils insurance required under (S) C, which shall apply to the fullest extent available in the international insurance market);

                   (3) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Owner (or any Permitted Lessee) or any other Person (including use for illegal purposes of the Aircraft or any Engine), and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term, or condition in such policies by Owner (or any Permitted Lessee);

                   (4) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if it is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse, or change shall not be effective as to the Additional Insureds for 30 days (seven days in the case of war risk, hijacking, and allied perils insurance) after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse, or change, provided, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable;

                   (5) shall waive any rights of setoff (including for unpaid premiums), recoupment, counterclaim, or other deduction, whether by attachment or otherwise, against each Additional Insured;

                  (6) shall waive any right of recourse, subrogation, setoff, recoupment, counterclaim, or other deduction against any Additional Insured;

                  (7) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

                   (8) shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

                  (9) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

                  (10) shall contain a 50/50% Clause per Lloyd's Aviation Underwriters' Association Standard Policy Form AVS 103;

provided, that any such endorsements may be subject to any limitations on endorsements generally prevailing in the airline insurance marketplace at the time (e.g., AVN67B).

E.       REPORTS AND CERTIFICATES; OTHER INFORMATION

         On or before the Closing Date and on or before each renewal date of the insurance policies required hereunder, Owner will furnish or cause to be furnished to Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Owner hereunder and a report, signed by Owner's regular independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid, and (b) such insurance complies with this Annex B. To the extent such agreement is reasonably obtainable, Owner will also cause the Insurance Broker to agree to advise Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Owner of which the Insurance Broker has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the

Aircraft or Engines or cause the cancellation or termination of such insurance, and to notify Mortgagee in writing at least 30 days (seven days in the case of war-risk and allied perils coverage, or such shorter period as may be available in the international insurance market, as applicable) before the cancellation, lapse, or materially adverse change of any insurance maintained pursuant to this Annex B.

F.       RIGHT TO PAY PREMIUMS

         The Additional Insureds shall have the rights but not the obligations of an additional named insured. None of Mortgagee and the other Additional Insured shall have any obligation to pay any premium, commission, assessment, or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to this Mortgage and to maintain such coverage, as Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Owner shall, upon demand, reimburse Mortgagee for amounts that it so pays.

G.       DEDUCTIBLES; SELF-INSURANCE

         Owner may self-insure by way of deductible, premium adjustment, franchise provisions, or otherwise (including, with respect to insurance maintained pursuant to (S) B, insuring for a maximum amount which is less than the Insured Value) in the insurance covering the risks required to be insured against pursuant to (S) 4.06 of the Mortgage and this Annex B under a program applicable to all aircraft in Owner's fleet, but in no case shall the aggregate amount of self-insurance in regard to (S) 11 of the Mortgage and this Annex B exceed $1 million per occurrence, or, if greater, the lesser per policy year with respect to all of the aircraft in Owner's fleet (including the Aircraft of (x) 4% of the consolidated tangible net worth of Holdings at the time (based on the latest publicly-available financial statements at the time that the insurance is placed) and (y) the value of the single most valuable aircraft in Owner's fleet), unless an insurance broker of national standing shall certify that the standard among all other major U.S. airlines is a higher level of self-insurance, in which case Owner may self-insure to such higher level. In addition, Owner (and any Permitted Lessee) may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. airlines.

                                    EXHIBIT A


                              AIRCRAFT DESCRIPTION

The Aircraft is a Boeing model 717-200 aircraft, consisting of (1) an airframe bearing FAA registration no. N9__AT and manufacturer's serial no. 55___, (2) two BMW Rolls-Royce model BR715 engines (each of which has 750 or more rated takeoff horsepower or its equivalent), bearing manufacturer's serial nos. 13___ and 13___, and (3) all appliances, parts, instruments, appurtenances, accessories, furnishings, and other equipment or property incorporated in such airframe and engines.

                                    EXHIBIT B


THIS EQUIPMENT NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE. ACCORDINGLY, THIS EQUIPMENT NOTE MAY NOT BE SOLD UNLESS EITHER REGISTERED UNDER THE ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM SUCH REGISTRATIONS IS AVAILABLE.

                              AIRTRAN AIRWAYS, INC.

           Series 1999-1_ Equipment Note due ___________ 1, 20__, issued in connection with the Boeing model 717-200 aircraft bearing United States registration mark N9__AT.

No. ____                                                   _____________, ____

                             $______________________

         Interest Rate                                   Maturity Date
         -------------                                   -------------

             _______%                                  _______________, 201_

         AirTran Airways, Inc. ("Owner"), a Delaware corporation hereby promises to pay to _________________________________ (or its registered assignee) the principal sum of $____________ (the "Original Amount"), together with interest at the Debt Rate on the unpaid balance of the Original Amount (calculated on the basis of a 360-day year of twelve 30-day months) from the date hereof until paid in full. The Original Amount of this Equipment Note shall be payable in installments on the dates in Schedule I hereto equal to the corresponding percentage of the Original Amount of this Equipment Note in Schedule I hereto. Accrued but unpaid interest shall be due and payable in semiannual installments, starting _____________ 1, 2000, and on each April 1 and October 1 thereafter, to and including ___________ 1, 201_. Notwithstanding the foregoing, the final payment made on this Equipment Note shall be amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under, this Equipment Note. If any date on which a payment under this Equipment Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the following Business Day, and if such payment is made on such following Business Day, no interest shall accrue on the amount of such payment during such extension.

         For purposes hereof, "Mortgage" means Trust Indenture and Mortgage N9__AT, dated as of ___________________, ____, between Owner and State Street Bank and Trust Company of Connecticut, National Association ("MORTGAGEE"), as amended or supplemented from time to time. All terms used in this Equipment Note, if defined in the Mortgage and not in this Equipment Note, have the same meanings as in the Mortgage.

         This Equipment Note shall bear interest, payable on demand, at the Past-Due Rate (calculated on the basis of a 360-day year of twelve 30-day months) on any overdue Original Amount, any overdue Make-Whole Amount, and (to the extent permitted by applicable Law) any overdue interest and any other amounts payable hereunder which are overdue, in each case for the period that it is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration, or otherwise).

         An Equipment Note Register shall be maintained at Mortgagee's Corporate Trust Office (or at the office of any successor), for the purpose of registering transfers and exchanges of Equipment Notes, in the manner provided in (S) 2.06 of the Mortgage.

         The Original Amount and interest and other amounts due hereunder shall be payable in Dollars in immediately available funds at Mortgagee's Corporate Trust Office, or as otherwise provided in the Mortgage. Each such payment shall be made without any presentment or surrender of this Equipment Note. However, this Equipment Note shall be surrendered to Mortgagee for cancellation promptly after any final payment.

         The holder hereof, by its acceptance of this Equipment Note, agrees that (except as otherwise provided in the Mortgage) each payment of the Original Amount, Make-Whole Amount (if any), and interest received by it hereunder shall be applied: first, to pay accrued interest on this Equipment Note (as well as any interest on any overdue Original Amount, any overdue Make-Whole Amount, or (to the extent permitted by Law) any overdue interest and other amounts hereunder) to the date of such payment, second, to pay the Original Amount of this Equipment Note then due, third, to pay any Make-Whole Amount and any other amount due hereunder or under the Mortgage, and fourth, the balance, if any, remaining thereafter, to pay installments of the Original Amount of this Equipment Note remaining unpaid in the inverse order of their maturity.

         This Equipment Note is one of the Equipment Notes referred to in the Mortgage which have been or are to be issued by Owner Trustee pursuant to the Mortgage. The Collateral is held by Mortgagee as security, in part, for the Equipment Notes. The provisions of this Equipment Note are subject to the

Mortgage. Refer to the Mortgage for a complete statement of (1) the rights and obligations of the holder of this Equipment Note, and the nature and extent of the security for this Equipment Note, (2) the rights and obligations of the holders of any other Equipment Notes executed and delivered under the Mortgage, and the nature and extent of the security for any other Equipment Notes executed and delivered under the Mortgage, and (3) a statement of the terms and conditions of the Trust created by the Mortgage, to all of which terms and conditions in the Mortgage each holder hereof agrees by its acceptance of this Equipment Note.

         As provided in the Mortgage and subject to certain limitations therein, this Equipment Note is exchangeable for a like aggregate Original Amount of Equipment Notes of different authorized denominations, as requested by the holder surrendering it.

         Before this Equipment Note is duly presented for registration of transfer, Owner and Mortgagee shall treat the person in whose name this Equipment Note is registered as the owner hereof for all purposes, whether or not this Equipment Note is overdue, and neither Owner nor Mortgagee shall be affected by notice to the contrary.

         This Equipment Note is subject to redemption as provided in (S) 2.10,
(S) 2.11, and (S) 2.12 of the Mortgage, but not otherwise. In addition, this Equipment Note may be accelerated as provided in (S) 5.02 of the Mortgage.

         [The indebtedness evidenced by this Equipment Note is, to the extent and in the manner provided in the Mortgage, subordinate and subject in right of payment to the prior payment of certain Secured Obligations (as defined in the Mortgage) in respect of [Series A Equipment Notes](1) [Series A and Series B Equipment Notes](2), and this Equipment Note is issued subject to such provisions. By accepting this Equipment Note, the Note Holder (a) agrees to and shall be bound by such provisions, (b) authorizes and directs Mortgagee on such Note Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Mortgage, and (c) appoints Mortgagee such Note Holder's attorney-in-fact for such purpose.](3)

         Unless the certificate of authentication hereon has been executed by or on behalf of Mortgagee by manual signature, this Equipment Note shall not be


----------------
1.  To be inserted in the case of a Series B Equipment Note.

2.  To be inserted in the case of a Series C Equipment Note.

3.  To be inserted for each Equipment Note other than any Series A
    Equipment Note.

entitled to any benefit under the Mortgage or be valid or obligatory for any purpose.

         THIS EQUIPMENT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, Owner has executed this Equipment Note.


                                                     AIRTRAN AIRWAYS, INC.

                                                     By: _______________________
                                                          Name:
                                                          Title:

                    MORTGAGEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Equipment Notes referred to in the Mortgage (as defined in the foregoing Equipment Note).


                                           STATE STREET BANK AND TRUST COMPANY
                                              OF CONNECTICUT, NATIONAL
                                              ASSOCIATION, as Mortgagee


                                           By: _____________________________
                                               Name:
                                               Title:

                                                                      SCHEDULE I
                                                                              TO
                                                                  EQUIPMENT NOTE

                           EQUIPMENT NOTE AMORTIZATION


         Payment Date                        Percentage of Original
         ------------                        ----------------------
                                                Amount to Be Paid
                                                -----------------

                           [See Schedule I to Mortgage
                        which is inserted upon issuance]

                                   SCHEDULE I

           MATURITY DATE              ORIGINAL AMOUNT           INTEREST RATE
           -------------              ---------------           -------------

Series A:                                                          10.41%

Series B:                                                          10.81%

Series C                                                           11.42%


Maximum Aggregate
Original Amount:
                              Mortgage and Mortgage
                           Equipment Note Amortization

                                           Percentage of Original
                Payment Date                 Amount to be Paid
                ------------               ----------------------

                                      I-1